As filed with the Securities and Exchange Commission on September 8, 2023.
Registration No. 333-272628

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 4
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ZURA BIO LIMITED
(Exact name of Registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	98-172573 (I.R.S. Employer Identification No.)
1489 W. Warm Springs Rd. #110
Henderson, NV 89014
Tel: (702) 757-6133
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Dr. Someit Sidhu
1489 W. Warm Springs Rd. #110
Henderson, NV 89014
Tel: (702) 757-6133
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:
Mitchell S. Nussbaum
Giovanni Caruso
Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Tel: (212) 407-4000
Fax: (212) 407-4990

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION, DATED SEPTEMBER 8, 2023
ZURA BIO LIMITED
Resale of 30,251,124 Class A Ordinary Shares
Resale of 3,782,000 Pre-Funded Warrants to Purchase Class A Ordinary Shares
Resale of 5,910,000 Private Placement Warrants to Purchase Class A Ordinary Shares
Issuance and Resale of up to 3,782,000 Class A Ordinary Shares issuable upon the exercise of the Pre-Funded Warrants
Issuance and Resale of up to 5,910,000 Class A Ordinary Shares upon the exercise of the Private Placement Warrants
Issuance of up to 6,899,996 Class A Ordinary Shares upon the exercise of Public Warrants
This prospectus relates to the resale from time to time by the selling securityholders named in this prospectus or their permitted transferees (collectively, the “Selling Securityholders”) of (i) up to 30,251,124 Class A Ordinary Shares of Zura Bio Limited (“Zura”), a Cayman Islands exempted company, par value $0.0001 per share (“Class A Ordinary Shares”), (ii) 5,910,000 warrants (the “Private Placement Warrants”) originally issued in a private placement in connection with the JATT Acquisition Corp (“JATT”) initial public offering, (iii) 5,910,000 Class A Ordinary Shares underlying the Private Placement Warrants, (iv) 3,782,000 pre-funded warrants to purchase Class A Ordinary Shares (“Pre-Funded Warrants”), and (v) 3,782,000 Class A Ordinary Shares underlying the Pre-Funded Warrants. The Class A Ordinary Shares held by the Selling Securityholders and registered by this prospectus are referred to herein as the “Registrable Shares.” The Registrable Shares consist of 2,000,000 Class A Ordinary Shares (the “Ewon Shares”) originally purchased in a private placement pursuant to a subscription agreement (the “Ewon Subscription Agreement”) by Ewon Comfortech Co., Ltd. (“Ewon”) at a purchase price of $10.00 per share, and 9,950 Class A Ordinary Shares (the “Eugene Shares,” and together with the Ewon Shares, the “PIPE Shares”) originally purchased in a private placement pursuant to a subscription agreement (the “Eugene Subscription Agreement,” and together with the Ewon Subscription agreement, the “PIPE Subscription Agreements”) by Eugene Investment & Securities Co., Ltd (“Eugene,” and, together with Ewon, the “PIPE Investors”) at a purchase price of $10.00 per share, an aggregate of 6,801,633 Class A Ordinary Shares (the “FPA Shares”) issued in connection with a private placement pursuant to the amended and restated forward purchase agreement, dated January 27, 2022 (the “FPA”), as amended, to Athanor Master Fund, LP and Athanor International Master Fund, LP (collectively, the “FPA Investors”) at an effective purchase price of approximately $6.32 per share, the resale of 3,450,000 Class A Ordinary Shares issued to the initial shareholders of JATT Acquisition Corp (the “Founder Shares”) at an effective purchase price of approximately $0.007 per share, 550,000 Class A Ordinary Shares issued as consideration for certain exclusive license to Eli Lilly & Co. (“Lilly”) upon the closing of the Business Combination (as defined below), 18,823,530 Class A Ordinary Shares (including 3,782,000 Class A Ordinary Shares underlying the Pre-Funded Warrants) originally issued in a private placement (the “April 2023 Private Placement”) to certain accredited investors which closed in two tranches on May 1, 2023 and June 5, 2023 (“April 2023 Private Placement Shares”) at an effective purchase price of $4.25 per share (and approximately $4.25 per share for Class A Ordinary Shares underlying the Pre-Funded Warrants), 499,993 restricted Class A Ordinary Shares issued to Amit Munshi, the non-executive chairman of our board of directors, an additional 1,000,000 shares issued to Lilly as consideration in connection with the entry into a second license agreement dated as of April 26, 2023, an additional 898,018 Class A Ordinary Shares underlying restricted share units, and 5,910,000 Class A Ordinary Shares underlying the Private Placement Warrants, which were originally sold by JATT to its Sponsor at a purchase price of $1.00 per warrant in a private placement transaction in connection with JATT’s initial public offering. The Registrable Shares and Private Placement Warrants are herein referred to as the “Registrable Securities.”
Because so many selling securityholders purchased their shares at significantly below the current market price of our ordinary shares, such holder could sell their shares and generate a significant profit while still causing the trading price of our ordinary shares to decline significantly. On August 22, 2023, the closing price of our Class A Ordinary Shares was $6.76. Based on this closing price, the aggregate sales price of the Founder Shares would be approximately $23,322,000 and the aggregate profit would be approximately $23,297,850; the aggregate sales price of the FPA Shares would be approximately $45,979,039 and the aggregate profit would be approximately $2,992,718; the aggregate sales price of shares issued to Eli Lilly & Co. pursuant certain Equity Grant Agreement dated as of December 8, 2022 would be approximately $3,718,000 and the aggregate profit would be approximately $3,718,000; the aggregate sales price of shares issued to Eli Lilly & Co. pursuant certain Equity Grant Agreement dated as of April 26, 2023 would be approximately $6,760,000 and the aggregate profit would be approximately $6,760,000; and the aggregate sales price of April 2023 Private Placement Shares (excluding 3,782,000 Class A Ordinary Shares underlying the Pre-Funded Warrants) would be approximately $101,680,742 and the aggregate profit would be approximately $37,754,240. The public securityholders may not experience a similar rate of return on the securities they purchase due to differences in the purchase prices and the current trading price.
This prospectus also relates to the issuance by us of an aggregate of up to 16,591,996 Class A Ordinary Shares, par value $0.0001 per share, which consists of (i) up to 5,910,000 Class A Ordinary Shares issuable upon the exercise of the Private Placement Warrants, (ii) up to 3,782,000 Class A Ordinary Shares issuable upon the exercise of the Pre-Funded Warrants, and (iii) up to 6,899,996 Class A Ordinary Shares issuable upon the exercise of public warrants (the “Public Warrants”). The Private Placement Warrants and the Public Warrants have an exercise price of $11.50 per share, or significantly above the current trading price of our ordinary shares. Therefore, it is unlikely that the Private Placement Warrants or Public Warrants are exercised unless the trading price of ordinary shares increases to above the exercise price. The Pre-Funded Warrants have an exercise price of $0.01 per share.
We could receive up to an aggregate of approximately $147.3 million if all of the Warrants registered hereunder are exercised for cash. To the extent that any of our Public Warrants, Private Placement Warrants or Pre-Funded Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of our Public Warrants, Private Placement Warrants or Pre-Funded Warrants will decrease. We expect to use the net proceeds from the exercise of the Warrants, if any, for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the Warrants. However, there is no assurance that the holders of our Warrants will elect to exercise any or all of such warrants. The cash proceeds associated with the exercises of the Warrants are dependent on the stock price inasmuch as the holders are unlikely to exercise their Warrants if the exercise price thereof is less than the price of our Class A Ordinary Shares at the time of exercise. In that circumstance, such holder may be less likely to exercise their Warrants as such holder would be selling at a loss if they exercised their Warrants and sold their Class A Ordinary Shares. Accordingly, we have not included the net proceeds from any exercise of the Warrants in our assessment of our liquidity and our ability to fund operations on a prospective basis. Nevertheless, we believe our existing cash and cash equivalents will be sufficient to fund our operations for at least the next 12 months from the date of this prospectus. However, our liquidity assumptions may prove to be incorrect, and we could utilize our available financial resources sooner than we currently expect. Our future capital requirements and the adequacy of available funds will depend on many factors, including those set forth under “Risk Factors” elsewhere in this prospectus.
Additional details regarding the securities to which this prospectus relates and the Selling Securityholders is set forth in this prospectus under “Information Related to Offered Securities” and “Selling Securityholders”.
On June 16, 2022, JATT entered into a Business Combination Agreement, as amended on September 20, 2022, November 14, 2022 and January 13, 2023 (the “Business Combination Agreement” or “BCA”), by and among JATT, JATT Merger Sub, a Cayman Islands exempted company and wholly owned subsidiary of JATT (“Merger Sub”), JATT Merger Sub 2, a Cayman Islands exempted company and wholly owned subsidiary of JATT (“Merger Sub 2”), Zura Bio Holdings Ltd, a Cayman Islands exempted company (“Holdco”) and Zura Bio Limited, a limited company incorporated under the laws of England and Wales (“Legacy Zura”). In connection with the Business Combination, JATT entered into the Ewon Subscription Agreement with Ewon, pursuant to which JATT agreed to issue and sell the PIPE Shares to Ewon, in a private placement to close substantially concurrently with the consummation of the Business Combination. On March 20, 2023 (the “Closing Date”), the parties to the BCA consummated the transactions contemplated by the BCA.
We are registering the offer and sale by the Selling Securityholders of the Registrable Securities to satisfy certain registration rights granted in favor of the Selling Securityholders. Our registration of the Registrable Securities covered by this prospectus does not mean that either we or the Selling Securityholders will offer or sell any of the Registrable Securities. The Selling Securityholders or their permitted transferees may offer, sell or distribute all or a portion of the Registrable Securities registered hereby publicly or through private transactions at prevailing market prices or at negotiated prices. See the section of this prospectus titled “Plan of Distribution” for more information about how the Selling Securityholders may sell the Registrable Securities. We will pay certain offering fees and expenses and fees in connection with the registration of the Registrable Securities and will not receive any of the proceeds from the sale of the Registrable Securities by the Selling Securityholders. See the section of this prospectus titled “Use of Proceeds” for more information. The Selling Securityholders will pay any discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the Registrable Securities.
The sale of all the Registrable Securities being offered in this prospectus could result in a significant decline in the public trading price of our Class A Ordinary Shares. Zura’s public shares and public warrants are currently listed on NASDAQ Stock Market (“Nasdaq”) under the symbols “ZURA” and “ZURAW,” respectively. On August 22, 2023, the closing price of our Class A Ordinary Shares on Nasdaq was $6.76. See “Information Related to Offered Shares,” and “Risk Factors —  Sales and issuances of our Class A Ordinary Shares and future exercise of warrants or registration rights, could result in additional dilution of the percentage ownership of our shareholders and could cause our share price fall.”
You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.
We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements.
INVESTING IN OUR SECURITIES INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 19 OF THIS PROSPECTUS.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is September    , 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, issue, offer and sell, as applicable, any combination of the Class A Ordinary Shares described in this prospectus in one or more offerings from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of the Class A Ordinary Shares that the Selling Securityholders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Class A Ordinary Shares being offered and the terms of the offering. We will not receive any proceeds from the sale of the Class A Ordinary Shares by the Selling Securityholders. This prospectus also relates to the issuance by us of ordinary shares issuable upon the exercise of any Warrants. We will not receive any proceeds from the sale of ordinary shares underlying the Warrants pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Warrants for cash.
A prospectus supplement may also add, update, or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information.”
Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared or authorized. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Class A Ordinary Shares offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
On March 20, 2023 (the “Closing Date”), Zura Bio Limited, a limited company incorporated under the laws of England and Wales (“Legacy Zura”), JATT Acquisition Corp, a Cayman Islands exempted company (“JATT”), JATT Merger Sub, a Cayman Islands exempted company and wholly owned subsidiary of JATT (“Merger Sub”), JATT Merger Sub 2, a Cayman Islands exempted company and wholly owned subsidiary of JATT (“Merger Sub 2”) and Zura Bio Holdings Ltd, a Cayman Islands exempted company (“Holdco”), consummated the closing of the transactions contemplated by the Business Combination Agreement, dated June 16, 2022, as amended on September 20, 2022, November 14, 2022 and January 13, 2023, by and among Zura, JATT, Merger Sub, Merger Sub 2, and Holdco (the “Business Combination Agreement”), following the approval at an extraordinary general meeting of JATT’s shareholders held on March 16, 2023 (the “Extraordinary General Meeting” and the consummation of such transactions, the “Closing”).
Pursuant to the Business Combination Agreement, (i) Merger Sub merged with and into Holdco, with Holdco continuing as the surviving company and a wholly owned subsidiary of JATT (the “Merger”); (ii) immediately following the Merger, Holdco merged with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving company and a wholly owned subsidiary of JATT (the “Subsequent Merger” and, together with the Merger and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”); and (iii) JATT changed its name to “Zura Bio Limited.”
For investors outside the United States: neither we nor the Selling Securityholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
MARKET AND INDUSTRY DATA
Certain information contained in this document relates to or is based on studies, publications, surveys and other data obtained from third-party sources and our own internal estimates and research. While we believe these third-party sources to be reliable as of the date of this prospectus, we have not independently verified the market and industry data contained in this prospectus or the underlying assumptions relied on therein. Finally, while we believe our own internal research is reliable, such research has not been verified by any independent source. Notwithstanding the foregoing, we are liable for the information provided in this prospectus.
TRADEMARKS
This document contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable owner or licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

FREQUENTLY USED TERMS
Unless otherwise stated in this prospectus, the terms “we,” “us,” “our” refer to Zura Bio Limited, a Cayman Islands exempted company, or its affiliates, or, if prior to the Business Combination, to JATT Acquisition Corp., a Cayman Islands exempted company, or its affiliates.
In this document:
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“April 2023 Private Placement” means that certain private placement made to certain accredited investors, which closed in two tranches on May 1, 2023 and June 5, 2023.

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“April 2023 Private Placement Shares” means the Class A Ordinary Shares issued in connection with the April 2023 Private Placement.

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“Business Combination” means the mergers and other transactions contemplated by the Business Combination Agreement.

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“Business Combination Agreement” means that certain Business Combination Agreement, dated as of June 16, 2022, as amended on September 20, 2022, November 14, 2022 and January 13, 2023, by and among JATT, Merger Sub, Merger Sub 2, Holdco and Zura, as may be amended or restated from time to time.

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“Cayman Islands Companies Act” means the Companies Act (Revised) of the Cayman Islands.

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“Closing” means the closing of the Business Combination.

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“Closing Date” means March 20, 2023.

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“Code” means the Internal Revenue Code of 1986, as amended.

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“Company Capital Restructuring” means the restructuring of Zura to be effectuated before the Closing pursuant to which all the Zura ordinary shares were contributed by their holders to Holdco in exchange for an equivalent number of shares of the equivalent class in Holdco.

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“Effective Time” means the time at which the Business Combination becomes effective.

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“Equity Incentive Plan” means the Zura Bio Limited 2022 Equity Incentive Plan and/or the 2023 Zura Bio Limited Equity Incentive Plan, as amended.

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“Ewon PIPE Subscription Agreement” means that certain subscription agreement, between JATT, on the one hand, and Ewon, on the other hand, dated as of June 16, 2022, as amended on November 25, 2022.

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“Exchange Ratio” means the quotient obtained by dividing the Per Share Merger Consideration by $10.00.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended.

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“Forward Purchase Agreements” or “FPA” means those certain Amended and Restated Forward Purchase Agreements, by and between Athanor Master Fund, LP and Athanor International Master Fund, LP and JATT, dated August 5, 2021 and as amended and restated on January 27, 2022 and further amended on March 8, 2023.

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“Founder shares” means Class B Ordinary Shares of JATT Acquisition Corp held by our Initial Shareholders (including their permitted transferees) and the Class A Ordinary Shares issued upon the conversion thereof.

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“FPA Shares” means the 3,000,000 JATT Class A Ordinary Shares purchased by the FPA Investors.

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“Fully Diluted Holdco Shares” means, without duplication, the aggregate number of Holdco Shares that (i) are issued and outstanding immediately prior to the Closing or (ii) would be issuable upon the exercise of Holdco Options.

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“FPA Investors” means those two accredited investors that are parties to the Forward Purchase Agreements.

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“GAAP” means accounting principles generally accepted in the United States of America.

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“HSR Act” means Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

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“Holdco” or “Zura Holdco” means Zura Bio Holdings Ltd., a Cayman Islands exempted company.

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“Holdco Options” means the outstanding options to purchase Holdco ordinary shares, which shall be exchanged for Zura Options upon Closing.

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“Holdco ordinary shares” or “Holdco shares” means ordinary shares of Holdco, par value $0.001 per share.

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“Holdco SSA” has the meaning given in “The Business Combination Agreement — Company Capital Restructuring.”

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“Initial Shareholders” means the Sponsor and any other holders of Founder Shares (or their permitted transferees).

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“IPO” refers to JATT’s initial public offering of 13,800,000 Units of JATT consummated on July 13, 2021 and in the over-allotment closing on July 19, 2021.

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“IRS” means the United States Internal Revenue Service.

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“JATT” means JATT Acquisition Corp, a Cayman Islands exempted company.

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“JATT Board” means the board of directors of JATT.

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“JATT Class A Ordinary Share” means a Class A ordinary share, par value $0.0001 per share, of JATT.

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“JATT Class B Ordinary Share” means a Class B ordinary share, par value $0.0001 per share, of JATT.

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“JATT Equity Grant Agreement” means that certain Equity Grant Agreement, dated as of December 8, 2022, by and between JATT and Eli Lilly and Company, wherein JATT agreed to transfer and convey 550,000 Class A Ordinary Shares to Lilly at the Closing.

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“JATT Ordinary Shares” means the JATT Class A Ordinary Shares and the JATT Class B Ordinary Shares.

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“JATT Units” means JATT’s units sold in the IPO, each of which consisted of one JATT Class A Ordinary Share and one-half of one Public Warrant.

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“Lilly” means Eli Lilly and Company.

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“Lilly Shares” means the 1,000,000 Class A Ordinary Shares being issued to Lilly pursuant to the Lilly-ZB17 License.

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“Lilly-Z33 License” means that certain License, Development and Commercialization Agreement, dated as of December 8, 2022, by and between Eli Lilly and Company and Z33 Bio Inc.

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“Lilly-ZB17 License Agreement” means that certain License, Development and Commercialization Agreement, dated as of April 26, 2023, by and between Eli Lilly and Company and ZB17 LLC.

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“MAA” means the Second Amended and Restated Memorandum and Articles of Association of Zura Bio Limited.

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“Merger Consideration” means One Hundred Sixty-Five Million Dollars ($165,000,000).

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“Merger Sub” means JATT Merger Sub, a Cayman Islands exempted company and wholly-owned subsidiary of JATT.

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“Merger Sub 2” means JATT Merger Sub 2, a Cayman Islands exempted company and wholly- owned subsidiary of JATT.

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“Minimum Cash Condition” means Available Closing Date Cash of at least $65 million.

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“Nasdaq” means The Nasdaq Capital Market.

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“Ordinary Shares” means the JATT Class A Ordinary Shares and JATT Class B Ordinary Shares prior to the Business Combination, and the Class A Ordinary Shares of Zura Bio Limited after the Business Combination;

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“Per Share Merger Consideration” means the quotient obtained by dividing the Merger Consideration by the Fully Diluted Holdco Shares.

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“PFIC” means Passive Foreign Investment Company;

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“Pfizer Agreement” or “Pfizer License” means that certain License Agreement, effective as of March 22, 2022, by and between Zura and Pfizer Inc. and attached as Exhibit 10.14 to this Registration Statement.

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“PIPE Financing” means the issuance and sale of Zura Class A Ordinary Shares pursuant to the PIPE Subscription Agreements.

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“PIPE Investors” means Ewon Comfortech Co., Ltd. and Eugene Investment & Securities Co., Ltd.

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“PIPE Shares” means the 2,009,950 JATT Class A Ordinary Shares purchased by the PIPE Investors in the PIPE Financing.

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“Pre-Combination MAA” means JATT’s Amended and Restated Memorandum and Articles of Association, dated July 12, 2021.

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“Private Placement Warrants” means the 5,910,000 warrants sold in a private placement to the Sponsor, consummated upon JATT’s initial public offering on July 13, 2021 and in the over- allotment exercise on July 19, 2021.

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“public shareholders” means the holders of the JATT public shares.

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“public shares” means the JATT Class A Ordinary Shares which were sold as part of the IPO, whether they were purchased in the IPO or in the aftermarket.

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“Public Warrants” means the redeemable warrants that were included in the JATT Units that entitle the holder thereof to purchase one-half of one JATT Class A Ordinary Share, with each whole warrant exercisable at a price of $11.50 per share.

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“SEC” means the U.S. Securities and Exchange Commission.

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“Second PIPE Subscription Agreement” means the form of Subscription Agreement entered into by the Company and certain accredited investors in connection with the April 2023 Private Placement.

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“Securities Act” means the Securities Act of 1933, as amended.

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“Selling Securityholders” means the persons listed in the tables in the section entitled “Selling Securityholders.”

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“Sponsor” means JATT Ventures, L.P., a Cayman Islands exempted limited partnership.

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“Sponsor Forfeiture Agreement” means the forfeiture agreement between the Sponsor and JATT and Zura, dated as of June 16, 2022.

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“Transfer and Warrants Agent” means Continental Stock Transfer & Trust Company.

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“Trust Account” means the Trust Account of JATT at Continental Stock Transfer & Trust Company that holds the proceeds from JATT’s IPO and a portion of the private placement of the Private Placement Warrants.

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“Trustee” means Continental Stock Transfer & Trust Company.

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“Units” or “JATT Units” means the units of JATT, each consisting of one JATT Class A Ordinary Share and one-half of one redeemable warrant, which separated upon the consummation of the Business Combination.

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“Warrant Agent” means Continental Stock Transfer & Trust Company.

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“Warrant Agreement” means that certain warrant agreement, dated July 16, 2021, between JATT and the Warrant Agent.

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“Z17” means ZB17 LLC, a Delaware limited liability company.

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“Z33” means Z33 Bio Inc., a corporation incorporated under the laws of the State of Delaware.

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“ZB-106 Equity Grant Agreement” means that agreement dated as of April 26, 2023, pursuant to which the Company agreed to issue and grant to Lilly 1,000,000 Shares (the “Lilly Shares”) in a private placement transaction.

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“ZB Assets” means tibulizumab (ZB-106), torudokimab (ZB-880) and ZB-168.

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“Zura” means Zura Bio Limited, an exempted company incorporated under the laws of the Cayman Islands.

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“Zura Board” means the board of directors of Zura.

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“Zura Class A Ordinary Shares” or “Class A Ordinary Shares” means the ordinary shares, par value $0.0001 per share, of Zura, following the effectiveness of the MAA in connection with the Closing.

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“Zura Options” means the options issued at Closing upon the exchange of Holdco Options.

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“Zura ordinary shares” means ordinary shares of Legacy Zura, par value £0.001 per share, prior to the Closing.

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“Zura Warrants” means the redeemable warrants that entitle the holder thereof to purchase one-half share of one Zura Class A Ordinary Share, following the effectiveness of the MAA in connection with the Closing.

Unless specified otherwise, amounts in this registration statement are presented in United States (“U.S.”) dollars.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements include, but are not limited to, statements regarding our and our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:
•
Zura’s success in retaining or recruiting, or changes required in, its officers, key employees or directors;

•
factors relating to the business, operations and financial performance of Zura, including, but not limited to Zura’s limited operating history;

•
the fact that Zura has not completed any clinical trials, and has no products approved for commercial sale;

•
the fact that Zura has incurred significant losses since inception, and it expects to incur significant losses for the foreseeable future and may not be able to achieve or sustain profitability in the future;

•
the fact that Zura requires substantial additional capital to finance its operations, and if it is unable to raise such capital when needed or on acceptable terms, it may be forced to delay, reduce, and/or eliminate one or more of its development programs or future commercialization efforts;

•
Zura’s ability to renew existing contracts;

•
Zura’s ability to obtain regulatory approval for its products, and any related restrictions or limitations of any approved products;

•
Zura’s ability to respond to general economic conditions;

•
Zura’s ability to manage its growth effectively;

•
the impact of the COVID-19 pandemic and other similar disruptions in the future;

•
competition and competitive pressures from other companies worldwide in the industries in which Zura operates;

•
litigation and the ability to adequately protect Zura’s intellectual property rights; and

•
other factors detailed under the section entitled “Risk Factors” in this prospectus.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described under the heading “Risk Factors” and elsewhere in this prospectus. The risks described under the heading “Risk Factors” are not exhaustive. Other sections of this prospectus describe additional factors that could adversely affect the business, financial condition or results of operations of Zura. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can Zura assess the impact of all such risk factors on the business of Zura or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements attributable to Zura or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. Zura undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
In addition, statements of belief and similar statements reflect the beliefs and opinions of Zura on the relevant subject. These statements are based upon information available to Zura as of the date of this prospectus, and while Zura believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that Zura has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you should not put undue reliance on these statements, including, for example, statements about:
•
Zura’s market opportunity;

•
Zura’s public securities’ potential liquidity and trading;

•
Zura’s ability to raise financing in the future;

•
the outcome of any legal proceedings that may be instituted against Zura related to the Business Combination;

•
the attraction and retention of qualified directors, officers, employees and key personnel of Zura;

•
the ability of Zura to compete effectively in a highly competitive market;

•
the competition from larger pharmaceutical and biotechnology companies that have greater resources, technology, relationships and/or expertise;

•
the ability to protect and enhance Zura’s corporate reputation and brand;

•
the impact from future regulatory, judicial, and legislative changes in Zura’s industry;

•
Zura’s ability to obtain and maintain regulatory approval of any of its product candidates;

•
Zura’s ability to research, discover and develop additional product candidates;

•
Zura’s ability to grow and manage growth profitably;

•
Zura’s ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•
Zura’s ability to execute its business plans and strategy;

•
the impact of the COVID-19 pandemic and other similar disruptions in the future;

•
those factors set forth in documents of Zura filed, or to be filed, with SEC; and

•
other factors detailed under the section entitled “Risk Factors” in this prospectus.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of Zura prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.
All subsequent written and oral forward-looking statements contained in this prospectus and attributable to Zura or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus. Except to the extent required by applicable law or regulation Zura undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

PROSPECTUS SUMMARY
This summary highlights selected information included in this prospectus and does not contain all of the information that may be important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our Class A Ordinary Shares, you should carefully read this entire prospectus, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements included elsewhere in this prospectus. Unless the context indicates otherwise, references in this prospectus to “Zura,” “Company,” “we,” “us,” “our” and similar terms prior are intended to refer to Zura Bio Limited and its consolidated subsidiaries, and references in this prospectus to the “Board” are intended to refer to the board of directors of Zura Bio Limited.
Overview
Zura Bio Limited (Nasdaq: “ZURA”) (“Zura”) is a multi-asset, clinical-stage biotechnology company focused on developing novel medicines for immune and inflammatory disorders. Currently, Zura is developing three assets which have completed phase 1/1b studies. We are developing a portfolio of therapeutic indications for tibulizumab (ZB-106), torudokimab (ZB-880), and ZB-168 with a goal of demonstrating their efficacy, safety, and dosing convenience in immune and inflammatory disorders.
•
Tibulizumab is a humanized bispecific antibody engineered to bind to and neutralize both BAFF and IL-17A. We believe that tibulizumab has a differentiated mechanism of action that targets key pathogenic pathways and may offer clinically meaningful advantages over existing therapies in patients with autoimmune diseases such as systemic sclerosis (SSc) and hidradenitis suppurativa (HS).

•
Torudokimab is a fully human, high affinity monoclonal antibody that neutralizes IL-33. IL-33 is a validated therapeutic target in both chronic obstructive pulmonary disease (COPD) and asthma and is in clinical trials for other indications beyond respiratory disease. As a result, we believe that torudokimab could be efficacious in a broad range of indications.

ZB-168 is a fully human, high affinity monoclonal antibody that binds and neutralizes the IL-7 receptor chain (“IL-7R”) alpha. IL-7Rα sits at the nexus of two key immune pathways (IL-7 and TSLP), thus inhibiting IL-7Rα has the potential to block activation through either of these pathways. As a result, we believe ZB-168 could be therapeutically relevant in a broad set of indications where the IL-7 or TSLP pathways may be involved.
Pathways targeted by tibulizumab (IL-17, BAFF), torudokimab (IL-33), and ZB-168 (IL-7, TSLP) have been implicated in the pathogenesis of disease for millions of people worldwide and we believe there is a need for improved treatment options. We are currently advancing Phase 2 trials for tibulizumab in SSc and HS. Tibulizumab (ZB-106), torudokimab (ZB-880) and ZB-168 are referred to herein as the “ZB Assets.”
Zura’s principal executive offices are located at 4225 Executive Square, Suite 600 La Jolla, CA 92037.
The Business Combination
We were originally known as JATT Acquisition Corp. On March 20, 2023, Legacy Zura, JATT, Merger Sub, Merger Sub 2, and Zura Bio Holdings Ltd, a Cayman Islands exempted company (“Holdco”), consummated the closing of the transactions contemplated by the Business Combination Agreement, dated June 16, 2022, as amended on September 20, 2022, November 14, 2022 and January 13, 2023, by and among Zura, JATT, Merger Sub, Merger Sub 2, and Holdco (the “Business Combination Agreement”), following the approval at an extraordinary general meeting of JATT’s shareholders held on March 16, 2023 (the “Extraordinary General Meeting” and the consummation of such transactions, the “Closing”).
Stock Exchange Listing
Zura’s ordinary shares and public warrants are currently listed on Nasdaq under the symbols “ZURA” and “ZURAW,” respectively.

Emerging Growth Company
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt- out is irrevocable.
We will remain as an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of JATT’s IPO, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; and (ii) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.
Smaller Reporting Company
Additionally, we are currently a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements.
Summary Risk Factors
Investing in our Class A Ordinary Shares involves risks. You should carefully consider the risks described in “Risk Factors” before making a decision to invest in our Class A Ordinary Shares. If any of these risks actually occurs, our business, financial condition and results of operations would likely be materially adversely affected. You should carefully review and consider the risk factors set forth under the section entitled “Risk Factors” beginning on page 19 of this prospectus. Some of these risks are summarized below. References in the summary under the subheadings “— Risks Related to Zura’s Limited Operating History, Financial Condition and Capital Requirements”, “— Risks Related to Zura’s Product Development”, “— Risks Related to Zura’s Commercial Operations”, “— Risks Related to Zura’s Business and Operations”, “— Risks Related to Zura’s Intellectual Property,” “— Risks Related to Government Regulations and Other Legal Compliance Matters” and “—Risks Related to the Ownership of Zura’s Class A Ordinary Shares,” to “we,” “us,” “our,” and “the Company” generally refer to Zura from and after the Business Combination.
Risks Related to Zura’s Limited Operating History, Financial Condition and Capital Requirements
•
We have a limited operating history, have not initiated, conducted or completed any clinical trials, and have not taken a product through to commercialization.

•
We have incurred losses since inception, and we expect to incur significant losses for the foreseeable future and may not be able to achieve or sustain profitability in the future. We have not generated any revenue from the ZB Assets and may never generate revenue or become profitable.

•
Our recurring losses from operations and financial condition could raise substantial doubt about our ability to continue as a going concern.

•
If we are unable to raise capital when needed, or on acceptable terms, we may be forced to delay, reduce and/or eliminate one or more of our development programs or future commercialization efforts.

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Our business relies on certain intellectual property rights related to ZB-168 licensed from Pfizer that can be terminated in certain circumstances. If we breach the agreement, or if we are unable to satisfy our obligations under which we license rights to ZB-168 from Pfizer, we could lose the ability to develop and commercialize ZB-168.

•
Our business relies on certain intellectual property related to torudokimab licensed from Lilly that can be terminated in certain circumstances. If we breach the agreement, or if we are unable to satisfy our obligations under which we license rights to torudokimab from Lilly, we could lose the ability to develop and commercialize torudokimab.

•
Our business relies on certain intellectual property related to ZB-106 licensed from Lilly that can be terminated in certain circumstances. If we breach the agreement, or if we are unable to satisfy our obligations under which we license rights to ZB-106 from Lilly, we could lose the ability to develop and commercialize ZB-106.

•
Due to the significant resources required for the development of the ZB Assets, we must prioritize the pursuit of treatments for certain indications. We may expend our limited resources to pursue a particular indication and fail to capitalize on indications that may be more profitable or for which there is a greater likelihood of success.

Risks Related to Zura’s Product Development
•
We have never successfully completed the regulatory approval process for any product candidates and we may be unable to do so for any product candidates we acquire or develop.

•
We are substantially dependent on the success of the ZB Assets, and our anticipated clinical trials of the ZB Assets may not be successful.

•
The results of preclinical testing and early clinical trials may not be predictive of the success of our later clinical trials, and the results of our clinical trials may not satisfy the requirements of the FDA, EMA, or other comparable foreign regulatory authorities.

•
We may develop the ZB Assets in combination with other therapies, which exposes us to additional risks related to other agents or active pharmaceutical or biological ingredients used in combination with our product candidates.

•
The ZB Assets may have a safety profile that could prevent regulatory approval, marketing approval or market acceptance, or limit their commercial potential.

Risks Related to Zura’s Commercial Operations
•
We face substantial competition, which may result in others discovering, developing, licensing or commercializing products before or more successfully than we do, such as the recent approval by the FDA in June 2022, of JAK inhibitor baricitinib (brand name Olumiant) for the treatment of alopecia areata which product was developed by Eli Lilly Inc.

•
Public health crises such as pandemics or similar outbreaks have affected and could continue to seriously and adversely affect Zura’s preclinical studies and anticipated clinical trials, business, financial condition and results of operations.

•
Our business, operations, financial position and clinical development plans and timelines could be materially adversely affected by the continuing military action in Ukraine.

Risks Related to Zura’s Business and Operations
•
We are dependent on our key personnel and anticipate hiring new key personnel. If we are not successful in attracting and retaining qualified personnel, including consultants, we may not be able to successfully implement our business strategy.

•
We rely on third parties, including consultants, independent clinical investigators and CROs to conduct and sponsor some of the clinical trials of our product candidates. Any failure by a third party to meet its obligations with respect to the clinical development of our product candidates may delay or impair our ability to obtain regulatory approval for our product candidates.

•
In order to successfully implement our plans and strategies, we will need to grow the size of our organization and we may experience difficulties in managing this growth.

•
We may, in the future, form or seek collaborations or strategic alliances or enter into licensing arrangements, and we may not realize the benefits of such collaborations, alliances or licensing arrangements.

•
We may identify material weaknesses in our internal control over financial reporting in the future or fail to maintain an effective system of internal control over financial reporting, which may result in material misstatements of Zura’s consolidated financial statements or cause Zura to fail to meet its periodic reporting obligations.

Risks Related to Zura’s Intellectual Property
•
We depend on license agreement with Pfizer to permit us to use certain patents, know-how and technology. Termination of these rights or the failure to comply with obligations under these agreements could materially harm our business and prevent us from developing or commercializing ZB-168.

•
We depend on our license agreements with Lilly to permit us to use certain patents, know-how and technology. Termination of these rights or the failure to comply with obligations under these agreements could materially harm our business and prevent us from developing or commercializing torudokimab and/or ZB-106.

•
Our ability to protect our patents and other proprietary rights is uncertain, exposing us to the possible loss of competitive advantage.

•
We enjoy only limited geographical protection with respect to certain patents and may not be able to protect our intellectual property rights throughout the world.

•
If we do not obtain a patent term extension in the United States under the Hatch-Waxman Act and in foreign countries under similar legislation, thereby potentially extending the term of our marketing exclusivity for the ZB Assets, our business may be materially harmed.

•
Other companies or organizations may challenge our intellectual property rights or may assert intellectual property rights that prevent us from developing and commercializing the ZB Assets which could result in substantial costs and liability.

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We license intellectual property rights, including patent rights, technology and know-how from Pfizer, a wholly owned subsidiary of Pfizer, and from Lilly. If we, or our licensors are unable to obtain, maintain, protect, defend or enforce patent protection with respect to our product candidates and other intellectual property and any product candidates and intellectual property we develop, our business, financial condition, results of operations and prospects could be materially harmed.

•
Our licenses from Pfizer and Lilly may be subject to retained rights.

Risks Related to Government Regulations and Other Legal Compliance Matters
•
The regulatory approval processes of the FDA, EMA, and other comparable foreign regulatory authorities are complex, time-consuming and inherently unpredictable. If we are not able to obtain, or if there are delays in obtaining, required regulatory approvals for the ZB Assets, we may not be able to commercialize, or may be delayed in commercializing, the ZB Assets, and our ability to generate revenue will be materially impaired.

•
We will be subject to extensive ongoing regulatory obligations and continued regulatory review, which may result in significant additional expense and we may be subject to penalties if we fail to comply with regulatory requirements or experience unanticipated problems with the ZB Assets.

•
Our business operations and current and future arrangements with investigators, healthcare professionals, consultants, third-party payors, patient organizations and customers will be subject to applicable healthcare regulatory laws, which could expose us to penalties.

•
Healthcare legislative reform discourse and potential or enacted measures may have a material adverse impact on our business and results of operations and legislative or political discussions surrounding the desire for and implementation of pricing reforms may adversely impact our business.

•
We are subject to laws and regulations related to privacy, data protection, information security and consumer protection across different markets where we conduct our business. Our actual or perceived failure to comply with such obligations could harm our business.

Risks Related to Ownership of Zura’s ordinary shares
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If Zura’s market performance does not meet the expectations of investors or securities analysts, the market price of Zura’s securities may decline.

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Zura is an emerging growth company, and it cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make its ordinary shares less attractive to investors.

The Offering
Issuer
Zura Bio Limited
Issuance of Ordinary Shares
Class A Ordinary Shares offered by us
Up to 16,591,996 Class A Ordinary Shares issuable upon the exercise of warrants, consisting of:
a.
up to 6,899,996 Class A Ordinary Shares that are issuable upon the exercise of the Public Warrants;

b.
up to 5,910,000 Class A Ordinary Shares that are issuable upon the exercise of the Private Placement Warrants following the public resale of the Private Placement Warrants by the Selling Securityholders; and

c.
up to 3,782,000 Class A Ordinary Shares that are issuable upon the exercise of the Pre-Funded Warrants.

Class A Ordinary Shares outstanding prior to the exercise of the warrants
43,593,678 (as of August 23, 2023)
Class A Ordinary Shares outstanding assuming the exercise of the warrants
59,685,681 (based on total shares outstanding as of August 23, 2023)
Exercise price of the Public Warrants and Private Placement Warrants
$11.50 per share, subject to adjustment as described herein. If all of our warrants were exercised in full for cash, we would receive an aggregate of approximately $147.3 million.
Use of Proceeds
We will receive up to an aggregate of approximately $147.3 million assuming the exercise in full of all warrants for cash. We expect to use the net proceeds from the exercise of the warrants, if any, for general corporate purposes, including to fund potential future investments and acquisitions of companies that we believe are complementary to our business and consistent with our growth strategy. We will have broad discretion over the use of proceeds from the exercise of the warrants. There is no assurance that the holders of the warrants will elect to exercise any or all such warrants. The Private Placement Warrants and the Public Warrants have an exercise price of $11.50 per share, or significantly above the current trading price of our ordinary shares. Therefore, it is unlikely that the Private Placement Warrants or Public Warrants are exercised unless the trading price of ordinary shares increases to above the exercise price. The Pre-Funded Warrants have an exercise price of $0.01 per share. To the extent that any of our Public Warrants, Private Placement Warrants or Pre-Funded Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants will decrease. See “Use of Proceeds.” Accordingly, we have not included the net proceeds from any exercise of the Warrants in our assessment of our liquidity and our ability to fund operations on a prospective basis. Nevertheless, we believe our existing cash and cash equivalents will be sufficient to fund our operations for at least the next 12 months from the date of this prospectus. However, our liquidity assumptions may prove to be incorrect, and we could utilize our available financial resources sooner than we currently expect. Our future capital requirements and the adequacy of available funds will depend on many factors, including those set forth under “Risk Factors” elsewhere in this prospectus.
Resale of Class A Ordinary Shares, Private Placement Warrants and Pre-Funded Warrants
Class A Ordinary Shares offered by the Selling Securityholders
Up to 39,943,124 Class A Ordinary Shares
Warrants Offered by the Selling
Shareholders
5,910,000 Private Placement Warrants
3,782,000 Pre-Funded Warrants
Class A Ordinary Shares outstanding after the consummation of this offering
43,593,678
Use of Proceeds
The Selling Securityholders will receive all of the proceeds from this offering. We will not receive any of the proceeds from the sale of the Class A Ordinary Shares or Private Placement Warrants by the Selling Securityholders. See “Use of Proceeds.”
Market for our Class A Ordinary Shares
Zura’s public shares and public warrants are currently listed on Nasdaq under the symbols “ZURA” and “ZURAW,” respectively.
Risk factors
Any investment in the Class A Ordinary Shares and/or Private Placement Warrants offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus.

INFORMATION RELATED TO OFFERED SECURITIES
This prospectus relates to the resale from time to time by the Selling Securityholders of (i) up to 39,943,124 Class A Ordinary Shares of Zura (consisting of 30,251,124 Class A Ordinary Shares that are issued and outstanding, 5,910,000 Class A Ordinary Shares underlying Private Placement Warrants and 3,782,000 Class A Ordinary Shares underlying Pre-Funded Warrants), (ii) 5,910,000 Private Placement Warrants originally issued in a private placement in connection with the JATT initial public offering, and (iii) 3,782,000 Pre-Funded Warrants. The Registrable Securities consist of:
•
2,000,000 Ewon Shares;

•
9,950 Eugene Shares;

•
6,801,633 FPA Shares;

•
3,450,000 Founder Shares;

•
550,000 Class A Ordinary Shares issued to Eli Lilly & Co. upon closing of the Business Combination;

•
18,823,530 April 2023 Private Placement Shares (including 3,782,000 shares underlying Pre-Funded Warrants);

•
5,910,000 Class A Ordinary Shares underlying the Private Placement Warrants;

•
499,993 restricted Class A Ordinary Shares underlying awards of restricted share units;

•
an additional 898,018 Class A Ordinary Shares underlying restricted share units; and

•
an additional 1,000,000 Class A Ordinary Shares issued to Lilly in connection with the entry into the Lilly-ZB17 License Agreement; and

•
5,910,000 Private Placement Warrants.

This prospectus also relates to the issuance by us of an aggregate of up to 16,591,996 Class A Ordinary Shares, par value $0.0001 per share, which consists of (i) up to 5,910,000 Class A Ordinary Shares issuable upon the exercise of the Private Placement Warrants, (ii) 3,782,000 Class A Ordinary Shares issuable upon the exercise of the Pre-Funded Warrants, and (iii) up to 6,899,996 Class A Ordinary Shares issuable upon the exercise of the Public Warrants. See “Use of Proceeds.”
The following table includes information relating to the Class A Ordinary Shares and warrants offered hereby, including the purchase price each Selling Securityholder paid for its securities, the potential profit relating to such securities, the date the warrants are exercisable, the exercise price of the warrants and any applicable lock-up restrictions.
Offered Shares*	Exercise Price	Number of Shares/Warrants	Effective Purchase Price Per Share/ Warrant(1)	Lock-Up Restrictions
Founder Shares(2)	—	3,450,000	$0.007	One third of shares to be released from Lock-up on each date of 9/20/2023, 3/20/2024, and 3/20/2025.
Ewon Shares(3)	—	2,000,000	$10.00	No restrictions once registered.
Eugene Shares(4)	—	9,950	$10.00	No restrictions once registered.
FPA Shares(5)	—	6,801,633	$6.32	2,500,000 shares locked until March 20, 2024; remainder free to trade once registered.

Offered Shares*	Exercise Price	Number of Shares/Warrants	Effective Purchase Price Per Share/ Warrant(1)	Lock-Up Restrictions
Class A Ordinary Shares issued to Eli Lilly & Co. pursuant certain Equity Grant Agreement dated as of December 8, 2022(6)	—	550,000	$—	One third of shares to be released from Lock-up on each date of 9/20/2023, 3/20/2024, and 3/20/2025.
Class A Ordinary Shares issued to Eli Lilly & Co. pursuant certain Equity Grant Agreement dated as of April 26, 2023(7)	—	1,000,000	$—	No restrictions once registered.
April 2023 Private Placement Shares (excluding 3,782,000 Class A Ordinary Shares underlying the Pre-Funded Warrants)(8)	—	15,041,530	$4.25	None.
Class A Ordinary Shares underlying restricted share units:
Class A Ordinary Shares underlying restricted share units(9)	—	898,018	$—	Grantees agree not to sell for a period specified by the underwriter not to exceed 180 days after the effectiveness of a registration statement.
Class A Ordinary Shares underlying awards of restricted share units(10)	—	499,993	$—	Grantee agrees not to sell for a period specified by the underwriter not to exceed 180 days after the effectiveness of a registration statement.
Class A Ordinary Shares Issuable Upon Exercise of the following Warrants:	—
Class A Ordinary Shares underlying the Private Placement Warrants(11)	—	5,910,000	$—	None.
Class A Ordinary Shares underlying Pre-Funded Warrants(8)	—	3,782,000	$—	None.
Offered Warrants
Private Placement Warrants(11)	$11.50	5,910,000	$1	None.
Pre-Funded Warrants(12)	$0.001	3,782,000	$4.25	None.

(1)
Reflects the effective purchase price per security paid or, in the case of the shares issuable upon exercise of Warrants, to be paid upon such exercise by the purchaser of such securities. The closing prices of our Class A Ordinary Shares and Public Warrants on August 22, 2023 were $6.76 and $0.45, respectively.

(2)
Founder Shares were originally sold by JATT to its Sponsor at an aggregate purchase price of $25,000 in a private placement prior to JATT’s initial public offering. All Founder Shares are subject to the 12-month lock-up set forth in the Registration Rights Agreement.

(3)
Consists of 2,000,000 Class A Ordinary Shares purchased by Ewon Comfortech Co., Ltd. (“Ewon”), an institutional accredited investor which is an indirect investor in Zura through its equity interest in Hana Immunotherapeutics LLC (“Hana”), at a price of $10.00 per share for an aggregate purchase price of $20,000,000, pursuant to the subscription agreement entered into by JATT and Ewon as of June 16, 2022, as amended on November 25, 2022.

(4)
Consists of 9,950 Class A Ordinary Shares purchased by Eugene Investment & Securities Co., Ltd (“Eugene”), an unaffiliated institutional accredited investor at a price of $10.00 per share for an aggregate purchase price of $99,500, pursuant to the subscription agreement entered into by JATT and Eugene as of March 13, 2023.

(5)
Consists of 6,801,633 Class A Ordinary Shares purchased Athanor Master Fund, LP and Athanor International Master Fund, LP (collectively, the “FPA Investors”), each of which is an unaffiliated institutional investor. The FPA shares include (i) an aggregate of 3,000,000 Class A Ordinary Shares purchased at $10 per share for $30,000,000; (ii) an aggregate of 1,301,633 Class A Ordinary Shares purchased at $10 per share for $13,016,330 as public share redemptions were greater than 90% at the time of the Business Combination; and (iii) an additional 2,500,000 Class A Ordinary Shares at no additional cost in consideration for the FPA Investors entering into the latest amendment to the forward purchase agreements JATT and the FPA Investors entered into on August 5, 2021, as amended and restated on January 27, 2022 and as amended on March 8, 2023.

(6)
Consists of 550,000 Class A Ordinary Shares obtained at no cost as consideration for the exclusive royalty-bearing global license to develop, manufacture, and commercialize certain intellectual property owned by Eli Lilly & Co. (“Lilly”) relating to its IL-33 compound.

(7)
Consists of 1,000,000 Class A Ordinary Shares obtained at no cost as consideration for the exclusive license to develop, manufacture and commercialize a certain bispecific antibody owned by Lilly relating to IL-17 and BAFF.

(8)
Consists a total of 18,823,530 Class A Ordinary Shares (including 3,782,000 Class A Ordinary Shares underlying certain pre-funded warrants) pursuant to certain subscription agreements (the “Subscription Agreements”) dated April 26, 2023 that the Company entered into with certain individual and institutional accredited investors. Each Class A ordinary share was sold at a price of $4.25 per Share and each pre-funded warrant was sold at a price of $4.249 per pre-funded warrant. Each pre-funded warrant has an exercise price of $0.001 per Class A ordinary share and is exercisable for one Class A ordinary share at any time or times on or after April 26, 2023 until exercised in full.

(9)
Consists of restricted share units (“RSUs”) for an aggregate of 898,018 Class A ordinary shares, issuable to Oliver Levy (162,060 shares), Chris Cabell (492,381 shares), Kim Davis (492,381 shares), Michael Howell (114,395 shares), and Marlyn Mathew (129,182 shares), respectively.

(10)
On March 18, 2023, Mr. Munshi, the Company’s Non-Executive Chairman, received a grant of RSUs for 4,626 shares in Zura Bio Holdings (“ZBHL”), the parent of Zura Bio Inc. prior to ZBHL’s merger with a wholly-owned subsidiary of JATT, which were later converted into 499,993 Class A ordinary shares in the Company pursuant to the merger. These RSUs vest equally over four (4) years as follows, subject to Mr. Munshi’s continued service to the Company: twenty-five percent (25%) on each of the anniversaries of the grant thereafter so that the RSUs are fully vested on the fourth anniversary of the grant date. On June 9, 2023, Mr. Munshi entered into an Amended and Restated Restricted Share Award Agreement (the “A&R RSA”) which replaced and supersedes the RSUs previously granted to Mr. Munshi on March 18, 2023. The vesting conditions of the A&R RSA are identical to vesting conditions of the RSUs granted to Mr. Munshi.

(11)
Consists of 5,910,000 Private Placement Warrants that were originally sold by JATT to its Sponsor at a purchase price of $1.00 per warrant in a private placement in connection with JATT’s initial public offering. In connection with our Business Combination, each such warrant was automatically converted into a private placement warrant to purchase a Class A Ordinary Share of the Company. These warrants are exercisable at a price of $11.50 per share of our Class A Ordinary Shares.

(12)
Consists of 3,782,000 Pre-Funded Warrants at $4.249 per warrant to purchase Class A Ordinary Shares at a nominal exercise price of $0.001 per share, issued at the second closing of the April 2023 Private Placement offering.

RISK FACTORS
An investment in our Class A Ordinary Shares involves a high degree of risk. You should carefully consider the following risk factors, together with all of the other information included in this prospectus, before making an investment decision. Our business, prospects, financial condition or operating results could decline due to any of these risks and, as a result, you may lose all or part of your investment. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial. The following discussions should be read in conjunction with our financial statements and the notes to the financial statements included therein.
Risks Related to Zura’s Limited Operating History, Financial Condition and Capital Requirements
We have a limited operating history, have not initiated, conducted or completed any clinical trials, and have not taken a product through to commercialization.
We are a clinical-stage company with limited operating history. To become and remain cash flow positive and viable, we must develop (alone or in partnership(s)) and eventually commercialize (alone or in partnership(s)) a product or products with significant market potential. This will require us to be successful in a range of challenging activities, including establishing our business model and key third-party relationships, completing preclinical studies and clinical trials of our product candidates, obtaining marketing approval for product candidates, manufacturing, marketing and selling those products for which we (either alone or in partnership) may obtain marketing approval, satisfying any post-marketing requirements and otherwise monetizing products, for example by selling or licensing assets or the company.
Our products are not approved for commercial sale. Since our inception in January 2022, we have incurred significant operating losses and have utilized substantially all of our resources to date in-licensing and planning development of the ZB Assets, organizing and staffing our company and providing other general and administrative support for our initial operations. We have no significant experience as a company in initiating, conducting or completing preclinical or clinical trials, including global late-stage clinical trials. As is widespread practice in the life sciences industry, we would be unlikely to physically conduct those trials ourselves, rather we would engage third-party clinical trial organizations. We cannot be certain that our planned preclinical and clinical trials will begin or be completed on time or at all. Furthermore, we cannot be certain whether our planned preclinical and clinical trials will be on budget or have significant cost overruns. We cannot predict whether product candidates will have the desired activity in the clinical trials or whether any side effects will be tolerable. In addition, we have not yet demonstrated an ability to obtain marketing approvals, manufacture a product to commercial scale or arrange for a third party to do so on our behalf, or conduct sales, marketing and distribution activities necessary for successful product commercialization. Our ability to generate revenue depends on a number of factors, including, but not limited to, our ability to, or arrange for our third-party contractors to:
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timely file and gain acceptance of investigational new drug applications for our programs in order to commence planned clinical trials or future clinical trials;

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successfully enroll subjects in, and complete, our planned clinical trials;

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successfully start and complete our planned preclinical and clinical studies for the ZB Assets.

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initiate and successfully complete all safety and efficacy studies required to obtain U.S. and foreign regulatory approval for our product candidates, and additional clinical trials or other studies beyond those planned to support the approval and commercialization of ZB-168 and torudokimab;

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identify proper human doses;

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successfully manage the prevalence, duration and severity of potential side effects or other safety issues experienced with our product candidates, if any;

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obtain a positive readout from the clinical trials regarding therapeutic activity;

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obtain data and review any comments to our development plans for the ZB Assets, which may delay our ability to perform diligence, development and commercialization;

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successfully demonstrate to the satisfaction of the FDA, EMA, or similar foreign regulatory authorities the safety and efficacy and acceptable risk to benefit profiles of the ZB Assets;

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obtain the timely receipt of necessary marketing approvals from the FDA, EMA and similar foreign regulatory authorities;

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establish commercial manufacturing capabilities or make arrangements with third-party manufacturers for clinical supply and commercial manufacturing;

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launch commercial sales of our products, if and when approved, whether alone or in collaboration with others;

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obtain and maintain acceptance of the products, if and when approved, by patients, the medical community and third-party payors;

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position our products to effectively compete with other therapies;

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obtain and maintain healthcare coverage and adequate reimbursement for our products;

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maintain a continued acceptable safety profile of the ZB Assets following approval;

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obtain and maintain regulatory exclusivity for our product candidates; and

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enforce and defend our intellectual property rights and claims; and

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obtain and maintain patent and trade secret protection for our product candidates.

Furthermore, third parties may have or allege that they have intellectual property rights that block our commercial activities and we may need to seek a license, which may not be available or may not be available at a reasonable price. We may also have a contractual dispute, such as a dispute related to patent inventorship or ownership, which may take significant resources, including the management team’s time, to resolve.
Due to the uncertainties and risks associated with these activities, we are unable to accurately and precisely predict the timing and amount of revenues, if any, the extent of any further losses or if or when we might achieve profitability. Consequently, any predictions we make about our future success or viability may not be as accurate as they could be if we had a longer operating history or track record of relative success. We may never succeed in these activities and, even if we succeed in commercializing the ZB Assets, we may never generate revenue that is significant enough to justify the investment in its development, achieve profitability or otherwise successfully monetize the product. If we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis and we may continue to incur substantial research and development and other expenditures to develop and market additional product candidates. Our failure to become and remain profitable or otherwise successfully monetize the products could decrease the value of our shares and impair our ability to raise capital, reduce or eliminate our research and development efforts, expand our business or continue our operations. Further, we may encounter unexpected expenses, challenges and complications from known and unknown factors such as a global pandemic.
We have incurred losses since inception, and we expect to incur significant losses for the foreseeable future and may not be able to achieve or sustain profitability in the future. We have not generated any revenue from the ZB Assets and may never generate revenue or become profitable.
Investment in biopharmaceutical product development is a highly speculative undertaking and entails substantial upfront costs and capital expenditures over a multi-year timeframe, and ultimately a risk that any product candidate will fail to demonstrate adequate efficacy or an acceptable safety profile, gain regulatory approval and become commercially viable. Such factors can be binary in effect, with development halted should any such factor arise. We have no products approved for commercial sale, we have not generated any revenue to date, and we continue to incur research and development and other expenses related to our ongoing operations. We do not expect to generate product revenue unless or until we successfully complete clinical development and obtain regulatory approval from the FDA, EMA and similar foreign regulatory authorities of, and then successfully commercialize, the ZB Assets in one or more indications in one or more territories. We may never succeed in these activities and, even if we do, may never generate revenues that are significant or large enough to achieve profitability. If we are unable to raise further capital in the near-term, or partner with third parties that fund all or the vast majority of our costs and capital expenditures, then we may be unable to continue operations. We do not expect to generate sufficient revenue through any means to fund our operations in the near-term. We cannot assure you that any additional financing that we are able to raise would not have a dilutive impact on your ownership interest in the Company.
We have incurred net losses in each period since our incorporation on January 18, 2022. Our net losses were $43.6 million for the six months ended June 30, 2023 and $25.7 million for Legacy Zura for the year ended December 31, 2022. We expect to continue to incur significant losses for the foreseeable future. Even after finding a means to fund the foreseeable, and unforeseeable, costs to develop our product candidates, thereafter, the progress of our development, and the clinical results achieved, will affect, positively or negatively, the value of our company and accordingly our ability to raise capital. We will continue to not be profitable even if those results are favorable. Favorable results may increase the value of the company, increasing our ability to raise capital. Unfavorable results are likely to decrease the value of the company and could impair our ability to raise more capital, which is necessary to maintain our research and development efforts, expand our business and/or continue our operations. A decline in the value of our company could also cause you to lose all or part of your investment.
Our recurring losses from operations and financial condition could raise substantial doubt about our ability to execute.
Until such time, if ever, as we are able to successfully develop and commercialize the ZB Assets, we expect to fund our operations from existing proceeds as well as through the future sale of equity, debt, borrowing under credit facilities or through potential collaborations with other companies or other strategic transactions.
We will need to raise additional capital to finance our operations, which we may not be able to do on acceptable terms or at all. If we are unable to raise additional capital, we could be forced to delay, reduce, suspend or cease our research and development programs or any future commercialization efforts, which would have a negative impact on our business, prospects, operating results and financial condition. In the future, in our own required quarterly assessments, we may continue to conclude that there is substantial doubt about our ability to continue as a going concern, and future reports from our independent registered public accounting firm may also contain statements expressing substantial doubt about our ability to continue as a going concern. If we seek additional financing to fund our business activities in the future and there remains substantial doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding on commercially reasonable terms or at all.
If we are unable to raise capital when needed, or on acceptable terms, we may be forced to delay, reduce and/or eliminate one or more of our development programs or future commercialization efforts.
Developing biopharmaceutical products is a very long, time-consuming, expensive and uncertain process that takes years to complete. We expect our expenses to increase in connection with our ongoing activities, particularly as we conduct clinical trials of, and seek marketing approval from the FDA, EMA, and similar foreign regulatory authorities for, the ZB Assets. Even if one or more of the ZB Assets are approved for commercial sale, we anticipate incurring costs associated with sales, marketing, manufacturing and distribution activities to launch the ZB Assets. Our expenses could increase beyond expectations if we are required by the FDA, EMA or other regulatory agencies to perform preclinical studies or clinical trials in addition to those that we currently anticipate. Because the design and outcome of our planned and anticipated clinical trials are highly uncertain, we cannot reasonably estimate the actual amount of funding that will be necessary to successfully complete the development and commercialization of the ZB Assets. Our future capital requirements depend on many factors, including factors that are not within our control. Based on our current operating plan, we believe our existing cash, cash equivalents and short-term marketable securities, will be sufficient to fund our operations through 2026. This estimate is based on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we currently expect.
We do not have any committed external sources of funds and adequate additional financing may not be available to us on acceptable terms, or at all. We may be required to seek additional funds sooner than planned through public or private equity offerings, debt financings, collaborations and licensing arrangements or other sources. Such financing may dilute our shareholders or the failure to obtain such financing may restrict our operating activities. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms may include liquidation or other preferences and anti-dilution protections that adversely affect your rights as a shareholder. Debt financing may result in the imposition of debt covenants, increased fixed payment obligations or other restrictions that may affect our business. If we raise additional funds through upfront payments or milestone payments pursuant to future collaborations with third parties, we may have to relinquish valuable rights to the ZB Assets, or grant licenses on terms that are not favorable to us. Our ability to raise additional capital may be adversely impacted by potential worsening global economic and political conditions and volatility in the credit and financial markets in the United States and worldwide, which could be exacerbated by, among other factors, the COVID-19 pandemic and/or the ongoing war between Russia and Ukraine. Our failure to raise capital as and when needed or on acceptable terms would have a negative impact on our financial condition and our ability to pursue our business strategy, and we may have to delay, reduce the scope of, suspend or eliminate one or more of our research-stage programs, clinical trials or future commercialization efforts.
Our business relies on certain licensing rights from Pfizer that can be terminated in certain circumstances. If we breach the agreement, or if we are unable to satisfy our obligations under which we license rights to ZB-168 from Pfizer, we could lose the ability to develop and commercialize ZB-168.
Our ability to continue to develop and commercialize ZB-168 is dependent on the use of certain intellectual property that is licensed to us from Pfizer. The license sets forth certain terms and conditions for maintaining the license. In the event that the terms and conditions are not met or we become insolvent or bankrupt, the license may be terminated and we will no longer be able to develop and commercialize ZB-168. A wholly owned Pfizer subsidiary is the owner of certain intellectual property licensed to us from Pfizer. The confirmatory three-way license agreement provides Pfizer the necessary rights to give effect to the Pfizer License. See “Business — License Agreements — Pfizer License.”
If there is any dispute with Pfizer regarding our rights under the Pfizer License, including if we are unable to meet our milestone obligations or become insolvent or bankrupt, our ability to develop and commercialize ZB-168 may be adversely affected. Any uncured, material breach by us under the Pfizer License could result in our loss of exclusive rights to ZB-168 and may lead to a complete termination of our product development efforts for ZB-168.
Due to the significant resources required for the development of ZB-168, we must prioritize the pursuit of treatments for certain indications. We may expend our limited resources to pursue a particular indication and fail to capitalize on indications that may be more profitable or for which there is a greater likelihood of success.
We intend to develop therapies for patients with serious immune system disorders. Due to liquidity constraints, we may be required to limit the scope of our development plans. In the event that we are required to limit our development plan, we may be unable to initiate clinical trials with the same scope that we otherwise intended to pursue, or the geographies in which we initiate such trials.
Our decisions concerning the allocation of research, development, collaboration, management and financial resources toward particular indications may not lead to the development of any viable commercial product and may divert resources away from opportunities for other indications that later prove to have greater commercial potential or a greater likelihood of success. Even if the primary endpoints of such trials are met and ZB-168 demonstrates meaningful increases in such therapeutic scores, there is no guarantee that such increases will lead to the market acceptance or commercial success if approved. Even if ZB-168 successfully concludes Phase 3 and other necessary clinical trials, and thereafter receives marketing approval, it may not achieve commercial success. If we do not accurately evaluate the commercial potential or target market for ZB-168, we may relinquish valuable rights to ZB-168 through future collaboration, licensing or other royalty arrangements in cases in which it would have been more advantageous for us to retain sole development and commercialization rights. We may make incorrect determinations regarding the viability or market potential of ZB-168 or misread trends in our industry. Finally, our contractual obligation to make milestone payments to Pfizer or third parties may impact our ability to fund the development of ZB-168.

Our business relies on certain rights licensed from Lilly that can be terminated in certain circumstances. If we breach the agreements, or if we are unable to satisfy our obligations under which we license rights to torudokimab and/or tibulizumab from Lilly, we could lose the ability to develop and commercialize torudokimab and/or tibulizumab.
Our ability to develop and commercialize torudokimab and tibulizumab is dependent on the use of certain intellectual property that is licensed to us from Lilly. The licenses set forth certain terms and conditions for maintaining the license. In the event that the terms and conditions are not met or we become insolvent or bankrupt, the licenses may be terminated and we will no longer be able to develop and commercialize torudokimab and/or tibulizumab. See “Business — License Agreements — Lilly-Z33 License” and “Business — License Agreements — Lilly-ZB17 License.”
If there is any dispute with Lilly regarding our rights under the Lilly-Z33 License or the Lilly-ZB17 License, including if we are unable to meet our milestone obligations or become insolvent or bankrupt, our ability to develop and commercialize torudokimab and/or tibulizumab may be adversely affected. Any uncured, material breach by us under the Lilly-Z33 License could result in our loss of exclusive rights to torudokimab and/or tibulizumab and may lead to a complete termination of our product development efforts for torudokimab and/or tibulizumab.
Due to the significant resources required for the development of torudokimab and tibulizumab, we must prioritize the pursuit of treatments for certain indications. We may expend our limited resources to pursue a particular indication and fail to capitalize on indications that may be more profitable or for which there is a greater likelihood of success.
In the event that we are required to limit our development plans for torudokimab and/or tibulizumab, we may be unable to initiate clinical trials with the same scope that we otherwise intended to pursue, or the geographies in which we initiate such trials.
Our decisions concerning the allocation of research, development, collaboration, management and financial resources toward particular indications may not lead to the development of any viable commercial product and may divert resources away from opportunities for other indications that later prove to have greater commercial potential or a greater likelihood of success. Even if the primary endpoints of such trials are met and torudokimab and/or tibulizumab demonstrate meaningful increases in such therapeutic scores, there is no guarantee that such increases will justify initiation of Phase 3 trials. Even if torudokimab and/or tibulizumab successfully conclude Phase 3 and other necessary clinical trials, and thereafter receives marketing approval, they may not achieve market acceptance or commercial success. If we do not accurately evaluate the commercial potential or target market for torudokimab and/or tibulizumab, we may relinquish valuable rights to torudokimab and/or tibulizumab through future collaboration, licensing or other royalty arrangements in cases in which it would have been more advantageous for us to retain sole development and commercialization rights. We may make incorrect determinations regarding the viability or market potential of torudokimab and/or torudokimab or misread trends in our industry. Finally, our contractual obligation to make milestone payments to Lilly may impact our ability to fund the development of torudokimab and/or tibulizumab.
We may in the future license additional assets, which may require us to expend additional resources and raise additional capital.
We are actively engaged in evaluating additional assets for in-licensing or partnership and may execute additional transactions to add to our pipeline. We have not yet entered into any agreements for any such in-licensing or partnership transactions. Furthermore, there is no guarantee that we will successfully enter into any such agreements. In the event that we do enter into any additional license or partnership agreements, it is likely that we will need to expend additional resources and raise additional capital. The ability to do so, to some extent, is subject to market, economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond our control. There can be no assurance that our business will generate cash flow from operations, or that additional capital will be available to us, in amounts sufficient to enable us to fund our liquidity needs.

Risks Related to Zura’s Product Development
Statements included in this Registration Statement concerning clinical trials of The ZB Assets have not been reviewed, furnished or endorsed by Pfizer or Lilly, and Pfizer and Lilly have not certified and do not certify any information included herein.
We have never successfully completed the regulatory approval process for any product candidates and we may be unable to do so for any product candidates we acquire or develop.
We have not yet demonstrated our ability to successfully complete clinical trials, obtain regulatory approvals, manufacture a commercial scale product, or arrange for a third party to do so on our behalf, or conduct sales and marketing activities necessary for successful commercialization. If we are required to conduct additional preclinical studies or clinical trials of the ZB Assets beyond those that we currently contemplate, if we are unable to successfully complete clinical trials of the ZB Assets or other testing, or if the results of these trials or tests are not positive or are only modestly positive or if there are safety concerns, we may:
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be delayed in obtaining regulatory approval from the FDA, EMA or other regulatory authorities for our product candidates;

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not obtain regulatory approval at all and lose our right and ability under our license from Pfizer to further develop and commercialize ZB-168;

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not obtain regulatory approval at all and lose our right and ability under our license from Lilly to further develop and commercialize torudokimab and/or tibulizumab;

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obtain regulatory approval for indications or patient populations that are not as broad as intended or desired;

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continue to be subject to post-marketing testing requirements from the FDA, EMA or other regulatory authorities; or

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experience having the product removed from the market after obtaining regulatory approval.

We are substantially dependent on the success of the ZB Assets, and our anticipated clinical trials of the ZB Assets may not be successful.
Our future success is substantially dependent on our ability to successfully develop the ZB Assets for future marketing approval, and then successful commercialization.
On September 16, 2015, ZB-168 was placed on clinical hold (an order issued by the United States FDA to the sponsor of an investigational new drug application to delay or to suspend a clinical investigation) due to concern regarding IL7Rα expression on certain cell types within the lung and “insufficient information to address the potential risk that RN168 treatment poses to the respiratory system in humans.” The clinical hold was not the result of any adverse events or safety findings emerging from the ongoing clinical studies. Pfizer’s response to the clinical hold included conducting additional non-clinical experiments, a review of IL7Rα expression in the lung, and proposed pulmonary monitoring plans for future clinical trials, and a detailed assessment of adverse events in the clinical trials conducted to date. The clinical hold was lifted on April 13, 2016 with the following conditions/requirements: before enrolling children in studies with ZB-168, data should be submitted supporting that the potential benefits justify the potential risks. FDA strongly encouraged the Sponsor to continue to explore ways in which non-clinical models can be used to further understand the potential significance of IL7/TSLP signaling and of antagonism of pneumocyte IL7 and TSLP receptors in pneumocyte function.
The ZB Assets will require additional clinical development, evaluation of clinical, preclinical and manufacturing activities, marketing approval in multiple jurisdictions, substantial investment and significant marketing efforts before we generate any revenues from product sales. We are not permitted to market or promote the ZB Assets before we receive marketing approval from the FDA, EMA and comparable foreign regulatory authorities, and we may never receive such marketing approvals.

The success of the ZB Assets will depend on a variety of factors. We do not have complete control over many of these factors, including certain aspects of clinical development and the regulatory submission process, potential threats to our intellectual property rights and the manufacturing, marketing, distribution and sales efforts of any third parties with whom we choose to collaborate in the future. Accordingly, we cannot assure you that we will ever be able to generate revenue through the sale of the ZB Assets, even if approved. If we are not successful in commercializing the ZB Assets, or are significantly delayed in doing so, our business will be materially harmed.
We may find it difficult to enroll patients in our clinical trials. If we experience delays or difficulties in the enrollment of patients in clinical trials, our successful completion of clinical trials or receipt of marketing approvals could be delayed or prevented.
We may not be able to initiate or continue clinical trials for the ZB Assets if we are unable to locate and enroll a sufficient number of eligible patients to participate in these trials. Patient enrollment may be affected by various factors, including if our competitors have ongoing clinical trials for product candidates that are under development for the same indications as the ZB Assets, and patients instead enroll in such clinical trials. Our inability to enroll a sufficient number of patients would result in significant delays in completing clinical trials or receipt of marketing approvals and increased development costs or may require us to abandon one or more clinical trials altogether. In addition, disruptions caused by the COVID-19 pandemic may increase the likelihood that we encounter such difficulties or delays in initiating, enrolling, conducting or completing our planned and ongoing clinical trials.
The results of preclinical testing and early clinical trials of the ZB Assets may not be predictive of the success of our later clinical trials, and the results of our clinical trials may not satisfy the requirements of the FDA, EMA, or other comparable foreign regulatory authorities.
We will be required to demonstrate with substantial evidence through well-controlled clinical trials that the ZB Assets are safe and effective before we can seek marketing approvals for commercial sale. Demonstrations of efficacy or an acceptable safety profile in prior preclinical studies of the ZB Assets do not mean that future clinical trials will yield the same results, and the translational work that we need to conduct may fail. For instance, we do not know whether the ZB Assets will perform in future preclinical or clinical trials as the ZB Assets have performed in preclinical studies and early clinical trials conducted by Pfizer and/or Lilly, as applicable. The ZB Assets may fail to demonstrate in later-stage clinical trials sufficient safety and efficacy to the satisfaction of the FDA, EMA, and other comparable foreign regulatory authorities despite having progressed through preclinical studies and earlier stage clinical trials. Regulatory authorities may also limit the scope of later-stage trials until we have demonstrated satisfactory safety or efficacy results in preclinical studies or earlier-stage trials, which could prevent us from conducting the clinical trials we currently anticipate. There is no guarantee that the FDA, EMA, and other comparable foreign regulatory authorities will consider the data obtained from prior trials sufficient to allow us to initiate clinical trials within the timelines we anticipate, or at all. Even if we are able to initiate our planned clinical trial on schedule, there is no guarantee that we will be able to complete such trial on the timelines we anticipate or that such trial will produce positive results. Any limitation on our ability to conduct clinical trials could delay or prevent regulatory approval or limit the size of the patient population that can be treated by the ZB Assets, if approved.
Preclinical and clinical development involves a lengthy and expensive process with uncertain outcomes, and results of earlier studies and trials may not be predictive of future clinical trial results.
Before obtaining marketing approval from regulatory authorities for commercialization of the ZB Assets, we must complete clinical trials to demonstrate the safety and efficacy of the ZB Assets in humans and in selected diseases. Our clinical trials may not be conducted as planned or completed on schedule, if at all, and a failure of one or more clinical trials can occur at any stage. The outcome of preclinical studies and early-stage clinical trials may not be predictive of the success of later clinical trials, and the outcome of preclinical studies and early-stage clinical trials for a product candidate for a particular indication may not be predictive of the success of preclinical studies and early-stage clinical trials for the same product candidate for a different indication. Unexpectedly favorable results for the standard of care in any Phase 2 or Phase 3 trial could lead to unfavorable comparisons to the ZB Assets. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses, and many companies that have believed their product candidates performed satisfactorily in preclinical studies and clinical trials have nonetheless failed to obtain marketing approval of their product candidates.
We cannot guarantee that any clinical trials will be initiated or conducted as planned or completed on schedule, if at all. We also cannot be sure that submission of an investigational new drug application (“IND”) or similar application will result in the FDA, EMA, or other regulatory authority, as applicable, allowing clinical trials to begin in a timely manner, if at all. Moreover, even if these trials begin, issues may arise that could cause regulatory authorities to suspend or terminate such clinical trials. Events that may prevent successful or timely initiation or completion of clinical trials include: inability to generate timely or sufficient preclinical, toxicology or other in vivo or in vitro data to support the initiation or continuation of clinical trials; delays in reaching a consensus with regulatory authorities on study design or implementation of the clinical trials; delays or failure in obtaining regulatory authorization to commence a trial; delays in reaching agreement on acceptable terms with prospective contract research organizations (“CROs”) and clinical trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and clinical trial sites; delays in identifying, recruiting and training suitable clinical investigators; delays in obtaining required institutional review board (“IRB”) approval at each clinical trial site; failure to requalify drug substance or drug product for use in clinical trials; failure to demonstrate comparability of drug substance or drug product for regulatory authorization; delays in manufacturing, testing, releasing, validating or importing/exporting sufficient stable quantities of the ZB Assets for use in clinical trials or the inability to do any of the foregoing; failure by our CROs, other third parties or us to adhere to clinical trial protocols; failure to perform in accordance with the FDA’s or any other regulatory authority’s good clinical practice requirements (“GCPs”) or applicable regulatory guidelines in other countries; changes to the clinical trial protocols; clinical sites deviating from trial protocol or dropping out of a trial; changes in regulatory requirements and guidance that require amending or submitting new clinical protocols; selection of clinical endpoints that require prolonged periods of observation or analyses of resulting data; transfer of manufacturing processes to larger-scale facilities operated by a contract manufacturing organization (“CMO”) and delays or failure by our CMOs or us to make any necessary changes to such manufacturing process; delays or failure in completing technology transfer for the ZB Assets; delays or failure in obtaining or releasing drug substance or drug product from licensors or third parties; licensors or third parties being unwilling or unable to perform quality control testing of drug substance or drug product; licensors or third parties being unwilling or unable to provide a right of reference to preclinical, manufacturing or clinical data for the ZB Assets; and licensors or third parties being unwilling or unable to satisfy their contractual obligations to us. In addition, disruptions caused by the COVID-19 pandemic or other pandemics may increase the likelihood that we encounter such difficulties or delays in initiating, enrolling, conducting or completing our planned and ongoing clinical trials.
We could also encounter delays if a clinical trial is suspended or terminated by us, by the IRBs of the institutions in which such clinical trials are being conducted, by the Data Safety Monitoring Board, if any, for such clinical trial or by the FDA or other regulatory authorities. Such authorities may suspend or terminate a clinical trial due to a number of factors, including failure to conduct the clinical trial in accordance with regulatory requirements or our clinical trial protocols, inspection of the clinical trial operations or trial site by the FDA, EMA, or other regulatory authorities resulting in the imposition of a clinical hold, unforeseen safety issues or adverse side effects, failure to demonstrate a benefit from the ZB Assets, changes in governmental regulations or administrative actions or lack of adequate funding to continue the clinical trial. If we are required to conduct additional clinical trials or other testing of the ZB Assets beyond those that we currently contemplate, if we are unable to successfully complete clinical trials of the ZB Assets, if the results of these trials are not positive or are only moderately positive or if there are safety concerns, our business and results of operations may be adversely affected and we may incur significant additional costs.
Preliminary, interim data from our clinical trials that we announce or publish may change as more patient data become available and are subject to audit and verification procedures.
From time to time, we may publicly disclose preliminary data from our preclinical studies and clinical trials, which are based on a preliminary analysis of then-available data, and the results and related findings and conclusions are subject to change following a more comprehensive review of the data. We might also make assumptions, estimations, calculations and conclusions as part of our analyses of these data without the opportunity to fully and carefully evaluate complete data. As a result, the preliminary results that we report may differ from future results of the same studies, or different conclusions or considerations may qualify such results, once additional data have been received and fully evaluated or subsequently made subject to audit and verification procedures.
From time to time, we may also disclose interim data from our preclinical studies and clinical trials. Interim data are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues and more patient data become available or as patients from our clinical trials continue other treatments. Further, others, including regulatory agencies, may not accept or agree with our assumptions, estimates, calculations, conclusions or analyses or may interpret or weigh the importance of data differently, which could impact the value of the particular program, the approvability or commercialization of the ZB Assets and our company in general. In addition, the information we choose to publicly disclose regarding a particular preclinical study or clinical trial is based on what is typically extensive information, and you or others may not agree with what we determine is material or otherwise appropriate information to include in our disclosure. If the preliminary, or interim data that we report differ from actual results, or if others, including regulatory authorities, disagree with the conclusions reached, our ability to obtain approval for, and commercialize, the ZB Assets may be harmed, which could harm our business, operating results, prospects or financial condition.
We may develop the ZB Assets in combination with other therapies, which exposes us to additional risks related to other agents or active pharmaceutical or biological ingredients used in combination with our product candidates.
In the future, we may develop the ZB Assets to be used with one or more currently approved other therapies. Even if any product candidate we develop were to receive marketing approval or be commercialized for use in combination with other existing therapies, we would continue to be subject to the risks that the FDA or other regulatory authorities could revoke approval of the therapy used in combination with our product candidates or that safety, efficacy, manufacturing or supply issues could arise with these existing therapies. This could result in our own products being removed from the market or being less successful commercially.
If the FDA or other regulatory authorities revoke their approval of these other drugs or revoke their approval of, or if safety, efficacy, manufacturing or supply issues arise with, the drugs we choose to evaluate in combination with any product candidate we develop, we may be unable to obtain approval.
We may also evaluate our future product candidates in combination with one or more other therapies that have not yet been approved for marketing by the FDA or other regulatory authorities. We will not be able to market any product candidate we develop in combination with any such unapproved therapies that do not ultimately obtain marketing approval. In addition, unapproved therapies face the same risks described with respect to our product candidates currently in development and clinical trials, including the potential for serious adverse effects, delays in their clinical trials and lack of FDA approval.
The ZB Assets may have a safety profile that could prevent regulatory approval, marketing approval or market acceptance, or limit commercial potential.
Patients in previous trials for the ZB Assets experienced adverse events. If the ZB Assets are associated with undesirable side effects or have unexpected characteristics in preclinical studies or clinical trials when used alone or in combination with other approved products or INDs, we may need to interrupt, delay or abandon development or limit development to more narrow uses or subpopulations in which such potential undesirable side effects or other characteristics may be less prevalent, less severe or more acceptable from a risk-benefit perspective. Treatment-related side effects could also affect patient recruitment or the ability of enrolled patients to complete the trials or result in potential product liability claims. Any of these occurrences may prevent us from achieving or maintaining market acceptance of the ZB Assets and may adversely affect our business, financial condition and prospects significantly.
Additionally, if the ZB Assets may receive marketing approval, we or others may later identify undesirable side effects or adverse events caused by the ZB Assets. In such cases, regulatory authorities may suspend, limit or withdraw approvals of or seek an injunction against their manufacture or distribution, require additional warnings on the label, including “boxed” warnings, or issue safety alerts, require press releases or other communications containing warnings or other safety information, require us to change the way the ZB Assets is administered or conduct additional clinical trials or post-approval studies, require us to create a risk evaluation and mitigation strategy (“REMS”) which could include a medication guide outlining the risks of such side effects for distribution to patients or impose fines, injunctions or criminal penalties. We could also be sued and held liable for harm caused to patients, and our reputation may suffer. Any of these events could prevent us from achieving or maintaining market acceptance of the ZB Assets, if approved, and could seriously harm our business.
The ZB Assets are protein therapeutics and thus carry the risk of provoking immune responses. For example, the formation of anti-drug antibodies (“ADA”) were observed in the majority of patients who were dosed with ZB-168 in a phase 1b trial in T1D mellitus, including 54.5% of patients who developed neutralizing ADA. Although these ADAs did not appear to affect drug concentrations based on visual inspection, there can be no assurance that ADAs will not develop in future studies that may reduce exposure or lead to adverse safety events. The development of ADA could also trigger hypersensitivity reactions that manifest as serious adverse events for the ZB Assets, including but not limited to anaphylaxis. If patients experience adverse events, including anaphylaxis, our trials could be delayed or stopped and our development programs may be halted entirely if this is observed during clinical development. Even if ADAs are not detected in early clinical trials, they may be detected after product launch and may significantly reduce the commercial potential or even result in the product being pulled from the market.
Risks Related to Zura’s Commercial Operations
We face substantial competition, which may result in others discovering, developing, licensing or commercializing products before or more successfully than we do.
We face substantial competition from major pharmaceutical companies and biotechnology companies worldwide. Many of our competitors have significantly greater financial, technical and human resources. Smaller and early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. As a result, our competitors may discover, develop, license or commercialize products before or more successfully than we do.
Furthermore, pharmaceutical companies that develop and/or market products for the indications we are pursuing are likely to represent substantial competition. These include companies actively developing and/or marketing IL7R inhibitors (such as Q32 Bio Inc. and OSE Immunotherapeutics SA); as well as TSLPR inhibitors (such as Upstream Bio, Inc.), IL-33 inhibitors (such as Regeneron/Sanofi and AstraZeneca), ST2 inhibitors (such as Roche/Genentech), IL-17A inhibitors (such as MoonLake, Novartis, and Acelryin), and BAFF inhibitors (such as GSK). The above mechanisms may be of potential therapeutic use in one or more of the indications we plan to pursue in the Phase 2 program. If the ZB Assets do not offer sustainable advantages over competing products, we may otherwise not be able to successfully compete against current and future competitors.
Our competitors may obtain regulatory approval of their products more rapidly than we may or may obtain patent protection or other intellectual property rights that limit our ability to develop or commercialize the ZB Assets. Our competitors may also develop drugs that are more effective, more convenient, more widely used or less costly or have a better safety profile than the ZB Assets and these competitors may also be more successful than us in manufacturing and marketing their products.
Furthermore, we also face competition more broadly across the market for existing cost-effective and reimbursable treatments for T-cell and B-cell mediated diseases, autoimmune diseases, and inflammatory diseases. The ZB Assets, if approved, may compete with these existing drug and other therapies but may not be competitive with them in price. We expect that if the ZB Assets are approved, they will be priced at a significant premium over generic, including branded generic, products. As a result, obtaining market acceptance of, and gaining significant share of the market for the ZB Assets will pose challenges.
Public health crises such as pandemics or similar outbreaks have affected and could continue to seriously and adversely affect Zura’s preclinical studies and anticipated clinical trials, business, financial condition and results of operations.
As a result of the COVID-19 pandemic, or similar pandemics, and related “shelter in place” orders and other public health guidance measures, Zura may experience disruptions that could seriously harm its business. Potential disruptions include but are not limited to: delays or difficulties in enrolling patients in, initiating or expanding our clinical trials, including delays or difficulties with clinical site initiation and recruiting clinical site investigators and clinical site staff; increased rates of patients withdrawing from Zura’s clinical trials following enrollment as a result of contracting COVID-19 or other health conditions or being forced to quarantine; interruption of key clinical trial activities, such as clinical trial site data monitoring and efficacy, safety and translational data collection, processing and analyses, due to limitations on travel imposed; recommendations by federal, state or local governments, employers and others or interruptions of clinical trial subject visits, which may impact the collection and integrity of subject data and clinical trial endpoints; diversion of healthcare resources away from the conduct of clinical trials, including the diversion of hospitals serving as our clinical trial sites and hospital staff supporting the conduct of our clinical trials; delays or disruptions in preclinical experiments and IND-enabling studies due to restrictions of on-site staff and unforeseen circumstances at CROs and vendors; interruption or delays in the operations of the FDA, EMA, and comparable foreign regulatory authorities including delays in receiving approval from local regulatory authorities to initiate our planned clinical trials; interruption of, or delays in receiving, supplies of the ZB Assets due to staffing shortages, raw materials shortages, production slowdowns or stoppages and disruptions in delivery systems; and limitations on employee or other resources that would otherwise be focused on the conduct of Zura’s clinical trials and preclinical work, including because of sickness of employees or their families, the desire of employees to avoid travel or contact with large groups of people, an increased reliance on working from home, school closures or mass transit disruptions.
The COVID-19 pandemic may also affect the ability of the FDA, EMA, and other regulatory authorities to perform routine functions. If global health concerns prevent the FDA, EMA, or other regulatory authorities from conducting their regular inspections, reviews or other regulatory activities, it could significantly impact the ability of the FDA, EMA, or other regulatory authorities to timely review and process Zura’s regulatory submissions, which could have a material adverse effect on Zura’s business.
The COVID-19 pandemic continues to rapidly evolve. The extent to which the COVID-19 pandemic may affect Zura’s clinical trials, business, financial condition and results of operations will depend on future developments, which are highly uncertain and cannot be predicted at this time, such as the duration of the pandemic, new or continued travel restrictions and actions to contain the outbreak or treat its impact, such as social distancing and quarantines or lock-downs, business closures or business disruptions. Future developments in these and other areas present material uncertainty and risk with respect to Zura’s clinical trials, business, financial condition and results of operations.
Pandemics and other similar disruptions may also have the effect of heightening many of the other risks described in this “Risk Factors” section.
Our business, operations, financial position and clinical development plans and timelines could be materially adversely affected by the continuing military action in Ukraine.
As a result of the military action commenced in February 2022 by the Russian Federation in Ukraine, and related economic sanctions imposed by certain governments, our financial position and operations may be materially and adversely affected. As our ability to continue to operate will be dependent on raising debt and equity finance, any adverse impact to those markets as a result of this military action, including due to increased market volatility, decreased availability in third-party financing and/or a deterioration in the terms on which it is available (if at all), could negatively impact our business, operations or financial position. The extent of any potential impact is not yet determinable, however.
Risks Related to Zura’s Business and Operations
We are dependent on our key personnel and anticipate hiring new key personnel. If we are not successful in attracting and retaining qualified personnel, including consultants, we may not be able to successfully implement our business strategy.
Our ability to compete in the highly competitive biotechnology and pharmaceutical industries depends upon our ability to attract and retain qualified managerial, scientific and medical personnel. We are dependent on our managerial, scientific and medical personnel, including our Chief Executive Officer, Chief Medical Officer, Chief Financial Officer and Chief Scientific Officer. If we do not succeed in attracting and retaining qualified personnel, it could materially adversely affect our business, financial condition and results of operations. We could in the future have difficulty attracting and retaining experienced personnel and may be required to expend significant financial resources in our employee recruitment and retention efforts. We have relied upon and plan to continue to rely upon third parties, including consultants, to act in management roles for the Company. While we have agreements with such third parties, we do not have the same ability to influence their time commitment to the Company as we would if they were employees. Furthermore, we are dependent on our ability to attract, hire, relocate and retain qualified managerial, scientific and medical personnel from various jurisdictions. Therefore, immigration requirements may have a significant influence on our human resources planning. Immigration applications can take several months or more to be finalized. If we are unable to complete the requisite visa applications, either as a result of changing requirements or otherwise, our ability to successfully implement our business strategy could suffer, which could have a material adverse effect on our business, financial condition, results of operations and prospects.
We rely on third parties, including consultants, independent clinical investigators and CROs to conduct and sponsor some of the clinical trials of our product candidates. Any failure by a third party to meet its obligations with respect to the clinical development of our product candidates may delay or impair our ability to obtain regulatory approval for our product candidates.
We have relied upon and plan to continue to rely upon third parties, including independent clinical investigators, academic partners, medical institutions, regulatory affairs consultants and third-party CROs, to conduct our preclinical studies and clinical trials, including in some instances sponsoring such clinical trials, and to engage with regulatory authorities and monitor and manage data for our ongoing preclinical and clinical programs. While we have, or will have, agreements governing the activities of such third parties, we will control only certain aspects of their activities and have limited influence over their actual performance.
Any of these third parties may terminate their engagements with us under certain circumstances. We may not be able to enter into alternative arrangements or do so on commercially reasonable terms. In addition, there is a natural transition period when a new contract research organization begins work. As a result, delays would likely occur, which could negatively impact our ability to meet our expected clinical development timelines and harm our business, financial condition and prospects.
We remain responsible for ensuring that each of our preclinical studies and clinical trials is conducted in accordance with the applicable protocol and legal, regulatory and scientific standards, and our reliance on these third parties does not relieve us of our regulatory responsibilities. We and our third-party contractors and CROs are required to comply with GCP requirements, which are regulations and guidelines enforced by the FDA, the Competent Authorities of the Member States of the EEA and other regulatory authorities for all of our products in clinical development. Regulatory authorities enforce these GCP requirements through periodic inspections of trial sponsors, principal investigators and trial sites. If we fail to exercise adequate oversight over any of our academic partners or CROs or if we or any of our academic partners or CROs do not successfully carry out their contractual duties or obligations, fail to meet expected deadlines, or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to our clinical protocols or regulatory requirements, or for any other reasons, the clinical data generated in our clinical trials may be deemed unreliable and the FDA, the EMA or other regulatory authorities may require us to perform additional clinical trials before approving our marketing applications. We cannot assure you that upon a regulatory inspection of us, our academic partners or our CROs or other third parties performing services in connection with our clinical trials, such regulatory authority will determine that any of our clinical trials complies with GCP regulations. In addition, our clinical trials must be conducted with product produced under applicable cGMP regulations. Our failure to comply with these regulations may require us to repeat clinical trials, which would delay the regulatory approval process.
Furthermore, the third parties conducting clinical trials on our behalf are not our employees, and except for remedies available to us under our agreements with such contractors, we cannot control whether or not they devote sufficient time, skill and resources to our ongoing development programs. These contractors may also have relationships with other commercial entities, including our competitors, for whom they may also be conducting clinical trials or other drug development activities, which could impede their ability to devote appropriate time to our clinical programs. If these third parties, including clinical investigators, do not successfully carry out their contractual duties, meet expected deadlines or conduct our clinical trials in accordance with regulatory requirements or our stated protocols, we may not be able to obtain, or may be delayed in obtaining, marketing approvals for our product candidates. If that occurs, we will not be able to, or may be delayed in our efforts to, successfully commercialize our product candidates.
In addition, with respect to investigator-sponsored trials that may be conducted, we do not control the design or conduct of these trials, and it is possible that the FDA or EMA will not view these investigator- sponsored trials as providing adequate support for future clinical trials or market approval, whether controlled by us or third parties, for any one or more reasons, including elements of the design or execution of the trials or safety concerns or other trial results. We expect that such arrangements will provide us certain information rights with respect to the investigator-sponsored trials, including the ability to obtain a license to obtain access to use and reference the data, including for our own regulatory submissions, resulting from the investigator-sponsored trials. However, we do not have control over the timing and reporting of the data from investigator-sponsored trials, nor do we own the data from the investigator-sponsored trials. If we are unable to confirm or replicate the results from the investigator-sponsored trials or if negative results are obtained, we would likely be further delayed or prevented from advancing further clinical development. Further, if investigators or institutions breach their obligations with respect to the clinical development of our product candidates, or if the data proves to be inadequate compared to the firsthand knowledge we might have gained had the investigator-sponsored trials been sponsored and conducted by us, then our ability to design and conduct any future clinical trials ourselves may be adversely affected. Additionally, the FDA or EMA may disagree with the sufficiency of our right of reference to the preclinical, manufacturing or clinical data generated by these investigator-sponsored trials, or our interpretation of preclinical, manufacturing or clinical data from these investigator-sponsored trials. If so, the FDA or EMA may require us to obtain and submit additional preclinical, manufacturing, or clinical data.
In order to successfully implement our plans and strategies, we will need to grow the size of our organization and we may experience difficulties in managing this growth.
We expect to experience significant growth in the number of our employees and/or number of consultants as well as the scope of our operations, particularly in the areas of drug development, clinical operations, regulatory affairs and, potentially, others. To manage our anticipated future growth, we must continue to implement and develop our managerial, operational and financial systems, expand our facilities and continue to recruit and train additional qualified personnel. Due to our limited financial resources and the limited experience of our management team in managing a company with such anticipated growth, we may not be able to effectively manage the expansion of our operations or recruit and train additional qualified personnel.
Our internal computer systems, or those of any of our CROs, manufacturers, other contractors or consultants or potential future collaborators, may fail or suffer security or data privacy breaches or other unauthorized or improper access to, use of, or destruction of our proprietary or confidential data, employee data or personal data, which could result in additional costs, loss of revenue, significant liabilities, harm to our brand and material disruption of our operations.
Despite the implementation of security measures in an effort to protect systems that store our information, given their size and complexity and the increasing amounts of information maintained on our internal information technology systems and those of our third-party CROs, other contractors (including sites performing our clinical trials) and consultants, these systems are potentially vulnerable to breakdown or other damage or interruption from service interruptions, system malfunction, natural disasters, terrorism, war and telecommunication and electrical failures, as well as security breaches from inadvertent or intentional actions by our employees, contractors, consultants, business partners and/or other third parties, or from cyber-attacks by malicious third parties, which may compromise our system infrastructure or lead to the loss, destruction, alteration or dissemination of, or damage to, our data. To the extent that any disruption or security breach were to result in a loss, destruction, unavailability, alteration or dissemination of, or damage to, our data or applications, or for it to be believed or reported that any of these occurred, we could incur liability and reputational damage and the development and commercialization of the ZB Assets could be delayed. Further, our insurance policies may not be adequate to compensate us for the potential losses arising from any such disruption in, or failure or security breach of, our systems or third-party systems where information important to our business operations or commercial development is stored.

We currently rely, and plan to rely in the future, on third parties to conduct and support our preclinical studies and clinical trials. If these third parties do not properly and successfully carry out their contractual duties or meet expected deadlines, we may not be able to obtain regulatory approval of or commercialize the ZB Assets.
We plan to utilize and depend upon independent investigators and collaborators, such as medical institutions, CROs, CMOs and strategic partners, to conduct and support our preclinical studies and clinical trials under agreements with us. We will rely heavily on these third parties over the course of our preclinical studies and clinical trials, and we control only certain aspects of their activities. As a result, we will have less direct control over the conduct, timing and completion of these preclinical studies and clinical trials and the management of data developed through preclinical studies and clinical trials than would be the case if we were relying entirely upon our own staff. Nevertheless, we are responsible for ensuring that each of our studies and trials is conducted in accordance with the applicable protocol, legal, regulatory and scientific standards, and our reliance on these third parties does not relieve us of our regulatory responsibilities. We and our third-party contractors and CROs are required to comply with GCP regulations, which are regulations and guidelines enforced by the FDA and comparable foreign regulatory authorities for product candidates in clinical development. If we or any of these third parties fail to comply with applicable GCP regulations, the clinical data generated in our clinical trials may be deemed unreliable and the FDA, EMA, or comparable foreign regulatory authorities may require us to perform additional clinical trials before approving our marketing applications. We cannot assure you that upon inspection by a given regulatory authority, such regulatory authority will determine that any of our clinical trials comply with GCP regulations, even if responsibilities have been outlined in agreements with external partners, such as CROs. In addition, our clinical trials must be conducted with product produced under cGMP regulations. Our failure to comply with these regulations may require us to repeat clinical trials, which would delay the regulatory approval process. Moreover, our business may be implicated if any of these third parties violates federal or state fraud and abuse or false claims laws and regulations or healthcare privacy and security laws.
Any third parties conducting our clinical trials will not be our employees and, except for remedies available to us under our agreements with such third parties, we cannot control whether they devote sufficient time and resources to the ZB Assets. These third parties may also have relationships with other commercial entities, including our competitors, for whom they may also be conducting clinical trials or other product development activities, which could affect their performance on our behalf. If these third parties do not successfully carry out their contractual duties or obligations or meet expected deadlines, if they need to be replaced, or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to our clinical protocols or regulatory requirements or for other reasons, our clinical trials may be extended, delayed or terminated and we may not be able to complete development of, obtain regulatory approval of or successfully commercialize the ZB Assets.
We intend to rely on third parties to produce and process the ZB Assets. There can be no assurance that we will successfully negotiate agreements with third-party manufacturers to produce the ZB Assets on acceptable terms or at all; and furthermore, we may fail to successfully transfer the manufacturing technology to these third- parties. Our business could be adversely affected if the third-party manufacturers are unable to produce the ZB Assets, fail to provide us with sufficient quantities of the ZB Assets or fail to do so at acceptable quality levels or prices.
We do not currently own or operate any facility that may be used to produce the ZB Assets (including any drug substance or finished drug product) and must rely on CMOs to produce them for us. We have not yet caused the ZB Assets to be manufactured on a commercial scale and may not be able to do so for the ZB Assets, if approved. We do not currently own any cGMP compliant ZB Assets and will not be able to conduct any clinical trials until we do. There can be no assurance that we will successfully negotiate agreements with CMOs to produce the ZB Assets on acceptable terms or at all; and furthermore, we may fail to successfully transfer the manufacturing technology to these third parties from Pfizer and Lilly.
We have not participated in the manufacturing process of, and are completely dependent on, our contract manufacturing partners for manufacture of the ZB Assets and for compliance with cGMP requirements and any other regulatory requirements of the FDA or other regulatory authorities for the manufacture of the ZB Assets. If our partners do not successfully carry out their contractual duties, meet expected deadlines, or manufacture the ZB Assets in accordance with regulatory requirements, or if there are disagreements between us and our CMO, we will not be able to complete, or may be delayed in completing, the clinical trials required to support approval of the ZB Assets or the FDA, EMA or other regulatory agencies may refuse to accept our clinical or preclinical data. If the FDA, EMA, or a comparable foreign regulatory authority does not approve these facilities for the manufacture of the ZB Assets or if it withdraws any approval in the future, we may need to find alternative manufacturing facilities, which would require the incurrence of significant additional costs and materially and adversely affect our ability to develop, obtain regulatory approval for or market the ZB Assets, if approved. Similarly, our failure, or the failure of our CMOs, to comply with applicable regulations could result in sanctions being imposed on us, including fines, injunctions, civil penalties, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of the ZB Assets, operating restrictions and criminal prosecutions, any of which could significantly and adversely affect supplies of the ZB Assets and harm our business and results of operations.
Moreover, if any CMOs on which we will rely are unable to produce the ZB Assets at all, or fail to manufacture quantities of the ZB Assets at quality levels necessary to meet our clinical requirements, or regulatory requirements at a scale sufficient to meet anticipated demand, and at a cost that allows us to continue development and to achieve profitability, our business, financial condition and prospects could be materially and adversely affected. Our business could be similarly affected by business disruptions to our third-party providers with potential impacts on our future revenue and financial condition and our costs and expenses. If any CMOs we contract with are unable to meet our timelines or cost and quantity demands, we may need to find additional CMOs and negotiate new manufacturing agreements. We may also incur substantial fees if we contract with a CMO to access a cell-line and may incur substantial fees if we ultimately decide not to use that cell-line or that CMO for the manufacturing of the ZB Assets and need to obtain resources elsewhere. Each of these risks could delay or prevent the commencement as well as the completion of our clinical trials or the approval of the ZB Assets by the FDA, including by causing us to have to rerun clinical studies, which would result in higher costs and could adversely impact the commercialization of the ZB Assets.
In addition, some third party CMOs have intellectual property, such as patents and/or know-how for which they require an annual fee, milestones and/or royalties. These financial obligations increase the overall cost of goods and can reduce profitability or reduce the valuation of the product. We have such an agreement in place, and may need additional agreements in the future.
We may, in the future, form or seek collaborations or strategic alliances or enter into licensing arrangements, and we may not realize the benefits of such collaborations, alliances or licensing arrangements.
We may, in the future, form or seek strategic alliances, create joint ventures or collaborations, or enter into licensing arrangements with third parties that we believe will complement or augment our development and commercialization efforts with respect to the ZB Assets and/or the Company more broadly. Any of these relationships may require us to increase our near and long-term expenditures, issue securities that dilute our existing shareholders or disrupt our management and business.
In addition, we face significant competition in seeking appropriate strategic partners and the negotiation process is time-consuming and complex. Moreover, we may not be successful in our efforts to establish a strategic partnership or other alternative arrangements for our product candidates because they may be deemed to be at too early of a stage of development for collaborative effort and third parties may not view our product candidates as having the requisite potential to demonstrate safety and efficacy and obtain marketing approval. Further, collaborations involving our product candidates are subject to numerous risks, which may include the following:
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collaborators have significant discretion in determining the efforts and resources that they will apply to a collaboration;

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collaborators may not pursue development and commercialization of our product candidates or may elect not to continue or renew development or commercialization of our product candidates based on clinical trial results, changes in their strategic focus due to the acquisition of competitive products, availability of funding or other external factors, such as a business combination that diverts resources or creates competing priorities;

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collaborators may delay clinical trials, provide insufficient funding for a clinical trial, stop a clinical trial, abandon a product candidate, repeat or conduct new clinical trials or require a new formulation of a product candidate for clinical testing;

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collaborators could independently develop, or develop with third parties, products that compete directly or indirectly with our product candidates;

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a collaborator with marketing and distribution rights to one or more products may not commit sufficient resources to their marketing and distribution;

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collaborators may not properly protect our intellectual property or proprietary information or may use our intellectual property or proprietary information in a way that gives rise to actual or threatened litigation that could jeopardize or invalidate our intellectual property or proprietary information or expose us to potential liability;

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disputes may arise between us and a collaborator that cause the delay or termination of the research, development or commercialization of our product candidates, or that result in costly litigation or arbitration that diverts management attention and resources;

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collaborations may be terminated and, if terminated, may result in a need for additional capital to pursue further development or commercialization of the applicable product candidate; and

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collaborators may own or co-own intellectual property covering our product candidates that results from our collaborating with them, and in such cases, we would not have the exclusive right to such intellectual property or may require a license from the collaborator for such intellectual property in order to commercialize the product candidate and/or discourage generic competition.

As a result, if we enter into future collaboration agreements and strategic partnerships or license our product candidates, we may not be able to realize the benefit of such transactions if we are unable to successfully integrate them with our existing operations and company culture, which could delay our timelines or otherwise adversely affect our business. We also cannot be certain that, following a strategic transaction or license, we will achieve the revenue or specific net income that justifies such transaction. Furthermore, if conflicts arise between our future corporate or academic collaborators or strategic partners and us, the other party may act in a manner adverse to us and could limit our ability to implement our strategies. Any delays in entering into future collaborations or strategic partnership agreements related to our product candidates could delay the development and commercialization of our product candidates in certain geographies for certain indications, which would harm our business prospects, financial condition and results of operations.
The increasing use of social media platforms presents new risks and challenges.
Social media is increasingly being used to communicate about our clinical development programs and the diseases our therapeutics are being developed to treat, and we intend to utilize appropriate social media in connection with our commercialization efforts following approval of our product candidates, if any. Social media practices in the biotechnology and biopharmaceutical industry continue to evolve and regulations and regulatory guidance relating to such use are evolving and not always clear. This evolution creates uncertainty and risk of noncompliance with regulations applicable to our business, resulting in potential regulatory actions against us, along with the potential for litigation related to off-label marketing or other prohibited activities and heightened scrutiny by the FDA, the SEC and other regulators. For example, patients may use social media channels to comment on their experience in an ongoing blinded clinical trial or to report an alleged adverse event. If such disclosures occur, there is a risk that trial enrollment may be adversely impacted, that we may fail to monitor and comply with applicable adverse event reporting obligations or that we may not be able to defend our business or the public’s legitimate interests in the face of the political and market pressures generated by social media due to restrictions on what we may say about our product candidates. There is also a risk of inappropriate disclosure of sensitive information or negative or inaccurate posts or comments about us on any social networking website. In addition, we may encounter attacks on social media regarding our company, management, product candidate or products. If any of these events were to occur or we otherwise fail to comply with applicable regulations, we could incur liability, face regulatory actions or incur other harm to our business.

Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.
As a public company, we are subject to the periodic reporting requirements of the Exchange Act. We designed our disclosure controls and procedures to reasonably assure that information we must disclose in reports we file or submit under the Exchange Act is accumulated and communicated to management, and recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures or internal controls and procedures, no matter how well-conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. For example, we could fail to recognize actual or potential conflicts arising from the relationship or arrangement that our directors or executive officers have with another company. Our directors or executive officers could inadvertently fail to disclose a new relationship or arrangement causing us to fail to make a required related party transaction disclosure. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements due to error or fraud may occur and not be detected.
We may identify material weaknesses in our internal control over financial reporting in the future or fail to maintain an effective system of internal control over financial reporting, which may result in material misstatements of Zura’s consolidated financial statements or cause Zura to fail to meet its periodic reporting obligations.
As a public company, Zura is required to comply with SEC rules that implement Section 404 of the Sarbanes-Oxley Act and make an ongoing, formal assessment of the effectiveness of Zura’s internal controls over financial reporting.
We cannot assure you that the measures we have taken to date, and actions we may take in the future, will prevent or avoid control deficiencies that could lead to material weaknesses in our internal control over financial reporting in the future. Our current controls, and any new controls that we develop, may become inadequate because of changes in conditions in our business. Further, deficiencies in our disclosure controls and internal control over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls or any difficulties encountered in their implementation or improvement could harm our operating results or cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods.
Zura has not performed a formal evaluation of its internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act, nor has it engaged an independent registered public accounting firm to perform an audit of its internal control over financial reporting as of any balance sheet date or for any period reported in its financial statements. Once Zura is no longer an “emerging growth company”, Zura’s independent registered public accounting firm will first be required to attest to the effectiveness of Zura’s internal control over financial reporting for its Annual Report on Form 10-K for the first year Zura is no longer an “emerging growth company” or a “smaller reporting company”. Zura will be required to evaluate and disclose changes made in its internal controls and procedures on a quarterly basis. Failure to comply with the Sarbanes-Oxley Act could potentially subject Zura to sanctions or investigations by the SEC, the applicable stock exchange or other regulatory authorities, which would require additional financial and management resources. Zura has begun the process of compiling the system and processing documentation necessary to perform the evaluation needed to comply with Section 404 in the future, but may not be able to complete its evaluation, testing and any required remediation in a timely fashion.
If Zura fails to maintain an effective system of disclosure controls and internal control over financial reporting, Zura’s ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired, which may adversely affect investor confidence in Zura and, as a result, the market price of Zura’s ordinary shares.
As a public company, Zura is required to comply with the requirements of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, including, among other things, that Zura maintain effective disclosure controls and procedures and internal control over financial reporting. Zura continues to develop and refine its disclosure controls and other procedures that are designed to ensure that information Zura is required to disclose in the reports that Zura will file with the SEC is recorded, processed, summarized, and reported within the time periods specified in SEC rules and forms and that information required to be disclosed in reports under the Securities Exchange Act of 1934, as amended, or the Exchange Act, is accumulated and communicated to Zura’s management, including Zura’s principal executive and financial officers.
Zura must continue to improve its internal control over financial reporting. Zura will be required to make a formal assessment of the effectiveness of its internal control over financial reporting and once Zura ceases to be an emerging growth company, Zura will be required to include an attestation report on internal control over financial reporting issued by Zura’s independent registered public accounting firm. To achieve compliance with these requirements within the prescribed time period, Zura will be engaging in a process to document and evaluate Zura’s internal control over financial reporting, which is both costly and challenging. In this regard, Zura will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of Zura’s internal control over financial reporting, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. There is a risk that Zura will not be able to conclude, within the prescribed time period or at all, that Zura’s internal control over financial reporting is effective as required by Section 404 of the Sarbanes-Oxley Act. Moreover, Zura’s testing, or the subsequent testing by Zura’s independent registered public accounting firm, may reveal additional deficiencies in Zura’s internal control over financial reporting that are deemed to be material weaknesses.
Any failure to implement and maintain effective disclosure controls and procedures and internal control over financial reporting, including the identification of one or more material weaknesses, could cause investors to lose confidence in the accuracy and completeness of Zura’s financial statements and reports, which would likely adversely affect the market price of Zura’s ordinary shares. In addition, Zura could be subject to sanctions or investigations by the stock exchange on which Zura’s ordinary shares are listed, the SEC and other regulatory authorities.
Risks Related to Zura’s Intellectual Property
We depend on license agreements with Pfizer and Lilly to permit us to use certain patents, know-how and technology. Termination of these rights or the failure to comply with obligations under these agreements could materially harm our business and prevent us from developing or commercializing the ZB Assets.
We are party to a license agreement with Pfizer under which we were granted rights to certain patents, know-how and technology that are important and necessary to our business, including for ZB-168. Our rights to use these patents and employ the inventions claimed therein, as well as the exploitation of licensed technology and know-how, are subject to the continuation of, and our compliance with, the terms of our license agreement.
Our license agreement with Pfizer imposes upon us various diligence, payment and other obligations, including as described in the section entitled “Business — License Agreements — Pfizer License.”
If we fail to comply with any of our obligations under the Pfizer License, or we are subject to a bankruptcy or dissolution, Pfizer may have the right to terminate the license agreement, in which event we would not be able to market any ZB-168 product.
We do not currently own any patents, and we are heavily reliant upon the license from Pfizer to certain patent rights that are important or necessary to the development of ZB-168. Pfizer retains all rights not expressly granted by the license as well as retaining rights to make, have made, use and import ZB-168 or any products containing ZB-168 for all internal research, development and regulatory purposes, except that Pfizer does not have the right to conduct clinical trials to develop ZB-168 or any products containing ZB-168.
We are responsible for filing, prosecuting (including in connection with any reexaminations, oppositions and the like) and maintaining the licensed patent rights and to provide Pfizer a reasonable opportunity to review and comment on proposed submissions to any patent office and reasonably consider any comments provided by Pfizer. We must notify Pfizer prior to permitting any patent right to go abandoned. Pfizer may then choose at its option to continue prosecution or maintenance of said patent right and the license granted to us will become nonexclusive as to that right. The patents and patent applications licensed by Pfizer were not drafted by us or our attorneys, and we have not controlled or had any input into the prosecution of these patents and patent applications. We cannot be certain that drafting or prosecution of those patents and patent applications were conducted in compliance with applicable laws and regulations or will result in valid and enforceable patents.
Pursuant to the Pfizer License, we are required to prepare a development plan and use Commercially Reasonable Efforts (as that term is defined in the Pfizer License) to develop and seek regulatory approval for ZB-168 in several countries and then to commercialize each product where regulatory approval is obtained. If we fail to comply with the obligations under our license agreement, including as a result of COVID-19 impacting our operations or due to lack of funds, or if we use the licensed intellectual property in an unauthorized manner, we may be required to pay damages and Pfizer may have the right to terminate the license. If our license agreement is terminated, we may not be able to develop, manufacture, market or sell the product candidate covered by our agreement and those being tested or approved in combination with such product. Such an occurrence could materially adversely affect the value of the product candidate being developed under any such agreement.
Pursuant to the Pfizer License we have the first right, but not the obligation, to enforce the licensed patents at our expense. Without Pfizer’s consent, we may not settle any such initiated litigation that would (i) adversely affect the validity, enforceability or scope of any of the licensed patent rights, (ii) give rise to liability of Pfizer or its Affiliates, (iii) admit non-infringement of any licensed patent rights, or (iv) otherwise impair Pfizer’s rights in any licensed technology or the license agreement. If we decide not to enforce the licensed patents, our licensor has the option to enforce them and may determine not to pursue litigation against other companies that are infringing these patents, or may pursue such litigation less aggressively than is desirable. Without protection for the intellectual property we license, other companies might be able to offer substantially identical products for sale, which could adversely affect our competitive business position and harm our business prospects.
Our business relies on certain licensing rights from Lilly for torudokimab that can be terminated in certain circumstances. If we breach the agreement, or if we are unable to satisfy our obligations under which we license rights to torudokimab from Lilly, we could lose the ability to develop and commercialize torudokimab.
Our ability to continue to develop and commercialize torudokimab is dependent on the use of certain intellectual property that is licensed to us from Lilly. The license sets forth certain terms and condition for maintaining the license. In the event that the terms and conditions are not met or we become insolvent or bankrupt, the license may be terminated and we will no longer be able to develop and commercialize torudokimab.
The Lilly-Z33 License Agreement imposes upon us various diligence, payment and other obligations, as described in the section entitled “Business — License Agreements — Lill-Z33 License.”.
If we fail to comply with any of our obligations under the Lilly-Z33 License, Lilly may have the right to terminate the license agreement, in which event we would not be able to market any torudokimab product.
If there is any dispute with Lilly regarding our rights under the Lilly-Z33 License, including if we are unable to meet our milestone obligations or become insolvent or bankrupt, our ability to develop and commercialize torudokimab may be adversely affected. Any uncured, material breach by us under the Lilly-Z33 License could result in our loss of exclusive rights to torudokimab and may lead to a complete termination of our product development efforts for torudokimab.
Our business relies on certain licensing rights from Lilly for tibulizumab that can be terminated in certain circumstances. If we breach the agreement, or if we are unable to satisfy our obligations under which we license rights to tibulizumab from Lilly, we could lose the ability to develop and commercialize tibulizumab.
Our ability to continue to develop and commercialize tibulizumab is dependent on the use of certain intellectual property that is licensed to us from Lilly. The license sets forth certain terms and conditions for maintaining the license. In the event that the terms and conditions are not met or we become insolvent or bankrupt, the license may be terminated and we will no longer be able to develop and commercialize tibulizumab.
Our license agreement with Lilly for tibulizumab imposes upon us various diligence, payment and other obligations, as described in the section entitled “Business — License Agreements — Lilly-ZB17 License.”
If we fail to comply with any of our obligations under the Lilly-ZB17 License, Lilly may have the right to terminate the license agreement, in which event we would not be able to market any tibulizumab product.
If there is any dispute with Lilly regarding our rights under the Lilly-ZB17 License, including if we are unable to meet our milestone obligations or become insolvent or bankrupt, our ability to develop and commercialize tibulizumab may be adversely affected. Any uncured, material breach by us under the Lilly-ZB17 License could result in our loss of exclusive rights to tibulizumab and may lead to a complete termination of our product development efforts for tibulizumab.
Intellectual property disputes may impact our business and/or our ability to develop and commercialize the ZB Assets
Disputes may arise regarding intellectual property subject to, and any of our rights and obligations under, any license or other strategic agreement, including:
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the scope of rights granted under the license agreement and other interpretation-related issues;

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the extent to which our technology and processes infringe, misappropriate or violate the intellectual property of the licensor that is not subject to the license agreement;

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our diligence obligations under the license agreement and what activities satisfy those diligence obligations;

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the sublicensing of patent and other rights to third parties under any such agreement or collaborative relationships;

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the inventorship and ownership of inventions and know-how resulting from the joint creation or use of intellectual property by our licensors and us and our partners; and

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the priority of invention of patented technology.

In addition, the agreements under which we license intellectual property or technology to or from third parties are complex, and certain provisions in such agreements may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what we believe to be the scope of our rights to the relevant intellectual property or technology or increase what we believe to be our financial or other obligations under the relevant agreement, either of which could have a material adverse effect on our business, financial condition, results of operations and prospects. Moreover, if disputes over intellectual property that we have licensed prevent or impair our ability to maintain our current licensing arrangements on commercially acceptable terms, we may be unable to successfully develop and commercialize the affected product candidate.
Our business also would suffer if any current or future licensors fail to abide by the terms of the license, if the licensors fail to enforce licensed patents against infringing third parties, if the licensed patents or other rights are found to be invalid or unenforceable, or if we are unable to enter into necessary licenses on acceptable terms. Moreover, our licensors may own or control intellectual property that has not been licensed to us and, as a result, we may be subject to claims, regardless of their merit, that we are infringing, misappropriating or otherwise violating the licensor’s rights.
In addition, if we are unable to successfully obtain rights to required third-party intellectual property rights or maintain the existing intellectual property rights we have, we may have to seek alternative options, such as developing new product candidates with design-around technologies, which may require more time and investment, or abandon development of the relevant research programs or product candidates and our business, financial condition, results of operations and prospects could suffer.

Our ability to protect our patents and other proprietary rights is uncertain, exposing us to the possible loss of competitive advantage.
We rely upon a combination of patents, trade secret protection and confidentiality agreements to protect the intellectual property related to the ZB Assets and our technologies and to prevent third parties from infringing on our intellectual property, thus eroding our competitive position in our market. Our success depends in large part on our ability to obtain and maintain patent protection for the ZB Assets and their uses, components, formulations, methods of manufacturing and methods of treatment, as well as our ability to operate without infringing on or violating the proprietary rights of others. We have licensed rights to a composition of matter patent families related to the ZB Assets. Our intellectual property strategy is, where appropriate, to file new patent applications on inventions, including improvements to existing products/ candidates and processes to improve our competitive edge or to improve business opportunities. We continually assess and refine our intellectual property strategy to ensure appropriate protection and rights are secured. Thus, we may be able to file patent applications in the United States and abroad related to our novel discoveries and technologies, for example new uses/methods of treatment, new formulations and improvements to manufacturing methods, that are important to our business, as opportunities arise.
Our strategy requires us to license assets from third parties with suitable protection and to identify and seek patent protection for our inventions, when possible. This process is expensive and time consuming and we may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost, in a timely manner or in all jurisdictions where protection may be commercially advantageous, or we may financially not be able to protect our proprietary rights at all. Despite our efforts to protect our proprietary rights, unauthorized parties may be able to obtain and use information we regard as proprietary. Where possible, we seek to file for patent protection in commercial jurisdictions relevant to the product or technology; however, this is assessed on a case-by-case basis.
Licensing assets from third parties involves technical and scientific due diligence to assess the opportunity, the strength of the intellectual property protection for the asset and the ability to commercialize the asset. This due diligence is usually conducted over a relatively short period of time. It can be difficult to identify all the issues relevant to the assessment. Failure to identify all the relevant issues can impact negatively on the value of the asset.
The patent position of biotechnology and pharmaceutical companies generally is highly uncertain, involves complex legal and factual questions and has in recent years been the subject of much litigation. As a result, the issuance, scope, validity, enforceability and commercial value of our patent rights are highly uncertain. Our future patent applications may not result in patents being issued which protect our technology or drug candidates or which do not effectively prevent others from commercializing competitive technologies and drug candidates. The patent examination process may require us or our licensors to narrow the scope of the claims of our or our licensors’ pending and future patent applications, which may limit the scope of patent protection that may be obtained. We cannot assure you that all of the potentially relevant prior art relating to our patents and patent applications has been found. If such prior art exists, it can invalidate a patent or prevent a patent application from being issued as a patent.
The issuance of a patent does not ensure that it is valid or enforceable. Therefore, even if we are issued a patent, it may not be valid or enforceable against third parties. Issued patents may be challenged, narrowed, invalidated or circumvented. In addition, court decisions may introduce uncertainty in the enforceability or scope of patents owned by pharmaceutical and biotechnology companies. Thus, any of our patents, including patents that we may rely on to protect our market for approved drugs, may be held invalid or unenforceable by a court of final jurisdiction.
Because patent applications in the United States, Europe and many other jurisdictions are typically not published until 18 months after filing, and because publications of discoveries in scientific literature lag behind actual discoveries, we cannot be certain that we or our licensors were the first to make the inventions claimed in our issued patents or future patent applications, or that we or our licensors were the first to file for protection of the corresponding inventions. As a result, we may not be able to obtain or maintain protection for certain inventions. Therefore, the enforceability and scope of our future patents in the United States, Europe and in many other jurisdictions cannot be predicted with certainty and, as a result, any future patents that we own or license may not provide sufficient protection against competitors. We may not be able to obtain or maintain patent protection from our patent applications that we may file in the future, or from those we may license from third parties. Moreover, even if we are able to obtain patent protection, such patent protection may be of insufficient scope to achieve our business objectives.
In addition, the issuance of a patent does not necessarily give us the right to practice the patented invention. Third parties may have blocking patents that prevent marketing of our products or working our own technology. We endeavor to identify early third-party patents and patent applications which may be block a product or technology, to minimize this risk. However, relevant documents may be overlooked or missed, which may in turn impact our ability to commercialize the relevant asset.
The term of a patent depends upon the laws of the country in which it is issued. In most jurisdictions, including the United States, Europe, China and Japan, the basic patent term is 20 years from the earliest filing date of a non-provisional patent application, subject to the payment of renewal fees. Some jurisdictions, including the United States, Europe and Japan, provide for up to an additional five years as a patent term extension for therapeutics products that require marketing approval. The requirements for this supplementary protection are set by the relevant authorities in the given jurisdiction. Products approved before the expiry of the basic patent term may benefit from such a patent term extension. It is our strategy to apply for such supplementary protection, where possible.
In addition to patent protection, statutory provisions in the United States, Europe and other jurisdictions may provide a period of clinical data exclusivity which may be followed by an additional period of market exclusivity to compensate for the time required for regulatory approval of our drug products. Once the relevant criteria are satisfied, the protection applies. The length of protection depends on the jurisdiction and may also depend on the type of therapy.
Third parties may seek to market “similar” versions of our approved products. Alternatively, third parties may seek approval to market their own products, similar or otherwise, that compete with our products. We may not be able to block the commercialization of these products, which may erode our commercial position in the marketplace.
If disputes over intellectual property and other rights that we have licensed, own in the future or co-own in the future prevent or impair our ability to maintain our current licensing or exclusivity arrangements on acceptable terms, we may be unable to successfully develop and commercialize the affected product candidate. In addition, under certain of our collaboration agreements, our licensors may retain the right of a non-exclusive license to the licensed patents and technology for non-clinical research purposes.
We enjoy only limited geographical protection with respect to our licensed patents and may not be able to protect our intellectual property rights throughout the world.
We may not be able to protect our intellectual property rights throughout the world and the legal systems in certain countries may not favor enforcement or protection of patents, trade secrets and other intellectual property. Filing, prosecuting and defending patents worldwide can be prohibitively expensive and our intellectual property rights in some foreign jurisdictions can be less extensive than those in the United States.
The life of a patent and the protection it affords is limited. For example, in the United States, if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest US non-provisional filing date. In Europe, the expiration of an invention patent is 20 years from its filing date. Certain US patents have a longer patent term pursuant to patent term adjustment (35 U.S.C. §154(b)).
Our competitors may operate in countries where we do not have patent protection and can freely use our technologies and discoveries in such countries to the extent such technologies and discoveries are publicly known or disclosed, for example in countries where we do have patent protection or pending patent applications. For example, we may lack patent protection or pending patent applications in manufacturing countries such as China, India and Singapore.
Our future patent applications may not result in patents being issued. Any issued patents may not afford sufficient protection of the ZB Assets or their intended uses against competitors, nor can there be any assurance that the patents issued will not be infringed, designed around, invalidated by third parties, or effectively prevent others from commercializing competitive technologies, products or product candidates. Further, even if these patents are granted, they may be difficult to enforce.
In addition, many countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. Many countries also limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. If we or any of our licensors is forced to grant a license to third parties with respect to any patents relevant to our business, our competitive position may be impaired, and our business and financial condition may be adversely affected.
Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated if we fail to comply with these requirements.
Periodic maintenance and annuity fees on any issued patent are due to be paid to the United States Patent and Trademark Office (“USPTO”) and foreign patent agencies over the lifetime of a patent. In addition, the USPTO and other foreign patent agencies require compliance with a number of procedural, documentary, fee payment, and other similar provisions during the patent application process. While an inadvertent failure to make payment of such fees or to comply with such provisions can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which such non-compliance will result in the abandonment or lapse of the patent or patent application, and the partial or complete loss of patent rights in the relevant jurisdiction. Non-compliance events that could result in abandonment or lapse of a patent or patent application include failure to respond to official actions within prescribed time limits, and non-payment of fees and failure to properly legalize and submit formal documents within prescribed time limits. If we or our licensors fail to maintain the patents and patent applications covering our drug candidates or if we or our licensors otherwise allow our patents or patent applications to be abandoned or lapse, our competitors might be able to enter the market, which would hurt our competitive position and could impair our ability to successfully commercialize our drug candidates in the indication(s) for which they are approved.
Issued patents covering one or more of our drug candidates could be found invalid or unenforceable.
Any issued patents that we may license or own covering the ZB Assets could be narrowed or found invalid or unenforceable if challenged in court or before administrative bodies in the United States or abroad, including the USPTO. Patent terms, including any extensions or adjustments that may or may not be available to us, may not protect our competitive position with respect to the ZB Assets for an adequate amount of time, and we may be subject to claims challenging the inventorship, validity, enforceability of our patents and/or other intellectual property. Finally, changes in US patent law, or laws in other countries, could diminish the value of patents in general, thereby impairing our ability to protect the ZB Assets. Further, if we encounter delays in our clinical trials or delays in obtaining regulatory approval, the period of time during which we could market the ZB Assets under patent protection would be reduced. Thus, the patents that we own and license may not afford us any meaningful competitive advantage.
Moreover, we or our licensors may be subject to a third-party pre-issuance submission of prior art to the USPTO or become involved in opposition, derivation, revocation, reexamination, inter partes review, post- grant review or interference proceedings challenging our patent rights or the patent rights of others. An adverse determination in any such submission, proceeding or litigation could reduce the scope of, or invalidate, our patent rights, allow third parties to commercialize our technology or the ZB Assets and compete directly with us, without payment to us, or result in our inability to manufacture or commercialize drugs without infringing third-party patent rights. If the breadth or strength of protection provided by our patents and patent applications is threatened, regardless of the outcome, it could dissuade companies from collaborating with us to license, develop or commercialize the ZB Assets. In addition to seeking patents for some of our technology and the ZB Assets, we may also rely on trade secrets, including unpatented know- how, technology and other proprietary information, to maintain our competitive position. Any disclosure, either intentional or unintentional, by our employees, the employees of third parties with whom we share our facilities or third-party consultants and vendors that we engage to perform research, clinical trials or manufacturing activities, or misappropriation by third parties (such as through a cybersecurity breach) of our trade secrets or proprietary information could enable competitors to duplicate or surpass our technological achievements, thus eroding our competitive position. In order to protect our proprietary technology and processes, we rely in part on confidentiality agreements with our collaborators, employees, consultants, outside scientific collaborators and sponsored researchers and other advisors. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. We may need to share our proprietary information, including trade secrets, with future business partners, collaborators, contractors and others located in countries at heightened risk of theft of trade secrets, including through direct intrusion by private parties or foreign actors and those affiliated with or controlled by state actors. In addition, while we undertake efforts to protect trade secrets and other confidential information from disclosure, others may independently discover trade secrets and proprietary information, and in such cases, we may not be able to assert any trade secret rights against such party. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.
We may be subject to damages resulting from claims that we or our employees have wrongfully used or disclosed confidential information of our competitors or are in breach of non-competition or non-solicitation agreements with our competitors.
As is common in the biotechnology and pharmaceutical industries, we employ individuals and engage the services of consultants who previously worked for other biotechnology or pharmaceutical companies, including our competitors or potential competitors. Although no claims against us are currently pending, we may be subject to claims that these employees or we have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of their former employers, or that our consultants have used or disclosed trade secrets or other proprietary information of their former or current clients. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Even if we are successful in defending against such claims, litigation or other legal proceedings relating to intellectual property claims may cause us to incur significant expenses, and could distract our technical and management personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments, and, if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our Class A Ordinary Shares. This type of litigation or proceeding could substantially increase our operating losses and reduce our resources available for development activities. We may not have sufficient financial or other resources to adequately conduct such litigation or proceedings. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can. Uncertainties resulting from the initiation and continuation of patent litigation or other intellectual property related proceedings could adversely affect our ability to compete in the marketplace.
Patent terms may not protect our competitive position with respect to the ZB Assets for an adequate amount of time.
The life of a patent, and the protection it affords, is limited. Once patents covering the ZB Assets have expired, we may be open to competition from competitive products, including generics or biosimilars. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our owned and licensed patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.
If we do not obtain patent term extension in the United States under the Hatch-Waxman Act and in foreign countries under similar legislation, our business may be materially harmed.
In the United States, the patent term of a patent that covers an FDA-approved drug may be eligible for limited patent term extension, which permits patent term restoration as compensation for the patent term lost during the FDA regulatory review process. The Drug Price Competition and Patent Term Restoration Act of 1984, also known as the Hatch-Waxman Act, permits a patent term extension of up to five years beyond the expiration of the patent. The length of the patent term extension is related to the length of time the drug is under regulatory review. However, a patent extension cannot extend the remaining term of a patent beyond a total of 14 years from the date of product approval, only one patent applicable to an approved drug may be extended and only those claims covering the approved drug, a method for using it, or a method for manufacturing it may be extended. Similar provisions are available in Europe and certain other non-United States jurisdictions to extend the term of a patent that covers an approved drug. While, in the future, if and when the ZB Assets receive FDA approval, we expect to apply for patent term extension on patents covering those ZB Assets, there is no guarantee that the applicable authorities will agree with our assessment of whether such extension should be granted, and even if granted, the length of such extension. We may not be granted patent term extension either in the United States or in any foreign country because of, for example, failing to exercise due diligence during the testing phase or regulatory review process, failing to apply within applicable deadlines, failing to apply prior to expiration of relevant patents or otherwise failing to satisfy applicable requirements. Moreover, the term of extension, as well as the scope of patent protection during any such extension, afforded by the governmental authority could be less than we request. If we are unable to obtain any patent term extension or the term of any such extension is less than we request, our competitors may obtain approval of competing products following the expiration of our patent rights, and our business, financial condition, results of operations and prospects could be materially harmed.
It is possible that we will not obtain patent term extension under the Hatch-Waxman Act for a U.S. patent covering one or more of the ZB Assets even where that patent is eligible for patent term extension, or if we obtain such an extension, it may be for a shorter period than we had sought.
Also, there are detailed rules and requirements regarding the patents that may be submitted to the FDA for listing in the Licensed Biological Products with Reference Product Exclusivity and Biosimilarity or Interchangeability Evaluations (a/k/a the “Purple Book”), a searchable, online database that contains information about biological products, including biosimilar and interchangeable biological products, licensed (approved) by the FDA under the Public Health Service (PHS) Act). We may be unable to obtain patents covering those ZB Assets that contain one or more claims that satisfy the requirements for listing in the Purple Book. Even if we submit a patent for listing in the Purple Book, the FDA may decline to list the patent, or a manufacturer of generic drugs may challenge the listing. If the ZB Assets are approved and patents covering the ZB Assets are not listed in the Purple Book, a manufacturer of generic drugs would not have to provide advance notice to us of any abbreviated new drug application filed with the FDA to obtain permission to sell a generic version of either of the ZB Assets.
Changes to patent laws in the United States and other jurisdictions could diminish the value of patents in general, thereby impairing our ability to protect the ZB Assets.
Changes in either the patent laws or interpretation of patent laws in the United States, including patent reform legislation such as the Leahy-Smith America Invents Act (the “Leahy-Smith Act”) could increase the uncertainties and costs surrounding the prosecution of our future owned and in-licensed patent applications and the maintenance, enforcement or defense of our owned and in-licensed issued patents. The Leahy-Smith Act includes a number of significant changes to United States patent law. These changes include provisions that affect the way patent applications are prosecuted, redefine prior art, provide more efficient and cost-effective avenues for competitors to challenge the validity of patents, and enable third-party submission of prior art to the USPTO during patent prosecution and additional procedures to challenge the validity of a patent at USPTO-administered post-grant proceedings, including post-grant review, inter partes review, and derivation proceedings. Assuming that other requirements for patentability are met, prior to March 2013, in the United States, the first to invent the claimed invention was entitled to the patent, while outside the United States, the first to file a patent application was entitled to the patent. After March 2013, under the Leahy-Smith Act, the United States transitioned to a first-to-file system in which, assuming that the other statutory requirements for patentability are met, the first inventor to file a patent application will be entitled to the patent on an invention regardless of whether a third party was the first to invent the claimed invention. As such, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents, all of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

In addition, the patent positions of companies in the development and commercialization of biologics and pharmaceuticals are particularly uncertain. Recent US Supreme Court rulings have narrowed the scope of patent protection available in certain circumstances and altered the rights of patent owners in certain situations. This combination of events has created uncertainty with respect to the validity and enforceability of patents once obtained. Depending on future legislation by the US Congress, decisions by the federal courts and the USPTO, the laws and regulations governing patents could change in unpredictable ways that could have a material adverse effect on our patent rights and our ability to protect, defend and enforce our patent rights in the future. For example, in the case Amgen v. Sanofi, the Supreme Court held broad functional antibody claims invalid for lack of enablement. Similarly, in the case Juno v. Kite, the Federal Circuit held genus claims directed to CAR-T cells invalid for lack of written description for failing to provide disclosure commensurate with the scope of the claims. While we do not believe that any of the patents licensed or owned by us will be found wholly invalid based on these decisions, we cannot predict how future decisions by the courts, Congress or the USPTO may impact the value of our patents. Similarly, changes in the patent laws of other jurisdictions could adversely affect our ability to obtain and effectively enforce our patent rights, which would have a material adverse effect on our business and financial condition.
We may not identify relevant third-party patents or may incorrectly interpret the relevance, scope or expiration of a third-party patent, which might adversely affect our ability to develop and market the ZB Assets.
We cannot guarantee that any of our patent searches or analyses, including the identification of relevant third party patents, the scope of said patent claims or the expiration of relevant patents, are complete, accurate or thorough, nor can we be certain that we have identified each and every third-party patent and pending application in the United States and abroad that is relevant to or necessary for the commercialization of the ZB Assets in any jurisdiction. The scope of a patent claim is determined by an interpretation of the law, the written disclosure in a patent and the patent’s prosecution history. Our interpretation of the relevance or the scope of a patent or a pending application may be incorrect. Our determination of the expiration date of any patent that we consider relevant may be incorrect. Our failure to identify and correctly interpret relevant patents may negatively impact our ability to develop and market the ZB Assets.
In addition, because some patent applications in the United States may be maintained in secrecy until the patents are issued, patent applications in the United States and many foreign jurisdictions are typically not published until 18 months after filing, and publications in the scientific literature often lag behind actual discoveries, we cannot be certain that others have not filed patent applications for technology covered by our issued patents or our pending applications, or that we were the first to invent the technology. Our competitors may have filed, and may in the future file, patent applications covering the ZB Assets or technology similar to ours. Any such patent application may have priority over our patent applications or patents, which could require us to obtain rights to issued patents covering such technologies.
We may be subject to claims challenging the inventorship of our patents and other intellectual property.
We generally enter into confidentiality and intellectual property assignment agreements with our employees, consultants, and contractors. These agreements generally provide that inventions conceived by the party in the course of rendering services to us will be our exclusive property. However, those agreements may not be honored and may not effectively assign intellectual property rights to us. Moreover, there may be some circumstances, where we are unable to negotiate such ownership rights.
We may be subject to claims that former employees, collaborators or other third parties have an interest in our patents or other intellectual property as an inventor or co-inventor. The failure to name the proper inventors on a patent application can result in the patents issuing thereon being unenforceable. Inventorship disputes may arise from conflicting views regarding the contributions of different individuals named as inventors, the effects of foreign laws where foreign nationals are involved in the development of the subject matter of the patent, conflicting obligations of third parties involved in developing the ZB Assets or as a result of questions regarding co-ownership of potential joint inventions. Arbitration or litigation may be necessary to resolve these and other claims challenging inventorship and/or ownership. Alternatively, or additionally, we may enter into agreements to clarify the scope of our rights in such intellectual property. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, arbitration or litigation could result in substantial costs and be a distraction to management and other employees.
We may be subject to patent infringement claims or may need to file claims to protect our intellectual property, which could result in substantial costs and liability and prevent us from commercializing the ZB Assets.
Because the intellectual property landscape in the biotechnology industry is rapidly evolving and is interdisciplinary, it is difficult to conclusively assess our freedom to operate without infringing on or violating third party rights. If a third party successfully brings a claim against us, we may be required to pay substantial damages, be forced to abandon the ZB Assets and/or seek a license from the patent holder. In addition, any intellectual property claims (e.g., patent infringement or trade secret theft) brought against us, whether or not successful, may cause us to incur significant legal expenses and divert the attention of our management and key personnel from other business concerns. We cannot be certain that patents owned or licensed by us will not be challenged by others in the course of litigation. Some of our competitors may be able to sustain the costs of complex intellectual property litigation more effectively than we can. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise funds at the particular market price.
Competitors may infringe or otherwise violate our patents, trademarks, copyrights or other intellectual property. To counter infringement or other violations, we may be required to file claims, which can be expensive and time-consuming. Any such claims could provoke these parties to assert counterclaims against us, including claims alleging that we infringe their patents or other intellectual property rights. In addition, in a patent infringement proceeding, a court or administrative body may decide that one or more of the patents we assert is invalid or unenforceable, in whole or in part, construe the patent’s claims narrowly or refuse to prevent the other party from using the technology at issue on the grounds that our patents do not cover the technology. Similarly, if we assert trademark infringement claims, a court or administrative body may determine that the marks we have asserted are invalid or unenforceable or that the party against whom we have asserted trademark infringement has superior rights to the marks in question. In such a case, we could ultimately be forced to cease use of such marks. In any intellectual property litigation, even if we are successful, any award of monetary damages or other remedy we receive may not be commercially valuable.
Further, we may be required to protect our patents through procedures created to challenge the validity of a patent at the USPTO. An adverse determination in any such submission or proceeding could reduce the scope or enforceability of, or invalidate, our patent rights, which could adversely affect our competitive position. Because of a lower evidentiary standard in USPTO proceedings compared to the evidentiary standard in United States federal courts necessary to invalidate a patent claim, a third party could potentially provide evidence in a USPTO proceeding sufficient for the USPTO to hold a claim invalid even though the same evidence would be insufficient to invalidate the claim if first presented in a district court action.
In addition, if any of the ZB Assets is found to infringe the intellectual property rights of third parties, these third parties may assert infringement claims against our future licensees and other parties with whom we have business relationships and we may be required to indemnify those parties for any damages they suffer as a result of these claims, which may require us to initiate or defend protracted and costly litigation on behalf of licensees and other parties regardless of the merits of such claims. If any of these claims succeed, we may be forced to pay damages on behalf of those parties or may be required to obtain a license.
Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation or other legal proceedings relating to our intellectual property rights, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation or other proceedings.
Our license from Pfizer is subject to retained rights.
Pfizer retains certain rights under its license agreement with us, including (a) the right to make, have made, use and import the underlying technology for all internal research, development and regulatory purposes; provided, that Pfizer shall not have the right to conduct clinical trials to develop the underlying technology in the treatment, diagnosis or prevention of diseases in humans, (b) the right to use the licensed patent rights and know-how for purposes other than those exclusively license to us under the Pfizer Agreement and (c) the rights that have been provided by Pfizer to (i) a reagent supplier to make or sell the underlying technology or (ii) a non-commercial entity to use the underlying technology, in each case in the form of non- cGMP samples of the underlying technology in milligram quantities solely as a research reagent.
Pfizer may also use for any purpose information in non-tangible form which may be retained by persons who have had access to ZB-168 and the licensed know-how, including ideas, concepts or techniques contained therein.
It is difficult to monitor whether Pfizer limits its use of the technology to these uses, and we could incur substantial expenses to enforce our rights to our licensed technology in the event of misuse.
Our licenses from Lilly are subject to retained rights.
Lilly retains certain rights under its license agreement with us, including the right to use the underlying technology for internal research, development and regulatory purposes. It is difficult to monitor whether Lilly limits its use of the technology to these uses, and we could incur substantial expenses to enforce our rights to our licensed technology in the event of misuse.
We may not be able to effectively secure first-tier technologies when competing against other companies or investors.
Our future success may require that we acquire patent rights and know-how to new or complementary technologies. However, we compete with a substantial number of other companies that may also compete for technologies we desire. In addition, many venture capital firms and other institutional investors, as well as other biotechnology companies, invest in companies seeking to commercialize various types of emerging technologies. Many of these companies have greater financial, scientific and commercial resources than us. Therefore, we may not be able to secure the technologies we desire. Furthermore, should any commercial undertaking by us prove to be successful, there can be no assurance competitors with greater financial resources will not offer competitive products and/or technologies.
Numerous factors may limit any potential competitive advantage provided by our intellectual property rights.
The degree of future protection afforded by our intellectual property rights, whether owned or in- licensed, is uncertain because intellectual property rights have limitations, and may not adequately protect our business, provide a barrier to entry against our competitors or potential competitors, or permit us to maintain our competitive advantage. Moreover, if a third party has intellectual property rights that cover the practice of our technology, we may not be able to fully exercise or extract value from our intellectual property rights. The factors that may limit any potential competitive advantage provided by our intellectual property rights include:
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pending patent applications that we may file or license may not lead to issued patents;

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patents, should they issue, that we own or license, may not provide us with any competitive advantages, or may be challenged and held invalid or unenforceable;

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others may be able to develop and/or practice technology that is similar to our technology or aspects of our technology but that is not covered by the claims of any of our owned or in-licensed patents, should any such patents issue;

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third parties may compete with us in jurisdictions where we do not pursue and obtain patent protection;

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we (or our licensor) might not have been the first to make the inventions covered by a pending patent application that we own or license;

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we (or our licensor) might not have been the first to file patent applications covering a particular invention;

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others may independently develop similar or alternative technologies without infringing our intellectual property rights;

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we may not be able to obtain and/or maintain necessary licenses on reasonable terms or at all;

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third parties may assert an ownership interest in our intellectual property and, if successful, such disputes may preclude us from exercising exclusive rights, or any rights at all, over that intellectual property;

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we may not be able to maintain the confidentiality of our trade secrets or other proprietary information;

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we may not develop or in-license additional proprietary technologies that are patentable; and

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the patents of others may have an adverse effect on our business.

Should any of these events occur, they could significantly harm our business and results of operation.
If approved, our product candidates that are regulated as biologics may face competition from biosimilars approved through an abbreviated regulatory pathway.
The Biologics Price Competition and Innovation Act of 2009, or BPCIA, was enacted as part of the ACA to establish an abbreviated pathway for the approval of biosimilar and interchangeable biological products. The regulatory pathway establishes legal authority for the FDA to review and approve biosimilar biologics, including the possible designation of a biosimilar as “interchangeable” based on its similarity to an approved biologic. Under the BPCIA, a reference biological product is granted 12 years of data exclusivity from the time of first licensure of the product, and the FDA will not accept an application for a biosimilar or interchangeable product based on the reference biological product until four years after the date of first licensure of the reference product. In addition, the approval of a biosimilar product may not be made effective by the FDA until 12 years from the date on which the reference product was first licensed. During this 12-year period of exclusivity, another company may still develop and receive approval of a competing biologic, so long as their biologics license application (“BLA”) does not rely on the reference product, sponsor’s data or submit the application as a biosimilar application. The law is complex and is still being interpreted and implemented by the FDA. As a result, its ultimate impact, implementation, and meaning are subject to uncertainty, and any new policies or processes adopted by the FDA could have a material adverse effect on the future commercial prospects for our biological products.
We believe that if any of the ZB Assets is approved in the United States as a biological product under a BLA it would qualify for the 12-year period of exclusivity. However, there is a risk that this exclusivity could be shortened due to congressional action or otherwise, or that the FDA will not consider the subject product candidate to be a reference product for competing products, potentially creating the opportunity for biosimilar competition sooner than anticipated. Moreover, the extent to which a biosimilar, once approved, will be substituted for any one of the reference products in a way that is similar to traditional generic substitution for non-biological products is not yet clear, and will depend on a number of marketplace and regulatory factors that are still developing. The approval of a biosimilar of our product candidates could have a material adverse impact on our business due to increased competition and pricing pressure.
Risks Related to Government Regulations and Other Legal Compliance Matters
The regulatory approval processes of the FDA, EMA, and other comparable foreign regulatory authorities are complex, time-consuming and inherently unpredictable. If we are not able to obtain, or if there are delays in obtaining, required regulatory approvals for the ZB Assets, we may not be able to commercialize, or may be delayed in commercializing, the ZB Assets, and our ability to generate revenue will be materially impaired.
The process of obtaining regulatory approvals in the United States, European Union (“EU”), and other jurisdictions is complex, expensive and typically takes many years following commencement of clinical trials, if approval is obtained at all, and can vary substantially based upon a variety of factors, including the type, complexity and novelty of the product candidates involved. We cannot commercialize the ZB Assets without first obtaining regulatory approval from the FDA in the United States and comparable foreign regulatory authorities outside of the United States. Before obtaining regulatory approvals for the commercial sale of the ZB Assets, we must demonstrate through complex and expensive preclinical studies and clinical trials that the ZB Assets are both safe and effective for each targeted indication. Securing regulatory approval also requires the submission of information about the drug manufacturing process to, and inspection of manufacturing facilities by, the relevant regulatory authorities. Further, the ZB Assets may not be effective, may be only moderately effective or may prove to have undesirable or unintended side effects, toxicities or other characteristics that may preclude our obtaining marketing approval. The FDA, EMA, and comparable foreign regulatory authorities have discretion in the approval process and may refuse to accept any application or may decide that our data are insufficient for approval and require additional preclinical, clinical or other data. Any of the ZB Assets could be delayed in receiving, or fail to receive, regulatory approval for many reasons, including: the FDA, EMA, or comparable foreign regulatory authorities may disagree with the design or implementation of our clinical trials; we may be unable to demonstrate to the satisfaction of the FDA, EMA, or comparable foreign regulatory authorities that is the ZB Assets are safe and effective for their proposed indications; the results of clinical trials may not meet the level of statistical significance required by the FDA, EMA, or comparable foreign regulatory authorities for approval; serious and unexpected drug-related side effects may be experienced by participants in our clinical trials or by individuals using drugs similar to the ZB Assets; we may be unable to demonstrate that the clinical and other benefits of the ZB Assets outweigh their safety risks; the FDA, EMA or comparable foreign regulatory authorities may disagree with our interpretation of data from preclinical studies or clinical trials; the data collected from clinical trials of the ZB Assets may not be acceptable or sufficient to support the submission of a BLA or other submission or to obtain regulatory approval in the United States or elsewhere, and we may be required to conduct additional clinical trials; the FDA, EMA, or the applicable foreign regulatory authority may disagree regarding the formulation, labeling and/or the specifications of the ZB Assets; the FDA, EMA, or comparable foreign regulatory authorities may fail to approve the manufacturing processes or facilities of third-party manufacturers with which we contract for clinical and commercial supplies; and the approval policies or regulations of the FDA, EMA, or comparable foreign regulatory authorities may significantly change in a manner rendering our clinical data insufficient for approval. Thus, the approval requirements for the ZB Assets are likely to vary by jurisdiction such that success in one jurisdiction is not necessarily predicative of success elsewhere.
Of the large number of drugs in development, only a small percentage successfully complete the FDA, EMA, or foreign regulatory approval processes and are commercialized. The lengthy approval process as well as the unpredictability of future clinical trial results may result in our failing to obtain regulatory approval to market the ZB Assets, which would significantly harm our business, results of operations and prospects.
If we were to obtain approval, regulatory authorities may approve the ZB Assets for fewer or more limited indications than we request, including failing to approve the most commercially promising indications, may grant approval contingent on the performance of costly post-marketing clinical trials, or may approve the ZB Assets with a label that does not include the labeling claims necessary or desirable for the successful commercialization of the ZB Assets. If we are not able to obtain, or if there are delays in obtaining, required regulatory approvals for the ZB Assets, we may not be able to commercialize, or may be delayed in commercializing, the ZB Assets and our ability to generate revenue could be materially impaired.
We will be subject to extensive ongoing regulatory obligations and continued regulatory review, which may result in significant additional expense and we may be subject to penalties if we fail to comply with regulatory requirements or experience unanticipated problems with the ZB Assets.
Any regulatory approvals that we may receive for the ZB Assets will require the submission of reports to regulatory authorities and surveillance to monitor the safety and efficacy of the ZB Assets, may contain significant limitations related to use restrictions for specified age groups, warnings, precautions or contraindications, and may include burdensome post-approval study or risk management requirements. In addition, if the FDA, EMA, or comparable foreign regulatory authorities approve the ZB Assets, the ZB Assets and the activities associated with their respective development and commercialization, including their design, testing, manufacture, safety, efficacy, recordkeeping, labeling, storage, approval, advertising, promotion, sale, distribution, import and export will be subject to comprehensive regulation by the FDA and other regulatory agencies in the United States and by the EMA in the EU and comparable foreign regulatory authorities. These requirements include submissions of safety and other post-marketing information and reports, registration, as well as on-going compliance with current good manufacturing practices (“cGMPs”) and GCPs for any clinical trials that we conduct following approval. In addition, manufacturers of drug products and their facilities are subject to continual review and periodic, unannounced inspections by the FDA, EMA, and other regulatory authorities for compliance with cGMPs.
If we or a regulatory authority discover previously unknown problems with the ZB Assets, such as adverse events of unanticipated severity or frequency, or problems with the facilities where the ZB Assets are manufactured, a regulatory authority may impose restrictions on the ZB Assets, the manufacturing facility or us, including requiring recall or withdrawal of the ZB Assets from the market or suspension of manufacturing, restrictions on our ability to conduct clinical trials, including full or partial clinical holds on ongoing or planned trials, restrictions on the manufacturing process, warning or untitled letters, civil and criminal penalties, injunctions, product seizures, detentions or import bans, voluntary or mandatory publicity requirements and imposition of restrictions on operations, including costly new manufacturing requirements. The occurrence of any event or penalty described above may inhibit our ability to commercialize the ZB Assets and generate revenue and could require us to expend significant time and resources in response and could generate negative publicity.
The FDA’s, EMA’s and other regulatory comparable authorities’ policies may change and additional government regulations may be enacted that could prevent, limit, delay, increase the cost or risks of obtaining regulatory approval of our product candidates, including if as a result new or more costly or difficult to achieve clinical trial or manufacturing quality requirements are imposed. If we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, we may lose any regulatory approval that we may have obtained, which would adversely affect our business, prospects and ability to achieve or sustain profitability.
Due to unfavorable pricing regulations and/or third-party coverage and reimbursement policies, we may not be able to offer the ZB Assets at competitive prices which would seriously harm our business.
Our ability to successfully commercialize the ZB Assets also will depend in part on the extent to which reimbursement will be available from government health administration authorities, private health insurers and other organizations. Government authorities and other third-party payors, such as private health insurers and health maintenance organizations, decide which medications they will pay for and establish reimbursement levels.
The FDA, EMA and other regulatory agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses.
If one or more of the ZB Assets is approved and we are found to have improperly promoted off-label uses, we may become subject to significant liability. If we cannot successfully manage the promotion of the ZB Assets, if approved, we could become subject to significant liability, which would materially adversely affect our business and financial condition.
Our employees, independent contractors, consultants, commercial collaborators, principal investigators, CROs, suppliers and vendors may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.
We are exposed to the risk that our employees, independent contractors, consultants, commercial collaborators, principal investigators, CROs, suppliers and vendors acting for or on our behalf may engage in misconduct or other improper activities. We have adopted a Code of Conduct applicable to all employees of the Company, but it is not always possible to identify and deter misconduct by these parties and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to comply with these laws or regulations.
Our business operations and current and future arrangements with investigators, healthcare professionals, consultants, third-party payors, patient organizations and customers will be subject to applicable healthcare regulatory laws, which could expose us to penalties.
Our business operations and current and future arrangements with investigators, healthcare professionals, consultants, third-party payors, patient organizations and customers may expose us to broadly applicable fraud and abuse and other healthcare laws and regulations. These laws may constrain the business or financial arrangements and relationships through which we conduct our operations, including how we research, market, sell and distribute the ZB Assets, if approved. See the section titled “Business — Government Regulation” for a more detailed description of the laws that may affect our ability to operate.
Ensuring that our internal operations and future business arrangements with third parties comply with applicable healthcare laws and regulations will involve substantial costs. Healthcare providers, physicians and third-party payors play a primary role in the recommendation and prescription of any product candidates for which we obtain regulatory approval. Our future arrangements with third-party payors may expose us to broadly applicable fraud and abuse and other healthcare laws and regulations that may constrain the business or financial arrangements and relationships through which we market, sell and distribute any product candidates for which we obtain regulatory approval.
The size of the potential market for the ZB Assets is difficult to estimate and, if any of our assumptions are inaccurate, the actual markets for our product candidates may be smaller than our estimates.
Our current and future target patient populations are based on our beliefs and estimates regarding the incidence or prevalence of certain types of the indications that may be addressable by the ZB Assets, which is derived from a variety of sources, including scientific literature and surveys of clinics. Our estimations may prove to be incorrect and the number of potential patients may turn out to be lower than expected. The total addressable market opportunity for our product candidates will ultimately depend upon a number of factors including the diagnosis and treatment criteria included in the final label, if approved for sale in specified indications, acceptance by the medical community, patient access, the success of competing therapies and product pricing and reimbursement. Even if we obtain significant market share for our product candidates, because the potential target populations could be small, we may never achieve profitability without obtaining regulatory approval for additional indications.
Healthcare legislative reform discourse and potential or enacted measures may have a material adverse impact on our business and results of operations and legislative or political discussions surrounding the desire for and implementation of pricing reforms may adversely impact our business.
Payors, whether domestic or foreign, or governmental or private, are developing increasingly sophisticated methods of controlling healthcare costs and those methods are not always specifically adapted for new technologies. In both the United States and certain foreign jurisdictions, there have been a number of legislative and regulatory changes to the health care system that could impact our ability to sell our products profitably. In particular, in 2010, the Patient Protection and Affordable Care Act (“ACA”) was enacted, which, among other things, subjected biologic products to potential competition by lower-cost biosimilars; addressed a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for drugs that are inhaled, infused, instilled, implanted or injected; increased the minimum Medicaid rebates owed by most manufacturers under the Medicaid Drug Rebate Program; extended the Medicaid Drug Rebate program to utilization of prescriptions of individuals enrolled in Medicaid managed care organizations; subjected manufacturers to new annual fees and taxes for certain branded prescription drugs; created a new Medicare Part D coverage gap discount program, in which manufacturers must agree to offer 50% (increased to 70% pursuant to the Bipartisan Budget Act of 2018, effective as of January 1, 2019) point-of-sale discounts off negotiated prices of applicable brand drugs to eligible beneficiaries during their coverage gap period, as a condition for the manufacturer’s outpatient drugs to be covered under Medicare Part D; and provided incentives to programs that increase the federal government’s comparative effectiveness research.
Since its enactment, there have been numerous judicial, administrative, executive, and legislative challenges to certain aspects of the ACA. It is unclear how other healthcare reform measures of the Biden administration or other efforts, if any, to amend or challenge the ACA, will impact our business.
Other legislative changes have been proposed and adopted in the United States since the ACA was enacted. Additionally, there has been increasing legislative and enforcement interest in the United States with respect to specialty drug pricing practices. Specifically, there have been several recent U.S. Congressional inquiries and proposed and enacted federal and state legislation designed to, among other things, bring more transparency to drug pricing, reduce the cost of prescription drugs under Medicare, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for drugs.
At a federal level, President Biden signed an Executive Order on July 9, 2021 affirming the administration’s policy to (i) support legislative reforms that would lower the prices of prescription drug and biologics, including by allowing Medicare to negotiate drug prices, by imposing inflation caps, and, by supporting the development and market entry of lower-cost generic drugs and biosimilars; and (ii) support the enactment of a public health insurance option. Among other things, the Executive Order also directs the U.S. Department of Health and Human Services (“HHS”) to provide a report on actions to combat excessive pricing of prescription drugs, enhance the domestic drug supply chain, reduce the price that the Federal government pays for drugs, and address price gouging in the industry; and directs the FDA to work with states and Indian Tribes that propose to develop section 804 Importation Programs in accordance with the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and the FDA’s implementing regulations. The FDA released such implementing regulations on September 24, 2020, which went into effect on November 30, 2020, providing guidance for states to build and submit importation plans for drugs from Canada. On September 25, 2020, the HHS’s Centers for Medicare & Medicaid Services (“CMS”) stated that drugs imported by states under this rule will not be eligible for federal rebates under Section 1927 of the Social Security Act and manufacturers would not report these drugs for “best price” or Average Manufacturer Price purposes. Since these drugs are not considered covered outpatient drugs, CMS further stated it will not publish a National Average Drug Acquisition Cost for these drugs. If implemented, importation of drugs from Canada may materially and adversely affect the price we receive for any of our product candidates. Further, on November 20, 2020, CMS issued an Interim Final Rule implementing the Most Favored Nation, or MFN, Model under which Medicare Part B reimbursement rates would have been calculated for certain drugs and biologicals based on the lowest price drug manufacturers receive in Organization for Economic Cooperation and Development (“OECD”) countries with a similar gross domestic product per capita. However, the MFN rule was immediately challenged in federal courts and on August 6, 2021 CMS announced a proposed rule to rescind it. Additionally, on December 2, 2020, HHS published a regulation removing safe harbor protection for price reductions from pharmaceutical manufacturers to plan sponsors under Part D, either directly or through pharmacy benefit managers, unless the price reduction is required by law. The rule also creates a new safe harbor for price reductions reflected at the point-of-sale, as well as a safe harbor for certain fixed fee arrangements between pharmacy benefit managers and manufacturers. On November 30, 2020, HHS published a regulation removing safe harbor protection for price reductions from pharmaceutical manufacturers to plan sponsors under Part D, either directly or through pharmacy benefit managers, unless the price reduction is required by law. The rule also creates a new safe harbor for price reductions reflected at the point-of-sale, as well as a safe harbor for certain fixed fee arrangements between pharmacy benefit managers and manufacturers. In response to litigation, the Biden administration agreed to delay the effective date of the rule until January 1, 2023. Further, implementation of these changes and new safe harbors for point-of-sale reductions in price for prescription pharmaceutical products and pharmacy benefit manager service fees are currently under review by the Biden administration and may be amended or repealed. Although a number of these and other proposed measures may require authorization through additional legislation to become effective, and the Biden administration may reverse or otherwise change these measures, both the Biden administration and Congress have indicated that it will continue to seek new legislative measures to control drug costs. The effect of these legislative and executive activities on our business model and operations is currently unclear.
At the state level, legislatures have increasingly passed legislation and implemented regulations designed to control pharmaceutical product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing.
If we fail to comply with environmental, health and safety laws and regulations, we could become subject to fines or penalties or incur costs that could have a material adverse effect on the success of our business.
We and our external partners are subject to complex environmental, health and safety laws and regulations, including those governing laboratory procedures, the handling, use, storage, treatment and disposal of hazardous materials and wastes, and the rehabilitation of contaminated sites. Our operations, including those performed by our external partners, may involve the use of hazardous and flammable materials, including chemicals and biological and radioactive materials. In addition, we and/or our external partners may incur substantial costs in order to comply with current or future environmental, health and safety laws and regulations. These current or future laws and regulations may impair our research, development or commercialization efforts. Failure to comply with these laws and regulations also may result in substantial fines, penalties or other sanctions.
We are subject to laws and regulations related to privacy, data protection, information security and consumer protection across different markets where we conduct our business. Our actual or perceived failure to comply with such obligations could harm our business.
We are subject to laws and regulations related to, among other things, privacy, data protection, information security and consumer protection across different markets where we conduct our business. Such laws and regulations are constantly evolving and changing and are likely to remain uncertain for the foreseeable future. Our actual or perceived failure to comply with such obligations could have an adverse effect on our business, operating results and financial operations. Complying with these numerous, complex, and often changing regulations is expensive and difficult, and failure to comply with any privacy laws or data security laws or any security incident or breach involving the potential or actual misappropriation, loss or other unauthorized processing, use or disclosure of sensitive or confidential patient, consumer or other personal information, whether by us, one of our collaborators or another third party, could adversely affect our business, financial condition, and results of operations, including but not limited to investigation costs, material fines and penalties, compensatory, special, punitive, and statutory damages, litigation, consent orders regarding our privacy and security practices, requirements that we provide notices, credit monitoring services, and/or credit restoration services or other relevant services to impacted individuals, adverse actions against our licenses to do business, reputational damage and injunctive relief.
European data collection is also governed by restrictive regulations governing the use, processing and cross-border transfer of personal information. The collection, use, storage, disclosure, transfer, or other processing of personal data regarding individuals in Europe, including personal health data, is subject to the EU General Data Protection Regulation (“GDPR”), which imposes strict requirements for processing the personal data of individuals within the European Economic Area (the “EEA”), such as Norway, Iceland and Liechtenstein. The GDPR is directly applicable in each EU member state and is extended to the EEA. The GDPR is wide-ranging in scope and imposes numerous requirements on companies that process personal data, including requirements relating to processing health and other sensitive data, obtaining consent of the individuals to whom the personal data relates, providing information to individuals regarding data processing activities, implementing safeguards to protect the security and confidentiality of personal data, providing notification of data breaches, and taking certain measures when engaging third-party processors. The GDPR implements more stringent operational requirements than its predecessor legislation. Compliance with the GDPR will be a rigorous and time-intensive process that may increase our cost of doing business or require us to change our business practices, and despite those efforts, there is a risk that we may be subject to fines and penalties, litigation, and reputational harm in connection with our European activities. For example, the GDPR applies extraterritorially, requires us to make more detailed disclosures to data subjects, requires disclosure of the legal basis on which we can process personal data, makes it harder for us to obtain valid consent for collecting and processing personal data (including data from clinical trials), requires the appointment of data protection officers, such as when sensitive personal data, such as health data, is processed on a large scale, provides more robust rights for data subjects, including far reaching information rights and the right to erasure, introduces mandatory data breach notification through the EU, imposes additional obligations on us when contracting with service providers and requires us to adopt appropriate privacy governance, including policies, procedures, training, and data audit. The GDPR provides that EU member states and EEA countries may establish their own laws and regulations that go beyond the GDPR in certain areas, such as regarding the mandatory appointment of data protection officers or further limiting the processing of personal data, including genetic, biometric, or health data, which could limit our ability to use and share personal data or could cause our costs to increase. Among other requirements, the GDPR regulates transfers of personal data subject to the GDPR to third countries that have not been found to provide adequate protection to such personal data, including the United States, and the efficacy and longevity of current transfer mechanisms between the EU and the United States remains uncertain. For example, in 2016, the EU and the United States agreed to a transfer framework for data transferred from the EU to the United States, called the Privacy Shield, but the Privacy Shield was invalidated in July 2020 by the Court of Justice of the European Union (“CJEU”). While the CJEU upheld the adequacy of the standard contractual clauses (a standard form of contract approved by the European Commission as an adequate personal data transfer mechanism, and potential alternative to the Privacy Shield), it made clear that reliance on them alone may not necessarily be sufficient in all circumstances. Use of the standard contractual clauses must now be assessed on a case-by-case basis taking into account the legal regime applicable in the destination country, in particular applicable surveillance laws and rights of individuals and additional measures and/or contractual provisions may need to be put in place, however, the nature of these additional measures is currently uncertain. After Brexit the United Kingdom is also a third country from an EU perspective, but the EU Commission adopted adequacy decisions for the United Kingdom on June 28, 2021 largely permitting the free flow of data from the EU to the United Kingdom. However, for the first time, the adequacy decisions include a so-called “sunset clause” and, therefore, will automatically expire four years after their entry into force.
We cannot assure you that our third-party service providers with access to our or our customers’, suppliers’, trial patients’ and employees’ personally identifiable and other sensitive or confidential information will not breach contractual obligations imposed by us, or that they will not experience data security breaches or attempts thereof, which could have a corresponding effect on our business, including putting us in breach of our obligations under privacy laws and regulations and/or which could in turn adversely affect our business, results of operations, and financial condition. We cannot assure you that our contractual measures and our own privacy and security-related safeguards will protect us from the risks associated with the third-party processing, use, storage, and transmission of such information. Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations, and prospects.
We do not have a compliance program in place consistent with Federal agencies’ guidances on corporate compliance programs.
We have not established a formal compliance function with the independence and resources that Federal regulators would expect of corporate compliance programs. Accordingly, policies and procedures have yet to be developed and compliance training, auditing, and monitoring activities have not occurred. We have not established a Chief Compliance Officer nor have we created a compliance hotline for employees to report complaints or potential compliance violations. Accordingly, risks associated with the aforementioned regulatory scheme may arise undetected and unmitigated by corporate leadership. Furthermore, any potential enforcement action for regulatory violations might result in compliance obligations in addition to fines, penalties, or administrative actions (e.g., U.S. Department of Justice monitorships or U.S. Department of Health and Human Services, Office of Inspector General Corporate Integrity Agreements).
Risks Related to Ownership of Zura Class A Ordinary Shares
The market price of Zura’s securities may be volatile, and may decline in the future.
Since the consummation of the Business Combination, the market value of Zura’s securities has fluctuated. Future fluctuations in the price of Zura’s securities could contribute to the loss of all or part of a shareholder’s investment. The market prices for securities of biotechnology and pharmaceutical companies have historically been highly volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. If an active market for Zura’s securities continues, the market price of its ordinary shares may fluctuate significantly in response to numerous factors, some of which are beyond Zura’s control, such as:
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Zura’s ability to commercialize the ZB Assets or their corresponding product candidates, if approved;

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the status and cost of Zura’s marketing commitments for the ZB Assets and their product candidates;

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announcements regarding results of any clinical trials relating to Zura’s product candidates;

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unanticipated serious safety concerns related to the use of the ZB Assets or any of Zura’s product candidates;

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adverse regulatory decisions;

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changes in laws or regulations applicable to the ZB Assets or Zura’s product candidates, including but not limited to clinical trial requirements for approvals;

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legal disputes or other developments relating to proprietary rights, including patents, litigation matters and Zura’s ability to obtain patent protection for the ZB Assets or the product candidates, government investigations and the results of any proceedings or lawsuits, including, but not limited to, patent or shareholder litigation;

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Zura’s decision to initiate a clinical trial, not initiate a clinical trial or to terminate an existing clinical trial;

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Zura’s dependence on third parties;

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announcements of the introduction of new products by Zura’s competitors;

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market conditions and trends in the pharmaceutical and biotechnology sectors;

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announcements concerning product development results or intellectual property rights of others;

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future issuances of ordinary shares or other securities;

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the recruitment or departure of key personnel;

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failure to meet or exceed any financial guidance or expectations regarding product development milestones that Zura may provide to the public;

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actual or anticipated variations in quarterly operating results;

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Zura’s failure to meet or exceed the estimates and projections of the investment community;

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overall performance of the equity markets and other factors that may be unrelated to Zura’s operating performance or the operating performance of its competitors, including changes in market valuations of similar companies;

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announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by Zura or its competitors;

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changes in financial estimates by Zura or by any securities analysts who might cover its shares;

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fluctuation of the market values of any of Zura’s potential strategic investments;

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issuances of debt or equity securities;

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compliance with Zura’s contractual obligations

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sales of Zura Class A Ordinary Shares by Zura or its shareholders in the future;

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trading volume of Zura Class A Ordinary Shares;

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ineffectiveness of Zura’s internal controls;

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publication of research reports about Zura or its industry or positive or negative recommendations or withdrawal of research coverage by securities analysts;

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general political and economic conditions;

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effects of natural or man-made catastrophic events;

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effects of public health crises, pandemics and epidemics, such as the COVID-19 pandemic; and

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other events or factors, many of which are beyond Zura’s control.

Further, the equity markets in general have recently experienced extreme price and volume fluctuations. Continued market fluctuations could result in extreme volatility in the price of Zura Class A Ordinary Shares, which could cause a decline in the value of its ordinary shares. Price volatility of Zura Class A Ordinary Shares might worsen if the trading volume of its ordinary shares is low. In the past, shareholders have initiated class action lawsuits against pharmaceutical and biotechnology companies following periods of volatility in the market prices of these companies’ share. Such litigation, if instituted against Zura, could cause it to incur substantial costs and divert management’s attention and resources from its business. The realization of any of the above risks or any of a broad range of other risks, including those described in these “Risk Factors,” could have a dramatic and material adverse impact on the market price of Zura Class A Ordinary Shares.
Zura has not paid cash dividends in the past and Zura does not expect to pay cash dividends in the foreseeable future. Any return on investment may be limited to the capital appreciation, if any, of Zura Class A Ordinary Share.
Zura has not paid cash dividends on its ordinary shares and Zura does not anticipate paying cash dividends on its ordinary shares in the foreseeable future. The payment of dividends on Zura’s capital shares will depend on its earnings, financial condition and other business and economic factors affecting Zura at such time as its board of directors may consider relevant. Since Zura does not intend to pay dividends, a shareholder’s ability to receive a return on such shareholder’s investment will depend on any future appreciation in the market value of its ordinary shares. There is no guarantee that Zura Class A Ordinary Shares will appreciate or even maintain the price at which its shareholders have purchased it.
Future sales of a substantial number of Zura Class A Ordinary Shares may cause the price of its ordinary shares to decline.
If Zura’s existing shareholders sell, or indicate an intention to sell, substantial amounts of the Zura Class A Ordinary Shares, the trading price of the Zura Class A Ordinary Shares could decline and it could impair Zura’s ability to raise capital through the sale of additional equity securities. The Zura shareholders and certain directors and equityholders of JATT, including the Sponsor, are subject to lock-up provisions that restrict their ability to transfer Zura Class A Ordinary Shares or any security convertible into or exercisable or exchanged for Zura Class A Ordinary Shares until 6 months, 12 months and 24 months, as applicable, from the Effective Time, subject to certain exceptions.
Sales and issuances of our Class A Ordinary Shares and future exercise of warrants or registration rights, could result in additional dilution of the percentage ownership of our shareholders and could cause our share price to fall.
If we sell our Class A Ordinary Shares, convertible securities or other equity securities, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing shareholders, and new investors could gain rights, preferences, and privileges senior to existing holders of our Class A Ordinary Shares. Sales of a substantial number of shares of our Class A Ordinary Shares in the public market, including the resale of the Class A Ordinary Shares held by our shareholders, could occur at any time. These sales, or the perception in the market that the holders of a large number of Class A Ordinary Shares intend to sell shares, could reduce the market price of our Class A Ordinary Shares. Of the 43,593,678 shares of our Class A Ordinary Shares outstanding as of August 23, 2023, an aggregate of 11,801,633 shares are currently subject to various restrictions on transfer until September 20, 2023, March 20, 2024, and March 20, 2025. These shares will become eligible for public sale on September 21, 2023, March 21, 2024, and March 21, 2025. Sales of such shares may be made under the registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), of which this prospectus is a part or in reliance upon an exemption from registration under the Securities Act. Pursuant to our Amended and Restated Registration and Stockholder Rights Agreement, dated March 20, 2023, by and among us and the shareholders party thereto (the “Registration Rights Agreement”), those shareholders are entitled to have the registration statement under the Securities Act of which this prospectus is a part kept effective for a prolonged period of time such that registered resales of their Class A Ordinary Shares can be made.
Pursuant to our obligations under the Registration Rights Agreement, we have agreed to register on the registration statement of which this prospectus is a part include 30,251,124 Class A Ordinary Shares, 5,910,000 warrants to purchase our Class A Ordinary Shares, and 16,591,996 Class A Ordinary Shares issuable upon exercise of warrants. After it is effective and until such time that it is no longer effective, the registration statement registering such securities will permit the resale of these shares. The resale, or expected or potential resale, of a substantial number of shares of our Class A Ordinary Shares in the public market could adversely affect the market price for our Class A Ordinary Shares and make it more difficult for you to sell your holdings at times and prices that you determine are appropriate. Furthermore, we expect that, because there is a large number of shares being registered pursuant to the registration statement of which this prospectus forms a part, the Selling Securityholders thereunder will continue to offer the securities covered thereby for a significant period of time, the precise duration of which cannot be predicted. Accordingly, the adverse market and price pressures resulting from an offering pursuant to the registration statement may continue for an extended period of time.
In addition, our Class A Ordinary Shares is also subject to potential dilution from the exercise of warrants, the issuance of Class A Ordinary Shares pursuant to the vesting of restricted stock units, and issuance of Class A Ordinary Shares in connection with future equity and or convertible debt financings. Sales of substantial numbers of such shares in the public market, including the resale of the Class A Ordinary Shares held by our shareholders, could adversely affect the market price of our Class A Ordinary Shares, the impact of which is increased as the value of our stock price increases.
If certain holders of our Class A Ordinary Shares sell a significant portion of their securities, it may negatively impact the market price of the shares of our Class A Ordinary Shares and such holders still may receive significant proceeds.
As of the date of this prospectus, the market price of our Class A Ordinary Shares is below $10.00 per share, which was the price per unit sold in the initial public offering of our predecessor, JATT, and the per-share price of the 2,009,950 JATT Class A Ordinary Shares it sold to certain investors in connection with our Business Combination in a private placement for an aggregate amount of $20,099,500 (the “PIPE Financing”). However, certain of our shareholders who hold shares of our Class A Ordinary Shares that were (i) originally purchased by JATT’s sponsor, JATT Ventures, L.P, in a private placement prior to JATT’s initial public offering at an effective purchase price of $0.007 per share (the “Founder Shares”) or (ii) originally issued by JATT in a private placement in connection with certain forward purchase agreement and backstop arrangement (the “FPA Shares”) between JATT and certain investors at an effective purchase price of $6.32, may nonetheless be inclined to sell such Founder Shares or FPA Shares as they were originally purchased at an effective price significantly less than $10.00 per share. The currently outstanding 3,450,000 Founder Shares were purchased at an effective price of $0.007 per share. Holders of the FPA Shares obtained (i) an aggregate of 3,000,000 Class A Ordinary Shares at purchase price of $10 per share for $30,000,000; an aggregate of 1,301,633 Class A Ordinary Shares at purchase price of $10.00 per share for $13,016,330 as public share redemptions were greater than 90% at the time of the Business Combination (backstop redemption); and (iii) an additional 2,500,000 Class A Ordinary Shares at no additional cost in consideration for the holders entering into the latest amendment to the forward purchase agreements JATT and the holders entered into on August 5, 2021, as amended and restated on January 27, 2022 and as amended on March 8, 2023, resulting in an effective purchase price for the currently outstanding 6,801,633 FPA Shares of approximately $6.32 per share. Accordingly, holders of the Founder Shares and FPA Shares could sell their securities at a per-share price that is less than $10.00 and still realize a significant profit from the sale of those securities that could not be realized by our other shareholders. On August 22, 2023, the closing price of our Class A Ordinary Shares was $6.76. Based on this closing price, the aggregate sales price of the Founder Shares would be approximately $23,322,000 and the aggregate profit would be approximately $23,297,850; the aggregate sales price of the FPA Shares would be approximately $45,979,039 and the aggregate profit would be approximately $2,992,718; the aggregate sales price of shares issued to Eli Lilly & Co. pursuant certain Equity Grant Agreement dated as of December 8, 2022 would be approximately $3,718,000 and the aggregate profit would be approximately $3,718,000; the aggregate sales price of shares issued to Eli Lilly & Co. pursuant certain Equity Grant Agreement dated as of April 26, 2023 would be approximately $6,760,000 and the aggregate profit would be approximately $6,760,000; and the aggregate sales price of April 2023 Private Placement Shares (excluding 3,782,000 Class A Ordinary Shares underlying the Pre-Funded Warrants) would be approximately $101,680,742 and the aggregate profit would be approximately $37,754,240. The public securityholders may not experience a similar rate of return on the securities they purchase due to differences in the purchase prices and the current trading price.
The number of Class A Ordinary Shares being registered for resale in this registration statement represents 66.2% of the total number of Class A Ordinary Shares currently issued and outstanding. The Founder Shares and FPA Shares are currently subject to restrictions on transfer under applicable lock-up agreements; however, these restrictions are due to expire on March 20, 2024 and September 20, 2023, respectively, resulting in these shares becoming eligible for public sale on March 21, 2024 and September 21, 2023, respectively, if they are registered under the Securities Act, or if they qualify for an exemption from registration under the Securities Act. Pursuant to our Registration Rights Agreement, certain of our stockholders, including holders of the Founder Shares and holders of the FPA Shares, are entitled to registration rights requiring us to register such securities for resale.
Zura’s operating results may fluctuate significantly.
Zura expects its operating results to be subject to quarterly, and possibly annual, fluctuations. Zura’s net loss and other operating results will be affected by numerous factors, including:
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variations in the level of expenses related to Zura’s development programs;

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the addition or termination of clinical trials;

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any intellectual property infringement lawsuit in which Zura may become involved;

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regulatory developments affecting the ZB Assets or Zura’s product candidates, regulatory approvals of its product candidates, and the level of underlying demand for such products and purchasing patterns; and

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Zura’s execution of any collaborative, licensing or similar arrangements, and the timing of payments Zura may make or receive under these arrangements.

If Zura’s quarterly or annual operating results fall below the expectations of investors or securities analysts, the price of its ordinary shares could decline substantially. Furthermore, any quarterly or annual fluctuations in Zura’s operating results may, in turn, cause the price of its ordinary shares to fluctuate substantially.
If securities or industry analysts do not publish research or reports about Zura’s business, or if they issue an adverse opinion regarding its share, its share price and trading volume could decline.
The trading market for Zura Class A Ordinary Shares will be influenced by the research and reports that industry or securities analysts publish about Zura or its business. Zura does not currently have and may never obtain research coverage by securities and industry analysts. Since Zura became public through a merger, securities analysts of major brokerage firms may not provide coverage of Zura since there is no incentive to brokerage firms to recommend the purchase of its ordinary shares. If no or few securities or industry analysts commence coverage of Zura, the trading price for its share would be negatively impacted. In the event Zura obtains securities or industry analyst coverage, if any of the analysts who cover it issues an adverse opinion regarding Zura, its business model, its intellectual property or its share performance, or if its clinical trials and operating results fail to meet the expectations of analysts, its share price would likely decline. If one or more of these analysts cease coverage of Zura or fail to publish reports on it regularly, Zura could lose visibility in the financial markets, which in turn could cause its share price or trading volume to decline.
Raising additional capital may cause dilution to Zura’s existing shareholders, restrict its operations or require it to relinquish rights to the ZB Assets or its product candidates.
Zura may issue additional equity securities to fund future expansion and pursuant to equity incentive or employee benefit plans. It may also issue additional equity for other purposes. These securities may have the same rights as Zura Class A Ordinary Shares or, alternatively, may have dividend, liquidation or other preferences to Zura Class A Ordinary Shares. The issuance of additional equity securities will dilute the holdings of existing shareholders and may reduce the share price of Zura Class A Ordinary Shares.
Pursuant to the Equity Incentive Plan, which became effective the day prior to the Closing, Zura is authorized to grant equity awards to its employees, directors and consultants. In addition, pursuant to the ESPP, which will become effective the day prior to the Closing, Zura is authorized to sell shares to its employees. A total of 9,594,213 and 4,029,898 Zura Class A Ordinary Shares have been reserved for future issuance under the Equity Incentive Plan and the ESPP, respectively. In addition, the Equity Incentive Plan provides for annual automatic increases in the number of shares reserved thereunder, beginning on

January 1, 2024. As a result of such annual increases, Zura’s shareholders may experience additional dilution, which could cause the price of Zura Class A Ordinary Shares to fall.
If Zura raises additional funds through collaboration, licensing or other similar arrangements, Zura may have to relinquish valuable rights to the ZB Assets or any product candidates, or grant licenses on terms unfavorable to Zura. If adequate funds are not available, Zura’s ability to achieve profitability or to respond to competitive pressures would be significantly limited and Zura may be required to delay, significantly curtail or eliminate the development of its product candidates.
Zura’s principal shareholders, directors and executive officers own a significant percentage of its capital shares, and have significant influence over Zura’s management.
Zura’s directors, executive officers, holders of 5% or more of Zura’s capital shares and their respective affiliates beneficially own, in the aggregate, approximately 60.6% of Zura’s issued and outstanding voting shares. This concentration of voting power may make it less likely that any other holder of Zura Class A Ordinary Shares will be able to affect the way Zura is managed and could delay or prevent an acquisition of Zura on terms that other shareholders may desire. This could prevent transactions in which shareholders might otherwise recover a premium for their shares over current market prices. See above for additional information regarding Zura’s influence and control in Zura. See “Security Ownership of Certain Principal Shareholders” for information regarding the ownership of Zura’s outstanding shares by its directors, executive officers, and current beneficial owners of 5% or more of Zura’s voting securities and their respective affiliates.
If Zura’s estimates or judgments relating to its critical accounting policies are based on assumptions that change or prove to be incorrect, its operating results could fall below its publicly announced guidance or the expectations of securities analysts and investors, resulting in a decline in the market price of its ordinary share.
The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in Zura’s financial statements and accompanying notes. Zura bases its estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets, liabilities, equity, revenue and expenses that are not readily apparent from other sources. If Zura’s assumptions change or if actual circumstances differ from its assumptions, its operating results may be adversely affected and could fall below its publicly announced guidance or the expectations of securities analysts and investors, resulting in a decline in the market price of Zura Class A Ordinary Shares.
Anti-takeover provisions in the MAA and under Cayman Islands law could make an acquisition of Zura, which may be beneficial to its shareholders, more difficult and may prevent attempts by its shareholders to replace or remove Zura’s current management.
The MAA and the Cayman Islands Companies Act contain provisions that could make it more difficult for a third party to acquire Zura, even if doing so might be beneficial to Zura’s shareholders. Among other things, these provisions:
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allow the Zura Board to authorize the issuance of undesignated preference shares, the terms of which may be established and the shares of which may be issued without shareholder approval, and which may include supermajority voting, special approval, dividend, or other rights or preferences superior to the rights of other shareholders;

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provide that directors may only be removed (a) for cause by the vote of a majority of the other directors then in office or (b) by the affirmative vote of holders of at least 66 2∕3% in voting power of all the then-outstanding Zura Class A Ordinary Shares entitled to vote thereon, voting together as a single class;

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prohibit shareholder action by written resolution;

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provide that extraordinary general meetings may only be called by or at the direction of (a) the Chairman of the Zura Board, the Zura Board or the Chief Executive Officer or (b) members holding not less than 10% in par value of the issued shares which as at the date of the requisition for a meeting carry the right to vote at general meetings of Zura;
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provide that any alteration, amendment or repeal, in whole or in part, of any provision of the MAA by Zura’s shareholders will require the affirmative vote of the holders of at least 662∕3% in voting power of all the then-outstanding shares of the Zura Class A Ordinary Shares entitled to vote thereon, voting together as a single class; and

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establish advance notice requirements for nominations for elections to the Zura Board and for proposing matters that can be acted upon by shareholders at shareholder meetings.

These anti-takeover provisions and other provisions in the MAA and Cayman Islands law could make it more difficult for shareholders or potential acquirors to obtain control of the Zura Board or initiate actions that are opposed by Zura’s then-current board of directors and could also delay or impede a merger, tender offer or proxy contest involving Zura. The existence of these provisions could negatively affect the price of Zura Class A Ordinary Shares and limit opportunities for a shareholder to realize value in a corporate transaction. For information regarding these and other provisions, see the section titled “Description of Zura Securities.” In addition, if prospective takeovers are not consummated for any reason, Zura may experience negative reactions from the financial markets, including negative impacts on the price of Zura Class A Ordinary Shares.
The MAA designate the Cayman Islands as the exclusive forum for certain litigation that may be initiated by Zura’s shareholders and the federal district courts of the United States as the exclusive forum for litigation arising under the Securities Act, which could limit Zura’s shareholders’ ability to obtain a favorable judicial forum for disputes with Zura.
Pursuant to the MAA unless Zura consents in writing to the selection of an alternative forum, the Courts of the Cayman Islands and any appellate court therefrom, will, to the fullest extent permitted by law, be the sole and exclusive forum for any claim or dispute arising out of or in connection with the MAA or otherwise relating to each shareholder’s shareholding in Zura, including but not limited to (i) any derivative action or proceeding brought on Zura’s behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of Zura’s current or former directors, officers or other employees to Zura or its shareholders; (iii) any action asserting a claim against arising pursuant to any provision of the Cayman Islands Companies Act, or the MAA; (iv) any action asserting a claim against Zura governed by the “internal affairs doctrine,” (as such concept is recognized under the laws of the United States of America); provided that, for the avoidance of doubt, the foregoing forum selection provision will not apply to claims arising under the Securities Act, the Exchange Act or any other claim for which the federal district courts are, as a matter of the laws of the United States, the sole and exclusive forum for determination of such a claim. See the section titled “Description of Zura Securities — Anti-Takeover Measures in Zura’s Governing Documents and Under Cayman Islands Law — Exclusive Forum.”
The forum selection provisions in the MAA may have the effect of discouraging lawsuits against Zura’s directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings and there is uncertainty as to whether a court would enforce such provisions. In addition, investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. If the enforceability of Zura’s forum selection provisions were to be challenged, it may incur additional costs associated with resolving such challenge. While Zura currently has no basis to expect any such challenge would be successful, if a court were to find its forum selection provisions to be inapplicable or unenforceable with respect to one or more of these specified types of actions or proceedings, Zura may incur additional costs associated with having to litigate in other jurisdictions, which could result in a diversion of the time and resources of Zura’s employees, management and board of directors, and could have an adverse effect on its business, financial condition and results of operations.
Zura is an emerging growth company, and it cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make its ordinary shares less attractive to investors.
Zura is an emerging growth company, as defined in the JOBS Act. For as long as Zura continues to be an emerging growth company, it may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements and exemptions from the requirements of holding nonbinding advisory shareholder votes on executive compensation and shareholder approval of any golden parachute payments not previously approved. Zura cannot predict if investors will find its ordinary shares less attractive because Zura may rely on these exemptions. If some investors find Zura Class A Ordinary Shares less attractive as a result, there may be a less active trading market for Zura Class A Ordinary Shares and its share price may be more volatile.
Zura will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the IPO, (b) in which it has total annual gross revenue of at least $1.07 billion, or (c) in which it is deemed to be a large accelerated filer, which requires the market value of its ordinary shares that is held by non-affiliates to exceed $700 million as of the last business day of the second fiscal quarter of such year, and (2) the date on which Zura has issued more than $1 billion in non-convertible debt during the prior three-year period.
Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. Zura has irrevocably elected not to avail itself of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. As a result, changes in rules of U.S. generally accepted accounting principles or their interpretation, the adoption of new guidance or the application of existing guidance to changes in Zura’s business could significantly affect Zura’s business, financial condition and results of operations.
Additionally, Zura is a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements.
Zura will incur increased costs as a result of operating as a public company, and its management will devote substantial time to related compliance initiatives.
As a public company, Zura will incur significant legal, accounting and other expenses that Legacy Zura did not incur as a private company, and these expenses may increase even more after it is no longer an “emerging growth company.” Zura is subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), as well as rules and regulations adopted, and to be adopted, by the SEC and Nasdaq. Zura’s management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, Zura expects these rules and regulations to substantially increase its legal and financial compliance costs and to make some activities more time-consuming and costly, which will increase its operating expenses. For example, Zura expects these rules and regulations to make it more difficult and more expensive for Zura to obtain directors’ and officers’ liability insurance and Zura may be required to incur substantial costs to maintain sufficient coverage. Zura cannot predict or estimate the amount or timing of additional costs it may incur to respond to these requirements. The impact of these requirements could also make it more difficult for Zura to attract and retain qualified persons to serve on the Zura Board, Zura’s board committees or as executive officers. Advocacy efforts by shareholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.
In addition, Zura expects that it will need to implement an enterprise resource planning (“ERP”) system. An ERP system is intended to combine and streamline the management of Zura’s financial, accounting, human resources, sales and marketing and other functions, enabling it to manage operations and track performance more effectively. However, an ERP system would likely require Zura to complete many processes and procedures for the effective use of the system or to run its business using the system, which may result in substantial costs. Any disruptions or difficulties in implementing or using an ERP system could adversely affect Zura’s controls and harm its business, financial condition and results of operations, including its ability to forecast or make sales and collect its receivables. Moreover, such disruption or difficulties could result in unanticipated costs and diversion of management attention.

As a public company, Zura is required to incur additional costs and obligations in order to comply with SEC rules that implement Section 404 of the Sarbanes-Oxley Act. Under these rules, Zura is required to make a formal assessment of the effectiveness of its internal control over financial reporting, and once it ceases to be an emerging growth company, Zura is required to include an attestation report on internal control over financial reporting issued by its independent registered public accounting firm. To achieve compliance with Section 404 within the prescribed period, Zura is engaging in a process to document and evaluate its internal control over financial reporting, which is both costly and challenging. In this regard, Zura will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of its internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are designed and operating effectively, and implement a continuous reporting and improvement process for internal control over financial reporting.
The rules governing the standards that must be met for management to assess Zura’s internal control over financial reporting are complex and require significant documentation, testing and possible remediation to meet the detailed standards under the rules. During the course of its testing, Zura’s management may identify material weaknesses or deficiencies which may not be remedied in time to meet the deadline imposed by the Sarbanes-Oxley Act. See “Risk Factors — We have identified a material weakness in our internal control over financial reporting. Any material weakness may cause us to fail to timely and accurately report our financial results or result in a material misstatement of our financial statements.” See above for additional information regarding a previously identified material weakness. These reporting and other obligations place significant demands on Zura’s management and administrative and operational resources, including accounting resources.
In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. Zura intends to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of its management’s time and attention from revenue-generating activities to compliance activities. If Zura’s efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against Zura and there could be a material adverse effect on Zura’s business, financial condition and results of operations.
Zura’s failure to meet Nasdaq’s continued listing requirements could result in a delisting of its ordinary shares.
In order to continue to maintain the listing of our securities on Nasdaq, we will be required to demonstrate ongoing compliance with Nasdaq’s continued listing requirements. If Zura fails to satisfy Nasdaq’s continued listing requirements, such as the minimum number of round-lot shareholders, the minimum dollar value of the public float, the total minimum capital, the corporate governance requirements or the minimum closing bid price requirement, Nasdaq may or take steps to delist Zura Class A Ordinary Shares. We cannot assure you that we will be able to meet all continued listing requirements.
In the event of a delisting, Zura can provide no assurance that any action taken by it to restore compliance with listing requirements would allow its ordinary shares to become listed again, stabilize the market price or improve the liquidity of its ordinary shares, prevent its ordinary shares from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.
The Warrants may never be in the money, they may expire worthless and therefore we may not receive cash proceeds from the exercise of warrants. The terms of the Warrants may be amended in a manner adverse to a holder if holders of a majority of the then-outstanding Warrants approve of such amendment.
The Warrants were issued in registered form under the Warrant Agreement between Continental, as warrant agent, and JATT. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision or correct any mistake, but requires the approval by the holders of a majority of the then-outstanding Warrants to make any change that adversely affects the interests of the registered holders of Warrants. Accordingly, Zura may amend the terms of the Warrants in a manner adverse to a holder if holders of a majority of the then- outstanding Warrants approve of such amendment. Although Zura’s ability to amend the terms of the Warrants with the consent of majority of the then-outstanding Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the Warrants, convert the Warrants into cash, shorten the exercise period, or decrease the number of Zura Class A Ordinary Shares purchasable upon exercise of a Warrant.
We could receive up to an aggregate of $147.3 million if all of the Warrants registered hereunder are exercised for cash. The exercise of the Warrants, and any proceeds we may receive from their exercise, are highly dependent on the price of our Class A Ordinary Shares and the spread between the exercise price of the Warrant and the price of our Class A Ordinary Shares at the time of exercise. For example, to the extent that the price of our Class A Ordinary Shares exceeds $11.50 per share, it is more likely that holders of our Public Warrants and Private Placement Warrants will exercise their warrants. If the price of our Class A Ordinary Shares is less than $11.50 per share, it is unlikely that such holders will exercise their warrants. As of August 22, 2023, the closing price of our Class A Ordinary Shares was $6.76 per share. There can be no assurance that all of our Warrants will be in the money prior to their expiration. Our Public Warrants under certain conditions, as described in the warrant agreement, are redeemable by the Company at a price of $0.01 per warrant or on a cashless basis. Our Private Placement Warrants are not redeemable so long as they are held by the initial stockholders or permitted transferees and are exercisable on a cashless basis. Our Pre-Funded Warrants are not redeemable and are exercisable on a cashless basis. As such, it is possible that we may never generate any cash proceeds from the exercise of our Warrants. Accordingly, as of the date of this prospectus, we have neither included nor intend to include any potential cash proceeds from the exercise of our Warrants in our short-term or long-term liquidity projections. We will continue evaluate the probability of warrant exercise over the life of our Warrants and the merit of including potential cash proceeds from the exercise thereof in our liquidity projections. Nevertheless, we believe our existing cash and cash equivalents will be sufficient to fund our operations for at least the next 12 months from the date of this prospectus. However, our liquidity assumptions may prove to be incorrect, and we could utilize our available financial resources sooner than we currently expect. Our future capital requirements and the adequacy of available funds will depend on many factors, including those set forth under “Risk Factors” elsewhere in this prospectus.
Zura may redeem any unexpired Warrants prior to their exercise at a time that is disadvantageous to you, thereby making the Warrants worthless.
Zura has the ability to redeem outstanding Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per Warrant, provided that the closing price of Zura Class A Ordinary Shares equals or exceeds $18.00 per share (as adjusted for share subdivisions, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) on each of 20 trading days within any 30-trading-day period commencing after the Warrants become exercisable and ending on the third trading day prior to the date on which notice of redemption is given. If and when the Warrants become redeemable by Zura, Zura may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding Warrants could force the holders thereof to: (i) exercise such Warrants and pay the exercise price therefor at a time when it may be disadvantageous for a holder to do so; (ii) sell such Warrants at the then-current market price when a holder might otherwise wish to hold such Warrants; or (iii) accept the nominal redemption price that, at the time the outstanding Warrants are called for redemption, is likely to be substantially less than the market value of such Warrants.
In addition, Zura may redeem the Warrants at any time after they become exercisable and prior to their expiration for a number of Zura Class A Ordinary Shares determined based on the fair market value of Zura Class A Ordinary Share. The value received upon exercise of the Warrants (1) may be less than the value the holders would have received if they had exercised their Warrants at a later time where the underlying share price is higher and (2) may not compensate the holders for the value of the Warrants.

USE OF PROCEEDS
All of the Class A Ordinary Shares, Private Placement Warrants and Pre-Funded Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their account. We will not receive any of the proceeds from these sales.
We could receive up to an aggregate of $147.3 million if all of the Warrants registered hereunder are exercised for cash. The exercise of the Warrants, and any proceeds we may receive from their exercise, are highly dependent on the price of our Class A Ordinary Shares and the spread between the exercise price of the Warrant and the price of our Class A Ordinary Shares at the time of exercise. For example, to the extent that the price of our Class A Ordinary Shares exceeds $11.50 per share, it is more likely that holders of our Public Warrants and Private Placement Warrants will exercise their warrants. If the price of our Class A Ordinary Shares is less than $11.50 per share, it is unlikely that such holders will exercise their warrants. As of August 22, 2023, the closing price of our Class A Ordinary Shares was $6.76 per share. There can be no assurance that all of our Warrants will be in the money prior to their expiration. Our Public Warrants under certain conditions, as described in the warrant agreement, are redeemable by the Company at a price of $0.01 per warrant or on a cashless basis. Our Private Placement Warrants are not redeemable so long as they are held by the initial stockholders or permitted transferees and are exercisable on a cashless basis. Our Pre-Funded Warrants are not redeemable and are exercisable on a cashless basis. As such, it is possible that we may never generate any cash proceeds from the exercise of our Warrants. Accordingly, as of the date of this prospectus, we have neither included nor intend to include any potential cash proceeds from the exercise of our Warrants in our short-term or long-term liquidity projections. We will continue evaluate the probability of warrant exercise over the life of our Warrants and the merit of including potential cash proceeds from the exercise thereof in our liquidity projections. Nevertheless, we believe our existing cash and cash equivalents will be sufficient to fund our operations for at least the next 12 months from the date of this prospectus. However, our liquidity assumptions may prove to be incorrect, and we could utilize our available financial resources sooner than we currently expect. Our future capital requirements and the adequacy of available funds will depend on many factors, including those set forth under “Risk Factors” elsewhere in this prospectus. We expect to use the net proceeds from the exercise of the warrants, if any, for general corporate purposes, including to fund potential future investments and acquisitions of companies that we believe are complementary to our business and consistent with our growth strategy. We will have broad discretion over the use of proceeds from the exercise of the warrants.

DETERMINATION OF OFFERING PRICE
The offering price of the Class A Ordinary Shares underlying the Public Warrants and the Private Placement Warrants offered hereby is determined by reference to the exercise price of the warrants of $11.50 per share. The Public Warrants are listed on Nasdaq under the symbol “ZURAW.”

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S ORDINARY
SHARES AND RELATED SHAREHOLDER MATTERS
Market Price and Ticker Symbol
Zura’s ordinary shares and public warrants are currently listed on Nasdaq under the symbols “ZURA” and “ZURAW,” respectively. Prior to the consummation of the Business Combination, JATT’s Units, Class A Ordinary and Public Warrants were listed on the New York Stock Exchange under the symbols “JATT.U,” “JATT” and “JATT.WS,” respectively. On August 22, 2023, the closing sale price of our Class A Ordinary Shares was $6.76 per share and the closing price of our Public Warrants was $0.45 per Public Warrant.
Holders
As of August 23, 2023, there were 35 (thirty-five) holders of record of the Class A Ordinary Shares and 6 (six) holders of record of the Public Warrants. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose Class A Ordinary Shares are held of record by banks, brokers and other financial institutions.
Dividend Policy
Zura has not paid any cash dividends on its ordinary shares to date and does not intend to pay any cash dividends for the foreseeable future. The payment of cash dividends in the future will be dependent upon Zura’s revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends is within the discretion of the Board.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS
Unless the context otherwise requires, for purposes of this section, the terms “we,” “us,” “our,” “the Company” or “Zura” refer to Legacy Zura prior to the Business Combination and to Zura after the Business Combination. You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks, uncertainties and assumptions. As a result of many factors, including those set forth in the “Risk Factors” section of this prospectus, our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.
Overview
Zura Bio Limited, formerly known as JATT Acquisition Corp, is a is a multi-asset clinical-stage biotechnology company focused on developing novel medicines for immune and inflammatory disorders. The experienced leadership team will build the company rapidly from a small to a medium size pharmaceutical company enabling Zura to become a leader in the autoimmunology field.
We were incorporated as a Cayman Islands exempted company on March 10, 2021. Our wholly owned subsidiary, Zura Bio Limited (“Legacy Zura”) was formed in the United Kingdom, or UK, on January 18, 2022. Prior to March 20, 2023, our operations were conducted through Legacy Zura.
We have a limited operating history. Since our inception, our operations have focused on organizing and staffing our company, business planning, raising capital and entering into collaboration agreements for conducting manufacturing, research and development activities for our product. Our lead product candidates are in the clinical testing stage, however, we have not conducted any clinical tests ourselves, nor have any been conducted during the period since our inception. We do not have any product candidates approved for sale and have not generated any revenue from product sales. We have funded our operations through (i) the sale of equity, raising an aggregate of $10.0 million of gross proceeds from the sale of shares of convertible preferred stock of Legacy Zura through March 31, 2023; (ii) the issuance of a promissory note, receiving net proceeds of $7.6 million in December 2022; (iii) proceeds from the Business Combination of $56.7 million in March 2023; and (iv) the April 2023 Private Placement, raising an aggregate of $80.0 million of gross proceeds from the sale of Class A Ordinary Shares and Pre-Funded Warrants during the three months ended June 30, 2023.
Since our inception, we have incurred significant operating losses. Our net loss for the three and six months ended June 30, 2023 was $34.0 million and $43.6 million, respectively. As of June 30, 2023, we had an accumulated deficit of $86.8 million. We anticipate that our expenses will increase significantly in connection with our ongoing activities, as we:
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continue to advance the preclinical and clinical development of our product candidates and preclinical programs;

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conduct our planned clinical and preclinical trials of the ZB Assets, as well as initiate and complete additional trials of future potential product candidates;

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seek regulatory approval for any product candidates that successfully complete clinical trials;

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scale up our clinical and regulatory capabilities;

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manufacture current good manufacturing practices, or cGMP, material for clinical trials or potential commercial sales;

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establish and validate a commercial-scale cGMP manufacturing facility, or use a contract manufacturing organization;

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establish a commercialization infrastructure and scale up manufacturing and distribution capabilities to commercialize any product candidates for which we may obtain regulatory approval;

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adapt our regulatory compliance efforts to incorporate requirements applicable to marketed products;

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maintain, expand and protect our intellectual property portfolio;

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hire additional clinical, manufacturing quality control, regulatory, manufacturing and scientific and administrative personnel;

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add operational, financial and management information systems and personnel, including personnel to support our product development and planned future commercialization efforts; and

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incur additional legal, accounting and other expenses in operating as a public company.

Business Combination
On March 20, 2023 (the “Closing Date”), we consummated the previously-announced transactions contemplated by the Business Combination Agreement, dated June 16, 2022, as amended on September 20, 2022, November 14, 2022, and January 13, 2023 by and among Zura Bio Limited, a limited company incorporated under the laws of England and Wales (“Legacy Zura”), JATT Acquisition Corp, a Cayman Islands exempted company (“JATT”), JATT Merger Sub, a Cayman Islands exempted company and wholly owned subsidiary of JATT (“Merger Sub”), JATT Merger Sub 2, a Cayman Islands exempted company and wholly owned subsidiary of JATT (“Merger Sub 2”) and Zura Bio Holdings Ltd, a Cayman Islands exempted company (“Holdco”), following the approval at an extraordinary general meeting of JATT’s shareholders held on March 16, 2023.
Pursuant to the Business Combination Agreement, (a) before the closing of the Business Combination, Holdco was established as our new holding company and became a party to the Business Combination Agreement; and (b) on the closing date, in sequential order: (i) Merger Sub merged with and into Holdco, with Holdco continuing as the surviving company and a wholly owned subsidiary of JATT (the “Merger”); (ii) immediately following the Merger, Holdco merged with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving company and a wholly owned subsidiary of JATT (the “Subsequent Merger”); and (iii) JATT changed its name to “Zura Bio Limited” (“Zura Bio”).
Subject to, and in accordance with, the terms and conditions of the Business Combination Agreement, at the Closing, (i) each JATT unit was (to the extent not already separated) automatically separated and the holder thereof was deemed to hold one JATT Class A Ordinary Share and one-half of a JATT warrant; (ii) in consideration for the Merger, JATT issued to holders of Holdco’s issued and outstanding shares immediately prior to the Effective Time (as defined in the Business Combination Agreement) an aggregate of 14,558,067 JATT Class A Ordinary Shares (including 499,993 JATT Class A Ordinary Shares underlying restricted share units granted to Amit Munshi, the Company’s Non-Executive Chairman) plus 1,941,933 options to acquire JATT Class A Ordinary Shares for which outstanding options to acquire Holdco Class A Ordinary Shares were exchanged on Closing; and (iii) pursuant to the terms and conditions of JATT’s existing amended and restated memorandum and articles of association, all then-outstanding Class B Ordinary Shares, par value $0.0001 per share, were automatically converted into JATT Class A Ordinary Shares on a one-for-one basis.
On the Closing Date, Ewon Comfortech Co., Ltd. (“Ewon”), an institutional accredited investor which is an indirect investor in Zura through its equity interest in Hana Immunotherapeutics LLC (“Hana”), purchased from JATT 2,000,000 JATT Class A Ordinary Shares and Eugene Investment & Securities Co., Ltd (“Eugene”), an unaffiliated institutional accredited investor, purchased from JATT 9,950 JATT Class A Ordinary Shares (Ewon, together with Eugene, the “PIPE Investors”), for an aggregate of 2,009,950 JATT Class A Ordinary Shares (the “PIPE Shares”) at a price of $10.00 per share, for an aggregate purchase price of $20,099,500 (the “PIPE Financing”), pursuant to the subscription agreement entered into by JATT and Ewon as of June 16, 2022, as amended on November 25, 2022 (the “Ewon PIPE Subscription Agreement”) and the subscription agreement entered into by JATT and Eugene as of March 13, 2023 (the “Eugene PIPE Subscription Agreement” and, together with the Ewon PIPE Subscription Agreement, the “PIPE Subscription Agreements”).
At the Closing of the Business Combination, Athanor Master Fund, LP and Athanor International Master Fund, LP (collectively, the “FPA Investors”), each of which is an unaffiliated institutional investor, purchased (i) an aggregate of 3,000,000 JATT Class A Ordinary Shares at $10 per share for $30,000,000; (ii) an aggregate of 1,301,633 JATT Class A Ordinary Shares at $10 per share for $13,016,330 (the “Redemption Backstop”) as public share redemptions were greater than 90% at the time of the Business Combination (the “Excess Redemptions”); and (iii) an additional 2,500,000 JATT Class A Ordinary Shares in consideration for the FPA Investors entering into the latest amendment, but for no additional monetary consideration, to the forward purchase agreements JATT and the FPA Investors entered into on August 5, 2021, as amended and restated on January 27, 2022 and as amended on March 8, 2023 (the “Forward Purchase Agreement”).
The Business Combination, together with the PIPE financing, the Forward Purchase Agreement, and the Redemption Backstop, generated approximately $56.7 million in proceeds. On March 21, 2023, the Company’s Class A Ordinary Shares and public warrants began trading on Nasdaq under the symbols “ZURA” and “ZURAW,” respectively.
April 2023 Private Placement
On April 26, 2023, the Company entered into its second PIPE subscription agreement (the “April 2023 Private Placement”) with certain accredited investors (the “Subscribers”), whereby the Company issued 15,041,530 Class A Ordinary Shares, par value $0.0001 per share and pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 3,782,000 Class A Ordinary Shares. Each Class A Ordinary Share was sold at a price of $4.25 per Class A Ordinary Share and each Pre-Funded Warrant was sold at a price of $4.249 per Pre-Funded Warrant for an aggregate purchase price of $80.0 million.
Concurrently with the April 2023 Private Placement, the Company agreed to, within six months of April 24, 2023, exercise its call option on 50% of the Z33 Series Seed Preferred Shares previously issued to Stone Peach Properties LLC, (“Stone Peach”). The Company agreed to settle its call option by issuing 2,000,000 Class A Ordinary Shares. The amended settlement terms represented an extinguishment and reissuance of the Z33 Series Seed Preferred Shares. The $10.9 million difference between the estimated fair value of the new instrument issued and the carrying value of the Z33 Series Seed Preferred Shares was recorded as a deemed dividend to the redeemable noncontrolling interest.
2023 Lilly License
On April 26, 2023, the Company’s newly-formed subsidiary ZB17 LLC (“ZB17”) entered into a license agreement (the “2023 Lilly License” and, together with the 2022 Lilly License, the “Lilly Licenses”) with Lilly, for an exclusive license to develop, manufacture and commercialize a certain bispecific antibody relating to IL-17 and BAFF (“ZB-106”) in exchange for an upfront payment consisting of $5.8 million as well as 1,000,000 Class A Ordinary Shares issued at a fair value of $7.84 per Class A Ordinary Share. In addition, ZB17 will make a payment of $5.0 million upon the receipt of certain know-how, data, information and materials that Lilly is required to provide under the license agreement.
As a finder’s fee for arranging the acquisition of the 2023 Lilly License, ZB17 granted to Stone Peach the right, but not the obligation, to purchase 4.99% of the fully diluted equity of ZB17 for $1.0 million (the “Stone Peach Call Right”). The Stone Peach Call Right is not exercisable until after the last patient is dosed in any single next clinical trial with ZB-106 and expires one year from the date of first indication approval for ZB-106 by the FDA or the EMA.
As additional consideration, Stone Peach will receive annual payments first of $0.6 million, and increasing by 10% annually, so long as the Company maintains its license for ZB-106 and beginning on May 1, 2023.
As a finder’s fee for arranging the acquisition of the 2023 Lilly License, the Company agreed to make a one-time milestone payment of $5.0 million to BAFFX17, Ltd (“BAFFX17”) upon the occurrence of either: (i) a change of control transaction, (ii) the closing of an issuance of equity or equity-linked securities by the Company of at least $100.0 million (iii) the consummation of a sale of assets resulting in net proceeds in excess of $100.0 million, or (iv) the Company’s fully diluted shares outstanding exceed 52,500,000 shares (on a split adjusted basis).

In addition to the consideration transferred during the three and six months ended June 30, 2023, the Company is obligated to make 4 development milestone payments to Lilly up to an aggregate of $155.0 million, and sales milestone payments up to an aggregate of $440 million based on respective thresholds of net sales of products developed from ZB-106. The Company is also obligated to pay Lilly over a multi-year period (twelve years, or upon the later expiration of regulatory exclusivity of ZB-106 in a country) an annual earned royalty at a marginal royalty rate in the mid-single digits to low-double digits, with increasing rates depending on net sales in the respective calendar year, based on a percentage of sales within varying thresholds for a certain period of years. The Company is obligated to pay BAFFX17 a fee equal to 3% of any milestone or royalty payments due to Lilly pursuant to the terms of either the 2022 Lilly License and the 2023 Lilly License with Lilly. Upon receiving written approval from the FDA, EMA, or similar regulatory authority of the Investigational New Drug (“IND”) and commencement and the commencement of a clinical trial in the applicable jurisdiction for ZB-106, Stone Peach will also receive a one-time payment of $4.5 million. Stone Peach will also receive a one-time milestone payment of $25 million upon either (i) certain equity-related transactions, or (ii) the receipt of regulatory approval from the applicable regulatory authority for any new indication in the applicable jurisdiction. Furthermore, Stone Peach was granted a royalty of 2% of the aggregate net sales of any products developed from the Compound.
Components of Operating Results
Operating Expenses
General and Administrative Expenses
General and administrative expenses primarily consist of professional fees for legal, accounting, and consulting costs relating to corporate matters, as well as salaries and related costs for personnel in executive and administrative functions, including share-based compensation.
We anticipate that our general and administrative expenses will increase in the future as we continue to support research and development activities and incur increased costs of operating as a public company. These costs include increased headcount to support expanded operations and infrastructure.
Additionally, we anticipate increased costs associated with maintaining compliance with Nasdaq rules and SEC requirements such as accounting, audit, legal and consulting services, as well as director and officer liability insurance, investor and public relations activities.
Research and Development Expenses
Research and development (“R&D”) expenses consist primarily of consulting fees for medical and manufacturing advisory services and costs related to manufacturing material for preclinical studies. Expenses are recognized as an expense as the related goods are delivered or the services are performed.
R&D expenses include the cost of in-process research and development (“IPR&D”) assets purchased in an asset acquisition transaction. IPR&D assets are expensed unless the assets acquired are deemed to have an alternative future use, provided that the acquired asset did not also include processes or activities that would constitute a “business” as defined under U.S. GAAP, the drug has not achieved regulatory approval for marketing and, absent obtaining such approval, has no established alternative future use. Acquired IPR&D payments are immediately expensed in the period in which they are incurred and include upfront payments, as well as transaction fees and subsequent pre-commercial milestone payments. Research and development costs incurred after the acquisition are expensed as incurred. R&D expenses also include the remeasurement of the research and development license consideration liability.
Research and development expenses could include:
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employee-related expenses, including salaries, bonuses, benefits, share-based compensation and other related costs for those employees involved in research and development efforts;

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external research and development expenses incurred under agreements with clinical research organizations, investigative sites and consultants to conduct our preclinical studies;

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costs related to manufacturing material for preclinical studies and clinical trials, including fees paid to contract manufacturing organizations;

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laboratory supplies and research materials;

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costs related to compliance with regulatory requirements; and

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facilities, depreciation and other allocated expenses, which include direct and allocated expenses for rent, maintenance of facilities, insurance and equipment.

Research and development activities are central to our business model. Product candidates in later stages of clinical development generally have higher development costs than those in earlier stages of clinical development, primarily due to the increased size and duration of later-stage clinical trials. We plan to substantially increase our research and development expenses for the foreseeable future as we develop our product candidates and manufacturing processes and conduct discovery and research activities for our preclinical and clinical programs. We cannot determine with certainty the timing of initiation, the duration or the completion costs of current or future preclinical studies and clinical trials of our product candidates due to the inherently unpredictable nature of preclinical and clinical development. Clinical and preclinical development timelines, the probability of success and development costs can differ materially from expectations. We anticipate that we will make determinations as to how we pursue our product candidates and how much funding to direct to each program on an ongoing basis in response to the results of future preclinical studies and clinical trials, regulatory developments and our ongoing assessments as to commercial potential. We will need to raise substantial additional capital in the future. Our clinical development costs are expected to increase as we commence, continue and expand our clinical trials. Our future expenses may vary significantly each period based on factors such as:
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expenses incurred to conduct preclinical studies required to advance our product candidates into clinical trials;

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per patient clinical trial costs, including based on the number of doses that patients receive;

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the number of patients who enroll in each clinical trial;

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the number of clinical trials required for approval;

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the number of sites included in the clinical trials;

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the countries in which the clinical trials are conducted;

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the length of time required to enroll eligible patients;

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the drop-out or discontinuation rates of patients;

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potential additional safety monitoring requested by regulatory agencies;

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the duration of patient participation in clinical trials and follow-up;

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the phase of development of the product candidate;

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third party contractors failing to comply with regulatory requirements or meet their contractual obligations in a timely manner, or at all;

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the cost of insurance, including product liability insurance, in connection with clinical trials;

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regulators or institutional review boards requiring that we or our investigators suspend or terminate clinical development for various reasons, including noncompliance with regulatory requirements or a finding that the participants are being exposed to unacceptable health risks; and

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the efficacy and safety profile of our product candidates

Results of Operations
Comparison of the Three Months Ended June 30, 2023 and 2022
The following table summarizes our results of operations for the periods presented (in thousands):
	For the Three Months Ended June 30,		$ Change	% Change
	2023	2022
Operating expenses:
Research and development	$28,230	$85	$28,145	*
General and administrative	5,675	842	4,833	*
Total operating expenses	33,905	927	32,978	*
Loss from operations	(33,905)	(927)	(32,978)	*
Other expense/(income), net:
Other expense, net	(412)	(2)	(410)	*
Change in fair value of private placement warrants	532	—	532	100%
Total other expense/(income), net	120	(2)	122
Loss before income taxes	(34,025)	(925)	(33,100)	*
Income tax benefit	—	—	—	*
Net loss before redeemable noncontrolling interest	(34,025)	(925)	(33,100)	*
Net loss attributable to redeemable noncontrolling interest	—	—	—	*
Net loss	(34,025)	(925)	(33,100)	*
Deemed dividend to redeemable noncontrolling interest	(10,875)	—	(10,875)	100%
Net loss attributable to Ordinary Shareholders of Zura	$(44,900)	$(925)	$(43,975)	*

*
Percentage change not meaningful

Operating Expenses
Research and Development Expenses (in thousands):
	For the Three Months Ended June 30,		$ Change	% Change
	2023	2022
Research and development	$28,230	$85	$28,145	*
Research and development increased by $28.1 million for the three months ended June 30, 2023 compared to the three months ended June 30, 2022. The increase was primarily due to $27.2 million of expense related to the acquisition of an in-process research and development (“IPR&D”) license from Lilly during the three months ended June 30, 2023. The increase was also due an increase of $0.9 million of costs incurred for consulting and advisory services for clinical development strategy and manufacturing of our product candidates.
General and Administrative Expenses (in thousands):
	For the Three Months Ended June 30,		$ Change	% Change
	2023	2022
General and administrative	$5,675	$842	$4,833	*
General and administrative expenses increased by $4.8 million for the three months ended June 30, 2023 compared to the three months ended June 30, 2022. The increase was primarily due to increases of

$3.4 million in expenses related compensation for personnel in executive and administrative functions including share-based compensation, as well as an increase of $0.9 million in professional fees for legal and accounting costs incurred related to our ongoing operations as a public company, and an increase of $0.5 million of travel and office expenses.
Other Expense (Income)
Other Expense, net
Other income increased by $0.4 million for the three months ended June 30, 2023 compared to the three months ended June 30, 2022. This increase is primarily due to $0.4 million of dividend income from its cash equivalents.
Change in fair value of private placement warrants
Revaluation loss on the liability-classified private placement warrants assumed in the Business Combination was $0.5 million for the three months ended June 30, 2023. No warrants were outstanding during the three months ended June 30, 2022.
Net loss attributable to redeemable noncontrolling interest
Net loss attributable to redeemable noncontrolling interest was -0- for the three months ended June 30, 2023, representing the noncontrolling shareholder’s interest in the net loss of our consolidated subsidiary. The redeemable noncontrolling interest was not outstanding during the three months ended June 30, 2022.
Deemed Dividend to Redeemable Noncontrolling Interest
Deemed dividend to the redeemable noncontrolling interest was $10.9 million for the three months ended June 30, 2023, due to the modification of the terms of the Z33 Series Seed Preferred Shares issued to Stone Peach. The redeemable noncontrolling interest was not outstanding during the three months ended June 30, 2022.
Comparison of the Six Months Ended June 30, 2023 and the Period from January 18, 2022 (date of inception) to June 30, 2022
The following table summarizes our results of operations for the periods presented (in thousands):
	For the Six Months Ended June 30, 2023	For the Period from January 18, 2022 (date of inception) to June 30, 2022	$ Change	% Change
Operating expenses:
Research and development	$33,114	$7,585	$25,529	*
General and administrative	8,510	1,161	7,349	*
Total operating expenses	41,624	8,746	32,878	*
Loss from operations	(41,624)	(8,746)	(32,878)	*
Other expense/(income), net:
Other expense, net	(403)	(2)	(401)	*
Change in fair value of private placement warrants	355	—	355	100%
Change in fair value of note payable	2,244	—	2,244	100%
Total other expense/(income), net	2,196	(2)	2,198	*
Loss before income taxes	(43,820)	(8,744)	(35,076)	*
Income tax benefit	—	—	—	*

	For the Six Months Ended June 30, 2023	For the Period from January 18, 2022 (date of inception) to June 30, 2022	$ Change	% Change
Net loss before redeemable noncontrolling interest	(43,820)	(8,744)	(35,076)	*
Net loss attributable to redeemable noncontrolling interest	203	—	203	100%
Net loss	(43,617)	(8,744)	(34,873)	*
Accretion of redeemable noncontrolling interest to redemption value	(203)	—	(203)	100%
Deemed dividend to redeemable noncontrolling interest	(10,875)	—	(10,875)	100%
Net loss attributable to Ordinary Shareholders of Zura	$(54,695)	$(8,744)	$(45,951)	*

*
Percentage change not meaningful

Operating Expenses
Research and Development Expenses (in thousands):
	For the Six Months Ended June 30, 2023	For the Period from January 18, 2022 (date of inception) to June 30, 2022	$ Change	% Change
Research and development	$33,114	$7,585	$25,529	*
Research and development expenses increased by $25.5 million for the six months ended June 30, 2023 compared to the period ended June 30, 2022. This was primarily due to an increase of $19.7 million of costs incurred to acquire licenses, as we recognized $7.5 million of expense related to the acquisition of an in-process research and development (“IPR&D”) license from Pfizer during the six months ended June 30, 2022 and $27.2 million related to the acquisition of an IPR&D license from Lilly during the period ended June 30, 2023. The increase was also due to the issuance of additional shares to Pfizer under an anti-dilution provision of $2.2 million recognized during the six months ended June 30, 2023, an increase of $1.9 million related to the change in fair value of our research and development license consideration liability, and an increase of $1.7 million of costs incurred for consulting and advisory services for clinical development strategy and manufacturing of our product candidates.
General and Administrative Expenses (in thousands):
	For the Six Months Ended June 30, 2023	For the Period from January 18, 2022 (date of inception) to June 30, 2022	$ Change	% Change
General and administrative	$8,510	$1,161	$7,349	*
General and administrative expenses increased by $7.3 million for the six months ended June 30, 2023 compared to the period ended June 30, 2022. The increase was primarily due to increases of $5.1 million in expenses related compensation for personnel in executive and administrative functions including share-based compensation, as well as an increase of $1.6 million in professional fees for legal and accounting costs incurred related to our ongoing operations as a public company, an increase of $0.6 million of travel and office expenses.

Other Expense (Income)
Other Expense/(Income), net
Other income increased by $0.4 million for the six months ended June 30, 2023 compared to the period ended June 30, 2022. This increase is primarily due to $0.4 million of dividend income from its cash equivalents.
Change in fair value of private placement warrants
Revaluation loss on the liability-classified private placement warrants assumed in the Business Combination was $0.4 million for the six months ended June 30, 2023. No warrants were outstanding during the period ended June 30, 2022.
Change in fair value of note payable
Revaluation loss on the note payable was $2.2 million for the six months ended June 30, 2023 as the note was remeasured to its settlement value. The note payable was not outstanding during the period ended June 30, 2022.
Net loss attributable to redeemable noncontrolling interest
Net loss attributable to redeemable noncontrolling interest was $0.2 million for the six months ended June 30, 2023, representing the noncontrolling shareholder’s interest in the net loss of our consolidated subsidiary, Z33. The redeemable noncontrolling interest was not outstanding during the period ended June 30, 2022.
Accretion of redeemable noncontrolling interest to redemption value
Accretion of redeemable noncontrolling interest to redemption value was $0.2 million for the six months ended June 30, 2023. The redeemable noncontrolling interest was not outstanding during the period ended June 30, 2022.
Deemed Dividend to Redeemable Noncontrolling Interest
Deemed dividend to the redeemable noncontrolling interest was $10.9 million for the six months ended June 30, 2023, due to the modification of the terms of the Z33 Series Seed Preferred Shares issued to Stone Peach. The redeemable noncontrolling interest was not outstanding during the period ended June 30, 2022.
Liquidity and Capital Resources
Overview
Since our inception, we have not generated any revenue and expect to continue to incur significant operating losses for the foreseeable future and may never become profitable. As of June 30, 2023, we had cash and cash equivalents of $112.8 million. As of June 30, 2023, we have funded our operations through (i) the sale of equity, raising an aggregate of $10.0 million of gross proceeds from the sale of our convertible preferred shares; (ii) the issuance of a promissory note, receiving net proceeds of $7.6 million; (iii) proceeds from the Business Combination of $56.7 million in March 2023, and (iv) the April 2023 Private Placement, raising an aggregate of $80.0 million of gross proceeds from the sale of Class A Ordinary Shares and Pre-Funded Warrants during the three months ended June 30, 2023.
We have experienced operating losses and cash outflows from operations since inception and will require ongoing financing in order to continue our research and development activities. We have not earned any revenue or reached successful commercialization of our products. Our future operations are dependent upon our ability to finance our cash requirements which will allow us to continue our research and development activities and the commercialization of our products. There can be no assurance that we will be successful in continuing to finance our operations.

As a result, even with proceeds from the Business Combination and the April 2023 Private Placement, we will need substantial additional funding to support our continuing operations and pursue our business strategy. Until such time as we can generate significant revenues, if ever, we expect to finance our operations through issuance of additional equity, debt financings or other capital sources. Our filing of this resale registration statement may depress the trading price of our ordinary shares and may make it more difficult to raise additional funds in the future.
Warrant Proceeds
As of the date of this prospectus, we have 6,899,996 outstanding Public Warrants to purchase 6,899,996 Class A Ordinary Shares, exercisable at an exercise price of $11.50 per share, which expire on the earlier to occur of March 20, 2028 or redemption; (ii) 5,910,000 outstanding Private Placement Warrants to purchase 5,910,000 our Class A Ordinary Shares, exercisable at an exercise price of $11.50 per share, which expire on the earlier to occur of March 20, 2028 or redemption and (iii) 3,782,000 Pre-Funded Warrants with nominal exercise price of $0.001 per warrant share.
We could receive up to an aggregate of $147.3 million if all of the Warrants registered hereunder are exercised for cash. The exercise of the Warrants, and any proceeds we may receive from their exercise, are highly dependent on the price of our Class A Ordinary Shares and the spread between the exercise price of the Warrant and the price of our Class A Ordinary Shares at the time of exercise. For example, to the extent that the price of our Class A Ordinary Shares exceeds $11.50 per share, it is more likely that holders of our Public Warrants and Private Placement Warrants will exercise their warrants. If the price of our Class A Ordinary Shares is less than $11.50 per share, it is unlikely that such holders will exercise their warrants. As of August 22, 2023, the closing price of our Class A Ordinary Shares was $6.76 per share. There can be no assurance that all of our Warrants will be in the money prior to their expiration. Our Public Warrants under certain conditions, as described in the warrant agreement, are redeemable by the Company at a price of $0.01 per warrant or on a cashless basis. Our Private Placement Warrants are not redeemable so long as they are held by the initial stockholders or permitted transferees and are exercisable on a cashless basis. Our Pre-Funded Warrants are not redeemable and are exercisable on a cashless basis. As such, it is possible that we may never generate any cash proceeds from the exercise of our Warrants. Accordingly, as of the date of this prospectus, we have neither included nor intend to include any potential cash proceeds from the exercise of our Warrants in our short-term or long-term liquidity projections. We will continue evaluate the probability of warrant exercise over the life of our Warrants and the merit of including potential cash proceeds from the exercise thereof in our liquidity projections. Nevertheless, we believe our existing cash and cash equivalents will be sufficient to fund our operations for at least the next 12 months from the date of this prospectus. However, our liquidity assumptions may prove to be incorrect, and we could utilize our available financial resources sooner than we currently expect. Our future capital requirements and the adequacy of available funds will depend on many factors, including those set forth under “Risk Factors” elsewhere in this prospectus.
To the extent such warrants are exercised, additional shares of our Class A Ordinary Shares will be issued, which will result in dilution to the holders of our Class A Ordinary Shares and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our Class A Ordinary Shares, which increase the likelihood that our Warrants will not be in the money prior to their expiration.
Capital Requirements
To date, we have not generated revenue from any source, including the commercial sale of approved drug products, and we do not expect to generate revenue for at least the next few years. If we fail to complete the development of our product candidates in a timely manner or fail to obtain their regulatory approval, our ability to generate future revenue will be adversely affected. We do not know when, or if, we will generate any revenue from our product candidates, and we do not expect to generate revenue unless and until we obtain regulatory approval of, and commercialize, our product candidates.
We expect our expenses to increase significantly in connection with our ongoing activities, particularly as we continue the research and development, and seek marketing approval for our product candidates. In addition, if we obtain approval for any of our product candidates, we expect to incur significant commercialization expenses related to sales, marketing, manufacturing and distribution. Furthermore, following the completion of the Business Combination, we expect to incur additional costs associated with operating as a public company.
We will also be responsible to Pfizer and Lilly for significant future contingent payments under the Pfizer Agreement and Lilly Licenses, respectively, upon the achievement of certain development, regulatory, and sales milestones, as well as ongoing royalties on net commercial sales. The size and timing of these milestone payments will vary greatly depending upon a number of factors, and it is therefore difficult to estimate the total payments that could become payable to Pfizer and Lilly and when those payments would be due. If we achieve all of the milestones, we would be obligated to pay multimillion dollar development and regulatory milestone payments and sales milestone payments. We will be required to pay certain of these milestone payments prior to the time at which we are able to generate sufficient revenue, if any, from commercial sales of any of our product candidates. We intend to fund these milestone payments using a portion of the proceeds from the Business Combination. In addition to milestone payments, we are also required to pay Pfizer and Lilly under the Pfizer Agreement and Lilly Licenses, respectively, ongoing royalties in the mid-single digits to low double-digits (less than 20%) percentage range based upon thresholds of net sales of products.
We anticipate that we will need substantial additional funding in connection with our continuing operations. We intend to devote most of the net proceeds of the Business Combination to the preclinical and clinical development of our product candidates, our public company compliance costs and certain milestone payments under the Pfizer Agreement and Lilly Licenses. Based on our current business plans, we believe that the net proceeds from the Business Combination and the April 2023 Private Placement (as defined below) will enable us to fund our operating expenses and capital requirements through at least the next twelve months. Our estimate as to how long we expect the net proceeds from the Business Combination and the April 2023 Private Placement to be able to fund our operating expenses and capital requirements is based on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we currently expect. Changing circumstances, some of which may be beyond our control, could result in less cash available to us or cause us to consume capital significantly faster than we currently anticipate, and we may need to seek additional funds sooner than planned.
Because of the numerous risks and uncertainties associated with research, development and commercialization of pharmaceutical drug products, we are unable to estimate the exact amount of our operating capital requirements. Our future funding requirements will depend on many factors, including, but not limited to:
•
the extent to which we develop, in-license or acquire other product candidates and technologies in our product candidates pipeline;

•
the costs and timing of process development and manufacturing scale-up activities associated with our product candidates and other programs as we advance them through preclinical and clinical development;

•
the number and development requirements of product candidates that we may pursue;

•
the costs, timing and outcome of regulatory review of our product candidates;

•
the timing and amount of our milestone payments to Pfizer under the Pfizer Agreement and to Lilly under the Lilly Licenses;

•
our headcount growth and associated costs as we expand our research and development capabilities and establish and expand our commercial infrastructure and operations;

•
the costs and timing of future commercialization activities, including product manufacturing, marketing, sales and distributions, for any of our product candidates for which we receive marketing approval;

•
royalty payments to Pfizer under the Pfizer Agreement and Lilly under the Lilly Licenses;

•
the costs and timing of preparing, filing and prosecuting patent applications, maintaining and enforcing our intellectual property rights and defending any intellectual property-related claims;

•
the revenue, if any, received from sales of our product candidates for which we receive marketing approval; and

•
the costs of operating as a public company

Identifying potential product candidates and conducting preclinical studies and clinical trials is a time-consuming, expensive and uncertain process that takes many years to complete, and we may never generate the necessary data or results required to obtain marketing approval and achieve product sales. In addition, our product candidates, if approved, may not achieve commercial success. Our commercial revenues, if any, will be derived from sales of our product candidate that we do not expect to be commercially available in the near term, if at all. Accordingly, we will need to continue to rely on additional financing to achieve our business objectives. Adequate additional financing may not be available to us on acceptable terms, or at all. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the terms of these equity securities or this debt may restrict our ability to operate. Any future debt financing and equity financing, if available, may involve covenants limiting and restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures, entering into profit-sharing or other arrangements or declaring dividends. If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may be required to relinquish valuable rights to our technologies, future revenue streams, research programs or product candidates or to grant licenses on terms that may not be favorable to us. If we are unable to raise capital when needed or on acceptable terms, we could be forced to delay, reduce or eliminate our research and development programs or future commercialization efforts.
Cash Flows
	For the Six Months Ended June 30, 2023	For the Period from January 18, 2022 (date of inception) to June 30, 2022
Net cash used in operating activities	$(8,430)	$(588)
Net cash used in investing activities	(5,750)	(5,000)
Net cash provided by financing activities	125,415	10,000
Net increase in cash	$111,235	$4,412
Cash flows from operating activities
Cash used in operating activities for the six months ended June 30, 2023 was $8.4 million, which consisted of a net loss before redeemable noncontrolling interest of $43.8 million, partially offset by $36.1 million in non-cash charges and a net change of $0.7 million in our net operating assets and liabilities. The non-cash charges consisted of expense incurred in connection with the 2023 Lilly License of $27.4 million, a change in fair value of our promissory note of $2.2 million, a change in fair value of our research and development license consideration liability of $1.9 million, share-based payment expense of $2.2 million related to the anti-dilution shares issued to Pfizer, additional share-based payments of $2.5 million and a change in fair value on the private placement warrants of $0.3 million partially offset by foreign exchange transaction losses of $0.4 million.
Cash used in operating activities for the period ended June 30, 2022 was $0.6 million, which consisted of a net loss of $8.8 million, partially offset by non-cash charges of $7.8 million and a net change of $0.3 million in our net operating assets and liaiblities. The non-cash charges consisted of the $7.5 million cost of the acquisition of the license under the Pfizer Agreement, which was expensed to research and development, and share-based payments of $0.3 million.
Cash flows from investing activities
Cash used in investing activities for the six months ended June 30, 2023 was $5.8 million, which was entirely related to the cash consideration paid to acquire the 2023 Lilly License.

Cash used in investing activities for the period ended June 30, 2022 was $5.0 million, which was entirely related to the cash consideration paid to acquire the license from Pfizer under the Pfizer Agreement.
Cash flows from financing activities
Cash provided by financing activities for the six months ended June 30, 2023 was $125.4 million, which consisted of $56.7 million of proceeds from the issuance of shares upon the closing of the Business Combination, and $63.9 million of proceeds from the issuance of Class A Ordinary Shares in connection with the April 2023 Private Placement, $16.1 million of proceeds from the issuance of Pre-Funded Warrants in connection with the April 2023 Private Placement, partially offset by a $10.0 million repayment of our promissory note and $1.2 million of payments of deferred transaction costs.
Cash provided by financing activities for the period ended June 30, 2022 was $10.0 million, and was due to the issuance of Series A-1 convertible preferred shares of Legacy Zura in March 2022.
Contractual Obligations and Other Commitments
As of June 30, 2023, we did not have any commitments or contractual obligations. We have or will enter into agreements in the normal course of business with contract research organizations, contract manufacturing organizations and other vendors for research and development services for operating purposes, which are generally cancelable upon written notice. In addition, some third party CMOs have intellectual property, such as patents and/or know-how with an annual fee and royalty bearing license to its customers that forms part of the manufacturing agreement; we do not yet have any such licenses but may enter to them in the future. These payments are therefore not included in our contractual obligations herein.
We have not included milestone or royalty payments or other contractual payment obligations as the timing and amount of such obligations are unknown or uncertain and are contingent upon the initiation and successful completion of future activities.
Critical Accounting Estimates
Management’s discussion and analysis of our financial condition and results of operations is based on our unaudited condensed consolidated financial statements, which have been prepared in accordance with U.S. Generally Accepted Accounting Principles. The preparation of these unaudited condensed consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements, as well as the reported expenses incurred during the reporting periods. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions and any such differences may be material.
Recent Accounting Pronouncements
See Note 2 to our unaudited condensed consolidated financial statements located in “Part I — Financial Information, Item 1. Financial Statements” in our Quarterly Report on Form 10-Q filed with the SEC on May 12, 2023 for a description of recent accounting pronouncements applicable to our financial statements.
Emerging Growth Company and Smaller Reporting Company Status
In April 2012, the JOBS Act was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. As an emerging growth company, we may elect to extend the transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

In addition, as an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:
•
being permitted to present only two years of audited financial statements in addition to any required unaudited interim financial statements, with correspondingly reduced disclosure in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•
an exception from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

•
reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements and registrations statements;

•
exemptions from the requirements of holding non-binding advisory votes on executive compensation or golden parachute arrangements; and an exemption from compliance with the requirements of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on financial statements.

We would cease to qualify as an emerging growth company on the date that is the earliest of: (i) December 31, 2026, (ii) the last day of the fiscal year in which we have more than $1.07 billion in total annual gross revenues, (iii) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC, which means the market value of our Class A Ordinary Shares that is held by non-affiliates exceeds $700.0 million as of the prior June 30th, or (iv) the date on which we have issued more than $1.0 billion of non-convertible debt over the prior three-year period. We may choose to take advantage of some but not all of these reduced reporting burdens. We have taken advantage of certain reduced reporting requirements in this Prospectus. Accordingly, the information contained herein may be different than you might obtain from other public companies in which you hold equity interests.
We are also a “smaller reporting company” as defined under the Securities Act and Exchange Act. We may continue to be a smaller reporting company so long as either (i) the market value of Class A Ordinary Shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of Class A Ordinary Shares held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation, and, similar to emerging growth companies, if we are a smaller reporting company under the requirements of (ii) above, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

BUSINESS
Overview
Zura is a multi-asset, clinical-stage biotechnology company focused on developing novel medicines for immune and inflammatory disorders. Currently, Zura is developing three assets which have completed phase 1/1b studies. We are developing a portfolio of therapeutic indications for tibulizumab (ZB-106), torudokimab (ZB-880), and ZB-168 with a goal of demonstrating their efficacy, safety, and dosing convenience in immune and inflammatory disorders.
•
Tibulizumab is a humanized bispecific antibody engineered to bind to and neutralize both BAFF and IL-17A. We believe that tibulizumab has a differentiated mechanism of action that targets key pathogenic pathways and may offer clinically meaningful advantages over existing therapies in patients with autoimmune diseases such as systemic sclerosis (SSc) and hidradenitis suppurativa (HS).

•
Torudokimab is a fully human, high affinity monoclonal antibody that neutralizes IL-33. IL-33 is a validated therapeutic target in both chronic obstructive pulmonary disease (COPD) and asthma and is in clinical trials for other indications beyond respiratory disease. As a result, we believe that torudokimab could be efficacious in a broad range of indications.

•
ZB-168 is a fully human, high affinity monoclonal antibody that binds and neutralizes the IL-7 receptor chain (“IL-7R”) alpha. IL-7Rα sits at the nexus of two key immune pathways (IL-7 and TSLP), thus inhibiting IL-7Rα has the potential to block activation through either of these pathways. As a result, we believe ZB-168 could be therapeutically relevant in a broad set of indications where the IL-7 or TSLP pathways may be involved.

Pathways targeted by tibulizumab (IL-17, BAFF), torudokimab (IL-33), and ZB-168 (IL-7, TSLP) have been implicated in the pathogenesis of disease for millions of people worldwide and we believe there is a need for improved treatment options. We are currently advancing Phase 2 trials for tibulizumab in SSc and HS.
Corporate History and Our Team
Legacy Zura, a limited company incorporated under the laws of England and Wales, was founded in January 2022. On March 22, 2022, Legacy Zura entered into an agreement with Pfizer to license exclusive global rights to develop and commercialize ZB-168. On October 17, 2022, Legacy Zura incorporated Zura Bio Inc. in Delaware. On October 18, 2022, Legacy Zura incorporated Z33 Bio Inc. in Delaware. On December 8, 2022, Z33 Bio Inc. entered into an agreement with Lilly to license exclusive global rights to develop and commercialize torudokimab. At the Closing, Legacy Zura contributed to Merger Sub 2 (after completion of its merger with Holdco) the shares of Zura Bio Inc. and Z33 Bio Inc. that Legacy Zura owned so that Legacy Zura, Zura Bio Inc. and Z33 Bio Inc. become sister companies directly owned and controlled by Merger Sub 2.
On June 16, 2022, Legacy Zura entered into a Business Combination Agreement, as amended on September 20, 2022, November 14, 2022 and January 13, 2023, by and among JATT, JATT Merger Sub, a Cayman Islands exempted company and wholly owned subsidiary of JATT, JATT Merger Sub 2, a Cayman Islands exempted company and wholly owned subsidiary of JATT (“Merger Sub 2”), Zura Bio Holdings Ltd, a Cayman Islands exempted company (“Holdco”) and Legacy Zura. On March 20, 2023 (the “Closing Date”), the parties to the BCA consummated the transactions contemplated by the BCA.
We believe that our leadership team’s experience within the biopharma industry, which spans all stages of development, commercialization and financing of pharmaceutical products, is a key competitive advantage for Zura in maximizing the potential value of our assets. Members of our team have also been heavily involved in business development, capital formation and investor engagement across a range of industries. For further information and biographies of our management team, please see the section entitled “Management.”

Our Vision and Our Strategy
Our vision is to develop transformative therapies for patients suffering from serious immune system disorders. To this end, we aim to do the following:
•
Establish a leadership position for our assets in diseases already shown to be driven by IL-17, BAFF, IL-33 and IL-7/ IL-7Rα and TSLP signaling.

•
Strategically pursue indications where both IL-17A and BAFF are synergistically implicated. We expect to initiate Phase 2 clinical trials in SSc and HS where the role of IL-17 and BAFF has been clinically validated. In parallel, we expect to conduct translational research and potential investigator-initiated trials to continue refining our understanding of IL-17A and BAFF biology.

•
Strategically pursue indications where both IL-7 and TSLP are synergistically implicated. We expect to conduct translational research and potential investigator-initiated trials to continue refining our understanding of IL7 and TSLP biology including exploration of TSLP signaling inhibition by ZB-168.

•
Expand development of our assets into areas where IL-33 and TSLP inhibition has emerged as a validated mechanism. We intend to explore pre-clinical and clinical development of torudokimab and/or ZB-168 in indications where the mechanism of action has demonstrated evidence of therapeutic benefit in humans.

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Protect our intellectual property portfolio. We intend to expand our global intellectual property portfolio to protect tibulizumab, torudokimab and ZB-168 and their uses.

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Pursue business development and strategic partnerships. We may seek to form strategic alliances, enter into licensing agreements or collaborate with third parties with the aim of strengthening and aiding our research, development and commercialization of the ZB Assets and/or the company more broadly.

Our Focus
Targeting T Cell and B Cell Mediated Inflammation in Autoimmune Disease
Autoimmune diseases are characterized by chronic inflammation including the increased expression of pro-inflammatory cytokines as well as T and B cell activation.
IL-17 is known to play a key role in the fibrotic process of various organs like lung, kidney, heart and skin. The IL-17 family of cytokines contains six structurally related isoforms: IL-17A, IL-17B, IL-17C, IL-17D, IL-17E (IL-25), and IL-17F with distinct abilities to form homo- or heterodimers, leading to differences in specificity and signaling potencies. These cytokines are important for the control of infections, especially by extracellular fungi. Conversely, if unrestrained, they can contribute to the pathology of autoimmune and chronic inflammatory conditions. The prototypic member of this family is IL-17A, herein referred to as IL-17. T-helper cell 17 (Th17) are a subset of T cells, characterized by the production of the cytokine IL-17. In recent years, multiple studies have established the pathogenic involvement of Th17 cells and its cytokine IL-17 in multiple autoimmune diseases.
B cell activation factor BAFF is involved in multiple aspects of immune system regulation but is best known for its central role in B lymphocyte development and proliferation. Initially expressed as a membrane-bound form on various cell types, BAFF is subsequently cleaved, generating a soluble protein fragment. Dysregulated BAFF expression is thought to contribute to autoimmune diseases via effects on abnormal B-lymphocyte activation, proliferation, survival, and immunoglobulin secretion. Overexpression of BAFF in mouse models induces autoimmune disease mimicking rheumatoid arthritis (RA), systemic lupus erythematosus (SLE) and primary Sjögren’s syndrome (pSS). Likewise in humans, elevated serum BAFF levels are reported in SLE, RA, pSS, IgA nephropathy, and SSc patient serum.
IL-7 was initially discovered by its growth and survival effects on B cells, but it has now been established that it regulates the development and homeostasis of immune cells, including B and T lymphocytes, invasive lobular carcinoma (“ILC”) and natural killer (“NK”) cells, monocytes/macrophages, dendritic cells, neutrophils and eosinophils. IL-7 is produced by stromal cells in the bone marrow, thymus and other epithelial cells in the skin, lung and intestine. IL-7 mediated signaling is important for the expression of many genes controlling apoptosis, survival, development and differentiation of immune cells. An abnormally high or upregulated IL7/IL7R axis can lead to high disease activity and immunopathology. Several studies have shown that IL-7R gene polymorphisms or chromosomes regions have been associated with many autoimmune diseases, including MS, pSS, RA and T1D.
Alarmins in Inflammatory Diseases
The epithelial lining of the skin, intestines, and lungs serve as the body’s first line of defense against invading allergens, microbes, and pollutants. In addition to serving as a physical barrier, epithelial cells have been shown to play an important role in sensing pathogen-associated molecular patterns (PAMPs) and damage-associated molecular patterns (DAMPs). Alarmins are cytokines, including thymic stromal lymphopoietin (TSLP), Interleukin-33 (IL-33) and Interleukin-25 (IL-25) which are produced by epithelial cells in response to PAMPs and DAMPs, and exert a prominent role in both innate and adaptive immune responses. The release of alarmins is predominately triggered by several factors including epithelial damage, environmental contaminants, allergens, and invading microbes. Subsequently, alarmins act as upstream activators of pro-inflammatory pathways by activating group 2 innate lymphoid cells (ILC2), eosinophils, basophils, mast cells, dendritic cells, and T cells. Down-stream signaling by the alarmins has been extensively associated with increased Th2-mediated inflammation; however, there is growing evidence for the alarmins in autoimmune disorders based on their modulation of additional innate and adaptive cell populations. As a result, targeting alarmins alone, or in combination with complementary pathways, may provide a valuable therapeutic option.
Our Pipeline
Figure 1: Overview of Development pipeline for Zura assets
Clinical Development of tibulizumab
List of Completed Studies
ClinicalTrials.gov Identifier	Study Objectives	Population
NCT01925157	Safety, Tolerability, PK, Immunogenicity, and Pharmacodynamics	Healthy Volunteer and Subjects with Rheumatoid Arthritis
NCT03736772	Safety, Tolerability, PK, Immunogenicity	Healthy Volunteers
NCT02614716	Safety, Tolerability, and PK	Adults with Sjögren’s Syndrome
Phase 1 Clinical Trials
In Phase 1 clinical studies of tibulizumab, safety and pharmacokinetics were evaluated. The pharmacodynamic profiles showed impact on key PD parameters such as CD20+ B-cells and hs-CRP in the RA patient population. The safety profiles from these studies support further development.

(Data on file: Clinical Study Reports)
Phase 2 Clinical Trials
Ongoing Clinical Development:   Phase 2 studies are planned in SSc and HS to commence in 2024.
Clinical Development of torudokimab
List of Completed Studies
ClinicalTrials.gov Identifier	Study Objectives	Population
NCT03343587	Safety, Tolerability, and PK	Healthy Volunteer
NCT03913260	Safety, Tolerability, and PK	Healthy Volunteer
NCT03831191	Safety and Tolerability	Adults with moderate-to-severe atopic dermatitis
Phase 1 and Phase 2 Completed Clinical Trials
In Phase 1 clinical studies of torudokimab, safety and pharmacokinetics were evaluated (Data on file: Clinical Study Reports).
The Phase 2 clinical study in adult subjects with moderate to severe atopic dermatitis was terminated early owing to a lack of efficacy following the planned interim analysis. Safety findings did not contribute to the study termination, and overall torudokimab was well tolerated with a safety profile supporting further development. The pharmacokinetics were similar to other monoclonal antibodies, with an average half-life of 20 days. There was no apparent clinical impact of antidrug antibodies. (Laquer V 2022 Br J Dermatol)
Phase 2 Clinical Trials
Ongoing Clinical Development:   A Phase 2 study is planned in asthma.
Clinical Development of ZB-168
List of Completed Studies
ClinicalTrials.gov Identifier	Study Objectives	Population
NCT01740609	Safety, Tolerability, PK, Immunogenicity	Healthy Volunteer
NCT02038764	Safety, Tolerability, PK, Immunogenicity	Adults with Type 1 Diabetes
NCT02045732	Safety and Tolerability	Adults with Multiple Sclerosis
Phase 1 Clinical Trials
In Phase 1/1b clinical studies of ZB-168, safety and pharmacokinetics were evaluated (Data on file: Clinical Study Reports). In a Phase 1b clinical study in type 1 diabetes, ZB-168 demonstrated clinically relevant biologic effects resulting in significant reductions in effector and memory T cell populations, while sparing regulatory T-cell populations (Herold KC 2019 JCI Insights). The safety profiles from these studies support further development.
(Data on file: Clinical Study Reports)
Phase 2 Clinical Trials
Ongoing Clinical Development:   A Phase 2 study is planned in alopecia areata (AA) to commence in 2024.

Manufacturing
We will rely upon third-party manufacturers for our current and future manufacturing needs for both bulk drug substance and finished drug product.
Tibulizumab drug substance was previously manufactured by Lilly. A contract manufacturing organization will perform future GMP manufacturing.
For torudokimab, drug substance is stored at WuXi Biologics (Shanghai) and can be QC tested and released for forward processing into drug product. Manufacturing contracts are in negotiation to enable this and allow initiation of clinical studies.
For ZB-168, we have selected a GMP manufacturer, Patheon, for the GMP manufacturing of drug substance and drug product. Technology transfer is underway. Patheon also has a clinical packaging and labelling capability. Both WuXi Biologics and Patheon have capability to manufacture products for use in clinical development and, assuming regulatory approval, the commercial manufacture of products. We do not intend to build our own manufacturing capabilities.
Intellectual Property
Our commercial success depends in large part on: our ability to obtain and maintain patent protection for the ZB Assets, each of their uses, components, formulations, methods of manufacturing and methods of treatment in the U.S. and other countries; to operate without infringing valid and enforceable patents and proprietary rights of others; and to prevent others from infringing on our proprietary or intellectual property rights.
Tibulizumab Intellectual Property
As of May 2023, we held a license to issued patents that cover the composition of matter for tibulizumab in several major pharmaceutical markets, including the United States, China, Japan, Germany, France, Italy, the United Kingdom, and Spain. The earliest priority date for these patents is 2012. The terms of these patents are capable of continuing into 2033 in most jurisdictions without taking into account any patent term adjustment or extension regime of any country.
Torudokimab Intellectual Property
As of May 2023, we held a license to issued patents that cover the composition of matter for torudokimab in several major pharmaceutical markets, including the United States, China, Japan, Germany, France, Italy, the United Kingdom, and Spain. The earliest priority date for these patents is 2016. The terms of these patents are capable of continuing into 2037 in most jurisdictions without taking into account any patent term adjustment or extension regime of any country.
ZB-168 Intellectual Property
As of May 2023, we held a license to issued patents that cover the composition of matter for ZB-168 in several major pharmaceutical markets, including the United States, Japan, Germany, France, Italy, the United Kingdom, and Spain. The earliest priority date for these patents is 2010. The terms of these patents are capable of continuing into 2031 in most jurisdictions without taking into account any patent term adjustment or extension regime of any country.
We rely on trade secrets and know-how to protect aspects of our business that are not amenable to, or that we do not consider appropriate for, patent protection. We intend to take advantage of regulatory protection afforded through data exclusivity, market exclusivity and patent term extensions, where available. We may also seek to rely on regulatory protection afforded through Orphan Drug Designation, if appropriate.
License Agreements
We are a party to certain licenses that provide us rights to intellectual property that are necessary or useful for the commercialization of the ZB Assets.

Lilly-Z33 License
Effective December 8, 2022, our subsidiary Z33 Bio Inc. entered into a license agreement with Lilly pursuant to which Lilly granted us an exclusive (even as to Lilly), royalty-bearing license to develop and manufacture the Product in the Field in the Territory and commercialize the Product in the field (meaning all uses including any and all human therapeutic, diagnosis, prevention, amelioration and prophylactic use) in the territory (all countries of the world). During an Evaluation Period (as defined in the License Agreement), Lilly shall have the exclusive right to evaluate certain clinical trial results and determine whether it wishes to negotiate an agreement for the further development and commercialization of the Product by Lilly. If Lilly provides notice to us before the expiry of the Evaluation Period that it wishes to seek to negotiate an agreement, the parties will have good faith negotiations to agree commercially reasonable terms and conditions.
The Lilly-Z33 License is sublicensable without Lilly’s consent to a Z33 Affiliate. Lilly’s consent is required to sublicense to any third party (other than a CMO or CRO). In all cases the sublicense must have terms consistent with the Lilly-Z33 License. Neither Party may assign its rights and obligations without the other Party’s prior written consent, unless such transfer is to an Affiliate or in the event of a change of control, in which case notice must be provided.
Lilly retains certain rights under its license agreement with us, including its unrestricted ability to use the Licensed Technology for Lilly’s and its Affiliates’ research purposes.
If we fail to comply with any of our obligations under the Lilly-Z33 License Lilly may have the right to terminate the license agreement, in which event we would not be able to market any torudokimab product.
As consideration, we paid Lilly an upfront fee of $7,000,000 and arranged for Zura to issue 550,000 Zura Class A Ordinary Shares pursuant to the JATT Equity Grant Agreement, which conditions the issuance of the Zura Class A Ordinary Shares on the closing of the Business Combination. In addition, Z33 agreed to the following additional payment terms:
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pay Lilly a seven figure payment on the date on which the aggregate gross proceeds received by Z33 pursuant to one or a series of major financing events (whether such events are related or unrelated), first exceeds a certain number, or if no major financing event occurs within 3 years of the Effective Date and Lilly exercises its termination right, Z33 has the right to make such payment in order to eliminate Lilly’s termination right.

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pay Lilly 11 commercial, development and regulatory milestone payments aggregating up to $158 million.

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pay Lilly sales milestone payments up to an aggregate of $440 million based on respective thresholds of net sales of products (developed from the licensed compound).

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pay Lilly over a multi-year (12 years, or upon the later expiration of regulatory exclusivity in a country) period an annual earned royalty at a marginal royalty rate in the mid- single digits to low-double digits (less than 20%), with increasing rates depending on Net Sales (as defined in the License Agreement) in the respective calendar year, based on a percentage of sales within varying thresholds for a certain period of years.

If we fail to comply with any of our obligations under the Lilly-Z33 License, Lilly may have the right to terminate the license agreement.
Pursuant to our license, we are required to prepare a development plan to develop and seek regulatory approval for the Product in several countries and then to commercialize each product where regulatory approval is obtained. If we fail to comply with the obligations under our license agreement, or if we use the licensed intellectual property in an unauthorized manner, we may be required to pay damages and Lilly may have the right to terminate the license.
Upon expiry of the Lilly-Z33 License, the licenses granted shall become fully paid-up, non-exclusive, royalty- free, perpetual and irrevocable.
No royalties or milestone payments have been paid to date under the Lilly-Z33 License.

Lilly-ZB17 License
Effective April 26, 2023, ZB17 entered into the Lilly-ZB17 License Agreement with Lilly, pursuant to which Lilly granted to ZB17 an exclusive (even as to Lilly), payment-bearing license (the “Lilly-ZB17 License”) to develop, manufacture and commercialize a certain bispecific antibody relating to IL-17 and BAFF (“ZB-106”) in the field (meaning all uses including any and all human therapeutic, diagnosis, prevention, amelioration and prophylactic uses) worldwide. During certain specified periods, Lilly shall have the exclusive right to evaluate certain clinical trial results and determine whether it wishes to negotiate an agreement for the further development and commercialization of ZB-106 by Lilly. If Lilly provides notice to the Company before the expiry of the applicable period that it wishes to seek to negotiate an agreement, the parties will have good faith negotiations to agree commercially reasonable terms and conditions.
The Lilly-ZB17 License is sublicensable without Lilly’s consent to an affiliate of ZB17, provided that ZB17 provides prior written notice to Lilly. Lilly’s consent is required to sublicense to any third party other than a contact research organization or contract development and manufacturing organization. In all cases the sublicense must have terms consistent with the Lilly License. Neither ZB17 nor Lilly may assign its rights and obligations without the other party’s prior written consent, unless such transfer is to an affiliate or in the event of a change of control, in which case notice must be provided.
Lilly retains certain rights under the License Agreement, including its unrestricted ability to use certain intellectual property rights related to ZB-106 for Lilly’s and its affiliates’ research purposes.
If ZB17 fails to comply with any of its obligations under the License Agreement, Lilly may have the right to terminate the License, in which event the Company would not be able to market any product related to ZB-106.
As consideration, ZB17 will pay Lilly an irrevocable, non-refundable upfront fee of $15,000,000 divided into three tranches: the first tranche of $5,750,000 was paid in connection with the signing of the Lilly-ZB17 License; the second tranche consisted of 1,000,000 Shares issued pursuant to the Equity Grant Agreement (as defined and further described below); and the third tranche will be due and payable within ten business days of ZB17’s receipt of certain know-how, data, information and materials that Lilly is required to provide under the License Agreement. In addition, ZB17 agreed to the following additional payment terms:
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pay Lilly four development milestone payments up to an aggregate of $155 million;

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pay Lilly sales milestone payments up to an aggregate of $440 million based on respective thresholds of net sales of products developed from ZB-106; and

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pay Lilly over a multi-year period (twelve years, or upon the later expiration of regulatory exclusivity of ZB-106 in a country) an annual earned royalty at a marginal royalty rate in the mid-single digits to low-double digits, with increasing rates depending on net sales (as defined in the License Agreement) in the respective calendar year, based on a percentage of sales within varying thresholds for a certain period of years.

Pursuant to the Lilly-ZB17 License Agreement, ZB17 is required to prepare a development plan to develop and seek regulatory approval for ZB-106 in several countries and then to commercialize each product where regulatory approval is obtained. If ZB17 fails to comply with the obligations under the Lilly-ZB17 License Agreement, or if ZB17 uses the licensed intellectual property in an unauthorized manner, ZB17 may be required to pay damages and Lilly may have the right to terminate the license.
Upon expiry of the Lilly-ZB17 License Agreement, the Lilly-ZB17 License shall become fully paid-up, non-exclusive, royalty-free, perpetual and irrevocable.
No royalty or milestone payments have been paid to date under the Lilly-ZB17 License Agreement.
Pfizer License
Effective March 22, 2022, we entered into a license agreement with Pfizer pursuant to which Pfizer granted us an exclusive (even as to Pfizer), royalty-bearing license under the Licensed Patent Rights and

Licensed Know-How to use, have used, Develop, have Developed, Manufacture, have Manufactured, Commercialize, have Commercialized and otherwise exploit the licensed technology in the Field (the treatment, diagnosis or prevention of diseases in humans) within the Territory (all countries of the world). “Develop” is defined by the license to mean to conduct any and all research and development activities necessary to obtain Regulatory Approval, “Commercialize” means to market, promote, distribute, offer for sale, sell, import, have imported, export, have exported or otherwise commercialize a compound or product, and “Manufacture” means to make, produce, manufacture, process, fill, finish, package, label, perform quality assurance testing, release, ship or store a compound or product or any component thereof.
The license is sublicensable without Pfizer’s consent to a Zura Affiliate. Pfizer’s consent is required to sublicense to any Third Party, provided such Third Party is not a CMO or CRO. In all cases the sublicense must have terms consistent with the Pfizer License. Neither Party may assign its rights and obligations without the other Party’s prior written consent, unless such transfer is to an Affiliate or in the event of a change of control, in which case notice must be provided.
Pfizer retains certain rights under its license agreement with us, including (a) the right to make, have made, use and import the underlying technology for all internal research, development and regulatory purposes (provided, that Pfizer shall not have the right to conduct clinical trials to develop the underlying technology in the treatment, diagnosis or prevention of diseases in humans), (b) the right to use the licensed patent rights and know-how for purposes other than those exclusively license to us and (c) the rights that have been provided by Pfizer to (i) a reagent supplier to make or sell the underlying technology or (ii) a non- commercial entity to use the underlying technology, in each case in the form of non-cGMP samples of the underlying technology in milligram quantities solely as a research reagent. Pfizer may also use for any purpose information in non-tangible form which may be retained by persons who have had access to ZB-168 and the licensed know-how, including ideas, concepts or techniques contained therein.
If we fail to comply with any of our obligations under the Pfizer License, or we are subject to a bankruptcy or dissolution, Pfizer may have the right to terminate the license agreement, in which event we would not be able to market any ZB-168 product.
As consideration, we paid Pfizer an upfront fee of $5,000,000 and issued 25,000 Series A-1 Preferred Shares (the “Series A-1 Shares”) representing 18.0% of its fully-diluted capital shares immediately following the closing of Zura’s Series A-1 investment, and any event pursuant to that certain Series A-1 Preferred Share Purchase Agreement. In addition, we agreed to the following additional payment terms:
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pay Pfizer 12 development and regulatory milestone payments aggregating up to $70.0 million.

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pay Pfizer sales milestone payments up to an aggregate of $525.0 million based on respective thresholds of net sales of products (developed from the licensed compound).

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pay Pfizer an annual earned royalty at a marginal royalty rate in the mid-single digits to low double digits (less than 20%), with increasing rates depending on Net Sales (as defined in the License Agreement) in the respective calendar year, based on a percentage of sales within varying thresholds for ten (10) years, or upon the later expiration of regulatory (or license/patent right) exclusivity for the commercial product in such country. Royalty rates will be reduced by a) a certain percentage in any country where generic competition exists; and b) by a certain percentage of the royalties paid to third parties that are necessary for commercialization of the commercial product.

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pay a multi-million dollar transaction completion payment (lower than $50 million) if, within a certain period after the effective date of the Pfizer Agreement, (a) we have certain changes in control, excluding an initial public offering or any business combination where our securities are listed on a stock exchange (e.g., a transaction with a special purpose acquisition company); or (b) we sublicense or divest our rights related to ZB-168.

Under the Pfizer License, Pfizer will continue to file, prosecute (including in connection with any reexaminations, oppositions and the like) and maintain the licensed patent rights at our expense for a period of time. Thereafter, we will be responsible for filing, prosecuting (including in connection with any reexaminations, oppositions and the like) and maintaining the licensed patent rights and to provide Pfizer a reasonable opportunity to review and comment on proposed submissions to any patent office and reasonably consider any comments provided by Pfizer. We must notify Pfizer prior to permitting any patent right to go abandoned. Pfizer may then choose at its option to continue prosecution or maintenance of said patent right and the license granted to us will become nonexclusive as to that right. These patents and patent applications were not drafted by us or our attorneys, and we have not controlled or had any input into the prosecution of these patents and patent applications.
Pursuant to our license, we are required to prepare a development plan and use Commercially Reasonable Efforts, to Develop and seek Regulatory Approval for the Product in several countries and then to commercialize each product where regulatory approval is obtained. “Commercially Reasonable Efforts,” is defined as those efforts a research-based company in the pharmaceutical industry, being of comparable size and standing to us, would use with respect to a product at a comparable stage of development and having comparable commercial potential to ZB-168. If we fail to comply with the obligations under our license agreement, or if we use the licensed intellectual property in an unauthorized manner, we may be required to pay damages and Pfizer may have the right to terminate the license. Ownership of any new intellectual property shall be determined in accordance with Applicable Laws relating to inventorship set forth in U.S. patent laws.
The Pfizer License expires upon the expiry of the Royalty Term, which refers to, with respect to each Product in each country in the Territory, the period commencing on the First Commercial Sale of such Product in such country and expiring upon the latest to occur of: (a) ten (10) years following the date of First Commercial Sale of such Product in such country, (b) the expiration of all regulatory or data exclusivity for such Product in such country or (c) the date upon which the Manufacture, use, sale, offer for sale or importation of such Product in such country would no longer infringe, but for the license granted herein, a Valid Claim of a Licensed Patent Right. Upon expiry of the Pfizer License, the licenses granted shall become fully paid-up, royalty-free, perpetual and irrevocable. The Pfizer License may be terminated upon a breach by the Company or for other commercially standard reasons.
Related to the Pfizer License is a confirmatory three-way license agreement between Pfizer, a wholly owned subsidiary of Pfizer and Zura. The wholly owned Pfizer subsidiary is the owner of certain intellectual property licensed to us from Pfizer. The confirmatory three-way license agreement provides Pfizer the necessary rights to give effect to the Pfizer License.
No royalties or milestone payments have been paid to date under the Pfizer License.
Lonza License
In July 2022, the Company entered into Lonza License for a worldwide non-exclusive license for Lonza’s gene expression system in exchange for varying considerations (including royalties of up to low single digit percentages of net sales of certain products over a commercially standard 10-year term) depending on a number of factors such as whether the Company enters further into manufacturing agreements with Lonza, whether the Company manufactures product itself or with its strategic partner, or whether the Company engages a third party manufacturer. Where the Company enters into sublicense agreements with third party manufacturers to allow manufacturing, royalty payments to Lonza include up to middle six figure annual payments per sublicense upon commencement of a sublicense. In the event that the Company or its strategic partner manufactures products under the Lonza License, the annual payment would be in the low six figures and would commence upon the initiation of Phase 2 trials. In the event Lonza conducts the manufacture, no annual payment would be payable. The Lonza License will remain in effect until terminated. The Company is free to terminate the Lonza License at any time upon 60 days’ notice, with or without cause. Lonza may terminate the Lonza License for cause upon a breach by the Company or for other commercially standard reasons. No money has been paid to date under the Lonza License. The Lonza License is attached to this Registration Statement as Exhibit 10.17.
For more information, see “Risk Factors — We intend to rely on third parties to produce and process the ZB Assets. There can be no assurance that we will successfully negotiate agreements with third-party manufacturers to produce the ZB Assets on acceptable terms or at all; and furthermore, we may fail to successfully transfer the manufacturing technology to these third-parties. Our business could be adversely affected if the third-party manufacturers are unable to produce the ZB Assets, fail to provide us with sufficient quantities of the ZB Assets or fail to do so at acceptable quality levels or prices.”

U.S. patent term restoration and marketing exclusivity
Depending upon the timing, duration and specifics of the FDA approval of a biological product, some of a sponsor’s U.S. patents may be eligible for limited patent term extension under the Hatch-Waxman Amendments. The Hatch-Waxman Amendments permit a patent restoration term of up to five years as compensation for patent term lost during product development and the FDA regulatory review process. However, patent term restoration cannot extend the remaining term of a patent beyond a total of 14 years from the product’s approval date. The patent term restoration period is composed of a “testing phase” and a “review phase” (also referred to as an “approval phase”). The testing phase begins on the effective date of an IND and ends on the date a BLA or a New Drug Application (“NDA”) is initially submitted to FDA. The review phase is the period between the initial submission of the BLA or NDA and approval. The term of a patent may be extended for a period of time that is the sum of one-half of the time in the testing phase, plus all the time in the review phase, and minus any of the regulatory review period that occurs prior to the patent grant or where the sponsor did not act with due diligence. Only one patent applicable to an approved biological product is eligible for the extension and the application for the extension must be submitted prior to the expiration of the patent. In addition, a patent can only be extended once and only for a single product. The US PTO, in consultation with the FDA, reviews and approves the application for any patent term extension or restoration. In the future, where possible we intend to apply for restoration of patent term for a patent covering the ZB Assets to add, if possible, patent life beyond its current expiration date. The ability to do this will depend on the length of the clinical trials and other factors involved in the filing of the relevant BLA.
Similar provisions for supplementary protection to compensate applicants for regulatory delays also exist in a number of territories, including Europe and Japan. Where possible we intend to apply for supplementary protection for the ZB Assets.
Data and market exclusivity
The Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act, or collectively the ACA, includes a subtitle called the Biologics Price Competition and Innovation Act of 2009, or BPCIA, which created an abbreviated approval pathway for biological products shown to be biosimilar to, or interchangeable with, an FDA-licensed reference biological product.
This amendment to the PHS Act attempts to minimize duplicative testing. Biosimilarity, which requires that there be no clinically meaningful differences between the biological product and the reference product in terms of safety, purity, and potency, can be shown through analytical studies, animal studies, and a clinical trial or trials. Interchangeability requires that a product is biosimilar to the reference product and the product must demonstrate that it can be expected to produce the same clinical results as the reference product and, for products administered multiple times, the biologic and the reference biologic may be switched after one has been previously administered without increasing safety risks or risks of diminished efficacy relative to exclusive use of the reference biologic. However, complexities associated with the larger, and often more complex, structure of biological products, as well as the process by which such products are manufactured, pose significant hurdles to implementation that are still being worked out by the FDA.
At the present time, the FDA will not accept an application for a biosimilar or interchangeable product based on the reference biological product until four years after the date of first licensure of the reference product, and FDA will not approve an application for a biosimilar or interchangeable product based on the reference biological product until 12 years after the date of first licensure of the reference product.
“First licensure” typically means the initial date the particular product at issue was licensed in the U.S. Date of first licensure does not include the date of licensure of (and a new period of exclusivity is not available for) a biological product if the licensure is for a supplement for the biological product or for a subsequent application by the same sponsor or manufacturer of the biological product (or licensor, predecessor in interest, or other related entity) for a change (not including a modification to the structure of the biological product) that results in a new indication, route of administration, dosing schedule, dosage form, delivery system, delivery device or strength, or for a modification to the structure of the biological product that does not result in a change in safety, purity, or potency.

The BPCIA is complex and continues to be interpreted and implemented by the FDA. In addition, government proposals have sought to reduce the 12-year reference product exclusivity period. Other aspects of the BPCIA, some of which may impact the BPCIA exclusivity provisions, have also been the subject of recent litigation. As a result, the ultimate implementation and impact of the BPCIA is subject to significant uncertainty.
In the EEA, upon receiving marketing authorization, innovative medicinal products generally receive eight years of data exclusivity and an additional two years of market exclusivity. If granted, data exclusivity prevents generic or biosimilar applicants from referencing the innovator’s pre-clinical and clinical trial data contained in the dossier of the reference product when applying for a generic or biosimilar marketing authorization in the EEA, during a period of eight years from the date on which the reference product was first authorized in the EEA. During the additional two-year period of market exclusivity, a generic or biosimilar marketing authorization application can be submitted, and the innovator’s data may be referenced, but no generic or biosimilar product can be marketed until the expiration of the market exclusivity. The overall ten-year period will be extended to a maximum of eleven years if, during the first eight years of those ten years, the marketing authorization holder obtains an authorization for one or more new therapeutic indications which, during the scientific evaluation prior to authorization, is held to bring a significant clinical benefit in comparison with existing therapies. There is no guarantee that a product will be considered by the EMA to be an innovative medicinal product, and products may not qualify for data exclusivity.
Another company may market another version of the product if such company obtained a marketing authorization based on a MAA with a completely independent data package of pharmaceutical tests, preclinical tests and clinical trials.
Pediatric Development
A biological product can obtain pediatric market exclusivity in the U.S. Pediatric exclusivity, if granted, adds six months to existing exclusivity periods, including some regulatory exclusivity periods. This six-month exclusivity, which runs from the end of other exclusivity protection or patent term, may be granted based on the voluntary completion of a pediatric study in accordance with an FDA-issued “Written Request” for such a study. Similar provisions are also available in other territories, such as Europe.
In the EEA, companies developing a new medicinal product must agree upon a Pediatric Investigation Plan, or PIP, with the EMA’s pediatric committee, or PDCO, and must conduct pediatric clinical trials in accordance with that PIP, unless a waiver applies (e.g., because the relevant disease or condition occurs only in adults).
The PIP sets out the timing and measures proposed to generate data to support a pediatric indication of the drug for which marketing authorization is being sought. The marketing authorization application for the product must include the results of pediatric clinical trials conducted in accordance with the PIP, unless a waiver applies, or a deferral has been granted by the PDCO of the obligation to implement some or all of the measures of the PIP until there are sufficient data to demonstrate the efficacy and safety of the product in adults, in which case the pediatric clinical trials must be completed at a later date.
Products that are granted a marketing authorization with the results of the pediatric clinical trials conducted in accordance with the PIP are eligible for a six month extension of the protection under a supplementary protection certificate (if any is in effect at the time of approval) even where the trial results are negative. In the case of orphan medicinal products, a two-year extension of the orphan market exclusivity may be available. This pediatric reward is subject to specific conditions and is not automatically available when data in compliance with the PIP are developed and submitted.
Competition
The development and commercialization of new product candidates in the biopharmaceutical industry is highly competitive and is subject to technological advancements resulting in burgeoning of assets within drug classes. The immunology market field is characterized by strong and increasing competition.
We face competition from major biopharmaceutical, specialty pharmaceutical and biotechnology companies that develop cytotherapy for the treatment of T cell mediated autoimmune diseases. There are other companies working to develop immunotherapies for the treatment of various diseases including but not limited to divisions of large pharmaceutical and biotechnology companies of various sizes. We believe the key competitive factors that will affect the development and commercial success of the ZB Assets and any future product candidates are efficacy, reliability, convenience and price.
IL-17 / BAFF Specific Competition
If tibulizumab is approved, competition could arise from various companies engaged in clinical development for assets targeting IL-17/BAFF, including:
•
Secukinimab (Novartis)

•
Bimekizumab (UCB)

•
Izokibep (Accelyrin)

•
Sonelokimab (Moonlake)

•
DC-806 (DICE)

•
Lanalumab (Novartis)

•
Belimumab (GSK)

•
Atacicept (Vera)

•
Telitacicept (Remegen)

•
AUR200 (Aurinia)

•
ALPN303 (Alpine Immune Sciences)

•
BION-1301 (Chinook Therapeutics)

IL33 Specific Competition
If torudokimab is approved, competition could arise from various companies engaged in clinical development for assets targeting IL33, including:
•
Itepekimab (Regeneron Pharmaceuticals Inc)

•
Tozorakimab or MEDI3506 (AstraZeneca)

•
Astegolimab or MSTT1041A (Roche)

•
MT-2990 (Mitsubishi Tanabe Pharma Corp)

•
9MW-1911 (Mabwell (Shanghai) Bioscience Co Ltd) additional anti-IL33 compounds in late pre-clinical development for inflammatory and respiratory diseases, including SSGJ-621 (Sunshine Guojian Pharmaceutical (Shanghai) Co Ltd), FB-918 (Oneness Biotech Co Ltd) and QX-007-N and QX-008-N (Qyuns Therapeutics Co Ltd).

IL7 and TSLP Specific Competition
If ZB-168 is approved, competition could arise from various companies engaged in clinical development for assets targeting the IL7 and/or TSLP pathways, including:
•
OSE-127 (OSE Immunotherapeutics)

•
ADX-914 (Q32 Bio)

•
UPB-101(Upstream Bio)

•
SAR443765 (Sanofi)

•
Tezepelumab (AstraZeneca/Amgen) (approved for severe asthma and in clinical development for other indications)

Some of these companies also have greater financial resources, and greater research, development and marketing capabilities than we do and may also have products that are in similar product stages of development and collaborative arrangements in our target markets with leading companies and research institutions. For example, Servier partnered with OSE Immunotherapeutics to announce the licensing option agreement for exclusive global rights to interleukin 7 receptor (IL7R) antagonist OSE-127. Established pharmaceutical and biotechnology companies may also invest heavily to accelerate discovery and development of novel compounds or to in-license novel compounds that could make the product candidates that we develop obsolete.
We further face competition from biopharmaceutical, specialty pharmaceutical and biotechnology companies engaging in developing treatments using a variety of mechanisms of action for:
Systemic Sclerosis
•
Including Mitsubishi Tanabe, GlaxoSmithKline, Janssen, Cumberland Therapeutics, Sanofi, Certa Therapeutics, Bayer, Horizon/Amgen, Emerald Health Pharma, Kadmon/Sanofi, Bristol Meyers Squibb and CSL Bering

Hidradenitis Suppurativa
•
Including Abbvie, Novartis, UCB, InflaRx, Incyte, Acelyrin, Proivant, Moonlake Therapeutics, Amgen, Boehringer Ingelheim, Eli Lilly, Pharma Holdings, Janssen, Aclaris and Union Therapeutics

Asthma
•
Including AstraZeneca, Regeneron Pharmaceuticals, Principia Biopharma, Mabpharm, Chiesi, Biohaven Pharmaceutical Holding, Adamis, Novartis, Pearl Therapeutics and GlaxoSmithKline

Atopic dermatitis
•
Including Amgen, Bristol-Myers Squibb, Cara Therapeutics, Almirall, Arcutis Biotherapeutics, Novartis, MedImmune, Landos, Akaal Pharma, Suzhou Connect, Asana BioSciences and Galderma

Eosinophilic Gastrointestinal Disease, including eosinophilic esophagitis
•
Including Celgene, AstraZeneca, Pfizer (Arena), Ellodi Pharmaceutical, Bristol-Myers Squibb, Dr Falk Pharma, Eupraxia Pharmaceuticals, Landos Biopharma, Lipella Pharmaceuticals, EsoCap, Calypso Biotech, Aquilion and Akeso Biopharma

Alopecia areata
•
Including Pfizer, Eli Lilly, Arcutis Biotherapeutics, Concert Pharmaceuticals, Leo Pharma, Aclaris Therapeutics, Equillium Bio, AnaptysBio, HCW Biologics and Legacy Healthcare

MANAGEMENT
Executive Officers and Directors
Our directors and executive officers and their ages as of June 1, 2023 are as follows:
Name	Age	Position(s)
Executive Officers
Someit Sidhu	34	Chief Executive Officer and Director
Verender Badial	51	Chief Financial Officer
Chris Cabell	55	Chief Medical Officer
Kim Davis	55	Secretary and Chief Legal Officer
Gary Whale	49	Chief Technology Officer
Michael Howell	46	Chief Scientific Officer
Non-employee Directors
Amit Munshi(1)(2)	55	Director, Chairman of the Board
Sandeep Kulkarni(2)(3)	42	Director
Garry Neil(3)	69	Director
Steve Schoch(1)	64	Director
Jennifer Jarrett(1)	52	Director
Neil Graham(3)	64	Director

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Nominating and Corporate Governance Committee

Executive Officers
Dr. Someit Sidhu, has been our Chief Executive Officer and a director since March 2023. He is the Co-Founder and has been the CEO of Akaza Bioscience since 2019 and the CEO of Izana Bioscience since 2017 as well as the Co-Founder of Pathios Therapeutics. Since July 2021, Dr. Sidhu has served as the Chairman and Chief Executive Officer of JATT Acquisition Corp. Dr. Sidhu has broad expertise covering various topics in the life sciences industry. Prior to these companies, he advised many large international pharmaceutical companies as a management consultant at McKinsey & Co, where he primarily focused on Pharmaceutical R&D and Portfolio Strategy. Dr. Sidhu gained medical experience during his time in Cardiology and General Surgery after graduating from the Oxford Medical School. We believe Dr. Sidhu is well-qualified to serve as a Director due to his extensive operational and investment experience in the life sciences industry.
Verender S. Badial, has been our Chief Financial Officer since March 2023. He has more than 20 years of experience as an investment banker and is currently Managing Director of Cryfield Investments, which he founded in 2015 and is responsible for the corporate finance services and capital fundraising activities. Between 1997 and 2015, Mr. Badial held executive functions in the Equity Capital Markets departments of Rothschild (ABN AMRO) and Societe Generale, allowing him to leverage rich experience in structuring and executing equity capital markets transactions as well as building up an extensive network. Mr. Badial also held the role of Managing Director with Rothschild (ABN AMRO) and Societe Generale within the investment banks and is experienced in both buy- and sell-side advisory transactions incorporating leveraged and structured equity and debt finance solutions with a key focus on financial sponsor portfolios in pharma and healthcare. Mr. Badial brings unique capabilities for the target identification and business combination processes based on his expertise from acquiring and funding numerous corporates, raising capital for M&A and IPOs coupled with significant expertise in analyzing potential financial or management improvements to operational businesses. Mr. Badial graduated with an honor’s degree from the London School of Economics & Political Science.

Dr. Chris Cabell is our Chief Medical Officer and Executive Vice President and held such positions at Legacy Zura since January 2023. In addition, he has served on the Board of Directors of Pulmatrix Inc from July 2020 until the present. Prior to joining Zura, Dr Cabell spent 2 years at Emergent BioSolutions as Chief Medical Office and Head of Clinical Development from February 2021 until January 2023. Prior to that, Dr. Cabell spent 3 years at Arena Pharmaceuticals from October 2017 until June 2020, with increasing responsibilities including Chief Medical Officer, Head of Research and Development, and Head of Clinical Development. Previously, Dr. Cabell spent 10 years at Quintiles Inc and QuintilesIMS in a variety of management positions including Chief Medical and Scientific Officer, Global Head of Medical and Project Management, and Global Head of Business Development. Prior to joining Quintiles, Dr. Cabell was Associate Professor of Medicine in the Division of Cardiology at Duke University School of Medicine. Dr. Cabell is a Fellow of the American College of Cardiology and has over 100 peer reviewed publications including in the New England Journal of Medicine, JAMA, and Annals of Internal Medicine. Board certified in both internal medicine and cardiovascular diseases, Dr. Cabell is an honors graduate of Pennsylvania State University and Duke University, earning both his Medical Degree and a Masters in Health Sciences from the latter.
Kim Davis is our Chief Legal Officer and served in such position at Legacy Zura since September 2022. Previously, Ms. Davis served as Vice President, Deputy General Counsel and Chief Compliance Officer of Arena Pharmaceuticals, Inc. from 2020 to until its acquisition by Pfizer in September 2022. From 2014 to 2020, Ms. Davis was Vice President and Chief Compliance Officer of Kaleo, Inc. From 2011 to 2014, Ms. Davis was Vice President and Health Care Law & Compliance Officer of Impax Laboratories, Inc. (now Amneal Pharmaceuticals LLC). In previous roles, Ms. Davis was Executive Director from 2008 to 2011 and Associate General Counsel from 2000 to 2008 at Amgen, Inc. Ms. Davis holds a Juris Doctor from Pepperdine University School of Law, and a Bachelor of Arts in Business Management from Sweet Briar College.
Gary Whale is a seasoned professional in the pharmaceutical development of biologics with a career spanning over 25 years. He has served as our Chief Technology Officer since the Business Combination and served in such position at Legacy Zura since February 2023. Before joining Legacy Zura, Dr. Whale was employed as Vice President, Global Head of Technical Operations at EUSA Pharma, starting in May 2020. until the company was successfully sold in 2022 to a larger Italian specialty care company, Recordati S.p.A. Prior to this, from January 2018 to April 2020, Dr. Whale was Chief Operating Officer at Vhsquared, a biotech start-up company. From March 2014 to January 2018, Dr. Whale was VP CMC & Manufacturing Operations at Vhsquared. Previously, Dr. Whale spent a number of years at other companies, such as: Emergent BioSolutions from January 2007 to June 2013, Microscience Ltd from September 2002 to May 2007 and Proctor and Gamble from November 1996 to October 1999, all of which were in a technical operations role. Dr. Whale holds a bachelor’s degree in Biochemistry and a master’s degree in Microbiology from the University of London, and a PhD in the purification and characterization of bacterial cell surface antigens from Robert Gordon University.
Michael Howell has served as our Chief Scientific Officer since April 2023, and previously served as Senior Vice President for Translational Medicine of Zura since December 2022. Dr. Howell concurrently serves as Founder of Mountaineer Biosciences, Inc since January 2022, as Scientific Advisor of Ornovi, Inc. since August 2020 and as Co-Founder of Galileo Biosystems Inc. since June 2021. Previously, Dr. Howell served as Scientific Advisor of Galileo Biosystems Inc. from February 2020 until June 2021. From August 2020 to November 2022, Dr. Howell was Chief Scientific Officer of DermTech, Inc. Prior to this, Dr. Howell was Senior Director of Translational Medicine of Incyte Corporation from October 2016 to August 2020. In previous roles, Dr. Howell was Principal Scientist and Associate Director at MedImmune, LLC from December 2013 to November 2016, Senior Director of Biomarker and Discovery Research at the Immune Tolerance Network from June 2012 to December 2013, and Principal Scientist of Boehringer Ingelheim GmbH from April 2010 to August 2012. Dr. Howell holds a Bachelor of Science in Biology and Chemistry from Messiah University and a Ph.D. in Microbiology and Immunology from West Virginia University School of Medicine.
Non-Employee Directors
Amit D. Munshi has served as the Chairman of our Board of Directors since March 2023 and with Legacy Zura since November 2022. Currently, Mr. Munshi is the Chief Executive Officer & President at

ReNAgade Therapeutics. Prior, Mr. Munshi was President and Chief Executive Officer of Arena Pharmaceuticals Inc. from May 2016 to March 2022 and a member of the Board of Directors from June 2016 until March 2022, when Arena Pharmaceuticals was sold to Pfizer Inc. Previously, Mr. Munshi served as President and Chief Executive Officer and as a director of 288 Epirus Biopharmaceuticals, Inc., a biopharmaceutical company focused on biosimilars, and Percivia LLC, a biotechnology company which was sold to Johnson & Johnson. Subsequent to an asset sale, in July 2016, Epirus filed a voluntary Chapter 7 petition in the United States Bankruptcy Court for the District of Massachusetts. Prior to Epirus and Percivia, Mr. Munshi was a co-founder and served as Chief Business Officer of Kythera Biopharmaceuticals, Inc. from 2005 to 2010, which was sold to Allergan plc, and held multiple leadership positions at Amgen Inc. from 1997 to 2005, including General Manager, Nephrology Europe. He has served as the Chairman of the Board of Enterprise Therapeutics since January 2020.
Simultaneously, Mr. Munshi has also served as a member of the Board of Directors and Audit Committee of Galecto Inc. (GLTO) since January 2020. Mr. Munshi likewise served as a member of the Board and Audit Committee of Pulmatrix Inc. (PULM) from June 2017 until March 2021. Additionally, Mr. Munshi currently serves as a director of two U.S. subsidiaries of Zura: Zura Bio Inc. and Z33 Bio Inc. Mr. Munshi holds a B.S. in Economics and a B.A. in History from the University of California, Riverside, and an M.B.A. from the Peter F. Drucker School of Management at Claremont Graduate University. Mr. Munshi has more than 30 years of global biopharmaceutical industry experience in executive management, business development, product development and portfolio management. Mr. Munshi’s vast executive management and business experience in the global biopharmaceutical industry and in-depth knowledge of product development gives him the qualifications, attributes and skills to serve as one of our directors.
Sandeep C. Kulkarni, M.D., has served as a director of Zura since March 2023 and served as a Director of Legacy Zura since March 31, 2022. He is currently the Chief Executive Officer and co-founder of Tourmaline Bio, LLC, since September 2021. Prior to this, Dr. Kulkarni was a Managing Director at KVP Capital from August 2020 to June 2022. Prior to KVP, Dr. Kulkarni served in multiple roles at RoivantSciences from July 2018 to June 2020, including as the Chief Operating Officer of lmmunovant, Inc, Vice President Special Projects, and Ombudsman to the Investment Committee. From September 2017 to February 2018, Dr. Kulkarni was Senior Investment Analyst at Consonance Capital, a healthcare investment firm, and Investment Analyst on the Life Sciences team at QVT Financial LP from April 2013 to August 2017. From August 2009 to May 2012, Dr. Kulkarni was a consultant, then Project Leader at the Boston Consulting Group, Inc., where he focused on the biopharma sector. Dr. Kulkarni earned a B.A. in Economics from Harvard College and an M.D. from the University of California, San Francisco. We believe he is well qualified to serve as a Director due to his extensive scientific and medical training as well as substantial experience in the life sciences industry.
Garry Neil, M.D., has served as a director since March 2023 and with Legacy Zura since January 2023, is Chief Executive Officer and Chairman of Avalo Therapeutics(“Avalo”) (NASDAQ:AVTX, formerly Cerecor, Inc. (NASDAQ:CERC). From March 2020 to February 2022, Dr. Neil served as the Chief Scientific Officer of the Avalo. Dr. Neil joined Avalo as Chief Medical Officer in February 2020, when Aevi Genomic Medicine, Inc. (“Aevi”) was acquired by Avalo. Dr. Neil served as Chief Scientific Officer of Aevi from September 2013 until the Aevi Merger closed in February 2020. Prior to joining Aevi, Dr. Neil was a Partner at Apple Tree Partners, a life science private equity firm, from September 2012 to September 2013, and has held a number of senior positions in the pharmaceutical industry, including most recently Corporate Vice President of Science & Technology at Johnson & Johnson from November 2007 to August 2012. Prior to these roles, Dr. Neil served as Group President at Johnson & Johnson Pharmaceutical Research and Development, Vice President of Research & Development at Merck KgaA/EMD Pharmaceuticals, and Vice President of Clinical Research at AstraZeneca and Astra Merck. Dr. Neil serves an Independent Director and Member of the Nomination and Governance Committee of Celldex Therapeutics (NASDAQ:CLDX), He served on the Board of Directors of Arena Pharmaceuticals, Inc. from 2017 to 2022 and was Chair since February 2021. From August 2016 to May 2019, he previously served on the board of GTx, Inc. NASDAQ:GTX). He is a member of the board of the Center for Discovery and Innovation of the Hackensack Meridian Medical School in Hackensack, New Jersey and is the Founding Chairman of TransCelerate Biopharma, Inc., a non-profit pharmaceuticals industry Research & Development consortium, and is a past member of the TransCelerate Board from 2012 to 2019. He served on the board of Reagan Udall

Foundation for the FDA from 2007 – 2021, the board of Foundation for the National Institutes of Health (NIH) from 2010 – 2012 and on the Science Management Review board of the NIH from 2010 – 2012. Dr. Neil is also the past Chairman of the Pharmaceutical Research and Manufacturers Association (PhRMA) Science and Regulatory Executive Committee and the PhRMA Foundation board. Dr. Neil holds a B.Sc. from the University of Saskatchewan and an M.D. from the University of Saskatchewan College of Medicine. He completed postdoctoral clinical training in internal medicine and gastroenterology at the University of Toronto. Dr. Neil also completed a postdoctoral research fellowship at the Research Institute of Scripps Clinic. He is the author of more than 60 scientific papers and holds several patents. We believe he is well-qualified to serve as a director due to his extensive scientific and operational experience.
Steve Schoch, has served as a director since March 2023 and with Legacy Zura since January 2023. He served as a member of the Board of Directors of Arena Pharmaceuticals and chaired the Audit Committee from June, 2021 until the company was acquired by Pfizer in March of 2022. Mr. Schoch currently serves as Chief Operating Officer and Chief Financial Officer of FLYR Labs, a position he has held since 2022. Prior to joining FLYR Labs, Mr. Schoch served as Chief Financial Officer at 23andMe, Inc. from 2018 to 2022. Mr. Schoch served as the Chief Executive Officer of Miramax Films NY, LLC from 2012 – 2017, while concurrently serving as Miramax’s Chief Financial Officer, a position he held beginning in 2010. From 2001 to 2010, Mr. Schoch held various senior financial positions at Amgen, Inc., including Corporate Controller and divisional Financial Vice President. He served as the Executive Vice President and Chief Financial Officer of eToys, Inc. from 1999 to 2001. Prior to eToys, Inc., Mr. Schoch held a variety of financial positions in the media industry, including at The Walt Disney Company and the Times Mirror Company. Mr. Schoch holds a B.S. in Civil Engineering degree from Tufts University and a M.B.A. degree from the Tuck School of Business Administration, Dartmouth College.
Jennifer Jarrett, has served as a director since March 2023 and with Legacy Zura since January 2023. Ms. Jarrett has served as Chief Operating Officer of Arcus Biosciences, a biotechnology company, since October 2020. From January 2019 through September 2020, she served as Vice President of Corporate Development and Capital Markets of Uber Technologies, a technology company, and from June 2018 to January 2019 served as Arcus Bioscience’s Chief Operating Officer and Chief Financial Officer and as its Chief Business Officer and Chief Financial Officer from March 2017 to June 2018. From March 2016 to October 2016, Ms. Jarrett was the Chief Financial Officer of Medivation, a commercial biopharmaceutical company, which was acquired by Pfizer. Before Medivation, Ms. Jarrett spent 20 years in investment banking, most recently at Citigroup where she ran the firm’s west coast life sciences investment banking practice, and prior to that at Credit Suisse and Donaldson, Lufkin & Jenrette. Ms. Jarrett currently serves on the board of Arcus Biosciences, Inc. and Syndax Pharmaceuticals, Inc., each of which is a publicly traded company, and previously served on the boards of Arena Pharmaceuticals, Inc. Audentes Therapeutics, Inc. and Consonance-HFW Acquisition Corp. Ms. Jarrett received a B.A. in Economics from Dartmouth College and her M.B.A. from the Stanford Graduate School of Business. We believe she is well-qualified to serve as a director due to her extensive finance and operational experience.
Dr. Neil Graham MBBS, MD, MPH, has served as a director since March 2023 and with Legacy Zura since January 2023. Dr. Graham, is an expert in immunology and inflammation with more than 30 years’ experience in global drug development and commercialization, crossing early and late-stage clinical trials in dermatology, allergy, rheumatology, virology, and pulmonology. From February 2021 to January 2022, Dr. Graham served as Chief Medical Officer of Tiziana Life Sciences LTD, a biotechnology company. Prior to Tiziana, Dr. Graham was VP-Strategic Program Direction & Immunology at Regeneron Pharmaceuticals, Inc. from April 2010 to January 2020. In previous roles, Dr. Graham occupied the position of Chief Operating Officer at XTL Biopharmaceuticals Ltd. from January 2002 to June 2005, SVP-Program & Portfolio Management at Trimeris, Inc. from June 2005 to February 2007, Senior Vice President-Program & Portfolio at Vertex, Inc. from April 2007 to November 2009 and Associate Professor at Johns Hopkins Bloomberg School of Public Health from October 1989 to March 1997. Dr. Graham currently serves on the boards of ASLAN Pharmaceuticals and Pharmaxis Ltd. Dr. Graham holds an MD, MPH, MBBS from the University of Adelaide. We believe he is well-qualified to serve as a director due to his extensive scientific and operational experience.
Family Relationships
There are no family relationships among the Zura directors and executive officers.

Board Composition
Zura’s business and affairs are organized under the direction of its board of directors. The board of directors of Zura meet on a regular basis and additionally as required. In accordance with the terms of the MAA, Zura’s board of directors may establish the authorized number of directors from time to time by resolution. Zura’s board of directors consists of seven members.
Director Independence
In connection with the Business Combination, the Company’s board of directors undertook a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, the board of directors of JATT determined that none of the directors, other than Dr. Someit Sidhu, has any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of Amit Munshi, Sandeep Kulkarni, Garry Neil, Steve Schoch, Jennifer Jarrett and Neil Graham is “independent” as that term is defined under Nasdaq listing standards. In making these determinations, the Company’s board of directors considered the current and prior relationships that each non- employee director has with the management and principal shareholders of Zura and all other facts and circumstances the board of directors deems relevant in determining their independence, including the beneficial ownership of securities of Zura by each non-employee director and the transactions described in the section titled “Certain Relationships and Related Party Transactions.”
Board Leadership Structure
The Zura board of directors is chaired by Amit Munshi, an independent director. In such role, Amit Munshi has authority, among other things, to call and preside over board of directors meetings, to set meeting agendas, and to determine materials to be distributed to the board of directors. Zura’s board of directors believes that separating the positions of Chief Executive Officer (“CEO”) and Chairman of the Board is in the best interests of the Company. We believe that keeping the two positions separate helps to ensure proper board oversight over management’s decision-making and performance, protects the board’s independence, and enables both the CEO and the Chairman of the Board to exercise their respective roles without the appearance of any conflict of interests or responsibilities.
Amit Munshi, Sandeep Kulkarni, Garry Neil, Steve Schoch, Jennifer Jarrett and Neil Graham serve as independent directors who provide active and effective oversight of Zura’s strategic decisions.
Board Oversight of Risk
One of the key functions of Zura’s board of directors is to conduct informed oversight of Zura’s risk management process. Zura’s board of directors does not anticipate having a standing risk management committee, but rather anticipates administering this oversight function directly through Zura’s board of directors as a whole, as well as through various standing committees of the board of directors that address risks inherent in their respective areas of oversight. In particular, the board of directors will be responsible for monitoring and assessing strategic risk exposure and Zura’s audit committee will have the responsibility to consider and discuss Zura’s major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee will also monitor compliance with legal and regulatory requirements. Zura’s compensation committee will also assess and monitor whether Zura’s compensation plans, policies and programs comply with applicable legal and regulatory requirements.
Board Committees
The Zura board has established an audit committee, a compensation committee, and a nominating and governance committee. The Zura board may establish other committees to facilitate the management of the Company’s business. The Zura board and its committees will set schedules for meeting throughout the year and can also hold extraordinary general meetings and act by written resolution from time to time, as appropriate. The Zura board will delegate various responsibilities and authority to its committees as generally described below. The committees will regularly report on their activities and actions to the full Zura board.

Each member of the audit committee of the Zura board is expected to qualify as an independent director in accordance with Nasdaq listing standards. The compensation and nominating and governance committees will each have at least one independent director. Each committee of the Zura board has a written charter approved by Zura’s board. Copies of each charter are posted on Zura’s website at www.zurabio.com. The inclusion of the Company’s website address in this prospectus does not include or incorporate by reference the information on Zura’s website into this prospectus. Members will serve on these committees until their resignation or until otherwise determined by the Zura board.
Audit Committee
The members of Zura’s audit committee are Amit Munshi, Jennifer Jarrett and Steve Schoch, each of whom can read and understand fundamental financial statements. Each of Amit Munshi, Jennifer Jarrett and Steve Schoch is independent under the rules and regulations of the SEC and Nasdaq listing standards applicable to audit committee members. Steven Schoch serves as the chair of the audit committee. The Zura board has determined that Steven Schoch qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of Nasdaq. In arriving at these determinations, the Zura board has examined each audit committee member’s scope of experience and the nature of their employment.
The primary purpose of the audit committee is to discharge the responsibilities of Zura’s board of directors with respect to the corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee the independent registered public accounting firm. Specific responsibilities of the audit committee will include:
•
helping the board of directors oversee corporate accounting and financial reporting processes;

•
managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit the financial statements;

•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, the interim and year-end operating results;

•
developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•
reviewing related person transactions;

•
obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law; and

•
approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee
The compensation committee consists of Sandeep Kulkarni and Amit Munshi. The chair of the compensation committee is Sandeep Kulkarni. The Zura board has determined that each member of the compensation committee is independent under the Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The primary purpose of the compensation committee will be to discharge the responsibilities of the board of directors in overseeing the compensation policies, plans and programs and to review and determine the compensation to be paid to executive officers, directors and other senior management, as appropriate. Specific responsibilities of the compensation committee include:
•
reviewing and approving the compensation of the chief executive officer, other executive officers and senior management;

•
administering the equity incentive plans and other benefit programs;

•
reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for the executive officers and other senior management; and

•
reviewing and establishing general policies relating to compensation and benefits of the employees, including the overall compensation philosophy.

Nominating and Governance Committee
The nominating and governance committee consists of Garry Neil, Neil Graham and Sandeep Kulkarni. The chair of the nominating and corporate governance committee is Garry Neil. The Zura board has determined that each member of the nominating and corporate governance committee is independent under the Nasdaq listing standards.
Specific responsibilities of the nominating and corporate governance committee will include:
•
identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by shareholders, to serve on the board of directors;

•
considering and making recommendations to the board of directors regarding the composition and chairmanship of the committees of the board of directors;

•
developing and making recommendations to the board of directors regarding corporate governance guidelines and matters; and

•
overseeing periodic evaluations of the performance of the board of directors, including its individual directors and committees.

Compensation Committee Interlocks and Insider Participation
None of our officers currently serves, and in the past year has not served, (i) as a member of the compensation committee or board of directors of another entity, one of whose executive officers serves on our compensation committee, or (ii) as a member of the compensation committee of another entity, one of whose executive officers serves on our board of directors.
Code of Ethics
The Zura board has adopted a Code of Ethics. The Code of Ethics applies to all of Zura’s employees, officers, and directors, as well as all of Zura’s contractors, consultants, suppliers, and agents in connection with their work for Zura. The full text of Zura’s Code of Ethics has been posted on the Company’s website, which can be found at www.zurabio.com. Zura intends to disclose future amendments to, or waivers of, its Code of Conduct, as and to the extent required by SEC regulations, at the same location on its website identified above or in public filings. Information contained on Zura’s website is not incorporated by reference into this prospectus, and you should not consider information contained on Zura’s website to be part of this prospectus.
Related Party Policy
The Zura board of directors has adopted a written related person transactions policy that sets forth the Zura’s policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of the Zura’s policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which Zura or any of its subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has a material interest.
A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of Zura’s voting securities (including Zura’s ordinary shares), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.
Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of Zura’s voting securities, an officer with knowledge of a proposed transaction, must present information regarding the proposed related person transaction to Zura’s audit committee (or, where review by Zura’s audit committee would be inappropriate, to another independent body of Zura’s board of directors) for review. To identify related person transactions in advance, Zura will rely on information supplied by Zura’s executive officers, directors and certain significant shareholders.
In considering related person transactions, Zura’s audit committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:
•
the risks, costs, and benefits to Zura;

•
the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•
the terms of the transaction;

•
the availability of other sources for comparable services or products; and

•
the terms available to or from, as the case may be, unrelated third parties.

Zura’s audit committee will approve only those transactions that it determines are fair to Zura and in Zura’s best interests. All of the transactions described in the section of this prospectus entitled “Certain Relationships and Related Party Transactions of Legacy Zura” were entered into prior to the adoption of such policy. Certain of the foregoing disclosures are summaries of certain provisions of our related party agreements, and are qualified in their entirety by reference to all of the provisions of such agreements. Because these descriptions are only summaries of the applicable agreements, they do not necessarily contain all of the information that you may find useful. Copies of certain of the agreements (or forms of the agreements) have been filed as exhibits to the registration statement of which this prospectus is a part, and are available electronically on the website of the SEC at www.sec.gov.

EXECUTIVE AND DIRECTOR COMPENSATION
The following is a discussion and analysis of compensation arrangements of the named executive officers and directors of Legacy Zura for the fiscal year ended December 31, 2022 (“FY 2022”). As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled back disclosure requirements applicable to emerging growth companies.
To achieve the Company’s goals, we have designed, and intend to modify as necessary, our compensation and benefits program to attract, retain, incentivize and reward deeply talented and qualified executives who share our philosophy and desire to work towards achieving these goals.
We believe our compensation program should promote the success of the Company and align executive incentives with the long-term interests of our shareholders. As our needs evolve, we intend to continue to evaluate our philosophy and compensation programs as circumstances require.
During FY 2022, we were a privately-owned clinical-stage biotechnology company organized under the laws of England and Wales. The information disclosed below is not indicative of current or future executive or director compensation and is provided for the purpose of complying with applicable SEC rules.
For the fiscal year ended December 31, 2022, our named executive officers were:
•
Oliver Levy, Director and Chief Financial Officer; and

•
David Brady, Head of Business Development.

Summary Compensation Table for the Fiscal Year Ended December 31, 2022
The following table shows the compensation earned by our named executive officers for the fiscal year ended December 31, 2022.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Share Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All other Compensation ($)	Total Compensation ($)
Oliver Levy Director and Chief Financial Officer(2)	2022	245,520(3)	—	—	266,013(4)	225,092(5)	—	736,625
David Brady, Head of Business Development	2022	125,051(6)	—	—	28,846(7)	—	—	153,897

(1)
The amounts reported represent the aggregate grant date fair value of the options awarded under our 2022 Equity Incentive Plan to our directors in the fiscal year ended December 31, 2022, calculated in accordance with FASB ASC Topic 718. See Note 2 to our consolidated financial statements for Fiscal Year 2022 filed with the SEC on Form 8-K on April 6, 2023 for the assumptions used in calculating the grant date fair value.

(2)
Mr. Levy served in the role of Chief Financial Officer until his departure from the Company on December 31, 2022.

(3)
Mr. Levy’s annual salary was denominated in pounds sterling at £200,000 (approximately $245,520).

(4)
Mr. Levy received options to purchase 2,240 shares in Legacy Zura (“Legacy Zura Shares”). Mr. Levy exercised his options during FY 2022, and upon the closing of the Business Combination on March 20, 2023, Mr. Levy’s shares were converted into 242,107 Class A Ordinary Shares of the Company.

(5)
Mr. Levy received compensation upon his departure in the amount denominated in pounds sterling at £180,000 (approximately $225,092).

(6)
Mr. Brady’s annual salary was denominated in pounds sterling at £100,000 (approximately $125,051).

(7)
Mr. Brady received options to purchase 347 Legacy Zura Shares. Mr. Brady exercised his options during FY 2022, and upon the closing of the Business Combination on March 20, 2023, Mr. Brady’s shares were converted into 37,505 Class A Ordinary Shares of the Company.
Narrative to Summary Compensation Table
Base Salaries
The named executive officers received a base salary to compensate them for services rendered to the Company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. As of December 31, 2022, the annual base salaries for Mr. Levy and Mr. Brady were £200,000 (approximately $245,520), and £100,000 (approximately $125,051), respectively.
Employee Benefits
Our named executive officers are eligible to participate in the Company’s employee benefit plans, including our medical, dental, vision, group life, disability, and accidental death and dismemberment insurance plans, in each case, on the same basis as all of the Company’s other employees. The Company generally does not provide perquisites or personal benefits to our named executive officers, except in limited circumstances.
None of our named executive officers participated in any defined benefit pension plans or any non-qualified deferred compensation plans for the fiscal year ended December 31, 2022. The Company does not make any gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by the Company.
Outstanding Equity Awards for the Fiscal Year Ended December 31, 2022
There were no outstanding equity awards held by our named executive officers as of December 31, 2022, and therefore we omit the Outstanding Equity Awards table.
Executive Employment Arrangements
Oliver Levy
Mr. Levy served as the Chief Financial Officer for Zura Bio Limited until December 31, 2022. Mr. Levy was party to an employment agreement with Zura, dated June 2, 2022, which set forth the terms applicable to his position as Chief Financial Officer (the “Levy Agreement”). The Levy Agreement was previously filed as Exhibit 10.15 to our Registration Statement on Form S-4/A filed with the SEC on February 23, 2023. Mr. Levy agreed to step down from his position as Chief Financial Officer effective December 31, 2022.
Dr. Someit Sidhu
On April 7, 2023, the Company entered into a Service Agreement with its Chief Executive Officer, Dr. Someit Sidhu (the “Sidhu Agreement”), effective as of March 20, 2023. The terms of the Sidhu Agreement provide the following compensation and benefits while he is employed as Chief Executive Officer:
•
Annual salary equal to £425,000.

•
Eligibility to earn a discretionary bonus.

•
Participation in the Company’s benefit plans and reimbursement of Dr. Sidhu’s reasonable travel, hotel and entertainment expenses.

The Sidhu Agreement may be terminated by either party giving the other not less than three (3) months’ prior notice, subject to the Company’s right to buy out the three month notice period in its discretion by providing garden leave and its right to terminate this agreement immediately for cause (as defined under the

Sidhu Agreement) without further payment of compensation except as required by law or for reimbursement of eligible incurred expenses.
If Dr. Sidhu’s employment is terminated by the Company without cause, Dr. Sidhu will be entitled to receive severance payments equal to six (6) months’ salary, subject to signing a release and complying with the obligations under his agreement. The Sidhu Agreement also contains certain customary obligations, including confidentiality and cooperation.
Verender Badial
On April 7, 2023, the Company entered into a Service Agreement with its Chief Financial Officer, Verender Badial (the “Badial Agreement”), effective as of March 20, 2023. The terms of the Badial Agreement are substantially the same as the Sidhu Agreement except that Mr. Badial’s salary is £336,000. It is anticipated that the Company will provide notice to terminate Mr. Badial’s employment without cause (as defined in the Badial Agreement) once the Company employs a successor Chief Financial Officer, at which point Mr. Badial would be entitled to severance payments equal to six (6) months’ salary, subject to signing a release and complying with the obligations under his agreement. The Badial Agreement also contains certain customary obligations, including confidentiality and cooperation.
Kim Davis
On November 22, 2022, Legacy Zura entered into a letter agreement with Kim Davis, our Secretary and Chief Legal Officer (the “Davis Agreement”). The terms of the Davis Agreement provide the following compensation and benefits while she is employed as Chief Legal Officer:
•
Annual salary equal to $425,000.

•
Eligibility to earn a performance bonus of up to 40% of her annual salary, based on performance.

•
Participation in the Company’s benefit plans.

Ms. Davis received a one-time cash payment of $121,250 in January 2023.
The Davis Agreement may be terminated by either party at any time.
Potential Payments upon Termination or Change in Control
As of December 31, 2022, the Company did not provide payments to named executive officers that would have been triggered solely by a change in control.
Non-Employee Director Compensation
To achieve the Company’s goals, we have designed, and intend to modify as necessary, our compensation and benefits program to attract, retain, incentivize and reward deeply talented and qualified directors who share our philosophy and desire to work towards achieving these goals.

The following table sets forth the compensation of our non-employee directors in the fiscal year ended December 31, 2022. Mr. Levy received no additional compensation for his services as a director of the Company. Please see the section above entitled “Executive and Director Compensation — Summary Compensation Table for the Fiscal Year Ended December 31, 2022” for more information about Mr. Levy’s compensation for the fiscal year ended December 31, 2022.
Name	Fees Earned or Paid in Cash ($)	Share Awards ($)(1)	Option Awards ($)(1)	Total ($)
Sandeep Kulkarni	—	—	203,783(2)	203,783
Amit Munshi	—	—	—	—
Parvinder Thiara(3)	—	—	—	—

(1)
The amounts reported represent the aggregate grant date fair value of the options awarded under our 2022 Equity Incentive Plan to our directors in the fiscal year ended December 31, 2022, calculated in accordance with FASB ASC Topic 718. See Note 2 to our consolidated financial statements for Fiscal Year 2022 filed with the SEC on Form 8-K on March 31, 2023 for the assumptions used in calculating the grant date fair value. The following table sets forth the number of share awards (consisting of both time-based RSUs and performance-based RSUs) and options held by each non-employee director as of December 31, 2022.

Name	Outstanding Share Awards (#)	Outstanding Option Awards (#)
Sandeep Kulkarni	—	3,200
Amit Munshi	—	—

(2)
Dr. Kulkarni received options to purchase 3,200 Legacy Zura shares. Upon the closing of the Business Combination on March 20, 2023, Dr. Kulkarni’s options were converted into options to purchase 345,867 Class A Ordinary Shares of the Company.

(3)
Mr. Thiara resigned from the Board in April, 2022, and received no compensation during fiscal year 2022.

Director Compensation Arrangements
Amit Munshi
Zura Bio Inc. (the “Private Company”) offered the position of Chairman of the Private Company to Amit Munshi in an offer letter dated March 2, 2023 (the “Munshi Offer Letter)”. The responsibilities of the role include leading the Board of Directors of the Private Company and Zura (upon the closing of the Business Combination), and due to the early stage of the Private Company and Zura, advising executive management and participating in investor financing as well as other strategic meetings. Following the Business Combination, the responsibilities of Mr. Munshi transitioned to the customary responsibilities of the chairman of a US-listed public company for similar situated biotechnology companies. Mr. Munshi’s continued service in the role will be subject to annual re-election by shareholders and customary termination provisions.
Compensation
All compensation, including both cash and equity, will be subject to regular review and approval of the Compensation Committee and, as applicable, the Board, determined in accordance with public exchange and corporate guidelines. For 2023, Mr. Munshi will be compensated with an annual fee of US$50,000 and an additional US$25,000 for his service as the Chairman of the Board of Directors. Additional fees will be paid to Mr. Munshi for committee service. These fees will be payable on a quarterly basis beginning on or about April 1, 2023, in arrears. Mr. Munshi’s expenses will also be eligible for reimbursement consistent with Zura’s expense policy as in effect from time to time.

Pre-Merger RSU Award
On March 18, 2023, Mr. Munshi received a grant of restricted share units (“RSUs”) for 4,626 shares in Zura Bio Holdings (“ZBHL”), the parent of Zura Bio Inc. prior to ZBHL’s merger with a wholly-owned subsidiary of JATT Acquisition Corp (“JATT”), which were later converted into 499,993 Class A ordinary shares in the Company pursuant to the merger. These RSUs vest equally over four (4) years as follows, subject to Mr. Munshi’s continued service to the Company: twenty-five percent (25%) on each of the anniversaries of the grant thereafter so that the RSUs are fully vested on the fourth anniversary of the grant date. On June 9, 2023, Mr. Munshi entered into an Amended and Restated Restricted Share Award Agreement (the “A&R RSA”) which replaced and supersedes the RSUs previously granted to Mr. Munshi on March 18, 2023. The vesting conditions of the A&R RSA are identical to vesting conditions of the RSUs granted to Mr. Munshi.
Post Merger Performance-Based Share Options
Pursuant to the Munshi Offer Letter, on March 20, 2023 the Company granted to Mr. Munshi share options under the Equity Incentive Plan to purchase 306,373 Class A ordinary shares at an exercise price per share of $8.16, which was the closing price on the date of ZBHL’s merger with a wholly-owned subsidiary of JATT. These options are eligible to become exercisable if the 20-day volume weighted average trading price of the Company’s Class A ordinary shares is over $30 per share at any time prior to March 20, 2028 and while Mr. Munshi remains as Non-Executive Chairman of our Board. Any shares issued upon exercise of these options will be held subject to lock-up provisions on the same terms as those issued to the Company’s other then-existing option holders (to the extent that such provisions remain in force).
Capital Raising Options
In addition to the equity awards described above to induce him to become the Non-Executive Chairman of the Board, the Munshi Offer Letter also provided a capital raising incentive to Mr. Munshi.
Specifically, a commitment was made to Mr. Munshi to grant options in an amount equal to six percent (6%) of the capital raised (excluding existing commitments/insider capital, subject to a specified minimum price in such capital raise). If the capital raising commitment is achieved after ZBHL’s merger with a wholly-owned subsidiary of JATT, the option exercise price is to equal the fair market value of the Company’s Class A ordinary shares at the time of grant, and these options are eligible to vest over four (4) years as follows: twenty-five percent (25%) on the first anniversary of the grant and monthly thereafter (2.083 percent for each month thereafter). Class A ordinary shares issued upon exercise of these options will be held subject to certain lock-up provisions on the same terms as those issued to the Company’s other then-existing option holders (to the extent they remain in force).
Modification to Capital Raising Options
In connection with the Company entering into a Subscription Agreement with Mr. Munshi on April 26, 2023, the Board determined that it is in the best interests of the Company, and the Company’s shareholders, to, subject to shareholder approval, modify the terms under which the Company would grant capital raising options to Mr. Munshi as contemplated under the Munshi Offer Letter (such potential grant, the “Munshi Grant”). The Board determined that the intent of the Munshi Grant was to align the option grant with the anticipated Class A ordinary share price offering in a potential private placement. When the Munshi Offer Letter was entered into, the contemplated Class A ordinary share price for the potential private placement was $7.50; however, given market dynamics, the Class A ordinary share price in the April 2023 Private Placement was ultimately set at $4.25. While the current per share price for the April 2023 Private Placement is lower than the price set forth in the Munshi Offer Letter, the Board determined it remained appropriate to make the Munshi Grant and use the $4.25 price for a Class A ordinary share in the April 2023 Private Placement in calculating the number of Class A ordinary shares to be included in the Munshi Grant. Therefore, the Board determined that the number of Class A ordinary shares underlying the Munshi Grant shall be 1,130,000, or approximately 6.0% of the number of Class A ordinary shares to be issued in the April 2023 Private Placement. The Munshi Grant was approved by Zura’s shareholders at the extraordinary general meeting of shareholders held on June 1, 2023, and was granted to Mr. Munshi on the same date. The exercise price for the Munshi Grant is $6.25 per share, the closing price of the Shares on June 1, 2023. The option exercise price under the Munshi Grant will be equal to the fair market value of the

Company’s Class A ordinary shares at the time of grant. The Munshi Grant is nonforfeitable on grant but may only be exercisable on the vesting dates noted above under the heading Capital Raising Options, subject to being fully exercisable upon a Change in Control (as defined in the Equity Incentive Plan).
Incentive Arrangements
The Zura Bio Limited Share Option Plan (the “UK Plan”)
Stock Awards.   The Legacy Zura Board adopted the UK Plan on June 8, 2022. The UK Plan provides for Legacy Zura’s ability to grant equity-based awards to UK-based employees of Legacy Zura and its subsidiaries in the form of stock options. By executing an option certificate as a deed in a form approved by the Legacy Zura Board, Legacy Zura may grant an option to any employee of the Legacy Zura group it chooses. Options may be exercised immediately following their grant, pursuant to which Legacy Zura must allot and issue ordinary shares to the exercising option holder within 30 days of a valid option exercise. An option may not be exercised unless the option holder agrees in writing to pay any applicable income tax and primary class 1 National Insurance Contributions (NICs) to the employer company and has made arrangements satisfactory to the employer company to pay that income tax and NICs. The option holder must also, at the request of the employer company on or before the date of exercise, enter into a joint election under section 431(1) or 431(2) of the Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”) in respect of the shares to be acquired pursuant to the exercise of an option.
Administration.   The UK Plan is administered by the Zura Board.
Payment for Shares.   No amount is payable by an employee for a grant of an option under the UK Plan.
Transferability.   Under the UK Plan, an option holder may not transfer, assign, create any charge or other security interest over such holder’s option or any right arising under it, unless the option is transferred or assigned to the option holder’s personal representatives on the death of the option holder. If an option holder transfers, assigns or creates a charge or security over his or her option in contravention of the UK Plan rules, the option will lapse.
Corporate Actions.   The UK Plan does not specify what will happen to the options if Legacy Zura’s shares are subject to a merger, consolidation, sale or any other significant corporate transaction. Legacy Zura is not obliged to notify any option holder if an option is due to lapse or whether an option is due to become exercisable, nor is Legacy Zura required to provide option holders with copies of any materials sent to holders of Legacy Zura ordinary shares.
Amendment.   The Legacy Zura Board may amend the UK Plan from time to time, but no amendment may apply to options granted before the amendment was made or materially adversely affect the interests of option holders without the consent of the relevant option holder.
On June 8, 2022, Legacy Zura granted options over 347 Zura ordinary shares to David Brady, the Head of Business Development of Legacy Zura, at an exercise price of £0.001 per share. All options granted to David Brady were exercised on the same day, pursuant to which Mr. Brady subscribed for 347 Legacy Zura ordinary shares of £0.001 each in the capital of Legacy Zura on the same day. A section 431 election was entered into on June 8, 2022 which was signed by Mr. Brady and Legacy Zura, as required by the terms of the UK Plan.
On June 8, 2022, Legacy Zura granted options over 3,200 Legacy Zura ordinary shares to Mr. Levy for an exercise price of £0.001 per share. All options granted to Mr. Levy were exercised on the same day, pursuant to which Mr. Levy subscribed for 3,200 ordinary shares of £0.001 each in the capital of Legacy Zura on the same day. A section 431 election was entered into on June 8, 2022 which was signed by Mr. Levy and Legacy Zura, as required by the terms of the UK Plan.
The Zura Equity Incentive Plan
Overview
The following is a summary description of the Equity Incentive Plan as approved in connection with the Business Combination. The summary is not a complete statement of the Equity Incentive Plan and is qualified in its entirety by reference to the complete text of the Equity Incentive Plan, a copy of which is attached hereto as Exhibit 10.11. Zura’s shareholders should refer to the Equity Incentive Plan for more complete and detailed information about the terms and conditions of the Equity Incentive Plan. In the event of a conflict between the information in this description and the terms of the Equity Incentive Plan, the Equity Incentive Plan shall control.
Unless the context otherwise requires, references in this summary description to “we”, “us” and “our” generally refer to JATT prior to the Business Combination or Zura from and after the Business Combination.
Background of the Equity Incentive Plan
On June 16, 2022, the JATT board approved, subject to the approval by our shareholders, the Equity Incentive Plan. On March 16, 2023, the shareholders of JATT approved the Equity Incentive Plan, and the Equity Incentive Plan became effective on March 20, 2023. The Equity Incentive Plan was subsequently amended on June 1, 2023 to increase the number of shares available under the plan.
Summary of the Equity Incentive Plan
Purpose of the Equity Incentive Plan
The purpose of Equity Incentive Plan is to promote and closely align the interests of our employees, officers, non-employee directors, and other service providers and our shareholders by providing share-based compensation and other performance-based compensation. The objectives of the Equity Incentive Plan are to attract and retain the talented available personnel for positions of substantial responsibility and to motivate participants to optimize the profitability and growth of the Company and its subsidiaries through incentives that are consistent with our goals and that link the personal interests of participants to those of our shareholders. The Equity Incentive Plan will allow for the grant of share options, both incentive and “non-qualified” share options; SARs, alone or in conjunction with other awards; restricted share and RSUs; incentive bonuses, which may be paid in cash, share, or a combination thereof; and other share-based awards. We refer to these collectively herein as “Awards.”
Administration
The Equity Incentive Plan is administered by the Compensation Committee, which we refer to herein as the “Administrator.” The Administrator has broad discretionary authority, subject to the provisions of the Equity Incentive Plan, to establish sub-plans for certain non-U.S. employees and to administer and interpret the Equity Incentive Plan including any sub-plans established thereunder and Awards granted thereunder. All decisions and actions of the Administrator will be final and binding on all parties.
Share Pool
The maximum number of Zura Class A Ordinary Shares that may be issued under the Equity Incentive Plan is equal to 9,594,213, with an annual increase beginning on January 1, 2024 and ending on and including January 1, 2029, equal to the lesser of (A) 5% of the aggregate number of Zura Class A Ordinary Shares outstanding on the final day of the immediately preceding calendar year, (B) 8,059,796 Zura Class A Ordinary Shares or (C) such smaller number of shares as is determined by the board. On April 25, 2023, the Zura Board approved resolutions providing for the waiver of any right to an increase to the share reserve under Section 5(a) of the Equity Incentive Plan in January 2024 in the event that an increase of the share reserve by 5,564,315 is approved by Zura’s shareholders. Upon approval of the share reserve increase at the extraordinary general meeting of Zura’s shareholders held on June 1, 2023, the waiver of any increase to the share reserve in January 2024 became effective. The number of Zura Class A Ordinary Shares available for grant as Awards at any time is referred to below as the “Share Pool.” The Share Pool is subject to certain adjustments in the event of a change in our capitalization. Zura Class A Ordinary Shares issued under the Equity Incentive Plan may be either authorized and unissued shares or previously issued shares acquired by us.
On termination or expiration of an Award, in whole or in part, the number of Zura Class A Ordinary Shares subject to such Award but not issued thereunder or that are otherwise forfeited back to the Company will again become available for grant under the Equity Incentive Plan. Additionally, shares retained or withheld in payment of any exercise price, purchase price or tax withholding obligation of an Award will again become available for grant under the Equity Incentive Plan.
Limits on Non-Employee Director Compensation
Under the Equity Incentive Plan, the aggregate dollar value of all cash and equity-based compensation (whether granted under the Equity Incentive Plan or otherwise) to our non-employee directors for services in such capacity shall not exceed $750,000 during any calendar year. However, during the calendar year in which a non-employee director first joins the Company’s board or during any calendar year in which a non-employee director serves as chairperson or lead director, such aggregate limit shall instead be $1,000,000.
Types of Awards
Share Options
All share options granted under the Equity Incentive Plan will be evidenced by a written agreement providing, among other things, whether the option is intended to be an incentive share option or a non-qualified share option, the number of shares subject to the option, the exercise price, exercisability (or vesting), the term of the option, which may not generally exceed ten years, and other terms and conditions. Subject to the express provisions of the Equity Incentive Plan or sub-plan established thereunder, options generally may be exercised over such period, in installments or otherwise, as the Administrator may determine. The exercise price for any share option granted may not generally be less than the fair market value of the Zura Class A Ordinary Shares subject to that option on the grant date. The exercise price may be paid in cash or such other method as determined by the Administrator, including an irrevocable commitment by a broker to pay over such amount from a sale of the shares issuable under an option, the delivery of previously owned shares or withholding of shares deliverable upon exercise. Other than in connection with a change in our capitalization, we will not, without shareholder approval, reduce the exercise price of a previously awarded option, provided, however, that at any time when the exercise price of an option previously awarded at least two years ago is at least 100% greater than the fair market value of a Zura Class A Ordinary Share over a period of 90 trading days, we may, in our sole discretion and without shareholder approval, cancel and re-grant or exchange such option for cash or a new Award with a lower (or no) exercise price. In any event, we will not reduce the exercise price without the approval of the relevant option holder if such a reduction would cause the option to be non-compliant with the rules of any sub-plan or create adverse tax consequences for the holder.
Share Appreciation Rights
SARs may be granted alone or in conjunction with all or part of a share option. Upon exercising a SAR, the participant is entitled to receive the amount by which the fair market value of the Zura Class A Ordinary Shares at the time of exercise exceeds the exercise price of the SAR. This amount is payable in Zura Class A Ordinary Shares, restricted shares, or a combination thereof, at the Administrator’s discretion.
Restricted Shares and RSUs
Awards of restricted shares consist of shares that are transferred to the participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. RSUs result in the transfer of cash or shares to the participant only after specified conditions are satisfied. The Administrator will determine the restrictions and conditions applicable to each Award of restricted shares or RSUs, which may include performance vesting conditions.
Other Share-Based Awards
Other share-based awards are Awards denominated in or payable in, valued in whole or in part by reference to, or otherwise based on or related to, the value of shares.

Incentive Bonuses
Each incentive bonus will confer upon the participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a specified performance period. The Administrator will establish the performance criteria and level of achievement versus these criteria that will determine the threshold, target, and maximum amount payable under an incentive bonus, which criteria may be based on financial performance and/or personal performance evaluations. Payment of the amount due under an incentive bonus may be made in cash or shares, as determined by the Administrator.
Performance Criteria
The Administrator may specify certain performance criteria which must be satisfied before Awards will be granted or will vest. The performance goals may vary from participant to participant, group to group, and period to period. The Administrator reserves discretion to adjust performance criteria on an equitable basis to reflect circumstances not anticipated at the outset of the performance period, such as changes in law, changes in accounting and extraordinary events.
Change in Control
Unless otherwise expressly provided in any sub-plan or applicable Award agreement or another contract, the Administrator will provide that any or all of the following will occur upon a participant’s termination of employment without cause or resignation for good reason within twelve (12) months following a change in control: (i) in the case of a share option or SAR, the participant will have the ability to exercise any portion of the option or SAR not previously exercisable, (ii) in the case of any Award the vesting of which is in whole or in part subject to performance criteria or an incentive bonus, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award shall immediately lapse and the participant will have the right to receive a payment based on target level achievement or actual performance through a date determined by the Administrator, and (iii) in the case of outstanding restricted shares, restricted share units or other share-based awards (other than those referenced in subsection (ii)), all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award will immediately lapse.
In the event of a change in control in which the acquiring or surviving company in the transaction does not assume or continue outstanding Awards or issue substitute awards upon the change in control, immediately prior to the change in control, all Awards that are not assumed, continued or substituted for will be treated as follows: (A) in the case of a share option or SAR, the participant will have the ability to exercise such share option or SAR, including any portion of the share option or SAR not previously exercisable, (B) in the case of any Award the vesting of which is in whole or in part subject to performance criteria or an incentive bonus, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award will immediately lapse and the participant will have the right to receive a payment based on target level achievement or actual performance through a date determined by the Administrator, as determined by the Administrator, and (C) in the case of outstanding restricted shares, restricted share units or other share-based Awards (other than those referenced in subsection (B)), all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award will immediately lapse.
The Administrator may provide for the cancellation and cash settlement of all outstanding Awards upon such change in control, it being understood that no amount will be payable with respect to share options and SARs with an exercise price equal or greater than the amount being paid with respect to a share of the Company’s common shares.
Transferability
Awards generally may not be sold, transferred for value, pledged, assigned or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution, and each option or SAR may be exercisable only by the participant during his or her lifetime.

Amendment and Termination
The Company’s board has the right to amend, alter, suspend or terminate the Equity Incentive Plan at any time, provided certain enumerated material amendments may not be made without shareholder approval and provided also that any decision to amend any sub-plan does not cause any Awards granted thereunder to be non-compliant with the rules of that sub-plan. No amendment or alteration to the Equity Incentive Plan or an Award or Award agreement will be made that would materially impair the rights of the holder, without such holder’s consent; however, no consent will be required if the Administrator determines in its sole discretion and prior to the date of any change in control that such amendment or alteration either is required or advisable in order for the Company, the Equity Incentive Plan, or such Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated.
The Zura Employee Share Purchase Plan
Overview
The following is a summary description of the Employee Share Purchase Plan (the “ESPP”) as approved by JATT in connection with the Business Combination. The summary is not a complete statement of the ESPP and is qualified in its entirety by reference to the complete text of the ESPP, a copy of which is attached hereto as Exhibit 10.12. Zura’s shareholders should refer to the ESPP for more complete and detailed information about the terms and conditions of the ESPP. In the event of a conflict between the information in this description and the terms of the ESPP, the ESPP shall control.
Purpose of the ESPP
The purpose of the ESPP is to provide a means whereby Zura can align the long-term financial interests of its employees with the financial interests of its shareholders. In addition, the board of directors believes that the ability to allow its employees to purchase Zura Class A Ordinary Shares will help us to attract, retain, and motivate employees and encourages them to devote their best efforts to Zura business and financial success.
Description of the ESPP
Purpose.   The purpose of the ESPP is to provide a means by which eligible employees of Zura and certain designated companies may be given an opportunity to purchase Zura Class A Ordinary Shares following the closing of the merger, to assist it in retaining the services of eligible employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for Zura’s success.
The Plan includes two components: a 423 Component and a Non-423 Component. We intend that the 423 Component will qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code. Except as otherwise provided in the ESPP or determined by our board of directors, the Non-423 Component will operate and be administered in the same manner as the 423 Component.
Share Pool.   The maximum number of Zura Class A Ordinary Shares that may be issued under the ESPP is 4,029,898, with an annual increase beginning on January 1, 2024 and ending on and including January 1, 2029, equal to the aggregate number of Shares that are added under the Equity Incentive Plan. Shares subject to purchase rights granted under the ESPP that terminate without having been exercised in full will not reduce the number of shares available for issuance under the ESPP.
Administration.   Our board of directors, or a duly authorized committee thereof, will administer the ESPP.
Limitations.   Individuals employed by Zura and the employees of any of its designated affiliates, are eligible to participate in the ESPP, provided they may have to satisfy one or more of the following service requirements before participating in the ESPP, as determined by the administrator: (1) customary employment with Zura or one of its affiliates for more than 20 hours per week and five or more months per calendar year or (2) continuous employment with Zura or one of its affiliates for a minimum period of time, not to exceed one year, prior to the first date of an offering. In addition, our board may also exclude from participation in the ESPP or any offering, employees who are “highly compensated employees” (within the meaning of Section 423(b)(4)(D) of the Code) or a subset of such highly compensated employees. All the employees of Zura and its related corporations are eligible to participate in the ESPP following the closing of the merger. An employee may not be granted rights to purchase shares under the ESPP (a) if such employee immediately after the grant would own shares possessing 5% or more of the total combined voting power or value of all classes of Zura’s capital shares or (b) to the extent that such rights would accrue at a rate that exceeds $25,000 worth of Zura’s capital shares for each calendar year that the rights remain outstanding.
The Section 423 Component is intended to qualify as an employee stock purchase plan under Section 423 of the Code. The administrator may specify offerings with a duration of not more than 27 months and may specify one or more shorter purchase periods within each offering. Each offering will have one or more purchase dates on which Zura Class A Ordinary Shares will be purchased for the employees who are participating in the offering. The administrator, in its discretion, will determine the terms of offerings under the ESPP. The administrator has the discretion to structure an offering so that if the fair market value of the Zura Class A Ordinary Shares on any purchase date during the offering period is less than or equal to the fair market value of a share of the Zura Class A Ordinary Shares on the first day of the offering period, then that offering will terminate immediately, and the participants in such terminated offering will be automatically enrolled in a new offering that begins immediately after such purchase date.
A participant may not transfer purchase rights under the ESPP other than by will, the laws of descent and distribution, or as otherwise provided under the ESPP.
Payroll Deductions.   The ESPP permits participants to purchase Zura Class A Ordinary Shares through payroll deductions of up to 15% of their earnings. Unless otherwise determined by the administrator, the purchase price of the shares will be 85% of the lower of the fair market value of the Zura Class A Ordinary Shares on the first day of an offering or on the date of purchase. Participants may end their participation at any time during an offering and will be paid their accrued contributions that have not yet been used to purchase shares, without interest. Participation ends automatically upon termination of employment with Zura and its related corporations.
Withdrawal.   Participants may withdraw from an offering by delivering a withdrawal form to Zura and terminating their contributions. Such withdrawal may be elected at any time prior to the end of an offering, except as otherwise provided by the plan administrator. Upon such withdrawal, Zura will distribute to the employee his or her accumulated but unused contributions without interest, and such employee’s right to participate in that offering will terminate. However, an employee’s withdrawal from an offering does not affect such employee’s eligibility to participate in any other offerings under the ESPP.
Termination of Employment.   A participant’s rights under any offering under the ESPP will terminate immediately if the participant either (i) is no longer employed by Zura or any of its parent or subsidiary companies (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. In such event, Zura will distribute to the participant his or her accumulated but unused contributions, without interest.
Corporate Transactions.   In the event of certain specified significant corporate transactions, such as a merger or change in control, a successor corporation may assume, continue, or substitute each outstanding purchase right. If the successor corporation does not assume, continue, or substitute for the outstanding purchase rights, the offering in progress will be shortened and a new purchase date will be set. The participants’ purchase rights will be exercised on the new purchase date and such purchase rights will terminate immediately thereafter.
Amendment and Termination.   Zura’s board of directors has the authority to amend, suspend, or terminate the ESPP, at any time and for any reason, provided certain types of amendments will require the approval of Zura’s shareholders. Any benefits privileges, entitlements and obligations under any outstanding purchase rights granted before an amendment, suspension or termination of the Plan will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such purchase rights were granted, (ii) as necessary to facilitate compliance with any laws, listing requirements, or governmental regulations, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. The ESPP will remain in effect until terminated by Zura’s board of directors in accordance with the terms of the ESPP.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Certain Relationships and Related Party Transactions of Legacy Zura
Investment Agreement
Effective February 20, 2022, Legacy Zura entered into an Investment Agreement with Hana Pharmaceuticals, Ltd. (“Hana”). Pursuant to the Investment Agreement, Hana agreed to remit $10,000,000 in cash to Zura within forty-five (45) days of the effective date. In exchange for the $10,000,000 investment, Legacy Zura agreed, within sixty (60) days of the effective date, to enter into certain licenses with Pfizer Inc. (“Pfizer”) relating to Pfizer’s anti IL-7R antibody. The parties agreed that, following the closing of the investment, Hana would own 80% of the outstanding capital of Legacy Zura, and Pfizer would own the remaining 20%. The investment closed on March 22, 2022, pursuant to the terms of the Subscription and Shareholders’ Agreement (described below). The Investment Agreement is attached to this prospectus as Exhibit 10.13.
Subscription and Shareholders’ Agreement
Effective March 22, 2022, Legacy Zura entered into a Subscription and Shareholders’ Agreement with Hana and Pfizer. Pursuant to the Subscription and Shareholders’ Agreement, Legacy Zura agreed to issue 100,000 Series A-1 shares to Hana and 25,000 Series A-1 shares to Pfizer. In consideration for the issue of the shares, Hana remitted $10,000,000 in cash to Legacy Zura, and Pfizer granted a license for Pfizer’s anti- IL-7R antibody (detailed below) and made the nominal cash payment for the 25,000 Series A-1 shares. See “Index to Financial Statements — Zura Bio Limited Notes to Financial Statements.” The Subscription and Shareholders Agreement terminated automatically upon the completion of the Business Combination pursuant to the terms set forth therein.
License Agreements
Pfizer License
Effective March 22, 2022, Legacy Zura entered into an exclusive royalty bearing global License Agreement with Pfizer allowing Legacy Zura to make use of certain intellectual property owned by Pfizer relating to Pfizer’s anti- IL-7R antibody to use, develop, manufacture, commercialize and otherwise exploit. Pursuant to the License Agreement, Legacy Zura agreed to pay Pfizer an up-front cash payment of $5,000,000 and issue 25,000 Series A-1 shares (which were issued pursuant to the Subscription and Shareholders’ Agreement. In addition, the Company is obligated to make 12 development and regulatory milestone payments aggregating up to $70.0 million and sales milestone payments up to an aggregate of $525.0 million based on respective thresholds of net sales of products (developed from the licensed compound) (the “Products”). In further consideration for the license, the Company will also pay an annual earned royalty at a marginal royalty rate in the mid- single digits to low double digits (less than 20%), with increasing rates based on thresholds of nets sales of Products in the respective calendar year. Royalties are payable on a country-by-country basis for a period of ten (10) years or upon the later expiration of regulatory exclusivity of the Company’s Products in a country. Pfizer may terminate the Pfizer License for cause upon a breach by the Company or for other commercially standard reasons. No royalties or milestone payments have been paid to date under the Pfizer License. The Pfizer License Agreement is attached to this prospectus as Exhibit 10.14.
Lonza License
In July 2022, Legacy Zura entered into a license agreement with Lonza Sales AG for a worldwide non-exclusive license for Lonza’s gene expression system in exchange for varying considerations depending on a number of factors such as whether the Company enters further into manufacturing agreements with Lonza or with a third party, and whether the Company enters into sublicense agreements with third parties (including up to middle six-figure annual payments per sublicense upon commencement of a sublicense, as well as royalties of up to low-single digit percentages of net sales of certain products over a commercially standard ten (10) year term). The Lonza License will remain in effect until terminated. The Company is free to terminate the Lonza License at any time upon 60 days’ notice, with or without cause. Lonza may terminate the Lonza License for cause upon a breach by the Company or for other commercially standard reasons. No money has been paid to date under the Lonza License. The Lonza License is attached to this Registration Statement as Exhibit 10.17.
Lilly-Z33 License
Effective December 8, 2022, Z33 Bio Inc., a subsidiary of Legacy Zura, entered into a license agreement with Lilly pursuant to which Lilly granted Z33 an exclusive (even as to Lilly), royalty-bearing license under and with respect to the Licensed Technology (Licensed Patents and Licensed Know How) to Develop and Manufacture the Product in the Field in the Territory and Commercialize the Product in the Field (meaning all uses including any and all human therapeutic, diagnosis, prevention, amelioration and prophylactic use) in the Territory (all countries of the world).
As consideration, Legacy Zura paid Lilly an upfront fee of $7,000,000. In addition, Z33 agreed to pay (i) a seven figure payment on the date on which the aggregate gross proceeds received by Z33 pursuant to one or a series of major financing events (whether such events are related or unrelated), first exceeds a certain number, or if no major financing event occurs within 3 years of the Effective Date and Lilly exercises its termination right, Z33 has the right to make such payment in order to eliminate Lilly’s termination right, (ii) 11 commercial, development and regulatory milestone payments aggregating up to $158 million, (iii) sales milestone payments up to an aggregate of $440 million, and (iv) an annual earned royalty at a marginal royalty rate in the mid-single digits to low-double digits (less than 20%), with increasing rates depending on Net Sales (as defined in the license) in the respective calendar year, based on a percentage of sales within varying thresholds for a certain period of years.
If we fail to comply with any of our obligations under the Lilly-Z33 License, Lilly may have the right to terminate the license agreement. No royalties or milestone payments have been paid to date under the Lilly-Z33 License. The Lilly-Z33 License Agreement is attached to this prospectus as Exhibit 10.22.
Voting Rights Side Letter
Effective March 22, 2022, Legacy Zura entered into a voting rights side letter (“Side Letter”) pursuant to which Pfizer agreed to waive any voting rights attached to its shares to the extent that such voting rights would exceed 18% of the issued and outstanding voting eligible shares of Zura. The waiver will remain in effect as long as Pfizer, or any of its permitted transferees or affiliates of Pfizer, holds shares in Zura. The Side Letter terminated automatically upon the completion of the Business Combination pursuant to the terms set forth therein.
Hydra Promissory Note
On December 8, 2022, Legacy Zura and Hydra LLC, a Cayman Islands limited liability company managed and controlled by Verender S. Badial and Someit Sidhu, entered into a promissory note pursuant to which Hydra loaned to Legacy Zura a principal amount of $8 million (including an original issue discount of $400,000). The Hydra Promissory Note has an interest rate equal to 9.0% per annum, compounding daily, and is payable by Legacy Zura on the earlier of (i) December 8, 2023, and (ii) five business days after the consummation of the Business Combination. The Note was repaid on March 20, 2023, upon the consummation of the Business Combination.
Put-Call Letter Agreement
On December 8, 2022, Legacy Zura and a certain investor signed a Letter Agreement (the “Investor Letter Agreement”) pursuant to which the parties agreed that (a) Legacy Zura would have a right for two years to purchase up to 50% of the investor’s shares of Series Seed Preferred Stock in Z33 Bio Inc., at $2.448869 per share (subject to applicable adjustment), and with the option of Legacy Zura (if Legacy Zura’s shares were publicly traded) to purchase such shares by issuing Legacy Zura’s shares (valued at 90% of the fair market value thereof) in exchange therefor, and (b) the investor would have the right for the one year period beginning on the one year anniversary to cause Legacy Zura to purchase up to 50% of the investor’s shares of Series Seed Preferred Stock in Z33 at $2.040724 per share (subject to applicable adjustment). The Investor Letter Agreement is attached hereto as Exhibit 10.27.

Certain Relationships and Related Party Transactions of the Combined Company
Lilly-ZB17 License
Effective April 26, 2023, ZB17 entered into the Lilly-ZB17 License Agreement with Lilly, pursuant to which Lilly granted to ZB17 the Lilly-ZB17 License to develop, manufacture and commercialize a certain bispecific antibody relating to IL-17 and BAFF (“ZB-106”) in the field (meaning all uses including any and all human therapeutic, diagnosis, prevention, amelioration and prophylactic uses) worldwide. During certain specified periods, Lilly shall have the exclusive right to evaluate certain clinical trial results and determine whether it wishes to negotiate an agreement for the further development and commercialization of ZB-106 by Lilly. If Lilly provides notice to the Company before the expiry of the applicable period that it wishes to seek to negotiate an agreement, the parties will have good faith negotiations to agree commercially reasonable terms and conditions.
The Lilly-ZB17 License is sublicensable without Lilly’s consent to an affiliate of ZB17, provided that ZB17 provides prior written notice to Lilly. Lilly’s consent is required to sublicense to any third party other than a contact research organization or contract development and manufacturing organization. In all cases the sublicense must have terms consistent with the Lilly License. Neither ZB17 nor Lilly may assign its rights and obligations without the other party’s prior written consent, unless such transfer is to an affiliate or in the event of a change of control, in which case notice must be provided.
Lilly retains certain rights under the License Agreement, including its unrestricted ability to use certain intellectual property rights related to ZB-106 for Lilly’s and its affiliates’ research purposes.
If ZB17 fails to comply with any of its obligations under the License Agreement, Lilly may have the right to terminate the License, in which event the Company would not be able to market any product related to ZB-106.
As consideration, ZB17 will pay Lilly an irrevocable, non-refundable upfront fee of $18,590,000 divided into three tranches: the first tranche of $5,750,000 was paid in connection with the signing of the Lilly-ZB17 License; the second tranche consisted of 1,000,000 Class A Ordinary Shares issued pursuant to the Equity Grant Agreement (as defined and further described below); and the third tranche will be due and payable within ten business days of ZB17’s receipt of certain know-how, data, information and materials that Lilly is required to provide under the License Agreement. In addition, ZB17 agreed to the following additional payment terms:
•
pay Lilly four development milestone payments up to an aggregate of $155 million;

•
pay Lilly sales milestone payments up to an aggregate of $440 million based on respective thresholds of net sales of products developed from ZB-106; and

•
pay Lilly over a multi-year period (twelve years, or upon the later expiration of regulatory exclusivity of ZB-106 in a country) an annual earned royalty at a marginal royalty rate in the mid-single digits to low-double digits, with increasing rates depending on net sales (as defined in the Lilly-ZB17 License Agreement) in the respective calendar year, based on a percentage of sales within varying thresholds for a certain period of years.

Pursuant to the Lilly-ZB17 License Agreement, ZB17 is required to prepare a development plan to develop and seek regulatory approval for ZB-106 in several countries and then to commercialize each product where regulatory approval is obtained. If ZB17 fails to comply with the obligations under the Lilly-ZB17 License Agreement, or if ZB17 uses the licensed intellectual property in an unauthorized manner, ZB17 may be required to pay damages and Lilly may have the right to terminate the license.
Upon expiry of the Lilly-ZB17 License Agreement, the Lilly-ZB17 License shall become fully paid-up, non-exclusive, royalty-free, perpetual and irrevocable.
No royalty or milestone payments have been paid to date under the Lilly-ZB17 License Agreement.
ZB-106 Equity Grant Agreement
Concurrently with the execution of the Lilly-ZB17 License Agreement, as partial consideration for Lilly entering into the Lilly-ZB17 License Agreement, the Company and Lilly entered into that certain

Equity Grant Agreement (the “ZB-106 Equity Grant Agreement”), dated as of April 26, 2023, pursuant to which the Company agreed to issue and grant to Lilly 1,000,000 Shares (the “Lilly Shares”) in a private placement transaction. The ZB-106 Equity Grant Agreement also contains customary representations, warranties, and covenants of each of the Company and Lilly. The closing under the Equity Grant Agreement occurred on May 3, 2023. Other than the benefit of the Lilly-ZB17 License Agreement with ZB17, the Company did not receive any consideration from Lilly for the issuance of the Lilly Shares.
In connection with the Equity Grant Agreement, the Company agreed to register the Lilly Shares under a Registration Rights Agreement (the “Registration Rights Agreement”). The Registration Rights Agreement will govern the registration of the Lilly Shares for resale and includes certain customary registration rights requiring the company to file a registration statement with respect to the Lilly Shares.
April 2023 Private Placement Financing
Zura agreed to sell an aggregate of approximately 18.8 million Shares, and pre-funded warrants in lieu of Shares, to certain accredited institutional investors in the April 2023 Private Placement (as defined above). The April 2023 Private Placement resulted in gross proceeds to Zura of approximately $80 million in cash, before deducting placement agent fees and other offering expenses payable by Zura. In addition, Lilly received an aggregate of approximately $4.25 million in Shares in lieu of a portion of the upfront cash paid by Zura as consideration for the licensing transaction for ZB-106.
The ZB-106 Private Placement was led by Deep Track Capital, Great Point Partners, Suvretta Capital, and a leading life sciences-focused investment fund, alongside several additional new and existing investors.
Pursuant to the terms of the subscription agreements entered into with the investors in the April 2023 Private Placement (the “Second PIPE Subscription Agreements”), each Class A ordinary share was sold at a price of $4.25 per share and each pre-funded warrant was sold at a price of $4.249 per pre-funded warrant. Each pre-funded warrant will have an exercise price of $0.001 per Class A ordinary share. At the initial closing, investors have committed to purchase an aggregate of approximately 3.8 million Class A ordinary shares for a total of approximately $16 million in gross proceeds, excluding the shares issued to Lilly. At the second closing, which occurred on June 5, 2023, investors purchased an aggregate of approximately 15 million Class A ordinary shares and pre-funded warrants for an additional total of approximately $64 million in gross proceeds. Following the final closing of the April 2023 Private Placement, Zura has $120 million in cash and cash equivalents on hand, which it believes will be sufficient to fund its planned operating expenses and capital expenditure requirements through 2026.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information known to us regarding the beneficial ownership of our Class A ordinary shares as of August 23, 2023 by: (i) each of our Named Executive Officers; (ii) each of our executive officers and directors; (iii) all of our executive officers and directors as a group; and (iv) each person or entity, or group of affiliated persons or entities, known by us to beneficially own more than 5% of our outstanding ordinary shares.
Information with respect to beneficial ownership is based on information furnished to us by each director, executive officer or shareholder who holds more than 5% of our outstanding ordinary shares, and Schedules 13G or 13D filed with the SEC, as the case may be. Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, and includes options and warrants that are currently exercisable within 60 days of June 5, 2023. Options and warrants to purchase Class A ordinary shares that are exercisable within 60 days of June 5, 2023 are deemed to be beneficially owned by the persons holding these options and warrants for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage. Except as indicated in the footnotes below, each of the beneficial owners named in the table below has, to our knowledge, sole voting and investment power with respect to all ordinary shares listed as beneficially owned by him or her, except for Class A ordinary shares owned jointly with that person’s spouse.
We have based our calculation of beneficial ownership on 43,593,678 of our ordinary shares outstanding as of August 23, 2023. Unless otherwise indicated, the address for each of the shareholders in the table below is c/o Zura Bio Limited, 4225 Executive Square, Suite 600, La Jolla, CA 92037.
Name of Beneficial Owner	Number of Shares	Percentage of Shares
5% and Greater Shareholders:
Athanor Capital, L.P.(1)	9,281,633	21.3%
Hana Immunotherapeutics LLC(3)	5,404,274	12.4%
Deep Track Biotechnology Master Fund Ltd.(4)	4,205,000	9.6%
AI Biotechnology LLC(5)	4,200,000	9.6%
Ewon Comfortech Co., Ltd.(6)	3,653,466	8.4%
Willow Gate LLC(10)	3,177,623	7.3%
Pfizer Inc.(7)	2,970,022	6.8%
JATT Ventures, L.P.(2)	2,880,688	6.6%
Averill Master Fund, Ltd.(8)	2,850,000	6.5%
Stone Peach Properties LLC(9)	2,701,543	6.2%
Executive Officers and Directors:
Someit Sidhu(2)	5,226,534	12.0%
Verender Badial	—	*
Chris Cabell(11)	—	*
Kim Davis(12)	—	*
Gary Whale(13)	—	*
Michael Howell(14)	—	*
Amit Munshi(15)	117,647	*
Sandeep Kulkarni(16)	94,681	*
Garry Neil(17)	—	*
Steve Schoch(18)	—	*
Jennifer Jarrett(19)	—	*
Neil Graham(20)	—	*
All current executive officers and directors as a group (12 individuals)	5,438,862	12.5%

*
Represents beneficial ownership of less than 1%.

(1)
Consists of (i) 6,492,502 Class A ordinary shares, including 1,734,760 Class A ordinary shares underlying private placement warrants, which are held of record by Athanor Master Fund, LP, a Cayman Islands limited partnership (“Athanor MF”) and (ii) 2,789,131 Class A ordinary shares, including 745,240 Class A ordinary shares underlying private placement warrants, which are held of record by Athanor International Master Fund, LP, a Cayman Islands limited partnership (“Athanor IMF”). Athanor Capital Partners, LP, a Delaware limited partnership (“Master GP”), is the general partner of Athanor MF. Athanor International Fund GP, LP, a Delaware limited partnership (“International Master GP”), is the general partner of Athanor IMF. Athanor Capital, LP, a Delaware limited partnership (“Athanor Capital”) is the investment adviser to Athanor MF and Athanor IMF. Athanor Capital GP, LLC, a Delaware limited liability company (“Athanor Capital GP”), is the general partner of Athanor Capital. Parvinder Thiara is the managing member of (i) Athanor Capital GP, (ii) Athanor Capital Partners GP, LLC (“ACPGP”), the general partner of Master GP, and (iii) Athanor International Fund Ultimate GP, LLC (“AIFUGP”), the general partner of International Master GP and has voting and dispositive power over the shares held by Athanor MF and Athanor IMF. The business address of each of Athanor MF, Athanor IMF, Master GP, International Master GP, Athanor Capital, Athanor Capital GP, ACPGP, AIFUGP and Parvinder Thiara is 888 Seventh Avenue, 21st Floor, New York, NY 10019. The amount reported in this table does not include 500,000 Shares that Mr. Thiara agreed to purchase pursuant to that certain Subscription Agreement, dated May 26, 2023, by and among Mr. Thiara and Zura, which Mr. Thiara assigned to Willow Gate pursuant to that certain Assignment and Assumption Agreement, dated May 9, 2023, by and among Mr. Thiara and Willow Gate LLC.

(2)
Includes securities owned by JATT Ventures, L.P. a Cayman Islands exempted limited partnership (the “Sponsor”), which is the record holder of 2,880,688 Class A ordinary shares, including 1,768,318 Class A ordinary shares underlying private placement warrants. Dr. Someit Sidhu is the sole director of JATT Ventures, Ltd., which is the sole general partner of the Sponsor, and has voting and dispositive power over the Class A ordinary shares held by the Sponsor and separately and beneficially owns an additional 2,337,635 Class A ordinary shares.

(3)
Consists of Class A ordinary shares, which are held of record by Hana Immunotherapeutics LLC (“Hana”). Chris Kim is the controlling shareholder of Hana. Mr. Kim has voting and dispositive power over, and may be deemed to be the beneficial owner of, the shares held by Hana. The business address of Hana is 6 Centerpointe Dr. #625, La Palma, CA 90623.

(4)
Deep Track Biotechnology Master Fund, Ltd. has a principal address of 200 Greenwich Ave., Suite 3, Greenwich CT 06830-2506

(5)
AI Biotechnology LLC has a principal address c/o Access Industries Management LLC, 40W 57th St. FL 28, New York, NY 10019-4012.

(6)
Consists of Class A ordinary shares, including 1,653,466 of the Company’s Class A ordinary shares underlying private placement warrants, which are held of record by Ewon Comfortech Co., Ltd. (“Ewon”). The business address of Ewon is 8 Cheomdan 1-ro Jeongeup, Jeonbuk, 56212 Republic of South Korea.

(7)
Consists of Class A ordinary shares, which are held of record by Pfizer Inc. (“Pfizer”). The business address of Pfizer is 235 East 42nd Street, New York, NY 10017.

(8)
Averill Master Fund, Ltd. has a principal address c/o Suvretta Capital Management LLC, 540 Madison Ave. FL 7, New York, NY 10022-3213.

(9)
Consists of Class A ordinary shares, which are held of record by Stone Peach Properties LLC (“Stone

Peach”). Baljit Lehal has voting and dispositive power over the shares held by Stone Peach. The business address of Stone Peach is 2057 Stanton Rd, East Point, GA 30344.
(10)
Consists of Class A ordinary shares, which are held of record by Willow Gate LLC (“Willow Gate”). Shashibhushan Borade has voting and dispositive power over the shares held by Willow Gate. The business address of Willow Gate is 35 Bethune St, New York, NY 10014. Includes 500,000 shares acquired on June 5, 2023, pursuant to that certain Subscription Agreement, dated May 26, 2023, by and among Mr. Thiara and Zura, which Mr. Thiara assigned to Willow Gate pursuant to that certain Assignment and Assumption Agreement, dated May 9, 2023, by and among Mr. Thiara and Willow Gate LLC.

(11)
Excludes (i) options held by Dr. Cabell to purchase 270,100 Class A ordinary shares that are not exercisable within 60 days of June 5, 2023, and (ii) 162,060 restricted share units held by Dr. Cabell that do not vest within 60 days of June 5, 2023.

(12)
Excludes (i) options held by Ms. Davis to purchase 206,547 Class A ordinary shares that are not exercisable within 60 days of June 5, 2023, and (ii) 492,381 restricted share units held by Ms. Davis that do not vest within 60 days of June 5, 2023.

(13)
Excludes options held by Dr. Whale to purchase 158,882 Class A ordinary shares that are not exercisable within 60 days of June 5, 2023.

(14)
Excludes (i) options held by Dr. Howell to purchase 190,659 Class A ordinary shares that are not exercisable within 60 days of June 5, 2023, and (ii) 114,395 restricted share units held by Dr. Howell that do not vest within 60 days of June 5, 2023.

(15)
Excludes equity grants as of June 5, 2023 consisting of (i) 499,993 Class A ordinary shares underlying RSUs granted to Mr. Munshi which will vest in four equal annual installments commencing on March 20, 2024 and (ii) performance shares providing Mr. Munshi the option to purchase 306,373 Class A ordinary shares at an exercise price per share equal to $8.16, the fair market value of a Class A ordinary share on March 20, 2023 (the date of grant), which will become exercisable if the 20-day volume weighted average trading price of the Class A ordinary shares is over $30 per share at any time prior to March 20, 2028 (the fifth anniversary of the closing of the merger of ZBHL with a wholly-owned subsidiary of JATT). The Class A ordinary shares underlying the RSUs are excluded because they do not vest and will not be issued within 60 days of May 1, 2023. The performance shares underlying the options are excluded because it is indeterminable whether such options will become exercisable within 60 days of June 5, 2023.

(16)
Excludes options held by Dr. Kulkarni to purchase 345,867 Class A ordinary shares, 94,681 of which are exercisable and vest within 60 days of May 1, 2023.

(17)
Excludes options held by Dr. Neil to purchase 12,754 Class A ordinary shares, 0 of which are exercisable and vest within 60 days of May 1, 2023.

(18)
Excludes options held by Mr. Schoch to purchase 12,754 Class A ordinary shares, 0 of which are exercisable and vest within 60 days of May 1, 2023.

(19)
Excludes options held by Ms. Jarrett to purchase 12,754 Class A ordinary shares, 0 of which are exercisable and vest within 60 days of May 1, 2023.

(20)
Excludes options held by Dr. Graham to purchase 12,754 Class A ordinary shares, 0 of which are exercisable and vest within 60 days of May 1, 2023.

SELLING SECURITYHOLDERS
The Selling Securityholders may from time to time offer and sell any or all of the Class A Ordinary Shares or Private Placement Warrants being offered for resale by this prospectus, which consist of:
•
Up to 39,943,124 Class A Ordinary Shares;

•
Up to 3,872,000 Pre-Funded Warrants; and

•
5,910,000 Private Placement Warrants.

When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the Class A Ordinary Shares other than through a public sale. The Class A Ordinary Shares held by the Selling Securityholders and registered by this prospectus are referred to herein as the “Registrable Shares.”
The Registrable Shares consist of 2,000,000 Class A Ordinary Shares (the “Ewon Shares”) originally purchased in a private placement pursuant to a subscription agreement (the “Ewon Subscription Agreement”) by Ewon Comfortech Co., Ltd. (“Ewon”) at a purchase price of $10.00 per share, and 9,950 Class A Ordinary Shares (the “Eugene Shares,” and together with the Ewon Shares, the “PIPE Shares”) originally purchased in a private placement pursuant to a subscription agreement (the “Eugene Subscription Agreement,” and together with the Ewon Subscription agreement, the “PIPE Subscription Agreements”) by Eugene Investment & Securities Co., Ltd (“Eugene,” and, together with Ewon, the “PIPE Investors”) at a purchase price of $10.00 per share, an aggregate of 6,801,633 Class A Ordinary Shares (the “FPA Shares”) issued in connection with a private placement pursuant to the amended and restated forward purchase agreement, dated January 27, 2022 (the “FPA”), as amended, to Athanor Master Fund, LP and Athanor International Master Fund, LP (collectively, the “FPA Investors”) at an effective purchase price of approximately $6.32 per share, the resale of 3,450,000 Class A Ordinary Shares issued to the initial shareholders of JATT Acquisition Corp (the “Founder Shares”) at an effective purchase price of approximately $0.007 per share, 550,000 Class A Ordinary Shares issued as consideration for certain exclusive license to Eli Lilly & Co. (“Lilly”) upon the closing of the Business Combination (as defined below), 18,823,530 Class A Ordinary Shares (including 3,782,000 Class A Ordinary Shares underlying the Pre-Funded Warrants) originally issued in a private placement (the “April 2023 Private Placement”) to certain accredited investors which closed in two tranches on May 1, 2023 and June 5, 2023 (“April 2023 Private Placement Shares”) at an effective purchase price of $4.25 per share (and approximately $4.25 per share for Class A Ordinary Shares underlying the Pre-Funded Warrants), 499,993 restricted Class A Ordinary Shares issued to Amit Munshi, the non-executive chairman of our board of directors, an additional 1,000,000 shares issued to Lilly as consideration in connection with the entry into a second license agreement dated as of April 26, 2023, an additional 898,018 Class A Ordinary Shares underlying restricted share units, and 5,910,000 Class A Ordinary Shares underlying the Private Placement Warrants, which were originally sold by JATT to its Sponsor at a purchase price of $1.00 per warrant in a private placement transaction in connection with JATT’s initial public offering.
Because so many selling securityholders purchased their shares at significantly below the current market price of our ordinary shares, such holder could sell their shares and generate a significant profit while still causing the trading price of our ordinary shares to decline significantly. On August 22, 2023, the closing price of our Class A Ordinary Shares was $6.76. Based on this closing price, the aggregate sales price of the Founder Shares would be approximately $23,322,000 and the aggregate profit would be approximately $23,297,850; the aggregate sales price of the FPA Shares would be approximately $45,979,039 and the aggregate profit would be approximately $2,992,718; the aggregate sales price of shares issued to Eli Lilly & Co. pursuant certain Equity Grant Agreement dated as of December 8, 2022 would be approximately $3,718,000 and the aggregate profit would be approximately $3,718,000; the aggregate sales price of shares issued to Eli Lilly & Co. pursuant certain Equity Grant Agreement dated as of April 26, 2023 would be approximately $6,760,000 and the aggregate profit would be approximately $6,760,000; and the aggregate sales price of April 2023 Private Placement Shares (excluding 3,782,000 Class A Ordinary Shares underlying the Pre-Funded Warrants) would be approximately $101,680,742 and the aggregate profit would be approximately $37,754,240. The public securityholders may not experience a similar rate of return on the securities they purchase due to differences in the purchase prices and the current trading price.

This prospectus also relates to the issuance by us of an aggregate of up to 16,591,996 Class A Ordinary Shares, par value$0.0001 per share, which consists of (i) up to 5,910,000 Class A Ordinary Shares issuable upon the exercise of the Private Placement Warrants, (ii) up to 3,782,000 Class A Ordinary Shares issuable upon the exercise of the Pre-Funded Warrants, and (iii) up to 6,899,996 Class A Ordinary Shares issuable upon the exercise of public warrants (the “Public Warrants”). The Private Placement Warrants and the Public Warrants have an exercise price of $11.50 per share, or significantly below the current trading price of our ordinary shares.
We could receive up to an aggregate of $147.3 million if all of the Warrants registered hereunder are exercised for cash. The exercise of the Warrants, and any proceeds we may receive from their exercise, are highly dependent on the price of our Class A Ordinary Shares and the spread between the exercise price of the Warrant and the price of our Class A Ordinary Shares at the time of exercise. For example, to the extent that the price of our Class A Ordinary Shares exceeds $11.50 per share, it is more likely that holders of our Public Warrants and Private Placement Warrants will exercise their warrants. If the price of our Class A Ordinary Shares is less than $11.50 per share, it is unlikely that such holders will exercise their warrants. As of August 23, 2023, the closing price of our Class A Ordinary Shares was $6.76 per share. There can be no assurance that all of our Warrants will be in the money prior to their expiration. Our Public Warrants under certain conditions, as described in the warrant agreement, are redeemable by the Company at a price of $0.01 per warrant or on a cashless basis. Our Private Placement Warrants are not redeemable so long as they are held by the initial stockholders or permitted transferees and are exercisable on a cashless basis. Our Pre-Funded Warrants are not redeemable and are exercisable on a cashless basis. As such, it is possible that we may never generate any cash proceeds from the exercise of our Warrants. Accordingly, as of the date of this prospectus, we have neither included nor intend to include any potential cash proceeds from the exercise of our Warrants in our short-term or long-term liquidity projections. We will continue evaluate the probability of warrant exercise over the life of our Warrants and the merit of including potential cash proceeds from the exercise thereof in our liquidity projections. Nevertheless, we believe our existing cash and cash equivalents will be sufficient to fund our operations for at least the next 12 months from the date of this prospectus. However, our liquidity assumptions may prove to be incorrect, and we could utilize our available financial resources sooner than we currently expect. Our future capital requirements and the adequacy of available funds will depend on many factors, including those set forth under “Risk Factors” elsewhere in this prospectus.
The following tables provide, as of the date of this Prospectus, the names of the Selling Securityholders, the number of Class A Ordinary Shares and Private Placement Warrants that may be sold by the Selling Securityholders under this prospectus and the number of Class A Ordinary Shares and Private Placement Warrants that the Selling Securityholders will beneficially own after this offering.
For purposes of the tables below, we have assumed that the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering. The following tables are prepared based on information provided to us by the Selling Securityholders. In addition, we assume that the Selling Securityholders have not sold, transferred or otherwise disposed of, our securities in transactions exempt from the registration requirements of the Securities Act. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, the Selling Securityholders, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.
We have determined beneficial ownership in accordance with the rules of the SEC. Beneficial ownership generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to these tables, we believe that each Selling Securityholder identified in the tables possesses sole voting and investment power over the Class A Ordinary Shares shown as beneficially owned by the Selling Securityholders. The information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

	Class A Ordinary Shares
Selling Securityholders	Number Beneficially Owned Prior to Offering	Number Registered For Sale Hereby	Number Beneficially Owned After Offering	Percentage Beneficially Owned After Offering
Ewon Comfortech Co., Ltd.(1)	3,653,466(2)	3,653,466(2)	—	—
Eugene Investment and Securities Co., Ltd.(3)	9,950	9,950	—	—
Athanor Master Fund, LP and Athanor International Master Fund, LP(4)	9,281,633(5)	9,281,633(5)	—	—
JATT Ventures, L.P.(6)(7)	5,226,534(8)	5,226,534(8)	—	—
Eli Lilly & Co.(9)	1,550,000	1,550,000	—	—
Deep Track Biotechnology Master Fund, Ltd.(10)	4,205,000(11)	4,205,000(11)	—	—
AI Biotechnology LLC(12)	4,200,000(13)	4,200,000(13)	—	—
Biomedical Value Fund, L.P.(14)	1,845,199	1,845,199	—	—
Biomedical Offshore Value Fund, Ltd.(15)	1,285,050	1,285,050	—	—
Cheyne Select Master Fund ICAV – Cheyne Global Equity Fund(16)	164,751	164,751	—	—
Averill Master Fund, Ltd.(17)	2,850,000	2,850,000	—	—
Armistice Capital Master Fund Ltd.(18)	950,000	950,000	—	—
Citadel CEMF Investments Ltd.(19)	712,500	712,500	—	—
Woodline Master Fund LP(20)	500,000	500,000	—	—
Logos Opportunities Fund III LP(21)	425,000	425,000	—	—
Monashee Solitario Fund LP(22)	52,800	52,800	—	—
DS Liquid Div RVA MON LLC(23)	67,200	67,200	—	—
BEMAP Master Fund LTD(24)	33,600	33,600	—	—
Mission Pure Alpha LP(25)	9,600	9,600	—	—
Blackstone CSP-MST FMAP Fund(26)	40,800	40,800	—	—
Monashee Pure Alpha SPV I LP(27)	36,000	36,000	—	—
SilverArc Capital Alpha Fund I, LP(28)	9,960	9,960	—	—
SilverArc Capital Alpha Fund II, LP(29)	169,080	169,080	—	—
Squarepoint Diversified Partners Fund LP(30)	60,960	60,960	—	—
Allostery Master Fund LP(31)	240,000	240,000	—	—
Don Daseke(32)	230,736	230,736	—	—
Willow Gate LLC(33)	500,000	500,000	—	—
Amit Munshi(34)	117,647	617,640	—	—
Oliver Levy(35)	117,647	117,647	—	—
Chris Cabell(36)	0	162,060	—	—
Kim Davis(37)	0	492,381	—	—
Michael Howell(38)	0	114,395	—	—
Marlyn Mathew(39)	0	129,182	—	—
Total	38,545,113	39,943,124	—	—

(1)
Ewon Comfortech Co., Ltd. is a publicly traded company based in South Korea, having a principal address of 8 Cheomdan 1-ro Jeongeup, Jeonbuk, 56212 Republic of Korea.

(2)
Includes 1,653,446 Class A Ordinary Shares underlying Private Placement Warrants.

(3)
Eugene Investment and Securities Co., Ltd. has a principal address of Yeongdengpo-gu Gukjegeumyung-ro 24, Seoul, Republic of Korea.

(4)
Athanor Capital Partners, LP, a Delaware limited partnership (“Master GP”), is the general partner of Athanor Master Fund, LP, a Cayman Islands limited partnership (“Athanor MF”). Athanor International Fund GP, LP, a Delaware limited partnership (“International Master GP”), is the general partner of Athanor International Master Fund, LP, a Cayman Islands limited partnership (“Athanor IMF”). Athanor Capital, LP, a Delaware limited partnership (“Athanor Capital”) is the investment adviser to Athanor MF and Athanor IMF. Athanor Capital GP, LLC, a Delaware limited liability company (“Athanor Capital GP”), is the general partner of Athanor Capital. Parvinder Thiara is the managing member of (i) Athanor Capital GP, (ii) Athanor Capital Partners GP, LLC (“ACPGP”), the general partner of Master GP, and (iii) Athanor International Fund Ultimate GP, LLC (“AIFUGP”), the general partner of International Master GP and has voting and dispositive power over the shares held by Athanor MF and Athanor IMF. The business address of each of Athanor MF, Athanor IMF, Master GP, International Master GP, Athanor Capital, Athanor Capital GP, ACPGP, AIFUGP and Parvinder Thiara is 888 Seventh Avenue, 21st Floor, New York, NY 10019.

(5)
Includes 1,734,760 Class A Ordinary Shares underlying Private Placement Warrants which are held of record by Athanor MF and 745,240 Class A Ordinary Shares underlying Private Placement Warrants which are held of record by Athanor IMF.

(6)
JATT Ventures, L.P. is the record holder of such shares. The general partner of the Sponsor is JATT Ventures Ltd. Dr. Someit Sidhu, Zura’s Chief Executive Officer, is the limited partner of the Sponsor and the director and shareholder of the Sponsor’s general partner, and as such, has voting and investment discretion with respect to the ordinary shares held of record by the Sponsor and may be deemed to have shared beneficial ownership of the ordinary shares held directly by the Sponsor.

(7)
The business address of each of the Sponsor and the Sponsor’s general partner is c/o JATT Ventures, L.P., c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. The business address of Dr. Sidhu is c/o Zura Bio Limited, 4225 Executive Square, Suite 600, La Jolla, CA 92037.

(8)
Includes 1,768,318 Class A Ordinary Shares underlying Private Placement Warrants.

(9)
Eli Lily & Co. has a principal address of Lilly Corporate Center, Indianapolis, IN 46285.

(10)
Deep Track Biotechnology Master Fund, Ltd. has a principal address of 200 Greenwich Ave., Suite 3, Greenwich CT 06830-2506.

(11)
Includes 1,682,000 Class A Ordinary Shares underlying Pre-Funded Warrants.

(12)
AI Biotechnology LLC has a principal address c/o Access Industries Management LLC, 40 W 57th St. FL 28, New York, NY 10019-4012.

(13)
Includes 2,100,000 Class A Ordinary Shares underlying Pre-Funded Warrants.

(14)
Biomedical Value Fund, L.P., has a principal address of 165 Mason St., 3rd Fl., Greenwich CT 06830-6766.

(15)
Biomedical Offshore Value Fund, Ltd., has a principal address of 165 Mason St., 3rd Fl., Greenwich CT 06830-6766.

(16)
Cheyne Select Master Fund ICAV — Cheyne Global Equity Fund has a principal address of 165 Mason St., 3rd Fl., Greenwich CT 06830-6766.

(17)
Averill Master Fund, Ltd. has a principal address c/o Suvretta Capital Management LLC, 540 Madison Ave. FL 7, New York, NY 10022-3213.

(18)
Armistice Capital Master Fund Ltd. has a principal address of 510 Madison Ave. FL 7, New York, NY 10022-5730.

(19)
Citadel CEMF Investments Ltd. has a principal address c/o Citadel Advisors Southeast, Financial Center, 200 S. Biscayne Blvd., Miami FL 33131-2310.

(20)
Woodline Master Fund LP has a principal address of 388 Greenwich St., New York, NY 10013-2362.

(21)
Logos Opportunities Fund III LP has a principal address of One Letterman Dr., Suite D3-700, San Francisco, CA 94129.

(22)
Monashee Solitario Fund LP has a principal address c/o Monashee Investment Management LLC, 125 High St. FL 28, Boston, MA 02110-2704.

(23)
DS Liquid DIV RVA MON LLC has a principal address c/o Monashee Investment Management LLC, 125 High St. FL 28, Boston, MA 02110-2704.

(24)
BEMAP Master Fund Ltd. has a principal address c/o Monashee Investment Management LLC, 125 High St. FL 28, Boston, MA 02110-2704.

(25)
Mission Pure Alpha LP has a principal address c/o Monashee Investment Management LLC, 125 High St. FL 28, Boston, MA 02110-2704.

(26)
Blackstone CSP-MST FMAP Fund has a principal address c/o Monashee Investment Management LLC, 125 High St. FL 28, Boston, MA 02110-2704.

(27)
Monashee Pure Alpha SPV I LP has a principal address c/o Monashee Investment Management LLC, 125 High St. FL 28, Boston, MA 02110-2704.

(28)
SilverArc Capital Alpha Fund I, L.P. has a principal address of 20 Park Plz 4th FL, Boston MA 02116-4307.

(29)
SilverArc Capital Alpha Fund II, L.P. has a principal address of 20 Park Plz 4th FL, Boston MA 02116-4307.

(30)
Squarepoint Diversified Partners Fund LP has a principal address of 20 Park Plz 4th FL, Boston MA 02116-4307.

(31)
Allostery Master Fund LP has a principal address of one Stamford Plaza, 263 Tressor Blvd. FL 9, Stamford CT 06901-3236.

(32)
Don Daseke has a principal address of 15455 Dallas Parkway Suite 550, Addison, TX 75001-6785.

(33)
Willow Gate LLC has a principal business address of 35 Bethune St, New York, NY 10014.

(34)
Number of shares registered for sale consists of restricted share units that will not vest within 60 days of the date of this prospectus. Amit Munshi has a principal business address of 7518 N Sage Meadow Road, Park City, UT 84098.

(35)
Number of shares registered for sale consists of restricted share units that will not vest within 60 days of the date of this prospectus. Oliver Levy has a principal business address of 24B Randolph Crescent, London W9 1DR.

(36)
Number of shares registered for sale consists of restricted share units that will not vest within 60 days of the date of this prospectus. Chris Cabell has a principal business address of c/o Zura Bio Limited, 4225 Executive Square, Suite 600, La Jolla, CA 92037.

(37)
Number of shares registered for sale consists of restricted share units that will not vest within 60 days of the date of this prospectus. Kim Davis has a principal business address of c/o Zura Bio Limited, 4225 Executive Square, Suite 600, La Jolla, CA 92037.

(38)
Number of shares registered for sale consists of restricted share units that will not vest within 60 days of the date of this prospectus. Michael Howell has a principal business address of c/o Zura Bio Limited, 4225 Executive Square, Suite 600, La Jolla, CA 92037.

(39)
Number of shares registered for sale consists of restricted share units that will not vest within 60 days of the date of this prospectus. Marlyn Mathew has a principal business address of c/o Zura Bio Limited, 4225 Executive Square, Suite 600, La Jolla, CA 92037.

	Warrants to Purchase Ordinary Shares
Name of Selling Securityholder	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percentage Beneficially Owned After Offering(2)
Athanor Master Fund, LP and Athanor International Master Fund, LP(1)	2,480,000	2,480,000	—	—
Ewon Comfortech Co., Ltd.(2)	1,653,466	1,653,466	—	—
JATT Ventures, L.P. (3)	1,768,318	1,768,318	—	—
Eugene Investment & Securities Co., Ltd.	8,216	8,216	—	—
Total	5,910,000	5,910,000	—	—

(1)
Consists of 2,480,000 Private Placement Warrants.

(2)
Consists of 1,653,466 Private Placement Warrants.

(3)
Consists of 1,768,318 Private Placement Warrants. JATT Ventures, L.P. (the “Sponsor”) is the record holder of such Private Placement Warrants. The general partner of the sponsor is JATT Ventures Ltd; Dr. Someit Sidhu, SPAC’s chairman and CEO, is the limited partner of the Sponsor and the director and shareholder of the sponsor’s general partner, and as such, has voting and investment discretion with respect to the ordinary shares held of record by the Sponsor and may be deemed to have shared beneficial ownership of the ordinary shares held directly by the Sponsor.

(4)
Consists of 8,216 Private Placement Warrants.

Name of Selling Securityholder	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Number Beneficially Owned After Offering(2)
Deep Track Biotechnology Master Fund, Ltd.(1)	1,682,000	1,682,000	—	—
AI Biotechnology LLC(2)	2,100,000	2,100,000	—	—
Total	3,782,000	3,782,000	—	—

(1)
Consists of 1,682,000 Pre-Funded Warrants.

(2)
Consists of 2,100,000 Pre-Funded Warrants.

DESCRIPTION OF SECURITIES
General
Unless the context otherwise requires, for purposes of this section, the terms “we,” “us,” “our,” “the Company” or “Zura” refer to Zura Bio Limited following the consummation of the Business Combination.
We are a company incorporated in the Cayman Islands as an exempted company and our affairs are governed by the MAA, the Cayman Islands Companies Act and the common law of the Cayman Islands. Pursuant to the MAA, our authorized share capital consists of 300,000,000 Zura Class A Ordinary Shares of a par value of $0.0001 each, no Zura Class B Ordinary Shares, and 1,000,000 Zura preference shares of a par value of $0.0001 each. The following description summarizes certain terms of our shares as set out more particularly in the MAA. Because it is only a summary, it may not contain all the information that is important to you.
Ordinary shares
As of August 23, 2023, we have 43,593,678 Class A Ordinary Shares outstanding. Our shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders.
The members of our Board of Directors serve until the next annual general meeting. There is no cumulative voting with respect to the appointment of directors, with the result that the holders of more than 50% of the shares eligible to vote for the appointment of directors and voting at the applicable meeting can appoint all of the directors. Subject to the rights of any holders of preference shares to appoint directors, the number of directors that shall constitute the Zura Board shall be as determined from time to time exclusively by the Zura Board.
Directors may only be removed for cause by a majority of the other directors then in office or by the affirmative vote of at least two-thirds (66 2∕3%) of the voting power of all then-outstanding ordinary shares of Zura entitled to vote thereon, voting together as a single class.
Our shareholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares.
Register of Members
Under Cayman Islands law, we must keep a register of members and there will be entered therein:
•
the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member and the voting rights of the shares of each member;

•
whether voting rights are attached to the share in issue;

•
the date on which the name of any person was entered on the register as a member; and

•
the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members.
Founder Shares
Founder Shares were outstanding Class B Ordinary Shares that automatically converted into Zura Class A Ordinary Shares at the Closing on a one-for-one basis, subject to adjustment. The founder shares are henceforth identical to the other Zura Class A Ordinary Shares, and holders of Founder Shares have the same shareholder rights as public shareholders, except that (i) the Founder Shares are subject to certain transfer restrictions, as described in more detail below and (ii) the founder shares are entitled to registration rights.

With certain limited exceptions, the Founder Shares are not transferable, assignable or salable (except to permitted transferees, each of whom will be subject to the same transfer restrictions) until the earlier of (A) six months after the completion of the Business Combination or (B) subsequent to the Business Combination, (x) if the reported closing price of our Zura Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination or (y) the date, following the completion of the Business Combination, on which we complete a liquidation, merger, capital share exchange, reorganization or other similar transaction that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.
Preference shares
Our MAA provide that preference shares may be issued from time to time in one or more series. Our board of directors are authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors are able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our board of directors to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preference shares outstanding at the date hereof, and do not expect to have any preference shares outstanding immediately following consummation of the Business Combination. Although we do not currently intend to issue any preference shares, we cannot assure you that we will not do so in the future. No preference shares were issued or registered in connection with the Business Combination.
Redeemable Warrants
Public Shareholders’ Warrants
Each whole warrant entitles the registered holder to purchase one Zura Class A Ordinary Share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of the IPO and 30 days after the completion of the Business Combination. Pursuant to the warrant agreement, a warrantholder may exercise its warrants only for a whole number of Zura Class A Ordinary Shares. This means only a whole warrant may be exercised at a given time by a warrantholder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
We are not obligated to deliver any Zura Class A Ordinary Shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Zura Class A Ordinary Shares underlying the warrants is then effective and a current prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable, and we will not be obligated to issue Zura Class A Ordinary Shares upon exercise of a warrant unless Zura Class A Ordinary Shares issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant, if not cash settled, will have paid the full purchase price for the unit solely for the share of Zura Class A Ordinary Shares underlying such unit.
We have agreed that as soon as practicable, we will use our best efforts to file with the SEC a registration statement registering the issuance of the Zura Class A Ordinary Shares issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those Zura Class A Ordinary Shares until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the Zura Class A Ordinary Shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of our Business Combination or within a specified period following the consummation of our Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” pursuant to the exemption provided by Section 3(a)(9) of the Securities Act; provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.
Once the warrants become exercisable, we may call the warrants for redemption:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrantholder; and

•
if, and only if, the reported closing price of the Zura Class A Ordinary Shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrantholders.

If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of ordinary shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such ordinary shares under the blue sky laws of the state of residence in those states in which the warrants were initially offered by us in the IPO.
We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrantholder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Zura Class A Ordinary Shares may fall below the $18.00 redemption trigger price (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like), as well as the $11.50 warrant exercise price after the redemption notice is issued.
If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a cashless basis. In determining whether to require all holders to exercise their warrants on a cashless basis, our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of Zura Class A Ordinary Shares issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of Zura Class A Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Zura Class A Ordinary Shares underlying the warrants multiplied by and the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported closing price of the Zura Class A Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Zura Class A Ordinary Shares to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our Business Combination. If we call our warrants for redemption and our management does not take advantage of this option, our sponsor and its permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrantholders would have been required to use had all warrantholders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the Zura Class A Ordinary Shares outstanding immediately after giving effect to such exercise.
If the number of outstanding Zura Class A Ordinary Shares is increased by a share dividend payable in Zura Class A Ordinary Shares, or by a sub-division-up of Zura Class A Ordinary Shares or other similar event, then, on the effective date of such share dividend, sub-division-up or similar event, the number of Zura Class A Ordinary Shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding Zura Class A Ordinary Shares. A rights offering to holders of Zura Class A Ordinary Shares entitling holders to purchase Zura Class A Ordinary Shares at a price less than the fair market value will be deemed a share dividend of a number of Zura Class A Ordinary Shares equal to the product of (i) the number of Zura Class A Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Zura Class A Ordinary Shares) and (ii) one minus the quotient of (x) the price per share of Zura Class A Ordinary Shares paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Zura Class A Ordinary Shares, in determining the price payable for Zura Class A Ordinary Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Zura Class A Ordinary Shares as reported during the 10 trading day period ending on the trading day prior to the first date on which the Zura Class A Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Zura Class A Ordinary Shares on account of such Zura Class A Ordinary Shares (or other of our shares into which the warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Zura Class A Ordinary Shares in respect of such event.
If the number of outstanding shares of our Zura Class A Ordinary Shares is decreased by a consolidation, combination, reverse share sub-division or reclassification of Zura Class A Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of Zura Class A Ordinary Shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding Zura Class A Ordinary Shares.
Whenever the number of Zura Class A Ordinary Shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Zura Class A Ordinary Shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Zura Class A Ordinary Shares so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding Zura Class A Ordinary Shares (other than those described above or that solely affects the par value of such Zura Class A Ordinary Shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Zura Class A Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Zura Class A Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of share or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Zura Class A Ordinary Shares in such a transaction is payable in the form of Zura Class A Ordinary Shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants. This formula is to compensate the warrantholder for the loss of the option value portion of the warrant due to the requirement that the warrantholder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.
The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, and that all other modifications or amendments will require the vote or written resolution of the holders of at least a majority of the then outstanding public warrants and, solely with respect to any amendment to the terms of the private placement warrants, a majority of the then outstanding private placement warrants.
The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrantholders do not have the rights or privileges of holders of Zura Class A Ordinary Shares or any voting rights until they exercise their warrants and receive Zura Class A Ordinary Shares. After the issuance of Zura Class A Ordinary Shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.
No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of Zura Class A Ordinary Shares to be issued to the warrantholder. As a result, warrantholders not purchasing an even number of warrants must sell any odd number of warrants in order to obtain full value from the fractional interests that will not be issued.
We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.
Private Placement Warrants
Pursuant to the Sponsor Forfeiture Agreement, the Sponsor forfeited 4,137,000 of its private placement warrants acquired in the IPO. The forfeited private placement warrants were transferred from the Sponsor to the FPA Investors and Ewon on a pro rata basis in accordance with such FPA Investors’ and Ewon’s total invested capital.
The private placement warrants (including the Zura Class A Ordinary Shares issuable upon exercise of the private placement warrants) will not otherwise be transferable, assignable or salable until 30 days after the completion of our Business Combination (except, among other limited exceptions as described under the section of this prospectus entitled “Principal Shareholders — Restrictions on Transfers of Founder Shares and Private Placement Warrants,” to our officers and directors and other persons or entities affiliated with our sponsor) and they will not be redeemable by us so long as they are held by our sponsor or its permitted transferees. Except as described below, the private placement warrants have terms and provisions that are identical to those of the warrants sold as part of the units in the IPO, including as to exercise price, exercisability and exercise period. If the private placement warrants are held by holders other than the sponsor or its permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units sold in the IPO.
If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of Zura Class A Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Zura Class A Ordinary Shares underlying the warrants multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” means the average reported closing price of the Zura Class A Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the sponsor or its permitted transferees is because it is not known at this time whether they will be affiliated with us following an Business Combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public shareholders who could exercise their warrants and sell the Zura Class A Ordinary Shares issuable upon exercise of the warrants freely in the open market, the insiders could be significantly restricted from doing so. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.
In order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. The Sponsor agreed to loan JATT an aggregate of up to $300,000 in working capital loan to cover expenses related to the Business Combination pursuant to a promissory note, dated May 11, 2022 (the “Note”). This loan is non-interest bearing. At June 30, 2022, $179,000 was outstanding under the Note. Such Working Capital Loans may be repaid out of the proceeds of the trust account that holds a portion of the proceeds of the IPO and the concurrent sale of the Private Placement Warrants (the “Trust Account”) released to JATT or converted into Zura Warrants at a price of $1.00 per warrant, such warrants to be identical to the private placement warrants. The Sponsor has informed JATT of the following: that the Sponsor intends to convert the loan into up to 300,000 warrants on the same terms as the private placement warrants (as contemplated by the warrant agreement pursuant to which the private placement warrants were issued) at the same time the Business Combination is completed. Such warrants have an aggregate market value of approximately $63,000 based on the closing price of the Public Warrants of $0.21 on Nasdaq on February 16, 2023.
Our sponsor has agreed not to transfer, assign or sell any of the private placement warrants (including the Zura Class A Ordinary Shares issuable upon exercise of any of these warrants) until the date that is 30 days after the date we complete our Business Combination, except that, among other limited exceptions as described under the section of this prospectus entitled “Principal Shareholders — Restrictions on Transfers of Founder Shares and Private Placement Warrants” made to our officers and directors and other persons or entities affiliated with our sponsor.
Pre-Funded Warrants
On April 26, 2023, the Company entered into certain subscription agreements with certain individual and institutional accredited investors in connection with the sale by the Company of Class A ordinary shares, par value $0.0001 per share and Pre-Funded Warrants. Pursuant to the terms of the Subscription Agreements, each Pre-Funded Warrant was sold at a price of $4.249 per Pre-Funded Warrant. Each Pre-Funded Warrant has an exercise price of $0.001 per Class A Ordinary Share and is exercisable for one Company’s Class A Ordinary Share at any time or times on or after April 26, 2023 until exercised in full. The Pre-Funded Warrants and the Class A ordinary shares issuable upon exercise of the Pre-Funded Warrants rely on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder, for transactions not involving a public offering.
Dividends
We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of the Business Combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination. The payment of any dividends will be within the discretion of the Zura Board. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.
Our Transfer Agent and Warrant Agent
The transfer agent for our ordinary shares and the warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.
Listing of Our Securities
Our Class A Ordinary Shares and Warrants are listed on Nasdaq under the symbols “ZURA” and “ZURAW,” respectively.
Extraordinary General Meeting of Shareholders
Our MAA provide that the directors, the chief executive officer or the chairman of the board of directors may call general meetings, and they shall on a shareholders’ requisition forthwith proceed to convene an extraordinary general meeting of the Company. A shareholders’ requisition is a requisition of shareholders holding at the date of deposit of the requisition not less than 10% cent in par value of the issued shares which as at that date carry the right to vote at general meetings of the Company.
Advance Notice Requirements for Shareholder Proposals and Director Nominations
Our MAA provide that shareholders seeking to bring business before our annual general meeting, or to nominate candidates for election as directors at our annual general meeting, must provide timely notice of their intent in writing. To be timely, a shareholder’s notice will need to be delivered to our principal executive offices not less than 120 calendar days before the date of the proxy statement released to shareholders in connection with the previous year’s annual general meeting or, if we did not hold an annual general meeting in the previous year, or if the date of the current year’s annual general meeting has been changed by more than 30 days from the date of the previous year’s annual general meeting, then the deadline shall be set by our board of directors with such deadline being a reasonable time before we begin to print and send the related proxy materials. Our MAA also specify certain requirements as to the form and content of a shareholders’ meeting. These provisions may preclude our shareholders from bringing matters before our annual general meeting or from making nominations for directors at our annual general meeting.
Authorized but Unissued Shares
Our authorized but unissued Zura Class A Ordinary Shares and preference shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Zura Class A Ordinary Shares and preference shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

PLAN OF DISTRIBUTION
This prospectus relates to the resale from time to time by the Selling Securityholders of (i) up to 39,943,124 Class A Ordinary Shares of Zura (consisting of 30,251,124 Class A Ordinary Shares that are issued and outstanding, 5,910,000 Class A Ordinary Shares underlying Private Placement Warrants and 3,782,000 Class A Ordinary Shares underlying Pre-Funded Warrants), (ii) 5,910,000 Private Placement Warrants originally issued in a private placement in connection with the JATT initial public offering, and (iii) 3,782,000 Pre-Funded Warrants. The Registrable Securities consist of:
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2,000,000 Ewon Shares;

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9,950 Eugene Shares;

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6,801,633 FPA Shares;

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3,450,000 Founder Shares;

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550,000 Class A Ordinary Shares issued to Lilly upon the closing of the Business Combination;

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18,823,530 April 2023 Private Placement Shares (including 3,782,000 Class A Ordinary Shares underlying the Pre-Funded Warrants);

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5,910,000 Class A Ordinary Shares underlying the Private Placement Warrants;

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499,993 restricted Class A Ordinary Shares underlying an award of restricted share units;

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An additional 898,018 Class A Ordinary Shares underlying restricted share units;

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an additional 1,000,000 shares issued to Lilly in connection with the entry into the Lilly-ZB17 License Agreement;

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5,910,000 Private Placement Warrants; and

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3,782,000 Pre-Funded Warrants.

This prospectus also relates to the issuance by us of an aggregate of up to 16,591,996 Class A Ordinary Shares, par value $0.0001 per share, which consists of (i) up to 5,910,000 Class A Ordinary Shares issuable upon the exercise of the Private Placement Warrants, (ii) up to 3,782,000 Class A Ordinary Shares issuable upon the exercise of the Pre-Funded Warrants, and (iii) up to 6,899,996 Class A Ordinary Shares issuable upon the exercise of the Public Warrants. See “Use of Proceeds.”
We could receive up to an aggregate of $147.3 million if all of the Warrants registered hereunder are exercised for cash. The exercise of the Warrants, and any proceeds we may receive from their exercise, are highly dependent on the price of our Class A Ordinary Shares and the spread between the exercise price of the Warrant and the price of our Class A Ordinary Shares at the time of exercise. For example, to the extent that the price of our Class A Ordinary Shares exceeds $11.50 per share, it is more likely that holders of our Public Warrants and Private Placement Warrants will exercise their warrants. If the price of our Class A Ordinary Shares is less than $11.50 per share, it is unlikely that such holders will exercise their warrants. As of August 22, 2023, the closing price of our Class A Ordinary Shares was $6.76 per share. There can be no assurance that all of our Warrants will be in the money prior to their expiration. Our Public Warrants under certain conditions, as described in the warrant agreement, are redeemable by the Company at a price of $0.01 per warrant or on a cashless basis. Our Private Placement Warrants are not redeemable so long as they are held by the initial stockholders or permitted transferees and are exercisable on a cashless basis. Our Pre-Funded Warrants are not redeemable and are exercisable on a cashless basis. As such, it is possible that we may never generate any cash proceeds from the exercise of our Warrants. Accordingly, as of the date of this prospectus, we have neither included nor intend to include any potential cash proceeds from the exercise of our Warrants in our short-term or long-term liquidity projections. We will continue evaluate the probability of warrant exercise over the life of our Warrants and the merit of including potential cash proceeds from the exercise thereof in our liquidity projections. Nevertheless, we believe our existing cash and cash equivalents will be sufficient to fund our operations for at least the next 12 months from the date of this prospectus. However, our liquidity assumptions may prove to be incorrect, and we could utilize our available financial resources sooner than we currently expect. Our future capital requirements and the adequacy of available funds will depend on many factors, including those set forth under “Risk Factors” elsewhere in this prospectus.

We will not receive any of the proceeds from the sale of the Class A Ordinary Shares by the Selling Securityholders. We are required to pay all fees and expenses incident to the registration of the Class A Ordinary Shares to be offered and sold pursuant to this prospectus. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of Class A Ordinary Shares.
Once issued and upon effectiveness of the registration statement of which this prospectus forms a part, the Class A Ordinary Shares and warrants beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders includes donees, pledgees, transferees or other successors in interest selling Class A Ordinary Shares received after the date of this prospectus from a Selling Securityholders as a gift, pledge, partnership distribution or other transfer. Each Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of Class A Ordinary Shares to be made directly or through agents. The Selling Securityholders and any of its permitted transferees may sell their Class A Ordinary Shares offered by this prospectus on any stock exchange, market or trading facility on which the Class A Ordinary Shares are traded or in private transactions.
The Selling Securityholders may use any one or more of the following methods when selling the Class A Ordinary Shares offered by this prospectus:
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purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

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ordinary brokerage transactions and transactions in which the broker solicits purchasers;

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block trades in which the broker-dealer so engaged will attempt to sell the Class A Ordinary Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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an over-the-counter distribution in accordance with the rules of the applicable exchange;

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through trading plans entered into by a Selling Securityholders pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

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settlement of short sales entered into after the date of this prospectus;

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agreements with underwriters or broker-dealers to sell a specified number of the shares at a stipulated per share price;

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in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

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directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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through a combination of any of the above methods of sale; or

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any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make an in-kind distribution of Class A Ordinary Shares to its members, partners or shareholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the Class A Ordinary Shares acquired in the distribution.
The Selling Securityholders also may transfer the Registrable Shares in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell Registrable Shares, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholders.
To the extent required, the Registrable Shares to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In connection with the sale of the Registrable Shares, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Registrable Shares in the course of hedging the positions they assume. The Selling Securityholders may also sell the Registrable Shares short and deliver these Class A Ordinary Shares to close out their short positions, or loan or pledge the Registrable Shares to broker-dealers that in turn may sell these shares. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Class A Ordinary Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In offering the Class A Ordinary Shares covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those Class A Ordinary Shares may be underwriting discounts and commissions under the Securities Act (it being understood that the Selling Securityholders named herein shall not be deemed to be an underwriter solely as a result of its participation in this offering).
Pursuant to the PIPE Subscription Agreements, the Forward Purchase Agreement, the Amended and Restated Registration Rights Agreement, the ZB-106 Equity Grant Agreement, the Lilly Registration Rights Agreement, and the Second PIPE Subscription Agreements, we have agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act. The Selling Securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act, as set forth in the PIPE Subscription Agreement, the Forward Purchase Agreement and the Amended and Restated Registration Rights Agreement.
In order to comply with the securities laws of certain states, if applicable, the Class A Ordinary Shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Class A Ordinary Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
The Selling Securityholders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities offered in this prospectus by the Selling Securityholders. The anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market and to the activities of the Selling Securityholders and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS
Loeb & Loeb LLP, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus with respect to warrants. Ogier (Cayman) LLP, Cayman Islands, will pass upon the validity of the securities offered in this prospectus with respect to the ordinary shares and matters of Cayman Islands law.
EXPERTS
The financial statements of Zura Bio Limited as of December 31, 2022 and for the period from January 18, 2022 (date of inception) through December 31, 2022 included in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
TRANSFER AGENT AND REGISTRAR
The transfer agent for our securities is Continental Stock Transfer & Trust Company.
WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-1, including exhibits, under the Securities Act of 1933, as amended, with respect to the Class A Ordinary Shares and warrants offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement and the exhibits thereto. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits. The registration statement has been filed electronically and may be obtained in any manner listed below. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are summaries and are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.
We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through or that is hyperlinked to, our website is not part of, and is not incorporated into, this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-2
CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 2022	F-3
CONSOLIDATED STATEMENT OF OPERATIONS for the period from January 18, 2022 (date of inception) through December 31, 2022	F-4

CONSOLIDATED STATEMENT OF CHANGES IN CONVERTIBLE PREFERRED SHARES,
REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS’ DEFICIT
for the period from January 18, 2022 (date of inception) through
December 31, 2022
F-5
CONSOLIDATED STATEMENT OF CASH FLOWS for the period from January 18, 2022 (date of inception) through December 31, 2022	F-6
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	F-7
Condensed Consolidated Balance Sheets as of June 30, 2023 (Unaudited) and December 31, 2022	F-22

unaudited Condensed Consolidated Statements of Operations for the
three and six months ended June 30, 2023 and for the three months ended June 30, 2022 and the period from January 18, 2022 (date of inception) through June 30, 2022
F-23

unaudited Condensed Consolidated Statements of Changes in Convertible Preferred Shares, Redeemable Noncontrolling Interest and Shareholders’ Equity (Deficit) for the three and six months ended June 30, 2023 and for the three months ended June 30, 2022 and the period from January 18, 2022 (date of inception) through June 30, 2022
F-24
unaudited Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 2023 and the period from January 18, 2022 (date of inception) through June 30, 2022	F-26
Notes to Condensed Consolidated Financial Statements (Unaudited)	F-27

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Directors:
Zura Bio Limited:
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated balance sheet of Zura Bio Limited (the “Company”) as of December 31, 2022, and the related consolidated statements of operations, changes in convertible preferred shares, redeemable noncontrolling interest and shareholders’ deficit, and cash flows for the period from January 18, 2022 (date of inception) through December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the period from January 18, 2022 (date of inception) through December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2022.
East Brunswick, New Jersey
April 5, 2023
PCAOB ID Number 100

Zura Bio Limited
Consolidated Balance Sheet
(in thousands, except share and per share data)
December 31, 2022
ASSETS
Current assets:
Cash	$1,567
Prepaid expenses and other current assets	209
Total current assets	1,776
Deferred offering costs	3,486
Total assets	$5,262
LIABILITIES, CONVERTIBLE PREFERRED SHARES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$4,428
Note payable	7,756
Research and development license consideration liability	2,634
Total current liabilities	14,818
Total liabilities	14,818
Commitments and contingencies – Note 10
Convertible preferred shares
Series A-1 convertible preferred shares, $0.001 par value per share; 125,000 shares authorized, issued and outstanding as of December 31, 2022	12,500
Redeemable noncontrolling interest	10,000
Shareholders’ deficit
Ordinary Shares, $0.001 par value per share; 17,437 shares authorized as of December 31, 2022; 3,548 shares issued and outstanding as of December 31, 2022	—
Additional paid-in capital	—
Accumulated deficit	(32,056)
Total shareholders’ deficit	(32,056)
Total liabilities, convertible preferred shares, redeemable noncontrolling interest and shareholders’ deficit	$5,262
The accompanying notes are an integral part of these consolidated financial statements.

Zura Bio Limited
Consolidated Statement of Operations
(in thousands, except share and per share data)
For the Period from January 18, 2022 (date of inception) to December 31, 2022
Operating expenses:
General and administrative	$3,473
Research and development	23,689
Total operating expenses	27,162
Loss from operations	(27,162)
Other expense	(171)
Net loss before noncontrolling interest	$(27,333)
Net loss attributable to redeemable noncontrolling interest	1,595
Net loss	$(25,738)
Adjustment to Zura subsidiary’s preferred shares to redemption value	(6,652)
Net loss attributable to Ordinary shareholders of Zura	$(32,390)
Net loss per Ordinary Share attributable to Shareholders of Zura, basic and diluted	$(15,345)
Weighted average Ordinary Shares used in computing net loss per Ordinary Share attributable to shareholders of Zura, basic and diluted	2,111
The accompanying notes are an integral part of these consolidated financial statements.

Zura Bio Limited
Consolidated Statement of Changes in Convertible Preferred Shares,
Redeemable Noncontrolling Interest and Shareholders’ Deficit
(in thousands, except share data)
	For the Period from January 18, 2022 (date of inception) to December 31, 2022
	Redeemable Noncontrolling Interest	Convertible Preferred Shares		Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
		Shares	Amount	Shares	Amount
Balance as of January 18, 2022 (date of inception)	$—	—	$—	—	$—	$—	$—	$—
Issuance of Ordinary Share at inception	—	—	—	1	—	—	—	—
Issuance of Series A-1 convertible preferred shares for cash	—	100,000	10,000	—	—	—	—	—
Issuance of Series A-1 convertible preferred shares for license	—	25,000	2,500	—	—	—	—	—
Issuance of Subsidiary redeemable preferred shares for license	4,943	—	—	—	—	—	—	—
Exercise of stock options	—	—	—	3,547	—	—	—	—
Share-based compensation expense	—	—	—	—	—	334	—	334
Net loss	(1,595)	—	—	—	—	—	(25,738)	(25,738)
Accretion of redeemable noncontrolling interest to redemption value	6,652	—	—	—	—	(334)	(6,318)	(6,652)
Balance as of December 31, 2022	$10,000	125,000	$12,500	3,548	$—	$—	$(32,056)	$(32,056)
The accompanying notes are an integral part of these consolidated financial statements.

Zura Bio Limited
Consolidated Statement of Cash Flows
(in thousands)
For the Period from January 18, 2022 (date of inception) to December 31, 2022
Cash flows from operating activities
Net loss	$(27,333)
Adjustments to reconcile net loss to net cash used in operating activities:
Research and development-acquired licenses	21,892
Share-based compensation expense	334
Change in fair value of research and development license consideration liability	185
Change in fair value of note payable	156
Foreign exchange transaction loss	23
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(209)
Accounts payable and accrued expense	3,750
Net cash used in operating activities	(1,202)
Cash flows from investing activities
Purchase of research and development licenses	(12,000)
Net cash used in investing activities	(12,000)
Cash flows from financing activities
Proceeds from issuance of Series A-1 convertible preferred shares	10,000
Proceeds from note payable	7,600
Payment of deferred offering costs	(2,831)
Net cash provided by financing activities	14,769
Net increase in cash	1,567
Cash at the beginning of the period	—
Cash at the ending of the period	$1,567
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$—
Cash paid for interest	$—
Supplemental disclosure of noncash investing and financing activities:
Issuance of subsidiary redeemable preferred shares for license	$4,943
Issuance of Series A-1 convertible preferred shares for license	$2,500
Research and development consideration liability for license	$2,449
Deferred offering costs included in accounts payable and accrued expenses	$655
Non-cash transfers to redeemable noncontrolling interest	$5,057
The accompanying notes are an integral part of these consolidated financial statements.

Zura Bio Limited
Notes to Consolidated Financial Statements
December 31, 2022
Note 1 — Organization and Description of Business Operations
Zura Bio Limited (the “Company” or “Zura Bio”) was formed in the United Kingdom (“UK”) on January 18, 2022 (“Inception”).
Zura Bio is a clinical-stage biotechnology company advancing immunology assets into Phase 2 development programs, including ZB-168, a fully anti-IL7Ra monoclonal antibody, which it has licensed from Pfizer, Inc. (“Pfizer”) and torudokimab, a high affinity monoclonal antibody, which it has licensed from Eli Lilly and Company (“Lilly”).
Business Combination
On June 16, 2022, the Company entered into a business combination agreement (the “Business Combination Agreement”) with JATT Acquisition Corp (“JATT”), a special purpose acquisition company. On March 20, 2023 (the “Closing Date”), JATT consummated the previously announced business combination (the “Business Combination”), pursuant to the terms of the Business Combination Agreement, dated as of June 16, 2022 (as amended on September 20, 2022, November 14, 2022, and January 13, 2023), by and among JATT, JATT Merger Sub, JATT Merger Sub 2, Holdco, and Zura Bio. Pursuant to the Business Combination Agreement, (a) before the closing of the Business Combination, Holdco was established as a new holding company of Zura Bio and became a party to the Business Combination Agreement; and (b) on the Closing, in sequential order: (i) Merger Sub merged with and into Holdco, with Holdco continuing as the surviving company and a wholly owned subsidiary of JATT; (ii) immediately following the Merger, Holdco merged with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving company and a wholly owned subsidiary of JATT; and (iii) JATT changed its name to “Zura Bio Limited”.
The Business Combination, together with the PIPE financing, the Forward Purchase Agreement, and the Redemption Backstop, generated approximately $65.0 million in gross proceeds. On March 21, 2023, Zura Bio Limited’s securities began trading on Nasdaq under the symbol “ZURA”.
The Business Combination has been accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). Under this method of accounting, JATT is treated as the “acquired” company for financial reporting purposes based upon the terms of the Business Combination which resulted in the following: (i) Zura Bio shareholders as a group hold the largest share of the combined company with a majority of the voting interest following the closing of the Business Combination, (ii) Zura Bio nominated 4 out of 7 Directors of the Board, (iii) all of Zura Bio’s existing management will continue in their key positions in the management team of the combined company and (iv) Zura Bio is the largest of the combining entities based on historical operating activity and has the larger employee base. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Zura Bio issuing shares for the net assets of JATT, accompanied by a recapitalization. The net assets of JATT are stated at historical cost which approximate fair value, with no goodwill or other intangible assets recorded.
Emerging Growth Company Status
The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company has elected to use the extended transition period for complying with new or revised accounting standards, and as a result of this election, the consolidated financial statements may not be comparable to companies that comply with public company Financial Accounting Standards Board (“FASB”) standards’ effective dates. The Company may take advantage of these exemptions up until the last day of the fiscal year following the fifth anniversary of an offering or such earlier time that it is no longer an emerging growth company.

Zura Bio Limited
Notes to Consolidated Financial Statements
December 31, 2022
Change in Fiscal Year End
On November 18, 2022, the Board of Directors approved a change in the Company’s fiscal year end from March 31 to December 31, effective immediately. The Company’s 2022 fiscal year began at inception on January 18, 2022, and ended on December 31, 2022.
The change in fiscal year end also applies retrospectively to all previously issued financial statements for the periods ended March 31, 2022, June 30, 2022, and September 30, 2022.
Liquidity and Management’s Plans
The Company has incurred operating losses since inception, and expects to continue to incur significant operating losses for the foreseeable future and may never become profitable. The Company has an accumulated deficit of $32.1 million as of December 31, 2022 and a net loss of $25.7 million for the period ended December 31, 2022. To date, the Company’s operations have been funded through the sale of Series A-1 convertible preferred shares. As of December 31, 2022, the Company has $1.6 million in cash.
The Company evaluated whether there are any conditions and events, considered in the aggregate, that raise substantial doubt about its ability to continue as a going concern over the next twelve months through March 2024. The Company’s cash requirements include, but are not limited to business combination costs, product manufacturing costs, and working capital requirements. The Company expects such operating losses and negative cash flows from operations will continue in 2023. The Company expects its cash on hand as of the date of the consolidated financial statements and gross proceeds of $65 million from the business combination will be sufficient to meet the Company’s obligations at least twelve months beyond the date of issuance of the consolidated financial statements.
The Company’s future operations are highly dependent on a combination of factors, including (1) the success of its research and development programs; (2) the development of competitive therapies by other biotechnology and pharmaceutical companies, (3) the Company’s ability to manage growth of the organization; (4) the Company’s ability to protect its technology and products; and, ultimately (5) regulatory approval and market acceptance of a product.
Note 2 — Summary of Significant Accounting Policies
Basis of Presentation and Principles of Consolidation
The consolidated financial statements including the accounts of Zura Bio Limited, its wholly-owned subsidiary, Zura Bio, Inc., and its subsidiary, Z33 Bio, Inc. (“Z33”), have been prepared in conformity with U.S. GAAP, Other shareholders’ interests in Z33 are shown in the consolidated financial statements as noncontrolling interest. All intercompany balances and transactions have been eliminated in consolidation.
Use of Estimates
The preparation of consolidated financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the consolidated financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates. Significant estimates and assumptions reflected in the consolidated financial statements relate to and include, but are not limited to, the fair value of Ordinary Shares and other assumptions used to measure share-based compensation, the fair value of share-based consideration transferred for acquired assets, the fair value of contingent consideration, and the fair value of the note payable.
Risks and Uncertainties
The Company is subject to risks common to early-stage companies in the biotechnology industry, including, but not limited to, development by the Company or its competitors of technological innovations,

Zura Bio Limited
Notes to Consolidated Financial Statements
December 31, 2022
risks of failure of clinical studies, dependence on key personnel, protection of proprietary technology, compliance with government regulations, and ability to transition from preclinical manufacturing to commercial production of products.
The Company’s future product candidates will require approvals from the U.S. Food and Drug Administration and comparable foreign regulatory agencies prior to commercial sales in their respective jurisdictions. There can be no assurance that any product candidates will receive the necessary approvals. If the Company was denied approval, approval was delayed or the Company was unable to maintain approval for any product candidate, it could have a material adverse impact on the Company.
On March 10, 2023, Silicon Valley Bank became insolvent. State regulators closed the bank and the Federal Deposit Insurance Corporation (“FDIC”) was appointed as its receiver. The Company held deposits with this bank. As a result of the actions by the FDIC, the Company’s insured and uninsured deposits have been restored.
The Company has significant cash balances at financial institutions which throughout the year regularly exceed the federally insured limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.
Segments
Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision-maker in making decisions regarding resource allocation and assessing performance. The Company views its operations and manages its business as a single operating segment.
Fair value of financial instruments
Fair value accounting is applied for all financial assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis. As of December 31, 2022, the carrying amounts of the Company’s cash and accounts payable and accrued expenses approximated their estimated fair value due to their relatively short maturities.
Financial assets and liabilities are recorded at fair value on a recurring basis in the consolidated balance sheets. The carrying values of the Company’s financial assets and liabilities, including cash, prepaid and other current assets, accounts payable, and accrued expenses approximate to their fair value due to the short-term maturity of these instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the reporting date. Assets and liabilities recorded at fair value are categorized based upon the level of judgment associated with the inputs used to measure their fair value. Hierarchical levels are directly related to the amount of subjectivity with the inputs to the valuation of these assets or liabilities as follows:
Level 1:
Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date;

Level 2:
Inputs are observable, unadjusted quoted prices in active markets for similar assets or liabilities, unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities; and

Level 3:
Unobservable inputs that are significant to the measurement of the fair value of the assets or liabilities that are supported by little or no market data.

Zura Bio Limited
Notes to Consolidated Financial Statements
December 31, 2022
Cash and Cash Equivalents
The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents.
Deferred Offering Costs
The Company capitalizes offering costs consisting of direct, incremental legal, accounting and other fees in connection with the business combination. The deferred offering costs will be offset against the proceeds from the transaction upon the consummation of the business combination. Should the business combination be abandoned or not be considered probable, the deferred offering costs will be expensed immediately as a charge to operating expenses in the consolidated statement of operations. During the period ended December 31, 2022, the Company incurred deferred offering costs of $3.5 million of which $0.7 million has not been paid and is included in accounts payable and accrued expenses in the consolidated balance sheet as of December 31, 2022.
Research and Development
Research and development (“R&D”) expenses consist primarily of consulting fees for medical and manufacturing advisory services and costs related to manufacturing material for preclinical studies. Expenses are recognized as an expense as the related goods are delivered or the services are performed.
R&D expenses include the cost of in-process research and development (“IPR&D”) assets purchased in an asset acquisition transaction. IPR&D assets are expensed unless the assets acquired are deemed to have an alternative future use, provided that the acquired asset did not also include processes or activities that would constitute a “business” as defined under U.S. GAAP, the drug has not achieved regulatory approval for marketing and, absent obtaining such approval, has no established alternative future use. Acquired IPR&D payments are immediately expensed in the period in which they are incurred and include upfront payments, as well as transaction fees and subsequent pre-commercial milestone payments. Research and development costs incurred after the acquisition are expensed as incurred.
R&D expenses also include the remeasurement of the research and development license consideration liability.
Share-Based Compensation
The Company accounts for all share-based payments to employees and non-employees, including grants of stock options and stock options with non-market performance conditions (“PSOs”) based on their respective grant date fair values. Stock options that vest immediately and have a nominal exercise price are valued based on the fair value of the Company’s Ordinary Shares on the date of grant. The Company estimates the fair value of stock option grants that do not have a nominal exercise price using the Black-Scholes option-pricing model. The assumptions used in calculating the fair value of share-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. The Company expenses share-based compensation related to stock options over the requisite service period on a straight-line basis. The Company will record share-based compensation expense for the PSOs when the Company’s management deems it probable that the performance conditions will be satisfied. The share-based compensation costs are recorded in general and administrative expenses in the consolidated statement of operations. Forfeitures are recorded as they occur.
Income Taxes
Income taxes are recorded in accordance with ASC 740, Income Taxes (“ASC 740”), which provides for deferred taxes using an asset and liability approach. The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated

Zura Bio Limited
Notes to Consolidated Financial Statements
December 31, 2022
financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the consolidated financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse, and net operating loss (“NOL”) carryforwards. Valuation allowances are provided, if based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The Company has recorded a full valuation allowance to reduce its net deferred income tax assets to zero. In the event the Company were to determine that it would be able to realize some or all its deferred income tax assets in the future, an adjustment to the deferred income tax asset valuation allowance would increase income in the period such determination was made.
The Company accounts for uncertain tax positions in accordance with the provisions of ASC 740. When uncertain tax positions exist, the Company recognizes the tax benefit of tax positions to the extent that the benefit would more likely than not be realized assuming examination by the taxing authority. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position as well as consideration of the available facts and circumstances. As of December 31, 2022, the Company had no liability for income tax associated with uncertain tax positions. The Company would recognize any corresponding interest and penalties associated with its income tax positions in income tax expense. There was no income tax interest or penalties incurred for the period ended December 31, 2022.
Functional Currency
The Company’s functional and reporting currency is the U.S. Dollar. The Company recognizes gains and losses on cash and accounts payable that are denominated in a currency other than the Company’s functional currency. Such foreign currency transactional gains and losses are recognized within other expense in the consolidated statement of operations. For the period ended December 31, 2022, the Company had $23,000 of net foreign currency transactional losses.
Comprehensive Loss
Comprehensive loss is equal to net loss as presented in the consolidated statement of operations, as the Company did not have any other comprehensive income or loss for the period presented.
Net Loss Per Ordinary Share
Basic net loss per Ordinary Share is computed by dividing net loss by the weighted-average number of Ordinary Shares outstanding during the period. Diluted net loss per Ordinary Share excludes the potential impact of the Company’s convertible preferred shares and options to purchase Ordinary Shares because their effect would be anti-dilutive due to the Company’s net loss for the period presented. Since the Company had a net loss in the period presented, basic and diluted net loss per Ordinary Share are the same.
The table below provides potentially dilutive securities not included in the calculation of the diluted net loss per Ordinary Share because to do so would be anti-dilutive:
For the Period from January 18, 2022 (date of inception) to December 31, 2022
Shares issuable upon conversion of Series A-1 convertible preferred shares	125,000
Shares issuable upon exercise of options to purchase Ordinary Shares	3,547
Total	128,547

Zura Bio Limited
Notes to Consolidated Financial Statements
December 31, 2022
Shares issuable upon the exercise of PSOs are excluded from the calculation of diluted net loss per Ordinary Share until the Company’s management deems it probable that the performance conditions will be satisfied.
Recently Issued and Recently Adopted Accounting Pronouncements
In August 2020, the FASB issued ASU No. 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”). The amendments in ASU 2020-06 simplify the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts in an entity’s own equity. The standard is effective for public companies for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2021. The Company adopted on a modified prospective basis the new standard effective at inception, and noted no material impact on the consolidated financial statements and related disclosures.
Note 3 — Fair Value Measurements
The following table presents information about the Company’s liabilities measured at fair value on a recurring basis as of December 31, 2022, and the fair value hierarchy of the valuation techniques utilized.
	December 31, 2022
	Level 1	Level 2	Level 3	Total
Financial liabilities:
Note payable	$—	$—	$7,756	$7,756
Research and development license consideration	—	—	2,634	2,634
Total	$—	$—	$10,390	$10,390
There were no transfers into or out of Level 3 during the period ended December 31, 2022.
The Company elected the fair value option to account for its Note payable to Hydra, LLC. Refer to Note 8 for further details on the Note. The fair value of the Note payable at issuance was measured as the cash proceeds from the Note. The fair value of the Note payable subsequent to issuance was estimated using the probability-weighted expected return method (“PWERM”), whereby the total settlement obligation under the Note was determined based on the amounts payable to Hydra under various scenarios. The PWERM’s output is determined based on inputs not observable in the market, which represented a Level 3 measurement within the fair value hierarchy. The PWERM contemplated two three scenarios: i) the Company consummates the Business Combination without triggering an event of default, ii) the Company triggers an event of default, and consummates the Business Combination, and iii) the Company does not consummate the Business Combination. The settlement value of each scenario was determined using a discounted cash flow model. Significant estimates in the cash flow model include the discount rate, time to repayment. As of December 31, 2022, the weighted average discount rate was 9.0%, and the weighted average time to repayment was 0.6 year, each weighted by the probability of the scenario. The Company recorded any changes in the fair value of the Note through other expense in the consolidated statement of operations.
As consideration for the Lilly License (see Note 5), Lilly will receive either 550,000 shares of JATT common stock upon the closing of the Business Combination (subject to certain lock-up provisions) or 4,702,867 shares of Z33 Series Seed Preferred Shares (the subsidiary redeemable preferred shares) if the Business Combination is not consummated (the research and development license consideration liability). The arrangement is liability classified and remeasured at fair value at each reporting date. The fair value of the research and development license consideration liability was estimated using the PWERM, whereby the total settlement obligation was determined based upon the fair value of the JATT common stock, the

Zura Bio Limited
Notes to Consolidated Financial Statements
December 31, 2022
Z33 Series Seed Preferred Shares, and the probability of the consummation of the Business Combination. As certain of the inputs to the PWERM are not observable in the market, the research and development license consideration liability represented a Level 3 measurement within the fair value hierarchy. As of December 31, 2022, the fair value of JATT common stock was determined to be $7.66 per share, a discount to the trading price due to the shares being subject to a lock-up provision. As of December 31, 2022, the fair value of Z33 Series Seed Preferred Shares was determined to be $0.15 per share. The Company recorded any changes in the fair value of the research and development license consideration liability within research and development on the consolidated statement of operations.
Level 3 Financial Liabilities
The following table summarizes the change in the fair value of the note payable for the period ended December 31, 2022:
December 31, 2022
Beginning balance	$—
Initial measurement of note payable	7,600
Change upon remeasurement to fair value	156
Ending balance	$7,756
The $0.2 million change in fair value is included in other expense in the consolidated statement of operations for the period ended December 31, 2022.
The following table summarizes the change in the fair value of the research and development license consideration liability for the period ended December 31, 2022:
December 31, 2022
Beginning balance	$—
Initial measurement of research and development license consideration	2,449
Change upon remeasurement to fair value	185
Ending balance	$2,634
The $0.2 million change in fair value is included in research & development in the consolidated statement of operations for the period ended December 31, 2022.
Note 4 — Accounts Payable and Accrued Expenses
Accounts payable and accrued expenses is comprised of the following as of December 31, 2022:
December 31, 2022
Accounts payable	$2,010
Accrued offering costs	655
Accrued research and development costs	490
Accrued consulting costs	451
Accrued legal costs	308
Accrued payroll	260
Accrued bonus	141
Other accrued expenses	113
Total accounts payable and accrued expenses	$4,428

Zura Bio Limited
Notes to Consolidated Financial Statements
December 31, 2022
Note 5 — License Agreements
On March 22, 2022, the Company entered into a License Agreement and a Series A-1 Subscription and Shareholder’s Agreement (collectively, the “Agreement”) with Pfizer. Under the Agreement, the Company acquired a license for a compound initially developed by Pfizer, in exchange for $5.0 million in cash and 25,000 shares of the Company’s Series A-1 convertible preferred shares, representing a 20% interest in the Company. In accordance with ASC 805, the Agreement is accounted for as an asset acquisition as substantially all of the $7.5 million value transferred to the Company was allocated to in-process research and development. On the acquisition date, the compound licensed had not yet received regulatory approval and the in-process research and development did not have an alternative use.
In addition to the consideration transferred on March 22, 2022, the Company is obligated to make 12 development and regulatory milestone payments aggregating up to $70.0 million and sales milestone payments up to an aggregate of $525.0 million based on respective thresholds of net sales of products (developed from the licensed compound) (the “Products”). In further consideration for the license, the Company will also pay an annual earned royalty at a marginal royalty rate in the mid-single digits to low double digits (less than 20%), based on thresholds of nets sales of Products. Royalties are payable on a country-by-country basis for a certain period of years or upon the later expiration of regulatory exclusivity of the Company’s Products in a country.
The Company is also subject to a potential multi-million dollar transaction payment if, within a certain period the Company has (a) certain changes in control, excluding an initial public offering or any business combination where the securities of the Company are listed on a stock exchange (e.g., a transaction with a special purpose acquisition company), or (b) the Company sublicenses or divests of its rights to the Products.
As of December 31, 2022, the Company does not owe any amounts under the Agreement.
The Agreement also has anti-dilution provisions to allow Pfizer to maintain an 18% interest in the Company, as detailed in Note 6.
Lonza
In July 2022, the Company entered into a license agreement (the “Lonza License”) with Lonza Sales AG (“Lonza”) for a worldwide non-exclusive license for Lonza’s gene expression system in exchange for varying considerations depending on a number of factors such as whether the Company enters further into manufacturing agreements with Lonza or with a third party, and whether the Company enters into sublicense agreements with third parties (including up to middle six-figure annual payments per sublicense upon commencement of a sublicense, as well as royalties of up to low-single digit percentages of net sales of certain products over a commercially standard double-digit multi-year term). The Lonza License will remain in effect until terminated. The Company is free to terminate the Lonza License at any time upon 60 days’ notice, with or without cause. Lonza may terminate the Lonza License for cause upon a breach by the Company or for other commercially standard reasons.
Lilly License
On December 8, 2022, the Company’s consolidated subsidiary, Z33, entered into a license agreement with Lilly pursuant to which Lilly granted Z33 an exclusive (even as to Lilly), royalty-bearing global license to develop, manufacture, and commercialize certain intellectual property owned by Lilly relating to its IL-33 compound. As consideration, the Company paid Lilly an upfront fee of $7.0 million. The acquisition was accounted for as an asset acquisition as substantially all of the fair value of the assets acquired is concentrated in a group of similar identifiable IPR&D assets. On the acquisition date, the compound licensed had not yet received regulatory approval and the in-process research and development did not have an alternative use.

Zura Bio Limited
Notes to Consolidated Financial Statements
December 31, 2022
Accordingly, the Company expensed the entire cost of the Lilly License as a component of research and development in the consolidated statement of operations during the period ended December 31, 2022.
As additional consideration for the Lilly License, Lilly will receive either 550,000 shares of JATT common stock upon the closing of the Business Combination (subject to certain lock-up provisions) or 4,702,867 shares of Z33 Series Seed Preferred Shares (the subsidiary redeemable preferred shares) if the Business Combination is not consummated (the research and development license consideration liability). The obligation to issue shares represents contingent consideration and is classified as a liability on the consolidated balance sheet (research and development license consideration liability). The liability is measured at fair value on the acquisition date and remeasured to fair value at each reporting date. As of December 31, 2022, the research and development license consideration liability was $2.6 million. The changes in fair value are recorded within research and development expense in the Company’s consolidated statement of operations. See Note 3 for further information on the change in fair value of the research and development license consideration liability.
As a finder’s fee in connection with arranging the acquisition, Z33 issued to Stone Peach Properties, LLC (“Stone Peach”) 4,900,222 shares of Z33 Series Seed Preferred Shares, which is included in the measurement of the cost of the acquired asset. Zura has the right, but not the obligation to purchase up to 50% of the Series Seed Preferred Shares issued to Stone Peach at a price per share of $2.448869 for a period of two years from the date of the agreement. Stone Peach has the right, but not the obligation to sell up to 50% of the Series Seed Preferred Shares issued to Stone Peach to Zura for a price per share of $2.040724. Stone Peach may exercise its option at any time between the first anniversary and the second anniversary of the transaction. See Note 11 for further information.
In addition to the consideration transferred on December 8, 2022, the Company is obligated to pay $3.0 million to Lilly upon the completion of a financing by the Company with gross proceeds exceeding $100 million. The Company is further obligated to make 10 commercial, development and regulatory milestone payments up to an aggregate of $155.0 million and sales milestone payments up to an aggregate of $440.0 million based on respective thresholds of net sales of products developed from the licensed compound. The Company will also pay an annual earned royalty to Lilly at a marginal royalty rate between in the mid-single to low-double digits (less than 20%), with increasing rates based on Net Sales in the respective calendar year, based on a percentage of sales within varying thresholds for a certain period of the year. The Company will account for these contingent payments when they become due. As of December 31, 2022, none of the contingent payments were due.
Note 6 — Convertible Preferred Shares and Shareholders’ Deficit
As of December 31, 2022, the Company was authorized to issue 17,437 Ordinary Shares with a par value of $0.001 per share and 125,000 shares of Series A-1 convertible preferred shares with a par value of $0.001 per share. The par value of the Company’s shares are stated at 0.001 GBP per share which approximates US $0.001, which is included on the Company’s consolidated balance sheet.
For the period ended December 31, 2022, the Company issued 3,547 Ordinary Shares for the exercise of stock options.
On March 22, 2022, the Company issued 100,000 shares of Series A-1 convertible preferred shares to Hana Immunotherapeutic LLC (“Hana”) for $10.0 million in cash and 25,000 shares of Series A-1 convertible preferred shares to Pfizer for the Agreement. See Note 5.
Series A-1 Convertible Preferred Shares Rights and Preferences
Conversion
Each share of Series A-1 convertible preferred shares is convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into such number shares of the Company’s Ordinary Shares, subject to adjustment.

Zura Bio Limited
Notes to Consolidated Financial Statements
December 31, 2022
Each share of Series A-1 convertible preferred shares will automatically be converted into a share of the Company’s Ordinary Shares, subject to adjustment, immediately upon the occurrence of an initial public offering with a gross aggregate subscription with respect to new Ordinary Shares of greater than $50.0 million. The Ordinary Shares resulting from this conversion will rank pari passu with the existing Ordinary Shares at the time of conversion.
Anti-Dilution
If the Company issues equity securities, other than pursuant to a share option plan, the Company shall issue such number of Series A-1 convertible preferred shares to Pfizer as necessary to maintain Pfizer’s ownership interest of 18%, until the Company raises in excess of $20.0 million in equity, where any capital raised above this threshold is not subject to anti-dilution. The anti-dilution provision expires upon an admission of the shares to trading on a recognized investment exchange where the gross aggregate subscription amount is greater than $50.0 million.
Dividends
The holders of shares of Series A-1 convertible preferred shares are entitled to receive dividends, of profits available for distribution as determined by the Company’s board of directors with the consent of the majority of the shareholders, payable on a pro rata, pari passu basis. No dividends have been declared by the Company’s board of directors.
Liquidation
In the event of any voluntary or involuntary liquidation or return of capital (other than a conversion, redemption or purchase of shares) of the Company, the holders of the Series A-1 convertible preferred shares are entitled to receive a liquidation preference prior to any distribution to the holders of Ordinary Shares in the amount $131 per share.
Voting Rights
The holders of the Series A-1 convertible preferred shares are entitled to one vote per share, unless the Series A-1 shares are convertible into a greater number of Ordinary Shares or the holders of Series A-1 convertible preferred shares are entitled to any anti-dilution shares, in which case the holders of Series A-1 convertible preferred shares are entitled to the number of votes that the holder would be entitled upon conversion to Ordinary Shares or after the issuance of the anti-dilution shares, respectively.
Redemption Rights
The Series A-1 convertible preferred shares are not mandatorily redeemable at the option of the holder.
Note 7 — Share-Based Compensation
On June 8, 2022, the Company’s board of directors approved two stock option plans, the UK Plan (the “UK Plan”) and the US Plan (the “US Plan”) (collectively, the “Option Plans”) which permit the granting of nonqualified share options to certain employees and directors. There are 13,889 shares of Ordinary Shares available for issuance under the Option Plans, of which 3,547 shares of Ordinary Shares are authorized for issuance under the US Plan (the “Authorized Shares”). As of December 31, 2022, there are 6,795 shares of Ordinary Shares available for issuance under the Option Plans.
UK Plan
On June 8, 2022, options to purchase 3,547 shares of the Company’s Ordinary Shares were subject to the rules of the UK Plan (the “UK Plan Options”). The UK Plan Options were granted outside of the

Zura Bio Limited
Notes to Consolidated Financial Statements
December 31, 2022
Authorized Shares. The UK Plan Options were awarded to certain employees and directors of the Company with a par value exercise price per share, which vest upon grant and have a ten-year contractual term. The fair value of the UK Plan Options was determined to be the fair value of the underlying Ordinary Shares on the date of grant of $83.13 as the UK Plan Options were vested upon grant and have a nominal exercise price. The underlying Ordinary Shares were valued using an option pricing model to allocate fair value to each equity class from the total fair value of shareholders’ equity, which was determined based on previous preferred share transactions. The fair value also considered the timing, probability, and potential value of a potential future exit event.
The Company’s stock option activity for the UK Plan for the period ended December 31, 2022 was as follows:
	Number of Options	Weighted Average Exercise Price (per share)	Weighted Average Remaining Contractual Life (in years)	Aggregate Intrinsic Value (in thousands)
Outstanding as of January 18, 2022 (date of inception)	—	$—	—	$—
Granted	3,547	—	9.4	295
Exercised	(3,547)	—		295
Outstanding as of December 31, 2022	—	$—	—	$—
Exercisable as of December 31, 2022	—	$—	—	$—
US Plan
On June 8, 2022, options to purchase 3,547 shares of the Company’s Ordinary Shares under the US Plan (the “US Plan Options”) were awarded to certain employees and directors of the Company with an exercise price per share of $90.50, which vest within a 4-year term and have a ten-year contractual life.
The fair value of US Plan Options are estimated on the date of grant using the Black-Scholes option pricing model. The Company is a private company and lacks company-specific historical and implied volatility information. Therefore, it estimates its expected share volatility based on the historical volatility of a publicly traded set of peer companies. Due to the lack of historical exercise history, the expected term of the Company’s stock options has been determined using the “simplified” method for awards. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. Expected dividend yield is zero based on the fact that the Company has never paid cash dividends and does not expect to pay any cash dividends in the foreseeable future.
The following weighted-average assumptions were used to estimate the fair value of the US Stock Options for the period ended December 31, 2022:
Risk-free interest rate	3.0%
Expected dividend yield	—
Expected term (years)	5.00 – 5.96
Expected volatility	95.1%
For the period ended December 31, 2022, the weighted-average grant date fair value of the US Options was $63.63.

Zura Bio Limited
Notes to Consolidated Financial Statements
December 31, 2022
The Company’s stock option activity for the US Plan for the period ended December 31, 2022 was as follows:
	Number of Options	Weighted Average Exercise Price (per share)	Weighted Average Remaining Contractual Life (in years)	Aggregate Intrinsic Value (in thousands)
Outstanding as of January 18, 2022 (date of inception)	—	$—	—	$—
Granted	3,547	90.5	9.4	—
Outstanding as of December 31, 2022	3,547	$90.5	9.4	$1,804
Exercisable as of December 31, 2022	601	$90.5	9.4	$306
The aggregate intrinsic value in the above table is calculated as the excess of the fair value of the Company’s Ordinary Shares above the exercise price of the stock options.
As of December 31, 2022, there was approximately $0.2 million of unrecognized compensation expense related to the stock options which will be recognized over the remaining weighted-average vesting term or approximately 3.29 years.
During the period ended December 31, 2022, the Company granted 422 PSOs under the US Plan, included in the table above, with a performance condition to vest upon a financing of $75.0 million or greater, excluding certain related party capital as defined in the grant agreement for the PSOs. As the performance conditions for the PSOs were not considered probable, no compensation expense related to these awards has been recorded for the period ended December 31, 2022.
UK Plan and US Plan
For the period ended December 31, 2022, the Company recorded share-based compensation expense of $0.3 million included in general and administrative expenses in the consolidated statement of operations.
Note 8 — Note Payable
On December 8, 2022, the Company received $7.6 million in net proceeds from the issuance of a promissory note (the “Note”) issued to Hydra, LLC (“Hydra”) with a face amount of $8.0 million. The Note accrues interest at 9% per annum. The maturity date of the Note is the earlier of (i) twelve months from the date of the Note or (ii) five business dates after the date on which the Company consummates the Business Acquisition. The proceeds from the Note were used to acquire the Lilly License. If the registration statement on Form S-4 relating to the Business Combination has not been declared effective by the SEC by February 15, 2023, or if the Business Combination is not consummated by March 31, 2023, Hydra has the right to accelerate the Note and receive an amount equal to 120% of the face amount of the Note, plus accrued interest. As of December 31, 2022, the Company was in compliance with all provisions of the Note. See Note 12 for further details.
The Company elected to account for the Note at fair value (Note 4). The Company recorded any changes in the fair value of the Note through other expense in the consolidated statement of operations.

Zura Bio Limited
Notes to Consolidated Financial Statements
December 31, 2022
Note 9 — Income Taxes
The components of loss before income taxes are as follows:
For the Period from January 18, 2022 (date of inception) to December 31, 2022
U.S. operations	$(15,253)
Non-U.S. operations	(12,080)
Total loss before income taxes	$(27,333)
Provision for income taxes
There is no provision for income taxes because the Company has incurred losses since its inception and maintains a full valuation allowance against its net deferred tax assets. The reported amount of income tax expense for the period differs from the amount that would result from applying the statutory tax rate to net loss before taxes primarily because of the change in valuation allowance.
Effective January 1, 2022, the Tax Cuts and Jobs Act of 2017 requires the Company to capitalize, and subsequently amortize R&D expense over five years for research activities conducted in the U.S. and over fifteen years for research activities conducted outside of the U.S. Since the Company continues to be in a loss position, there is no impact to taxes payable. The state of California does not conform to the federal capitalization requirements, allowing the Company to continue to currently deduct the capitalized R&D costs in California.
Deferred tax assets and valuation allowance
Deferred tax assets reflect the tax effects of the Company’s loss carryforwards and temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. As of December 31, 2022, the Company had $6.3 million of UK loss carryforwards which can be carried forward indefinitely. As of December 31, 2022, the Company has Federal and state net operating loss carryforwards of $0.4 million and $0.6 million, respectively, The Federal losses can be carried forward indefinitely and the state losses expire in 2042. Under the Tax Cut and Jobs Act, NOL carryforwards arising in tax years beginning after December 31, 2021, are limited to 80% of taxable income.
The net operating loss carry forwards are subject to review and possible adjustment by the U.S. and state tax authorities. NOL carry forwards may become subject to an annual limitation in the event of certain cumulative changes in the ownership interest of significant shareholders, as defined under Section 382 Internal Revenue Code. This could limit the amount of net operating losses that the Company can utilize annually to offset future taxable income or tax liabilities. As of December 31, 2022, the Company has not performed such an analysis evaluating the potential limitation of the Company’s net operating loss carry forwards due to the “change in ownership” provisions as defined under Sections 382 and 383 of the Internal Revenue Code. Subsequent ownership changes and proposed future changes to tax rules in respect of the utilization of losses carried forward may further affect the limitation in future years.

Zura Bio Limited
Notes to Consolidated Financial Statements
December 31, 2022
A reconciliation of the U.S. statutory federal income tax rate to the Company’s effective tax rate was as follows:
For the Period from January 18, 2022 (date of inception) to December 31, 2022
Statutory income tax rate	21.0%
Statutory income taxes, net of federal benefit	3.9%
Permanent differences	(0.2)%
Impact of non-U.S. earnings	(1.2)%
Change in valuation allowance	(23.5)%
Income tax provision (benefit)	—%
The significant components of the Company’s net deferred tax asset were as follows (in thousands):
December 31, 2022
Deferred tax assets:
Net operating loss carryforward	$1,309
Accrued expenses and other	39
Capitalized research and development	51
Intangible assets acquired	5,020
Total deferred income tax assets	6,419
Valuation allowance	(6,419)
Total deferred income tax assets, net	$—
The Company’s initial tax year was the period ended December 31, 2022, which remains open for the assessment of income taxes.
Note 10 — Commitments and Contingencies
Litigation
The Company is not a party to any material legal proceedings and is not aware of any pending or threatened claims. From time to time, the Company may be subject to various legal proceedings and claims that arise in the ordinary course of its business activities.
Note 11 — Redeemable Noncontrolling Interest
As a finder’s fee for the Lilly License, the Company’s consolidated subsidiary Z33 issued 4,900,222 shares of Z33 Series Seed Preferred Shares. Zura has the right, but not the obligation to purchase up to 50% of the Series Seed Preferred Shares issued to Stone Peach at a price per share of $2.448869 for a period of two years from the date of the agreement. Stone Peach has the right, but not the obligation to sell up to 50% of the Series Seed Preferred Shares issued to Stone Peach to Zura for a price per share of $2.040724 (the “Put Option”). Stone Peach may exercise its option at any time between the first anniversary and the second anniversary of the transaction. As it is not possible to specifically identify the shares that may be redeemed by exercising the Put Option, and the applicable unit of account is each share, the Company assessed that each share must be considered redeemable until the exercise or the expiration of the Put Option. Accordingly, the Z33 Series Seed Preferred Shares issued to Stone Peach represents redeemable noncontrolling interest.

Zura Bio Limited
Notes to Consolidated Financial Statements
December 31, 2022
The redeemable noncontrolling interest is recognized at the higher of (1) its initial fair value plus accumulated earnings/losses associated with the noncontrolling interest or (2) the redemption value as of the balance sheet date. As of December 31, 2022, the redeemable noncontrolling interest balance was the redemption value of $10.0 million.
Note 12 — Subsequent Events
The Company has evaluated subsequent events and transactions that occurred up to the date that these consolidated financial statements were issued. Except for the matters disclosed below, no additional subsequent events had occurred that would require recognition or disclosure in these consolidated financial statements.
Under the terms of the Note agreement with Hydra, Hydra had the right to accelerate the Note and receive an amount equal to 120% of the Principal Amount because the registration statement on Form S-4 relating to the Business Combination was not declared effective by the SEC on or before February 15, 2023. On March 8, 2023, the Company and Hydra signed a limited waiver letter under the Note, pursuant to which Hydra agreed to waive its acceleration right in consideration of Zura paying to Hydra 125% of the Principal Amount (equal to $10.0 million in the aggregate). The Note was repaid on March 20, 2023, upon the consummation of the Business Combination.
Prior to consummation of the Business Combination in March 2023, the Company granted options to purchase 14,420 Ordinary Shares to certain employees, executives, and directors. In addition, the Company awarded 4,626 restricted stock units (“RSUs”) to a director of the Company. As a result of these transactions and the Company’s contractual commitments under an anti-dilution provision, the Company issued 2,479 Series A-1 convertible preferred shares to an existing shareholder.
On March 20, 2023, the Company consummated the Business Combination pursuant to the terms of the business combination agreement, dates as of June 16, 2022 (as amended on September 20, 2022, November 14, 2022 and January 13, 2023). The Business Combination, together with the PIPE financing, the forward purchase agreement, and the sale of the backstop purchase shares, generated approximately $65.0 million. In connection with the Business Combination, all outstanding Series A-1 Convertible Preferred shares, Ordinary Shares, and options to purchase Ordinary Shares of the Company were converted into common stock, or options to purchase common stock of JATT.

Zura Bio Limited
Condensed Consolidated Balance Sheets
(In thousands, except share data)
	June 30, 2023	December 31, 2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$112,802	$1,567
Prepaid expenses and other current assets	530	209
Total current assets	113,332	1,776
Deferred offering costs	—	3,486
Total assets	$113,332	$5,262
Liabilities, Convertible Preferred Shares, Redeemable Noncontrolling Interest and Shareholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$19,940	$4,428
Note payable	—	7,756
Research and development license consideration liability	—	2,634
Total current liabilities	19,940	14,818
Private placement warrants	2,069	—
Total liabilities	22,009	14,818
Commitments and contingencies (Note 11)
Convertible preferred shares
Series A-1 convertible preferred shares, $0.001 par value, -0- and 13,510,415 shares authorized, issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	—	12,500
Redeemable noncontrolling interest	20,875	10,000
Shareholders’ Equity (Deficit):
Preferred shares, $0.0001 par value, 1,000,000 and -0- authorized as of June 30, 2023 and December 31, 2022, respectively; -0- issued and outstanding as of June 30, 2023 and December 31, 2022	—	—
Class A Ordinary shares, $0.0001 par value, 300,000,000 authorized, 43,093,685 issued and outstanding as of June 30, 2023; 1,884,649 authorized, 383,479 issued and outstanding as of December 31, 2022	4	—
Additional paid-in capital	155,654	—
Accumulated deficit	(86,751)	(32,056)
Total Zura Bio Limited shareholders’ equity (deficit)	68,907	(32,056)
Noncontrolling interest	1,541	—
Total shareholders’ equity (deficit)	70,448	(32,056)
Total liabilities, convertible preferred shares, redeemable noncontrolling interest and shareholders’ equity (deficit)	$113,332	$5,262
See accompanying notes to unaudited condensed consolidated financial statements.

Zura Bio Limited
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,	For the Period from January 18, 2022 (date of inception) to June 30,
	2023	2022	2023	2022
Operating expenses:
Research and development	$28,230	$85	$33,114	$7,585
General and administrative	5,675	842	8,510	1,161
Total operating expenses	33,905	927	41,624	8,746
Loss from operations	(33,905)	(927)	(41,624)	(8,746)
Other expense/(income), net:
Other income, net	(412)	(2)	(403)	(2)
Change in fair value of private placement warrants	532	—	355	—
Change in fair value of note payable	—	—	2,244	—
Total other expense/(income), net	120	(2)	2,196	(2)
Loss before income taxes	(34,025)	(925)	(43,820)	(8,744)
Income tax benefit	—	—	—	—
Net loss before redeemable noncontrolling interest	(34,025)	(925)	(43,820)	(8,744)
Net loss attributable to redeemable noncontrolling interest	—	—	203	—
Net loss	(34,025)	(925)	(43,617)	(8,744)
Adjustment to Zura subsidiary’s preferred stock to redemption	—	—	(203)	—
Deemed dividend to redeemable noncontrolling interest	(10,875)	—	(10,875)	—
Net loss attributable to Class A Ordinary Shareholders of Zura	$(44,900)	$(925)	$(54,695)	$(8,744)
Net loss per share attributable to Class A Ordinary Shareholders of Zura, basic and diluted	$(1.31)	$(9.54)	$(2.88)	$(162.30)
Weighted-average Class A Ordinary Shares used in computing net loss per share attributable to Class A Ordinary Shareholders of Zura, basic and diluted	34,303,125	97,004	19,012,464	53,874
See accompanying notes to unaudited condensed consolidated financial statements.

Zura Bio Limited
Condensed Consolidated Statements of Changes in Convertible Preferred Shares, Redeemable Noncontrolling Interest and Shareholders’ Equity (Deficit)
(Unaudited)
(In thousands, except share data)
	Redeemable Noncontrolling Interest	Convertible Preferred Shares(1)		Class A Ordinary Shares(1)		Additional Paid-in Capital	Accumulated Deficit	Noncontrolling interest	Total Shareholders’ Equity (Deficit)
		Shares	Amount	Shares	Amount
Balance as of December 31, 2022	$10,000	125,000	$12,500	3,548	$—	$—	$(32,056)	$—	$(32,056)
Recapitalization	—	13,385,415	—	276,172	—	—	—	—	—
Balance as of December 31, 2022	10,000	13,510,415	12,500	279,720	—	—	(32,056)	—	(32,056)
Issuance of Series A-1 convertible preferred shares as license compensation	—	267,939	2,186	—	—	—	—	—	—
Conversion of Series A-1 convertible preferred shares to Class A Ordinary Shares in connection with Business Combination	—	(13,778,354)	(14,686)	13,778,354	2	14,684	—	—	14,686
Issuance of Class A Ordinary Shares in connection with Business Combination, including PIPE Investment, Forward Purchase Investment, and Backstop Shares, net of $4.0 million of transaction costs	—	—	—	12,444,081	1	48,350	—	—	48,351
Issuance of Class A Ordinary Shares to settle research and development license consideration liability	—	—	—	550,000	—	4,488	—	—	4,488
Reclassification of public warrant liability to equity	—	—	—	—	—	2,001	—	—	2,001
Issuance of Class A Ordinary Shares in connection with April 2023 Private Placement, net of $9.8 million of transaction costs	—	—	—	15,041,530	1	54,133	—	—	54,134
Issuance of Pre-Funded Warrants in connection with April 2023 Private Placement	—	—	—	—	—	16,070	—	—	16,070
Issuance of Class A Ordinary Shares to Lilly in connection with 2023 Lilly License	—	—	—	1,000,000	—	7,840	—	—	7,840
Share-based compensation	—	—	—	—	—	8,088	—	—	8,088
Net loss	(203)	—	—	—	—	—	(43,617)	—	(43,617)
Accretion of redeemable noncontrolling interest to redemption value	203	—	—	—	—	—	(203)	—	(203)
Stone Peach Call Right issued to noncontrolling interest	—	—	—	—	—	—	—	1,541	1,541
Deemed dividend to redeemable noncontrolling interest	10,875	—	—	—	—	—	(10,875)	—	(10,875)
Balance as of June 30, 2023	$20,875	—	$—	43,093,685	$4	$155,654	$(86,751)	$1,541	$70,448
Balance as of January 18, 2022 (date of inception)	$—	—	$—	—	$—	$—	$—	$—	$—
Issuance of Class A Ordinary Share at inception	—	—	—	108	—	—	—	—	—
Issuance of Series A-1 convertible preferred shares for cash	—	10,808,332	10,000	—	—	—	—	—	—
Issuance of Series A-1 convertible preferred shares for license	—	2,702,083	2,500	—	—	—	—	—	—
Exercise of stock options	—	—	—	383,372	—	—	—	—	—
Share-based compensation	—	—	—	—	—	309	—	—	309
Net loss	—	—	—	—	—	—	(8,744)	—	(8,744)
Balance as of June 30, 2022	$—	13,510,415	$12,500	383,480	$—	$309	$(8,744)	$—	$(8,435)
See accompanying notes to unaudited condensed consolidated financial statements.

Zura Bio Limited
Condensed Consolidated Statements of Changes in Convertible Preferred Shares, Redeemable Noncontrolling Interest and Shareholders’ Equity (Deficit) (continued)
(Unaudited)
(In thousands, except share data)
	Redeemable Noncontrolling Interest	Convertible Preferred Shares(1)		Class A Ordinary Shares(1)		Additional Paid-in Capital	Accumulated Deficit	Noncontrolling interest	Total Shareholders’ Deficit
		Shares	Amount	Shares	Amount
Balance as of March 31, 2023	$10,000	—	$—	27,052,155	$3	$69,703	$(41,851)	—	$27,855
Issuance of Class A Ordinary Shares in connection with April 2023 Private Placement, net of $9.8 million of transaction costs	—	—	—	15,041,530	1	54,133	—	—	54,134
Issuance of Pre-Funded Warrants in connection with April 2023 Private Placement	—	—	—	—	—	16,070	—	—	16,070
Issuance of Class A Ordinary Shares to Lilly in connection with 2023 Lilly License	—	—	—	1,000,000	—	7,840	—	—	7,840
Share-based compensation	—	—	—	—	—	7,908	—	—	7,908
Net loss	—	—	—	—	—	—	(34,025)	—	(34,025)
Stone Peach Call Right issued to noncontrolling interest	—	—	—	—	—	—	—	1,541	1,541
Deemed dividend to redeemable noncontrolling interest	10,875	—	—	—	—	—	(10,875)	—	(10,875)
Balance as of June 30, 2023	$20,875	—	$—	43,093,685	$4	$155,654	$(86,751)	$1,541	$70,448
Balance as of March 31, 2022	$—	13,510,415	$12,500	108	$—	$—	$(7,819)	—	$(7,819)
Exercise of stock options	—	—	—	383,372	—	—	—	—	—
Share-based compensation	—	—	—	—	—	309	—	—	309
Net loss	—	—	—	—	—	—	(925)	—	(925)
Balance as of June 30, 2022	$—	—	$—	383,480	$—	$309	$(8,744)	—	$(8,435)

(1)
The Company’s convertible preferred shares and Class A Ordinary Shares prior to the closing of the Business Combination (as defined in Note 1) have been retroactively restated to reflect the exchange ratio of approximately 108.083 established in the Business Combination Agreement as described in Note 3.

See accompanying notes to unaudited condensed consolidated financial statements.

Zura Bio Limited
Condensed Consolidated Statements of Cash Flows
(Unaudited) (In thousands)
	For the Six Months Ended June 30, 2023	For the Period from January 18, 2022 (date of inception) to June 30, 2022
Cash flows from operating activities
Net loss before redeemable noncontrolling interest	$(43,820)	$(8,744)
Adjustments to reconcile net loss to net cash used in operating activities:
Research and development acquired license	27,381	7,500
Anti-dilution share issuance compensation	2,186	—
Share-based compensation expense	2,498	309
Change in fair value note payable	2,244	—
Change in fair value of share-based payment liability	1,854	—
Change in fair value of private placement warrants	355	—
Foreign exchange transaction loss	(401)	—
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(321)	(24)
Accounts payable and accrued expenses	(406)	371
Net cash used in operating activities	(8,430)	(588)
Cash flows from investing activities
Purchase of research and development license	(5,750)	(5,000)
Net cash used in investing activities	(5,750)	(5,000)
Cash flows from financing activities
Proceeds from issuance of Series A-1 convertible preferred shares	—	10,000
Proceeds from issuance of Ordinary Shares in connection with April 2023 Private Placement, net of $0.1 million of transaction costs	63,846	—
Proceeds from issuance of Class A Ordinary Shares upon Closing of Business Combination	56,683	—
Proceeds from issuance of Pre-Funded Warrants in connection with April 2023 Private Placement	16,070	—
Settlement of note payable	(10,000)	—
Payment of deferred transaction costs	(1,184)	—
Net cash provided by financing activities	125,415	10,000
Net increase in cash and cash equivalents	111,235	4,412
Cash and cash equivalents, beginning of period	1,567	—
Cash and cash equivalents, ending of period	$112,802	$4,412
Supplemental Disclosure
Cash paid for taxes	$—	$—
Cash paid for interest	$—	$—
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Issuance of Series A-1 convertible preferred shares for license	$—	$2,500
Conversion of Series A-1 convertible preferred shares for Class A Ordinary Shares	$14,686	$—
Accrued 2023 Lilly License consideration	$12,250	$—
Non-cash transfers to redeemable noncontrolling interest	$10,875	$—
Issuance of Class A Ordinary shares for 2023 Lilly License	$7,840	$—
Share-based equity issuance costs	$5,590	$—
Settlement of research and development license consideration liability	$4,488	$—
Transaction costs include in accounts payable and accrued expenses	$4,122	$1,144
Reclassification of deferred offering costs to additional paid-in capital	$4,015	$—
Assumption of public and private placement warrants in connection with Business Combination	$3,715	$—
Reclassification of public warrant liability to equity	$2,001	$—
Issuance of Call Right to noncontrolling interest	$1,541	$—
See accompanying notes to unaudited condensed consolidated financial statements.

Zura Bio Limited
Notes to Unaudited Condensed Consolidated Financial Statements
(In thousands, except share and per share data)
1.
Organization and Description of Business

Zura Bio Limited, a Cayman Islands exempted company, formerly known as JATT Acquisition Corp (“JATT”), together with its subsidiaries (collectively, the “Company” or “Zura” or “Zura Bio”), is a clinical-stage biotechnology company advancing immunology assets into Phase 2 development programs, including ZB-168, a fully anti-IL7Ra monoclonal antibody, which it has licensed from Pfizer, Inc. (“Pfizer”), as well as torudokimab, a high affinity monoclonal antibody, and ZB-106, a bispecific antibody relating to IL-17 and BAFF, which it has licensed from Eli Lilly and Company (“Lilly”). The Company’s accounting predecessor, Zura Bio Limited (herein referred to as “Legacy Zura”), was formed in the United Kingdom (“UK”) on January 18, 2022 (“Inception”).
Business Combination
On March 20, 2023 (the “Closing Date”), the Company consummated the previously announced business combination (the “Business Combination”), pursuant to the terms of a business combination agreement (the “Business Combination Agreement”), dated as of June 16, 2022 (as amended on September 20, 2022, November 14, 2022, and January 13, 2023), by and among JATT, JATT Merger Sub, JATT Merger Sub 2, Zura Bio Holdings Ltd. (“Holdco”), and Legacy Zura. Pursuant to the Business Combination Agreement, (a) before the closing of the Business Combination, Holdco was established as a new holding company of Legacy Zura and became a party to the Business Combination Agreement; and (b) on the Closing, in sequential order: (i) Merger Sub merged with and into Holdco, with Holdco continuing as the surviving company and a wholly owned subsidiary of JATT; (ii) immediately following the Merger, Holdco merged with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving company and a wholly owned subsidiary of JATT; and (iii) JATT changed its name to “Zura Bio Limited”.
The Business Combination has been accounted for as a reverse recapitalization, with Legacy Zura being the accounting acquirer and JATT as the acquired company for accounting purposes. Accordingly, all historical financial information presented in the unaudited condensed consolidated financial statements represent the accounts of Legacy Zura. The shares and net loss per share attributable to ordinary shareholders of Legacy Zura prior to the Closing Date have been retroactively restated as shares reflecting the exchange ratio established in the Business Combination Agreement.
Prior to the Business Combination, JATT’s public shares, public warrants, and public units were listed on the New York Stock Exchange (“NYSE”) under the symbols “JATT,” “JATT.WS,” and “JATT.U,” respectively. On March 20, 2023, the Company’s Class A ordinary shares (“Class A Ordinary Shares”) and public warrants began trading on the Nasdaq under the symbols “ZURA” and “ZURAW,” respectively. See Note 3, Recapitalization for additional details.
Emerging Growth Company Status
The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company has elected to use the extended transition period for complying with new or revised accounting standards, and as a result of this election, the consolidated financial statements may not be comparable to companies that comply with public company Financial Accounting Standards Board (“FASB”) standards’ effective dates. The Company may take advantage of these exemptions up until the last day of the fiscal year following the fifth anniversary of an offering or such earlier time that it is no longer an emerging growth company.
Change in Fiscal Year End
On November 18, 2022, the Board of Directors approved a change in the Company’s fiscal year end from March 31 to December 31. The Company’s 2022 fiscal year began at the Company’s inception on January 18, 2022, and ended on December 31, 2022.

The change in fiscal year end also applies retrospectively to all previously issued financial statements for the periods ended March 31, 2022, June 30, 2022, and September 30, 2022.
Liquidity
The Company has incurred operating losses since inception and expects to continue to incur significant operating losses for the foreseeable future and may never become profitable. The Company has an accumulated deficit of $86.8 million and $32.1 million as of June 30, 2023 and December 31, 2022, respectively, and a net loss of $34.0 million and $0.9 million for the three months ended June 30, 2023 and 2022, and a net loss of $43.6 million and $8.7 million for the six months ended June 30, 2023 and the period ended June 30, 2022. The Company’s existing sources of liquidity as of June 30, 2023 includes $112.8 million in cash and cash equivalents.
Prior to the Business Combination, the Company historically funded operations primarily with issuances of convertible preferred shares and a promissory note. Upon the closing of the Business Combination, the Company received $56.7 million in net cash proceeds. Additionally, the Company received $79.9 million in net cash proceeds in connection with April 2023 Private Placement. The Company’s cash requirements include, but are not limited to, product manufacturing costs and working capital requirements. The Company expects such operating losses and negative cash flows from operations will continue but has sufficient liquidity to fund its operations over the next twelve months.
2.
Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation
The Company’s unaudited condensed consolidated financial statements (the “condensed consolidated financial statements”) have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include the accounts of its consolidated subsidiaries. Other shareholders’ interests in the Company’s subsidiaries, Z33 Bio, Inc. (“Z33”) and ZB17 LLC (“ZB17”), are shown in the condensed consolidated financial statements as redeemable noncontrolling interest and noncontrolling interest, respectively. All intercompany balances and transactions have been eliminated in consolidation.
These condensed consolidated financial statements have been prepared in accordance with U.S. GAAP applicable to interim financial statements. These financial statements are presented in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) and do not include all disclosures normally required in annual consolidated financial statements prepared in accordance with U.S. GAAP. As such, the information included herein should be read in conjunction with Legacy Zura’s consolidated financial statements and accompanying notes as of December 31, 2022 and for the period from January 18, 2022 (date of inception) to December 31, 2022 (the “audited consolidated financial statements”) that were included in the Company’s Form 8-K filed with the SEC on April 6, 2023. In management’s opinion, these unaudited condensed consolidated financial statements have been prepared on the same basis as the annual consolidated financial statements, except for the impact of the recapitalization as described in Note 3, and reflect all adjustments, which include normal recurring adjustments, necessary for the fair statement of the Company’s financial position as of June 30, 2023 and the results of operations for the three months ended June 30, 2023 and 2022 and for the six months ended June 30, 2023 and the period ended June 30, 2022. The results of operations for the six months ended June 30, 2023 are not necessarily indicative of the results to be expected for the full year ending December 31, 2023 or any other future interim or annual period.
Significant Accounting Policies
Except for the addition of the Business Combination, the addition of public warrants, private placement warrants, and pre-funded warrants (collectively, the “Warrants”), and the addition of stock options with market-based performance conditions, there have been no significant changes in the Company’s significant accounting policies from those that were disclosed in Note 2, Summary of Significant Accounting Policies, included in the Company’s audited consolidated financial statements that were included in the Company’s Current Report on Form 8-K filed with the SEC on April 6, 2023.

Use of Estimates
The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements, as well as the reported amounts of expenses during the reporting period. Actual results could differ from those estimates. Significant estimates and assumptions reflected in the condensed consolidated financial statements relate to and include, but are not limited to, the fair value of Class A Ordinary Shares and other assumptions used to measure share-based compensation, the fair value of redeemable noncontrolling interest, the fair value of share-based consideration transferred for acquired assets, the fair value of contingent consideration, the fair value of the private placement warrants, and the fair value of the note payable.
Risks and Uncertainties
The Company is subject to risks common to early-stage companies in the biotechnology industry, including, but not limited to, development by the Company or its competitors of technological innovations, risks of failure of clinical studies, dependence on key personnel, protection of proprietary technology, compliance with government regulations, and ability to transition from preclinical manufacturing to commercial production of products.
The Company’s future product candidates will require approvals from the U.S. Food and Drug Administration (“FDA”) and comparable foreign regulatory agencies prior to commercial sales in their respective jurisdictions. There can be no assurance that any product candidates will receive the necessary approvals. If the Company was denied approval, approval was delayed or the Company was unable to maintain approval for any product candidate, it could have a material adverse impact on the Company.
On March 10, 2023, Silicon Valley Bank became insolvent. State regulators closed the bank and the Federal Deposit Insurance Corporation (“FDIC”) was appointed as its receiver. The Company held deposits with this bank. As a result of the actions by the FDIC, the Company’s insured and uninsured deposits have been restored.
The Company has significant cash balances at financial institutions which throughout the year regularly exceed the federally insured limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.
Warrants
As part of the Business Combination, the Company assumed JATT’s public warrant and private placement warrant liabilities. The public warrants were reclassified to equity following the Business Combination.
As part of the April 2023 Private Placement, the Company sold pre-funded warrants (the “Pre-Funded Warrants”) to certain accredited investors. The Pre-Funded Warrants were classified as equity instruments.
Classification of the public and pre-funded warrants as equity instruments and the private placement warrants as liability instruments is based on management’s analysis of the guidance in ASC 815. The Company measures the private placement warrant liability at fair value each reporting period with the change in fair value recorded as other (expense) income in the condensed consolidated statements of operations. The Company measured the public warrants at the fair value of the equity instruments as of the Closing Date of the Business Combination. The Company measured the pre-funded warrants at the fair value of the equity instruments as of the date of the April 2023 Private Placement. See Note 8 for additional information.
Net Loss Per Share
Basic net loss per share is computed by dividing net loss attributable to Class A Ordinary Shareholders by the weighted-average number of Class A Ordinary Shares outstanding during the period. Diluted net loss per share excludes the potential impact of the Company’s convertible preferred shares and options to purchase Class A Ordinary Shares because their effect would be anti-dilutive due to the Company’s net loss for the period presented. Since the Company had a net loss in the period presented, basic and diluted net loss per share are the same.
The table below provides potentially dilutive securities not included in the calculation of the diluted net loss per share because to do so would be anti-dilutive:
	June 30, 2023	June 30, 2022
Convertible preferred shares	—	13,510,415
Shares issuable upon exercise of the Warrants to purchase Class A Ordinary Shares	12,809,996	—
Shares issuable upon exercise of options to purchase Class A Ordinary Shares	5,681,471	383,371
Shares issuable upon exercise of Z33 Series Seed Preferred Shares call option	2,000,000	—
Restricted share units	1,398,011	—
Total	21,889,478	13,893,786
Shares issuable upon the exercise of performance-based share options (“PSOs”) are excluded from the calculation of diluted net loss per share until the Company’s management deems it probable that the performance conditions will be satisfied.
Recent Accounting Pronouncements
In June 2022, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2022-03, Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions, which clarifies the guidance of measuring the fair value of equity securities subject to contractual restrictions that prohibit the sale of the equity securities. The Company early adopted this standard effective January 1, 2023. The adoption of this standard did not have a material effect on our condensed consolidated financial statements and related disclosures.
3.
Recapitalization

As discussed in Note 1, Organization and Description of Business, on the Closing Date, JATT completed the acquisition of Legacy Zura and acquired 100% of Legacy Zura’s shares and Legacy Zura received proceeds of $56.7 million which includes proceeds from issuance of Class A Ordinary Shares upon the consummation of the Business Combination, including the Redemption Backstop shares (as defined below), proceeds from the PIPE investment (as defined below), and proceeds from the Forward Purchase Agreement (as defined below). The Company recorded $4.0 million of transaction costs, which consisted of legal, accounting, and other professional services directly related to the Business Combination. These costs were included in additional paid-in capital on the Company’s condensed consolidated balance sheet. On the Closing Date, each holder of Legacy Zura’s ordinary shares received approximately 108.083 shares of the Company’s Class A Ordinary Shares, par value $0.0001 per share. See Note 7 for additional details of the Company’s shareholders’ equity (deficit) prior to and subsequent to the Business Combination.
All equity awards of Legacy Zura were assumed by the Company and converted into comparable equity awards that are settled or exercisable for shares of the Company’s Class A Ordinary Shares. As a result, each outstanding share option was converted into an option exercisable for the Company’s Class A Ordinary Shares based on an exchange ratio of approximately 108.083 and each outstanding restricted share unit was converted into restricted units of the Company that, upon vesting, will be settled for the Company’s Class A Ordinary Shares based on an exchange ratio of approximately 108.083.
Each public and private placement warrant of JATT that was unexercised at the time of the Business Combination was assumed by the Company and represents the right to purchase one Class A Ordinary Share upon exercise of such warrant. Refer to Note 2 and Note 8 for further details.

The Business Combination was accounted for as a reverse recapitalization with Legacy Zura as the accounting acquirer and JATT as the acquired company for accounting purposes. Legacy Zura was determined to be the accounting acquirer since Legacy Zura’s shareholders as a group prior to the Business Combination held the majority voting interest in the combined entity, Legacy Zura’s shareholders appointed 4 out of the 7 directors of the combined Board of Directors, Legacy Zura’s management holds certain key positions in the management of the combined entity, and Legacy Zura is the largest of the combining entities based on historical operating activity and comprises all of the ongoing operations. Accordingly, all historical financial information presented in these condensed consolidated financial statements represents the accounts of Legacy Zura. Net assets were stated at historical cost consistent with the treatment of the transaction as a reverse recapitalization of Legacy Zura. The Company’s convertible preferred shares and Class A Ordinary Shares prior to the closing of the Business Combination (as defined in Note 1) have been retroactively restated to reflect the exchange ratio of approximately 108.083 established in the Business Combination Agreement.
The number of Class A Ordinary Shares issued and outstanding immediately following the Business Combination on March 20, 2023 was:
	Shares	%
JATT Public shareholders	182,498	0.7%
Zura shares issued – 2022 Lilly license	550,000	2.0%
Redemption Backstop	1,301,633	4.8%
Redemption Backstop Consideration	2,500,000	9.2%
JATT Founders	3,450,000	12.8%
PIPE Investment	2,009,950	7.4%
Forward Purchase Agreement	3,000,000	11.1%
Legacy Zura Equityholders	14,058,074	52.0%
Total shares outstanding	27,052,155	100.0%
PIPE Investment
Concurrently with the execution of the Business Combination Agreement, JATT entered into subscription agreements with certain “accredited investors” (as defined by Rule 501 of Regulation D) (the “PIPE Investors”) on June 16, 2022, as amended on November 25, 2022, (the “Ewon PIPE Subscription Agreement”) and March 13, 2023 (the “Eugene PIPE Subscription Agreement”), pursuant to which the PIPE Investors collectively subscribed for and agreed to purchase an aggregate of 2,009,950 JATT Class A Ordinary Shares at a purchase price of $10.00 per share for $20,099,500.
Forward Purchase Agreement and Redemption Backstop
On January 27, 2022, JATT entered into an Amended Forward Purchase Agreement (the “Forward Purchase Agreement”) with two institutional investors (the “FPA Investors”) providing that at the Closing of the Business Combination: (i) the purchasers will purchase an aggregate of 3,000,000 Class A Ordinary Shares at $10 per share for $30,000,000; and (ii) the purchase of, in a binding redemption backstop (the “Redemption Backstop”), up to an additional $15 million of Class A Ordinary Shares in the event that public Class A Ordinary Share redemptions are greater than 90% in connection with the Business Combination (the “Excess Redemptions”). On the Closing Date, FPA Investors purchased 1,301,633 JATT Class A Ordinary Shares at $10 per share for $13,016,330. In addition, the FPA Investors were issued an additional 2,500,000 Class A Ordinary Shares (“Redemption Backstop Consideration”) for no additional consideration.
4.
Fair Value Measurements

The Company measures certain financial assets and liabilities at fair value on a recurring basis. The Company determines fair value based upon the exit price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants, as determined by either the principal market or the most advantageous market. Inputs used in the valuation techniques to derive fair values are classified based on a three-level hierarchy. These levels are:
Level 1:   Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date;
Level 2:   Inputs are observable, unadjusted quoted prices in active markets for similar assets or liabilities, unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities; and
Level 3:   Unobservable inputs that are significant to the measurement of the fair value of the assets or liabilities that are supported by little or no market data.
Financial instruments consist of cash and cash equivalents, prepaid and other current assets, accounts payable and accrued expenses, note payable, private placement warrants, and research and development license consideration. The carrying values of the Company’s cash and cash equivalents, prepaid and other current assets, and accounts payable and accrued expenses approximate their fair value due to the short-term maturity of these instruments.
The following table presents information about the Company’s financial assets and liabilities measured at fair value on a recurring basis as of June 30, 2023 and December 31, 2022, and the fair value hierarchy of the valuation techniques utilized.
	June 30, 2023
	Level 1	Level 2	Level 3	Total
Financial assets:
Cash equivalents	$112,580	$—	$—	$112,580
Financial liabilities:
Private placement warrants	$—	$2,069	$—	$2,069
	December 31, 2022
	Level 1	Level 2	Level 3	Total
Financial liabilities:
Note payable	$—	$—	$7,756	$7,756
Research and development license consideration	$—	$—	$2,634	$2,634
There were no transfers into or out of Level 1, Level 2, or Level 3 during the three and six months ended June 30, 2023 and the period ended December 31, 2022.
Note payable
The Company elected the fair value option to account for its Note payable to Hydra, LLC (see Note 10). The fair value of the Note payable at issuance was measured as the cash proceeds from the Note. The fair value of the Note payable subsequent to issuance was estimated using the probability-weighted expected return method (“PWERM”), whereby the total settlement obligation under the Note was determined based on the amounts payable to Hydra under various scenarios. The PWERM’s output is determined based on inputs not observable in the market, which represented a Level 3 measurement within the fair value hierarchy. The PWERM contemplated three scenarios: i) the Company consummates the Business Combination without triggering an event of default, ii) the Company triggers an event of default, and consummates the Business Combination, and iii) the Company does not consummate the Business Combination. The settlement value of each scenario was determined using a discounted cash flow model. Significant estimates in the cash flow model include the discount rate and time to repayment. As of December 31, 2022, the weighted average discount rate was 9.0%, and the weighted average time to repayment was 0.6 years, each weighted by the probability of the scenario. Upon the Closing Date of the Business

Combination, the Note was remeasured to the settlement value and subsequently repaid for a total of $10.0 million. The following table provides a summary of changes in the estimated fair value of the Note:
For the Six Months Ended June 30, 2023
Balance at December 31, 2022	$7,756
Remeasurement of the Note to settlement value upon the Closing of the Business Combination	2,244
Settlement of the Note	(10,000)
Balance at June 30, 2023	$—
The Company recorded a loss on remeasurement of the Note of $2.2 million for the six months ended June 30, 2023 within change in fair value of note payable on the condensed consolidated statement of operations.
Research and development license consideration
As consideration for the 2022 Lilly License (see Note 6), Lilly agreed to receive either 550,000 Zura Class A Ordinary Shares upon the closing of the Business Combination (subject to certain lock-up provisions) or 4,702,867 shares of Z33 Series Seed Preferred Shares (the subsidiary redeemable preferred shares) if the Business Combination was not consummated. As of December 31, 2022, the arrangement was liability classified and remeasured at fair value at each reporting date (the research and development license consideration liability). The fair value of the research and development license consideration liability was estimated using the PWERM, whereby the total settlement obligation was determined based upon the fair value of the JATT Class A Ordinary Shares, the Z33 Series Seed Preferred Shares, and the probability of the consummation of the Business Combination. As certain of the inputs to the PWERM are not observable in the market, the research and development license consideration liability represented a Level 3 measurement within the fair value hierarchy. As of December 31, 2022, the fair value of JATT Class A Ordinary Shares was determined to be $7.66 per share, a discount to the trading price due to the shares being subject to a lock-up provision. As of December 31, 2022, the fair value of Z33 Series Seed Preferred Shares was determined to be $0.15 per share.
Upon the Closing Date of the Business Combination, the liability was remeasured to its settlement value and subsequently settled through the issuance of 550,000 Class A Ordinary Shares of Zura. The aggregate fair value of the Class A Ordinary Shares of Zura issued to Lilly was determined to be $4.5 million, or $8.16 per share. The following table provides a summary of changes in the estimated fair value of the liability:
For the Six Months Ended June 30, 2023
Balance at December 31, 2022	$2,634
Remeasurement of the liability to settlement value upon the Closing of the Business Combination	1,854
Settlement of the liability	(4,488)
Balance at June 30, 2023	$—
The Company recorded a loss on the remeasurement of the research and development license consideration liability of $1.9 million for the six months ended June 30, 2023 within research and development on the condensed consolidated statement of operations.
Private Placement Warrants
As of June 30, 2023, the Company has private placement warrants assumed in connection with the Business Combination (see Note 8). Such warrants are measured at fair value on a recurring basis. Because the transfer of private placement warrants to non-permitted transferees would result in the private placement warrants having substantially the same terms as the public warrants, the Company determined that the fair value of each private placement warrant is consistent with that of a public warrant. Accordingly, the private placement warrants are classified as Level 2 financial instruments. The following table provides a summary of changes in the estimated fair value of the private placement warrants:
Balance at December 31, 2022	$—
Assumption of private placement warrants	1,714
Change in fair value	(177)
Balance at March 31, 2023	1,537
Change in fair value	532
Balance at June 30, 2023	$2,069
The Company recorded a gain from the change in fair value of the private placement warrants of $0.5 million for the three months ended June 30, 2023 and a loss of $0.4 million for the six months ended June 30, 2023, within change in fair value of private placement warrants on the condensed consolidated statement of operations.
5.
Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses is comprised of the following as of June 30, 2023 and December 31, 2022:
	June 30, 2023	December 31, 2022
Accounts payable	$7,051	$2,010
Accrued offering costs	—	655
Accrued payroll	—	260
Accrued 2023 Lilly License costs	10,000	—
Accrued legal costs	1,210	308
Accrued research and development costs	713	490
Accrued bonus	567	141
Other accrued expenses	206	113
Accrued consulting fees	193	451
Total accounts payable and accrued expenses	$19,940	$4,428

6.
License Agreements

Pfizer
On March 22, 2022, the Company entered into a license agreement and a Series A-1 Subscription and Shareholder’s Agreement (collectively, the “Pfizer Agreement”) with Pfizer. Under the Pfizer Agreement, the Company acquired a license for a compound initially developed by Pfizer, in exchange for $5.0 million in cash and 2,702,083 shares (as adjusted by the exchange ratio established in the Business Combination Agreement) of the Company’s Series A-1 convertible preferred shares, representing a 20% interest in the Company. In accordance with ASC 805, the Pfizer Agreement is accounted for as an asset acquisition as substantially all of the $7.5 million value transferred to the Company was allocated to in-process research and development. On the acquisition date, the compound licensed had not yet received regulatory approval and the in-process research and development did not have an alternative use.
In addition to the consideration transferred on March 22, 2022, the Company is obligated to make 12 development and regulatory milestone payments aggregating up to $70.0 million and sales milestone payments up to an aggregate of $525.0 million based on respective thresholds of net sales of products (developed from the licensed compound) (the “Products”). In further consideration for the license, the

Company will also pay an annual earned royalty at a marginal royalty rate in the mid-single digits to low double digits (less than 20%), based on thresholds of nets sales of Products. Royalties are payable on a country-by-country basis for a certain period of years or upon the later expiration of regulatory exclusivity of the Company’s Products in a country.
The Company is also subject to a potential multi-million dollar transaction payment if, within a certain period the Company has (a) certain changes in control, excluding an initial public offering or any business combination where the securities of the Company are listed on a stock exchange (e.g., a transaction with a special purpose acquisition company), or (b) the Company sublicenses or divests of its rights to the Products.
The Pfizer Agreement also has an anti-dilution provision to allow Pfizer to maintain an 18% interest in the Company, as detailed in Note 7. Immediately prior to the Closing Date of the Business Combination, additional share options and restricted share units were issued to certain employees, executives, and directors that would result in the dilution of Pfizer’s ownership in the Company. In accordance with the anti-dilution provision of the Pfizer Agreement, Pfizer was issued additional Series A-1 convertible preferred shares upon the closing of the Business Combination that were immediately converted to 267,939 Class A Ordinary Shares. In accordance with ASC 718, the Company recognized expense related to these Class A Ordinary Shares based on their grant date fair value. Following the Business Combination, the anti-dilution provision is no longer in effect.
As of June 30, 2023, the Company does not owe any amounts under the Pfizer Agreement.
Lonza
In July 2022, the Company entered into a license agreement (the “Lonza License”) with Lonza Sales AG (“Lonza”) for a worldwide non-exclusive license for Lonza’s gene expression system in exchange for varying considerations depending on a number of factors such as whether the Company enters further into manufacturing agreements with Lonza or with a third party, and whether the Company enters into sublicense agreements with third parties (including up to middle six-figure annual payments per sublicense upon commencement of a sublicense, as well as royalties of up to low-single digit percentages of net sales of certain products over a commercially standard double-digit multi-year term). The Lonza License will remain in effect until terminated. The Company is free to terminate the Lonza License at any time upon 60 days’ notice, with or without cause. Lonza may terminate the Lonza License for cause upon a breach by the Company or for other commercially standard reasons.
2022 Lilly License
On December 8, 2022, the Company’s consolidated subsidiary, Z33 Bio Inc. (“Z33”), entered into a license agreement (the “2022 Lilly License”) with Lilly pursuant to which Lilly granted Z33 an exclusive (even as to Lilly), royalty-bearing global license to develop, manufacture, and commercialize certain intellectual property owned by Lilly relating to its IL-33 compound. As consideration, the Company paid Lilly an upfront fee of $7.0 million.
As consideration for the 2022 Lilly License, Lilly agreed to receive either 550,000 Class A Ordinary Shares upon the closing of the Business Combination (subject to certain lock-up provisions) or 4,702,867 shares of Z33 Series Seed Preferred Shares (the subsidiary redeemable preferred shares) if the Business Combination was not consummated. The obligation to issue shares represents contingent consideration and is classified as a liability on the consolidated balance sheet (research and development license consideration liability) as of December 31, 2022. The liability is measured at fair value on the acquisition date and remeasured to fair value at each reporting date. Upon the Closing Date of the Business Combination, the Company issued Lilly 550,000 Class A Ordinary Shares at an aggregate fair value of $4.5 million.
The acquisition was accounted for as an asset acquisition as substantially all of the fair value of the assets acquired is concentrated in a group of similar identifiable IPR&D assets (as defined below). On the acquisition date, the compound licensed had not yet received regulatory approval and the in-process research and development did not have an alternative use. Accordingly, the Company expensed the entire cost of the 2022 Lilly License as a component of research and development in the consolidated statement of operations during the period ended December 31, 2022.
As a finder’s fee in connection with arranging the acquisition, Z33 issued to Stone Peach Properties, LLC (“Stone Peach”) 4,900,222 shares of Z33 Series Seed Preferred Shares, which is included in the measurement of the cost of the acquired asset. Zura has the right, but not the obligation to purchase up to 50% of the Series Seed Preferred Shares issued to Stone Peach at a price per share of $2.448869 for a period of two years from the date of the agreement. Stone Peach has the right, but not the obligation to sell up to 50% of the Series Seed Preferred Shares issued to Stone Peach to Zura for a price per share of $2.040724. Stone Peach may exercise its option at any time between the first anniversary and the second anniversary of the transaction. In April 2023, the Company agreed to, within six months of April 24, 2023, exercise its call option on 50% of the Z33 Series Seed Preferred Shares previously issued to Stone Peach. The Company agreed to settle its call option by issuing 2,000,000 Class A Ordinary Shares. See Note 12 for further information.
In addition to the consideration transferred on December 8, 2022, the Company is obligated to pay $3.0 million to Lilly upon the completion of a financing by the Company with gross proceeds exceeding $100 million. The Company is further obligated to make 10 commercial, development and regulatory milestone payments up to an aggregate of $155.0 million and sales milestone payments up to an aggregate of $440.0 million based on respective thresholds of net sales of products developed from the licensed compound. The Company will also pay an annual earned royalty to Lilly at a marginal royalty rate between in the mid-single to low-double digits (less than 20%), with increasing rates based on Net Sales in the respective calendar year, based on a percentage of sales within varying thresholds for a certain period of the year. The Company will account for these contingent payments when they become due. As of June 30, 2023, none of the contingent payments were due.
2023 Lilly License
On April 26, 2023, the Company’s newly-formed subsidiary ZB17 LLC (“ZB17”) entered into a license agreement (the “2023 Lilly License” and, together with the 2022 Lilly License, the “Lilly Licenses”) with Lilly, for an exclusive license to develop, manufacture and commercialize a certain bispecific antibody relating to IL-17 and BAFF (“ZB-106”) in exchange for an upfront payment consisting of $5.8 million as well as 1,000,000 Class A Ordinary Shares issued at a fair value of $7.84 per Class A Ordinary Share. In addition, ZB17 will make a payment of $5.0 million upon the receipt of certain know-how, data, information and materials that Lilly is required to provide under the license agreement.
The acquisition was accounted for as an asset acquisition as substantially all of the fair value of the assets acquired is concentrated in a group of similar identifiable IPR&D assets. On the acquisition date, the compound licensed had not yet received regulatory approval and the in-process research and development did not have an alternative use. Accordingly, the Company expensed the entire cost of the 2023 Lilly License as a component of research and development in the condensed consolidated statement of operations during the three and six months ended June 30, 2023.
As a finder’s fee for arranging the acquisition of the 2023 Lilly License, ZB17 granted to Stone Peach the right, but not the obligation, to purchase 4.99% of the fully diluted equity of ZB17 for $1.0 million (the “Stone Peach Call Right”). The Stone Peach Call Right is not exercisable until after the last patient is dosed in any single next clinical trial with ZB-106 and expires one year from the date of first indication approval for ZB-106 by the FDA or the European Medicines Agency (“EMA”). The Company recognized the Stone Peach Call Right at a grant-date fair value of $1.5 million as a component of research and development in the condensed consolidated statement of operations during the three and six months ended June 30, 2023. The Stone Peach Call Right represents noncontrolling interest in the Company’s subsidiary, ZB17.
As of June 30, 2023 and December 31, 2022, the noncontrolling interest balance was $1.5 million and -0-, respectively.
As additional consideration, Stone Peach will receive annual payments first of $0.6 million, and increasing by 10% annually, so long as the Company maintains its license for ZB-106 and beginning on

May 1, 2023. The Company will account for these annual payments when they become due. The Company recognized the first $0.6 million annual payment as a component of research and development in the condensed consolidated statement of operations during the three and six months ended June 30, 2023.
As a finder’s fee for arranging the acquisition of the 2023 Lilly License, the Company agreed to make a one-time milestone payment of $5.0 million to BAFFX17, Ltd (“BAFFX17”) upon the occurrence of either: (i) a change of control transaction, (ii) the closing of an issuance of equity or equity-linked securities by the Company of at least $100.0 million (iii) the consummation of a sale of assets resulting in net proceeds in excess of $100.0 million, or (iv) the Company’s fully diluted shares outstanding exceed 52,500,000 shares (on a split adjusted basis). As the Company’s fully diluted shares outstanding exceeded 52,500,000 shares prior to June 30, 2023, the $5.0 million fee was recorded in accounts payable and accrued expenses in the condensed consolidated balance sheet as of June 30, 2023 and within research and development in the condensed consolidated statement of operations for the three and six months ended June 30, 2023.
In addition to the consideration transferred during the three and six months ended June 30, 2023, the Company is obligated to make 4 development milestone payments to Lilly up to an aggregate of $155.0 million, and sales milestone payments up to an aggregate of $440 million based on respective thresholds of net sales of products developed from ZB-106. The Company is also obligated to pay Lilly over a multi-year period (twelve years, or upon the later expiration of regulatory exclusivity of ZB-106 in a country) an annual earned royalty at a marginal royalty rate in the mid-single digits to low-double digits, with increasing rates depending on net sales in the respective calendar year, based on a percentage of sales within varying thresholds for a certain period of years. The Company is also obligated to pay BAFFX17 a fee equal to 3% of any milestone or royalty payments due to Lilly pursuant to the terms of either the 2022 Lilly License and the 2023 Lilly License with Lilly. Upon receiving written approval from the FDA, EMA, or similar regulatory authority of the Investigational New Drug (“IND”) and commencement and the commencement of a clinical trial in the applicable jurisdiction for ZB-106, Stone Peach will also receive a one-time payment of $4.5 million. Stone Peach will also receive a one-time milestone payment of $25 million upon either (i) certain equity-related transactions, or (ii) the receipt of regulatory approval from the applicable regulatory authority for any new indication in the applicable jurisdiction. Furthermore, Stone Peach was granted a royalty of 2% of the aggregate net sales of any products developed from the Compound. The Company will account for these contingent payments when they become due. As of June 30, 2023, none of the contingent payments were due.
7.
Convertible Preferred Shares and Shareholders’ Equity (Deficit)

Prior to the Business Combination, Legacy Zura was authorized to issue Ordinary Shares and Series A-1 convertible preferred shares. The outstanding Ordinary Shares and Series A-1 convertible preferred shares of Legacy Zura are presented on the consolidated balance sheet and on the statement of changes in convertible preferred shares, redeemable noncontrolling interest and shareholders’ deficit for the annual period ended December 31, 2022.
Business Combination
Immediately prior to the Closing Date of the Business Combination, Pfizer was issued additional Series A-1 convertible preferred shares upon the closing of the Business Combination that were immediately converted to 267,939 Class A Ordinary Shares. The shares were issued in accordance with the anti-dilution provision of the Pfizer Agreement.
On the Closing Date and in accordance with the terms and subject to the conditions of the Business Combination, each Ordinary Share of Legacy Zura, par value $0.001 per share, Series A-1 convertible preferred share, outstanding option (whether vested or unvested), and restricted share unit (whether vested or unvested) were canceled and converted into a comparable number of awards that consisted of either the rights to receive or acquire the Company’s Class A Ordinary Shares, par value $0.0001 per share, as determined by the exchange ratio pursuant to the Business Combination Agreement. The exchange ratio is approximately 108.083.
On March 16, 2023, in connection with the closing of the Business Combination and effective upon the Closing Date, the Company authorized 300,000,000 Class A Ordinary Shares, par value of $0.0001 and 1,000,000 preferred shares, par value of $0.0001.

April 2023 Private Placement
On April 26, 2023, the Company entered into its second PIPE subscription agreement (the “April 2023 Private Placement”) with certain accredited investors (the “Subscribers”), whereby the Company issued 15,041,530 Class A Ordinary Shares, par value $0.0001 per share and pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 3,782,000 Class A Ordinary Shares. Each Class A Ordinary Share was sold at a price of $4.25 per Class A Ordinary Share and each Pre-Funded Warrant was sold at a price of $4.249 per Pre-Funded Warrant for an aggregate purchase price of $80.0 million. See Note 8 for further information on the Pre-Funded Warrants.
Series A-1 Convertible Preferred Shares Rights and Preferences
Conversion
Each Series A-1 convertible preferred share is convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into such number shares of the Company’s Ordinary Shares, subject to adjustment.
Each Series A-1 convertible preferred share will automatically be converted into a share of the Company’s Ordinary Shares, subject to adjustment, immediately upon the occurrence of an initial public offering with a gross aggregate subscription with respect to new Ordinary Shares of greater than $50.0 million. The Ordinary Shares resulting from this conversion will rank pari passu with the existing Ordinary Shares at the time of conversion.
Anti-Dilution
If the Company issues equity securities, other than pursuant to a share option plan, the Company shall issue such number of Series A-1 convertible preferred shares to Pfizer as necessary to maintain Pfizer’s ownership interest of 18%, until the Company raises in excess of $30.0 million in equity, where any capital raised above this threshold is not subject to anti-dilution.
Dividends
The holders of shares of Series A-1 convertible preferred shares are entitled to receive dividends, of profits available for distribution as determined by the Company’s board of directors with the consent of the majority of the shareholders, payable on a pro rata, pari passu basis. No dividends have been declared by the Company’s board of directors.
Liquidation
In the event of any voluntary or involuntary liquidation or return of capital (other than a conversion, redemption or purchase of shares) of the Company, the holders of the Series A-1 convertible preferred shares are entitled to receive a liquidation preference prior to any distribution to the holders of Ordinary Shares in the amount $131 per share.
Voting Rights
The holders of the Series A-1 convertible preferred shares are entitled to one vote per share, unless the Series A-1 shares are convertible into a greater number of Ordinary Shares or the holders of Series A-1 convertible preferred shares are entitled to any anti-dilution shares, in which case the holders of Series A-1 convertible preferred shares are entitled to the number of votes that the holder would be entitled upon conversion to Ordinary Shares or after the issuance of the anti-dilution shares, respectively.
Redemption Rights
The Series A-1 convertible preferred shares are not mandatorily redeemable at the option of the holder.
As of June 30, 2023, no convertible preferred shares were issued and outstanding.

8.
Warrants

As the accounting acquirer, Zura Bio is deemed to have assumed 5,910,000 private placement warrants to purchase Class A Ordinary Shares that were held by JATT Ventures, L.P. (the “Sponsor”) at an exercise price of $11.50 and 6,899,996 public warrants to purchase Class A Ordinary Shares that were held by JATT’s public shareholders at an exercise price of $11.50. The public and private placement warrants will expire five years after the completion of the Business Combination, or earlier upon redemption or liquidation.
Public Warrants
The public warrants became exercisable into Class A Ordinary Shares commencing 30 days after the Business Combination and expire five years from the date of the Business Combination, or earlier upon redemption or liquidation. Each warrant entitles the holder to purchase one share of the Company’s Class A Ordinary Shares at a price of $11.50 per share, subject to certain adjustments.
The Company may redeem, with 30 days written notice, each whole outstanding public warrant for cash at a price of $0.01 per warrant if the Reference Value (as defined below) equals or exceeds $18.00 per share, subject to certain adjustments. The warrant holders have the right to exercise their outstanding warrants prior to the scheduled redemption date at $11.50 per share, subject to certain adjustments. If the Company calls the public warrants for redemption, the Company will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis”, as described in the warrant agreement. For purposes of the redemption, “Reference Value” shall mean the last reported sales price of the Company’s Class A Ordinary Shares for any twenty trading days within the thirty trading-day period ending on the third trading day prior to the date on which notice of the redemption is given.
Private Placement Warrants
The private placement warrants were identical to the public warrants, except that the private placement warrants are not transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the private placement warrants are exercisable on a cashless basis and are non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the private placement warrants are held by someone other than the initial purchasers or their permitted transferees, then such warrants will be redeemable by the Company and exercisable by the warrant holders on the same basis as the public warrants.
Pre-Funded Warrants
In connection with the April 2023 Private Placement, the Company sold to accredited investors Pre-Funded Warrants to purchase up to 3,782,000 Class A Ordinary Shares at a price of $4.249 per Pre-Funded Warrant for an aggregate purchase price of approximately $16.1 million. Each Pre-Funded Warrant has an exercise price of $0.001 per Class A Ordinary Share and is exercisable for one Class A Ordinary Share at any time or times on or after April 26, 2023 until exercised in full.
As of June 30, 2023, no Warrants have been exercised or redeemed.
9.
Share-based Compensation

On June 8, 2022, Legacy Zura’s board of directors approved two stock option plans, the UK Plan (the “UK Plan”) and the US Plan (the “US Plan”) (collectively, the “Option Plans”) which permit the granting of nonqualified share options to certain employees and directors. There were 1,501,165 Ordinary Shares available for issuance under the Option Plans, of which 383,371 Ordinary Shares were authorized for issuance under the US Plan.
On March 16, 2023, JATT’s board of directors approved the Zura Bio Limited 2023 Equity Incentive Plan (the “Equity Incentive Plan”) which became effective on the day immediately preceding the Closing Date of the Business Combination. The Equity Incentive Plan allows for the grant of share options, both incentive and nonqualified share options; SARs, alone or in conjunction with other awards; restricted shares and restricted share units (“RSUs”); incentive bonuses, which may be paid in cash, shares, or a combination thereof; and other share-based awards. On June 1, 2023, the Company’s board of directors approved an increase to the number of Class A Ordinary Shares that may be issued under the Equity Incentive Plan by an additional 5,564,315 Class A Ordinary Shares. As of June 30, 2023, a maximum of 9,594,213 Class A Ordinary Shares may be issued under the Equity Incentive Plan.
The Class A Ordinary Shares issuable under the Equity Incentive Plan are subject to an annual increase on January 1st of each calendar year beginning on January 1, 2024 and ending on and including January 1, 2029, equal to the lesser of (i) 5.0% of the aggregate number of Class A Ordinary Shares outstanding on the final day of the immediately preceding calendar year, (ii) 8,059,796 Class A Ordinary Shares or (iii) such smaller number of shares as is determined by the board.
On March 16, 2023, JATT’s board of directors approved the Zura Bio Limited 2023 Employee Stock Purchase Plan (the “ESPP”) which became effective on the day immediately preceding the Closing Date of the Business Combination. The maximum number of Class A Ordinary Shares that may be issued under the ESPP is 4,029,898, plus an aggregate number of Class A Ordinary Shares that are added under the Equity Incentive Plan on January 1st of each calendar year, beginning on January 1, 2024 and ending on and including January 1, 2029, as discussed above. The ESPP enables eligible employees of the Company and designated affiliates to purchase Class A Ordinary Shares at a discount of 15%. As of June 30, 2023, no shares have been issued under the ESPP.
Upon closing of the Business Combination, all equity awards of Legacy Zura that were issued and outstanding under the Option Plans were converted into comparable equity awards that are settled or exercisable for shares of the Company’s Class A Ordinary Shares under the Equity Incentive Plan. As a result, each of Legacy Zura’s equity awards were converted into an option to purchase Class A Ordinary Shares of the Company based on an exchange ratio of approximately 108.083.
Equity Incentive Plan
Share Options
The fair value of Equity Incentive Plan share options are estimated on the date of grant using the Black-Scholes option pricing model. The Company lacks significant company-specific historical and implied volatility information. Therefore, it estimates its expected share volatility based on the historical volatility of a publicly traded set of peer companies. Due to the lack of historical exercise history, the expected term of the Company’s share options has been determined using the “simplified” method for awards. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. Expected dividend yield is zero based on the fact that the Company has never paid cash dividends and does not expect to pay any cash dividends in the foreseeable future.
The following weighted-average assumptions were used to estimate the fair value of the Equity Incentive Plan share options issued during the three and six months ended June 30, 2023 and the periods ended June 30, 2022:
	For the Three Months Ended June 30,		For the Six Months Ended June 30, 2023	For the Period from January 18, 2022 (date of inception) to
	2023	2022
Share price	$5.52	$0.77	$6.26	$0.77
Expected volatility	96.8%	95.1%	97.1%	95.1%
Risk-free rate	3.6%	3.0%	3.6%	3.0%
Expected life	6.1 years	5.9 years	6.1 years	5.9 years
Expected dividend yield	—%	—%	—%	—%

The following table summarizes the Company’s share option activity for the six months ended June 30, 2023:
	Number of Options	Weighted Average Exercise Price (per share)	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value (in thousands)
Options outstanding at December 31, 2022	3,547	$90.50	9.4	$1,804
Recapitalization	379,824	(89.66)	—	—
Options outstanding at December 31, 2022	383,371	0.84	9.4	1,804
Granted	5,874,144	2.16	—	—
Forfeited	(576,044)	1.20	—	—
Options outstanding at June 30, 2023	5,681,471	$2.17	9.8	$34,239
Options vested and exercisable at June 30, 2023	1,402,191	$5.59	9.8	$3,915
Included in the table above are 45,611 PSOs that vested upon the Company raising external capital of $75 million or more. The milestone was considered outside of the Company’s control, and accordingly the vesting of the PSOs were not considered probable until the financing event occurs. During the three and six months ended June 30, 2023, the 45,611 PSOs became vested and an immaterial amount of share-based compensation expense was recognized in relation to these PSOs.
Market-Based Share Options
On March 20, 2023, the Company granted 306,373 options to purchase Class A Ordinary Shares (“Market-Based Share Options”) to a certain Director of the Board. These awards will vest only to the extent that the 20-day volume weighted average trading price (“VWAP”) of the Class A Ordinary Shares is over $30 per Class A Ordinary Share at any time prior to the fifth anniversary of the grant date. These awards have an exercise price of $8.16 and become exercisable when vested and the market condition is satisfied. These awards expire 10 years from the date of grant. The fair value of these Market-Based Share Options were estimated using a Monte Carlo valuation method.
The following table sets forth the weighted-average assumptions used at the grant date to determine the fair value of the Company’s market-based PSOs granted during the three and six months ended June 30, 2023:
For the Three and Six Months Ended June 30, 2023
Expected volatility	80.0%
Risk-free rate	3.6%
Expected life	2.2 years
Expected dividend yield	—%
Fair value per Market-Based Share Options	$4.66
The expense recognized related to Market-Based Share Options during the three and six months ended June 30, 2023 was approximately $0.2 million.
Restricted Share Units
The Company issued RSUs to certain employees, executives, and directors pursuant to the Equity Incentive Plan. The fair value has been estimated based on the closing price of the stock on the grant date.

	Number of RSUs	Weighted Average Grant Date Fair Value
RSUs at December 31, 2022	—	$—
Granted	1,398,011	6.28
RSUs at June 30, 2023	1,398,011	$6.28
The expense recognized related to RSUs during the three and six months ended June 30, 2023 was approximately $0.4 million.
Equity Award Modification
On April 7, 2023, the Company and its President and Chief Operating Officer (the “COO”) entered into an agreement regarding the COO’s departure from the Company (the “Severance Agreement”). In connection with Severance Agreement, 59,594 of the share options previously granted to the COO became fully vested and exercisable, with any shares purchased under the option subject to an 18-month lockup period. The Company recognized approximately $0.6 million of incremental share-based compensation during the six months ended June 30, 2023 related to this share option modification.
Other Share-based Compensation
In accordance with the anti-dilution provisions of the Pfizer Agreement, Pfizer was issued additional Series A-1 convertible preferred shares upon the closing of the Business Combination that were immediately converted to 267,939 Class A Ordinary Shares. During the three and six months ended June 30, 2023, the Company recognized expense in the amount of -0- and $2.2 million, respectively, related to these Class A Ordinary Shares based on their grant-date fair value.
Share-based Compensation Expense
Share-based compensation expense for all equity arrangements for the three months ended June 30, 2023 and 2022 and for the six months ended June 30, 2023 and the period ended June 30, 2022 was as follows:
	For the Three Months Ended June 30,		For the Six Months Ended June 30, 2023	For the Period from January 18, 2022 (date of inception) to June 30, 2022
	2023	2022
Research and development	$—	$—	$2,186	$—
General and administrative	2,319	309	2,499	309
Total share-based compensation expense	$2,319	$309	$4,685	$309
As of June 30, 2023, there was approximately $22.0 million of total unrecognized share-based compensation expense related to options granted to employees, executives, and directors under the Company’s equity plans that is expected to be recognized over a weighted average period of 1.9 years. As of June 30, 2023, there was approximately $8.4 million of total unrecognized share-based compensation expense related to RSUs granted to certain employees, executives, and directors under the Company’s Equity Incentive Plan that is expected to be recognized over a weighted average period of 2.0 years.
10.
Note Payable

On December 8, 2022, the Company received $7.6 million in net proceeds from the issuance of a promissory note (the “Note”) issued to Hydra, LLC (“Hydra”) with a face amount of $8.0 million. The Note accrues interest at 9% per annum. The maturity date of the Note is the earlier of (i) twelve months from the date of the Note or (ii) five business dates after the date on which the Company consummates the Business Combination. The proceeds from the Note were used to acquire the 2022 Lilly License. If the registration statement on Form S-4 relating to the Business Combination had not been declared effective by the SEC by February 15, 2023, or if the Business Combination was not consummated by March 31, 2023, Hydra had the right to accelerate the Note and receive an amount equal to 120% of the face amount of the Note, plus accrued interest. On March 8, 2023, the Company signed a limited waiver letter under the Note, pursuant to which Hydra agreed to waive its acceleration right in consideration of the Company paying to Hydra 125% of the principal amount (equal to $10.0 million in the aggregate). The Note was repaid on March 20, 2023, upon the consummation of the Business Combination.
The Company elected to account for the Note at fair value (Note 4). The Company recorded any changes in the fair value of the Note during the period through other expense in the condensed consolidated statement of operations.
11.
Commitments and Contingencies

Litigation
The Company is not a party to any material legal proceedings and is not aware of any pending or threatened claims. From time to time, the Company may be subject to various legal proceedings and claims that arise in the ordinary course of its business activities.
12.
Redeemable Noncontrolling Interest

As a finder’s fee for the 2022 Lilly License, the Company’s consolidated subsidiary Z33 issued 4,900,222 shares of Z33 Series Seed Preferred Shares to Stone Peach. Zura has the right, but not the obligation to purchase up to 50% of the Series Seed Preferred Shares issued to Stone Peach at a price per share of $2.448869 for a period of two years from the date of the agreement. Stone Peach has the right, but not the obligation to sell up to 50% of the Series Seed Preferred Shares issued to Stone Peach to Zura for a price per share of $2.040724 (the “Put Option”). Stone Peach may exercise its option at any time between the first anniversary and the second anniversary of the transaction. As it is not possible to specifically identify the shares that may be redeemed by exercising the Put Option, and the applicable unit of account is each share, the Company assessed that each share must be considered redeemable until the exercise or the expiration of the Put Option. Accordingly, the Z33 Series Seed Preferred Shares issued to Stone Peach represents redeemable noncontrolling interest.
In April 2023, the Company agreed to, within six months of April 24, 2023, exercise its call option on 50% of the Z33 Series Seed Preferred Shares previously issued to Stone Peach. The Company agreed to settle its call option by issuing 2,000,000 Class A Ordinary Shares. The amended settlement terms represented an extinguishment and reissuance of the Z33 Series Seed Preferred Shares. The $10.9 million difference between the estimated fair value of the new instrument issued and the carrying value of the Z33 Series Seed Preferred Shares was recorded as a deemed dividend to the redeemable noncontrolling interest and as an adjustment to net loss to arrive at net loss attributable to Class A ordinary shareholders on the condensed consolidated statement of operations.
As of June 30, 2023 and December 31, 2022, the redeemable noncontrolling interest balance was $20.9 million and $10.0 million, respectively.
13.
Subsequent Events

The Company has evaluated subsequent events through the date of issuance of the condensed consolidated financial statements. There have been no subsequent events that require recognition or disclosure in these condensed consolidated financial statements.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution.
The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee.
Amount
SEC registration fee	$45,000
Accountants’ fees and expenses	$50,000
Legal fees and expenses	$50,000
Printing fees	$25,000
Miscellaneous	—
Total expenses	$170,000
Discounts, concessions, commissions and similar selling expenses attributable to the sale of shares of common stock covered by this prospectus will be borne by the Selling Securityholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the securities with the SEC, as estimated in the table above.
Item 14.   Indemnification of Directors and Officers.
Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, fraud or the consequences of committing a crime. The MAA provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect.
We have entered into indemnification agreements with each of our officers and directors a form of which is filed as Exhibit 10.4 to our Registration Statement on Form S-1 that was declared effective by the SEC on July 13, 2021. These agreements require us to indemnify these individuals to the fullest extent permitted under Cayman Islands law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.
Pursuant to the Business Combination Agreement filed as Exhibit 2.1 to this Registration Statement, we have agreed to continue to indemnify our current directors and officers and have agreed to the continuation of director and officer liability insurance covering our current directors and officers.
It is anticipated that the Zura board will, in connection with consummating the Business Combination, approve and direct Zura to enter into customary indemnification agreements with the persons intended to serve as directors and executive officers of Zura following the Business Combination.
Item 15.   Recent Sales of Unregistered Securities.
On July 13, 2021, JATT consummated the Initial Public Offering of 12,000,000 Units. The Units sold in the Initial Public Offering were sold at an offering price of $10.00 per unit, generating total gross proceeds of $120,000,000. Raymond James & Associates, Inc. acted as the sole book-running manager of the Public Offering. The securities in the offering were registered under the Securities Act on the Registration Statement on Form S-1 (File No. 333-257120) (the “Registration Statement”). The Securities and Exchange Commission declared the Registration Statement effective on July 13, 2021. Simultaneously with the closing of the Initial Public Offering, we consummated the Private Placement of 5,370,000 Private Placement Warrants, at a price of $1.00 per Private Placement Warrant to the Sponsor, generating proceeds of approximately $5.4 million.
As of July 16, 2021, a total of $121,200,000 ($10.10 per Unit) of the net proceeds from the Initial Public Offering and a portion of the proceeds from the Private Placement Warrants (as defined above) were deposited in a trust account established for the benefit of JATT’s public shareholders (the “Trust Account”).
JATT paid a total offering costs of approximately $5.8 million (net of reimbursement from underwriter of $480,000), of which approximately $3.4 million and approximately $331,000 was for deferred underwriting commissions and offering costs allocated to derivate warrant liabilities, respectively.
On July 19, 2021, the underwriters fully exercised their option and purchased 1,800,000 additional Units, generating gross proceeds of $18.0 million (the “Over-Allotment”), and incurring offering costs of $990,000, of which $630,000 was for deferred underwriting commissions.
Following the closing of the Over-Allotment, an additional $18,180,000 of the net proceeds ($10.10 per Unit) was placed in the Trust Account, resulting in $139,380,000 ($10.10 per Unit) held in the Trust Account established in connection with the Public Offering. JATT intends to use the net proceeds from the Initial Public Offering to consummate a Business Combination.
PIPE Investments
As disclosed above, concurrently with the execution of the Business Combination Agreement, JATT and Ewon entered into the Ewon Subscription Agreement providing for the purchase by Ewon immediately prior to the Closing of the Business Combination of an aggregate of 2,000,000 shares of Class A Ordinary Shares at a price per share of $10.00, for gross proceeds to JATT of $20,000,000.
As disclosed above, on March 13, 2023 JATT and Eugene entered into the Eugene Subscription Agreement providing for the purchase by Eugene immediately prior to the Closing of the Business Combination of an aggregate of 9,950 shares of Class A Ordinary Shares at a price per share of $10.00, for gross proceeds to JATT of $95,950.
Equity Granted to Eli Lilly & Co.
On December 8, 2022, the Company entered into the Equity Grant Agreement wherein the Company agreed to issue 550,000 Class A Ordinary Shares at Closing of the Business Combination as partial consideration for Lilly entering into the License Agreement with Z33.
Concurrently with the execution of the Lilly-ZB17 License Agreement, as partial consideration for Lilly entering into the Lilly-ZB17 License Agreement, the Company and Lilly entered into that certain Equity Grant Agreement (the “ZB-106 Equity Grant Agreement”), dated as of April 26, 2023, pursuant to which the Company agreed to issue and grant to Lilly 1,000,000 Shares (the “Lilly Shares”) in a private placement transaction. The ZB-106 Equity Grant Agreement also contains customary representations, warranties, and covenants of each of the Company and Lilly. The closing under the Equity Grant Agreement will occur on May 3, 2023. Other than the benefit of the Lilly-ZB17 License Agreement with ZB17, the Company will not receive any consideration from Lilly for the issuance of the Lilly Shares.
In connection with the ZB-106 Equity Grant Agreement, the Company agreed to register the Lilly Shares under a Registration Rights Agreement (the “Registration Rights Agreement”). The Registration Rights Agreement will govern the registration of the Lilly Shares for resale and includes certain customary registration rights requiring the company to file a registration statement with respect to the Lilly Shares.
ZB-106 Private Placement Financing
In connection with the closing of the licensing transaction for ZB-106, Zura agreed to sell an aggregate of approximately 18.8 million Class A ordinary shares, and pre-funded warrants in lieu of Class A ordinary shares, to certain accredited institutional investors in a private placement financing (the “ZB-106 Private Placement”). The ZB-106 Private Placement resulted in gross proceeds to Zura of approximately $80 million in cash, before deducting placement agent fees and other offering expenses payable by Zura. In addition, Lilly received up to an aggregate of approximately $4.25 million in Class A ordinary shares in lieu of a portion of the upfront cash paid by Zura as consideration for the licensing transaction for ZB-106.
Pursuant to the terms of the subscription agreement entered into with the investors in the ZB-106 Private Placement, each Class A ordinary share will be sold at a price of $4.25 per share and each pre-funded warrant will be sold at a price of $4.249 per pre-funded warrant. Each pre-funded warrant will have an exercise price of $0.001 per Class A ordinary share. At the initial closing, investors have purchased an aggregate of approximately 3.8 million Class A ordinary shares for a total of approximately $16 million in gross proceeds, excluding the shares issued to Lilly. At the second closing, which occurred on June 5, 2023, investors purchased an aggregate of approximately 15 million Class A ordinary shares and pre-funded warrants for an additional total of approximately $64 million in gross proceeds.
Item 16.   Exhibits and Financial Statements Schedules
Exhibit	Description
2.1#	Business Combination Agreement, dated as of June 16, 2022, by and among JATT Acquisition Corp., JATT Merger Sub, JATT Merger Sub 2, Zura Holding, Ltd. and Zura Bio Limited (incorporated by reference to Exhibit 2.1 of JATT’s Current Report on Form 8-K (File No. 001-40598), filed with the SEC on June 17, 2022).
2.2	First Amendment dated as of September 20, 2022 to the Business Combination Agreement by and among JATT Acquisition Corp, JATT Merger Sub, JATT Merger Sub 2 and Zura Holdings, Ltd. and Zura Bio Limited (incorporated by reference to Exhibit 2.2 of JATT’s Form S-4/A (File No. 333-267005), filed with the SEC on October 25, 2022).
2.3	Second Amendment dated as of November 14, 2022 to the Business Combination Agreement by and among JATT Acquisition Corp, JATT Merger Sub, JATT Merger Sub 2, Zura Holdings, Ltd. and Zura Bio Limited (incorporated by reference to Exhibit 2.2 of JATT’s Current Report on Form 8-K (File No. 001-40598), filed with the SEC on November 15, 2022).
2.4	Third Amendment dated as of January 13, 2023 to the Business Combination Agreement by and among JATT Acquisition Corp., JATT Merger Sub, JATT Merger Sub 2, Zura Holdings, Ltd. and Zura Bio Limited (incorporated by reference to Exhibit 2.1 of JATT’s Current Report on Form 8-K (File No. 001-40598), filed with the SEC on January 19, 2023).
3.1	Second Amended and Restated Memorandum and Articles of Association of Zura Bio Limited (incorporated by reference to Exhibit 3.2 to JATT’s Form S-1 (File No. 333-257120), filed with the SEC on June 15, 2021).
4.1	Warrant Agreement, dated as of July 13, 2021, by and between JATT Acquisition Corp and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 of JATT’s Current Report on Form 8-K (File No. 001-40598), filed with the SEC on July 19, 2021).
4.2	Specimen Share Certificate of Zura (incorporated by reference to Exhibit 4.5 of JATT’s Form S-4 (File No. 333-267005) filed with the SEC on August 19, 2022).
4.3	Specimen Warrant Certificate of Zura (incorporated by reference to Exhibit 4.6 of JATT’s Form S-4 (File No. 333-267005) filed with the SEC on August 19, 2022).
4.4	Form of Pre-Funded Warrant to Purchase Ordinary Shares (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 3, 2023).
5.1*	Opinion of Ogier (Cayman) LLP regarding the validity of the securities.
5.2*	Opinion of Loeb & Loeb LLP regarding the validity of the securities.
10.1	Form of Letter Agreement, by and among JATT Acquisition Corp and each of JATT Ventures, L.P. and the officers and directors of JATT (incorporated by reference to Exhibit 10.1 of JATT’s Form S-1 (File No. 333-257120), filed with the SEC on June 15, 2021).

Exhibit	Description
10.2	Investment Management Trust Agreement, dated as of July 16, 2021, by and between JATT Acquisition Corp and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.2 of JATT’s Current Report on Form 8-K (File No. 001-40598), filed with the SEC on July 19, 2021).
10.3	Registration Rights Agreement, dated July 16, 2021, by and among JATT Acquisition Corp, JATT Ventures, L.P. and certain security holders (incorporated by reference to Exhibit 10.3 of JATT’s Current Report on Form 8-K (File No. 001-40598), filed with the SEC on July 19, 2021).
10.4	Administrative Services Agreement, dated July 16, 2021, between JATT Acquisition Corp and JATT Ventures, L.P. (incorporated by reference to Exhibit 10.4 of JATT’s Current Report on Form 8-K (File No. 001-40598), filed with the SEC on July 19, 2021).
10.5	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.5 of JATT’s Form S-4 (File No. 333-267005) filed with the SEC on August 19, 2022).
10.6	Form of Amended and Restated Registration Rights Agreement, by and among JATT Acquisition Corp. and the parties thereto (incorporated by reference to Exhibit 10.6 of JATT’s Form S-4 (File No. 333-267005) filed with the SEC on August 19, 2022).
10.7	Sponsor Support Agreement, dated as of June 16, 2022, by and among JATT Acquisition Corp and certain shareholders (incorporated by reference to Exhibit 10.7 of JATT’s Form S-4 (File No. 333-267005) filed with the SEC on August 19, 2022).
10.8	Company Shareholder Support Agreement, dated as of June 16, 2022, by and among JATT Acquisition Corp, Zura Holding Company and Zura Bio Ltd (incorporated by reference to Exhibit 10.8 of JATT’s Form S-4 (File No. 333-267005) filed with the SEC on August 19, 2022).
10.9	Lock-Up Agreement dated as of June 16, 2022 (incorporated by reference to Exhibit 10.9 of JATT’s Form S-4 (File No. 333-267005) filed with the SEC on August 19, 2022).
10.10	Form of Subscription Agreement (incorporated by reference to Exhibit 10.10 of JATT’s Form S-4 (File No. 333-267005) filed with the SEC on August 19, 2022).
10.11†	Form of 2022 Zura Bio Equity Incentive Plan (incorporated by reference to Exhibit 10.11 of JATT’s Form S-4/A (File No. 333-267005) filed with the SEC on October 25, 2022).
10.12†	Form of 2022 Zura Bio Employee Share Purchase Plan (incorporated by reference to Exhibit 10.12 of JATT’s Form S-4/A (File No. 333-267005) filed with the SEC on December 14, 2022).
10.13	Investment Agreement between Hana Immunotherapeutics LLC and Zura Bio, Ltd., dated February 20, 2022 (incorporated by reference to Exhibit 10.13 of JATT’s Form S-4 (File No. 333-267005) filed with the SEC on August 19, 2022).
10.14**	License Agreement between Zura Bio Limited and Pfizer Inc., dated March 22, 2022 (incorporated by reference to Exhibit 10.14 of JATT’s Form S-4/A (File No. 333-267005) filed with the SEC on February 17, 2023).
10.15†	Service Agreement between Zura Bio Limited and Oliver Jacob Levy, dated June 2, 2022 (incorporated by reference to Exhibit 10.15 of JATT’s Form S-4/A (File No. 333-267005) filed with the SEC on January 9, 2023).
10.16†	Share Option Agreement between Zura Bio Limited and Sandeep Kulkarni, dated June 8, 2022 (incorporated by reference to Exhibit 10.16 of JATT’s Form S-4 (File No. 333-267005) filed with the SEC on August 19, 2022).
10.17**	License Agreement between Zura Bio Limited and Lonza Sales AG, dated July 22, 2022 (incorporated by reference to Exhibit 10.17 of JATT’s Form S-4/A (File No. 333-267005) filed with the SEC on February 17, 2023).
10.18	Sponsor Forfeiture Agreement dated June 16, 2022 (incorporated by reference to Exhibit 10.18 of JATT’s Form S-4 (File No. 333-267005) filed with the SEC on August 19, 2022).

Exhibit	Description
10.19	Forward Purchase Agreement dated August 5, 2021 between JATT Acquisition Corp. and Athanor Master Fund LP (incorporated by reference to Exhibit 10.1 of JATT’s Quarterly Report on Form 10-Q (File No. 001-40598), filed with the SEC on November 19, 2021).
10.20	Forward Purchase Agreement dated August 5, 2021 between JATT Acquisition Corp. and Athanor International Master Fund LP. (incorporated by reference to Exhibit 10.2 of JATT’s Quarterly Report on Form 10-Q (File No. 001-40598), filed with the SEC on November 19, 2021).
10.21	Amended Forward Purchase Agreements dated January 27, 2022 between JATT Acquisition Corp. and Athanor Master Fund LP and Athanor International Master Fund LP. (incorporated by reference to Exhibit 10.9 of JATT’s Annual Report on Form 10-K (File No. 001-40598), filed with the SEC on April 11, 2022).
10.22**	License, Development and Commercialization Agreement, dated as of December 8, 2022, by and between Eli Lilly and Company and Z33 Bio Inc (incorporated by reference to Exhibit 10.22 of JATT’s Form S-4/A (File No. 333-267005) filed with the SEC on February 17,2023).
10.23	First Amendment to the PIPE Subscription Agreement, dated November 25, 2022 (incorporated by reference to Exhibit 10.23 of JATT’s Form S-4/A (File No. 333-267005) filed with the SEC on December 14, 2022).
10.24	Equity Grant Agreement between JATT Acquisition Corp and Eli Lilly and Company dated December 8, 2022 (incorporated by reference to Exhibit 10.24 of JATT’s Form S-4/A (File No. 333-267005) filed with the SEC on December 14, 2022).
10.25	Form of Amended and Restated Registration Rights Agreement (incorporated by reference to Exhibit 10.25 of JATT’s Form S-4/A (File No. 333-267005) filed with the SEC on December 14, 2022).
10.26	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.26 of JATT’s Form S-4/A (File No. 333-267005) filed with the SEC on December 14, 2022).
10.27	Letter Agreement, dated as of December 8, 2022, by and among Zura Bio Limited and Stone Peach Properties LLC (incorporated by reference to Exhibit 10.27 of JATT’s Form S-4/A (File No. 333-267005) filed with the SEC on December 14, 2022).
10.28†	Offer Letter, dated March 2, 2023, to Amit Munshi, (incorporated by reference to Exhibit 10.28 of JATT’s Form 10-Q (File No. 001-40598) filed with the SEC on May 12, 2023).
10.29†	Zura Bio Limited 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.29 of JATT’s Form S-4/A (File No. 333-267005) filed with the SEC on February 2, 2023).
10.30	Option Certificate, dated June 8, 2022, by and between Zura Bio Limited and Oliver Levy (incorporated by reference to Exhibit 10.30 of JATT’s Form S-4/A (File No. 333-267005) filed with the SEC on February 2, 2023).
10.31	Form of Subscription Agreement by and among Zura Bio Limited and the other parties signatories thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Issuer with the SEC on May 3, 2023).
10.32†	Service Agreement, dated as of April 7, 2023, by and between the Company and Dr. Someit Sidhu (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Issuer with the SEC on April 10, 2023).
10.33†	Service Agreement, dated as of April 7, 2023, by and between the Company and Verender Badial (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the Issuer with the SEC on April 10, 2023).
10.34†	Severance and General Release Agreement, dated April 7, 2023, by and between Zura Bio Limited and Preston Klassen (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Issuer with the SEC on April 7, 2023).

Exhibit	Description
10.35	Form of Employment Agreement for Someit Sidhu (incorporated by reference to Exhibit 10.31 of JATT’s Form S-4/A (File No. 333-267005) filed with the SEC on February 8, 2023).
10.36	Form of Second PIPE Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Issuer with the SEC on May 2, 2023).
10.37	Share Option Award Agreement (incorporated by reference to Annex C of the Definitive Proxy Statement on Schedule 14A filed by the Issuer with the SEC on May 19, 2023).
10.38††*	License, Development and Commercialization Agreement between ZB17 LLC and Eli Lilly and Company, dated April 26, 2023
10.39†††*	Offer Letter Agreement with Kim Davis, dated November 22, 2022.
21.1	List of Subsidiaries of JATT Acquisition Corp . (incorporated by reference to Exhibit 21.1 of JATT’s Form S-4 (File No. 333-267005) filed with the SEC on August 19, 2022).
21.2	List of Subsidiaries of Zura Bio Limited (incorporated by reference to Exhibit 21.2 of JATT’s Form S-4/A (File No. 333-267005) filed with the SEC on October 25, 2022).
23.1	Consent of WithumSmith+Brown, PC, independent registered public accounting firm of Zura.
23.2	Consent of McDermott Will & Emery LLP (incorporated by reference to Exhibit 23.6 of JATT’s Form S-4/A (File No. 333-267005) filed with the SEC on October 25, 2022).
23.3	Consent of Ogier (Cayman) LLP (included in Exhibit 5.1).
23.4	Consent of Loeb & Loeb LLP (included in Exhibit 5.2)
24.1*	Power of Attorney (included on signature page to this prospectus).
101.INS	XBRL Instance Document.
101.SCH	XBRL Taxonomy Extension Schema Document.
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	XBRL Taxonomy Extension Labels Linkbase Document.
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
107*	Filing Fee Table.

†
Indicates management contract or compensatory plan or arrangement.

††
The Registrant has redacted provisions or terms of this Exhibit pursuant to Regulation S-K Item 601(b)(10)(iv). While portions of the Exhibits have been omitted, these Exhibits include a prominent statement on the first page of each redacted Exhibit that certain identified information has been excluded from the exhibit because it is both not material and is the type that the Registrant treats as private or confidential. The Registrant agrees to furnish an unredacted copy of the Exhibit to the SEC upon its request.

#
Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601. The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

*
Previously filed.

**
Portions of this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

Item 17.   Undertakings.
The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to re-offerings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7)
That every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 8th day of September, 2023.
Zura Bio Limited
By:
/s/ Someit Sidhu

Name:
Someit Sidhu

Title:
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date
* Someit Sidhu, MD	Chief Executive Officer and Director (Principal Executive Officer)	September 8, 2023
* Verender S. Badial	Chief Financial Officer (Principal Financial and Accounting Officer)	September 8, 2023
* Amit Munshi	Chairman of the Board	September 8, 2023
* Sandeep Kulkarni	Director	September 8, 2023
* Garry Neil	Director	September 8, 2023
* Steve Schoch	Director	September 8, 2023
* Jennifer Jarrett	Director	September 8, 2023
* Neil Graham	Director	September 8, 2023
*By: /s/ Verender S. Badial Verender S. Badial Attorney-in-fact
/s/ Kim Davis Kim Davis Attorney-in-fact